Exhibit 10.22  Secruities and Exchange Commission Civil Action

UNITED STATES DISTRICT COURT
FOR THE MIDDLE DISTRICT OF FLORIDA
(Orlando Division)
------------------------------------------
UNITED STATES SECURITIES AND                )
   EXCHANGE COMMISSION,                     )
                                                              )
                           Plaintiff,                         )        C.A. No.
                                                              )
                  v.                                          )
                                                              )
CORPORATE RELATIONS GROUP, INC.,    )       COMPLAINT
STRATCOMM MEDIA LTD.,                       )        INJUNCTIVE RELIEF
GULF ATLANTIC PUBLISHING, INC.,             )        SOUGHT
NEW CONCEPTS L.L.C.,                                 )
CJL CORPORATION,                            )        [Violations of Federal
POW WOW, INC.,                                       )          Securities Laws]
FONDO DE ADQUISICIONES E                    )
INVERSIONES INTERNACIONALES XL, S.A.,       )
C.A. OPORTUNIDAD, S.A.,                              )
AMMONIA HOLD, INC.                                   )
         and                                                  )
ROBERTO E. VEITIA, JAMES W. SPRATT  )
III, JAMES A. SKALKO, JACK R. RODRIGUEZ,    )
JOSE ANTONIO GOMEZ CORTES,          )
ARNOLD ZOUSMER, CHARLES J. LIDMAN   )
and MICHAEL PARNELL,                                 )
                                                              )
                           Defendants.                        )
------------------------------------------)

                                     Thomas C. Newkirk
                                     James A. Kidney (Trial Counsel)
                                     Jerry A. Isenberg
                                     Christopher R. Conte
                                     Jeffrey P. Weiss

                                     Attorneys for Plaintiff
                                     U.S. Securities and Exchange Commission
                                     Mail Stop 8-8 (Kidney)
                                     450 Fifth Street, N.W.
                                     Washington, D.C. 20549-0808
                                     (202) 942-4797 Fax: (202) 942-9581 (Kidney)
Date:  September 27, 1999                   kidneyj@sec.gov

TABLE OF CONTENTS

SUMMARY OF THE COMPLAINT   2
VIOLATIONS ALLEGED         4
JURISDICTION AND VENUE     5
DEFENDANTS        5

I.    Fraud in the Distribution, Promotion, Purchase and Sale of Securities    8

II.   Unlawful Touting of Securities        14

III.  Violations of the Registration Requirements of the Securities Act
       Through Phony Regulation S Sales and Inapplicable Exemptions    14

IV. Specific Securities Transactions in Which Defendants Violated the Antifraud, Touting and Registration Provisions of the Securities Laws 17

A. The Tracker Corporation of America       17
1. The Regulation S Offering        18
2. The S-8 Offering        20
3. CRG Promotion of Tracker Stock to Investors       21

B. Delta Petroleum         23
1. August 1995 through February 1996        24
2. March 1996 through May 1996      26
3. May 1996 through December 1996   27
4. CRG Promotion of Delta Stock     28

C. Ammonia Hold   29
1. Stock Loans Repaid with Regulation S Stock        29
a. Olympus Investment Loan 29
b. Grace Holdings Loan     30
2. The Ammonia Hold Offering Purporting to Use Regulation D and S
    Exemptions    32
3. August Regulation S Sales        33
4. CRG Promotion of Ammonia Hold    34

D. Information Management Technologies Corporation   35

E. Foreland Corporation    39

 V.    Specific Securities Transactions In Which Defendants Violated the
        Antifraud and Touting Provisions of the Securities Laws        41

A. Atlas Pacific Ltd.      42

B. ECO2  43

C. Global Intellicom       45

D. Global Spill Management, Inc.    47

E. Golf Ventures  49

F. Jreck Subs     51

G. Sobik's Subs   53

H. Vector Aeromotive       54

I.  Viking Management Group         56

VI. Stratcomm Acted as an Unregistered Dealer and, with CRG, Caused an Unregistered Distribution of Stratcomm Common Stock Which CRG
          Touted Without Disclosing Its Relation to  Stratcomm         58

VII.    CRG Acted as an Unregistered Broker and Dealer        60

VIII.   Ammonia Hold Fraudulently Reported Stock Sales as Revenues     61

FIRST CLAIM -- Securities Fraud     62

SECOND CLAIM -- Securities Fraud    65

THIRD CLAIM -- Touting     66

FOURTH CLAIM -- Sale of Unregistered Securities      67

FIFTH CLAIM -- Sales by Unregistered Persons         69

PRAYER FOR RELIEF 70


UNITED STATES DISTRICT COURT
FOR THE MIDDLE DISTRICT OF FLORIDA
(Orlando Division)
------------------------------------------
UNITED STATES SECURITIES AND                )
   EXCHANGE COMMISSION,                     )
                                                              )
                           Plaintiff,                         )        C.A. No.
                                                              )
                  v.                                          )
                                                              )
CORPORATE RELATIONS GROUP, INC.,    )       COMPLAINT
STRATCOMM MEDIA LTD.,                       )        INJUNCTIVE RELIEF
GULF ATLANTIC PUBLISHING, INC.,             )        SOUGHT
NEW CONCEPTS L.L.C.,                                 )
CJL CORPORATION,                            )        [Violations of Federal
POW WOW, INC.,                                       )          Securities Laws]
FONDO DE ADQUISICIONES E                    )
INVERSIONES INTERNACIONALES XL, S.A.,       )
C.A. OPORTUNIDAD, S.A.,                              )
AMMONIA HOLD, INC.                                   )
         and                                                  )
ROBERTO E. VEITIA, JAMES W. SPRATT  )
III, JAMES A. SKALKO, JACK R. RODRIGUEZ,    )
JOSE ANTONIO GOMEZ CORTES,          )
ARNOLD ZOUSMER, CHARLES J. LIDMAN   )
and MICHAEL PARNELL,                                 )
                                                              )
                           Defendants.                        )
------------------------------------------)

         Plaintiff, the Securities and Exchange Commission ("the Commission"), alleges for its Complaint that the defendant corporations and individuals violated provisions of the securities laws of the United States in connection with the issuance, offer, distribution, purchase or sale of securities of at least 15 small corporations during the period beginning in at least September 1994 and continuing beyond December 1996 to a date to be determined. These violations resulted in unlawful profits estimated to be in excess of $20 million. SUMMARY OF THE COMPLAINT

 1. Defendant Corporate Relations Group, Inc. ("CRG"), a Winter Park, Florida, company, by and through its principal associates, defendants Roberto E. Veitia ("Veitia"), James W. Spratt III ("Spratt") and James A. Skalko ("Skalko"), directed and operated a fraudulent scheme in which they acquired investment control of large blocks of securities from small public companies either for free or at a steep discount from the market price. They then touted these securities to the public in CRG publications and ordered employees to promote the stocks to brokers, some of whom were bribed to sell the securities to their customers. CRG, sometimes by and through other defendants, then sold the securities at a profit while promoting them to the public. The statements in the CRG publications were materially false and misleading because CRG failed adequately to disclose that it was paid for the promotions, the amount it was compensated, or that at the same time it was promoting the stock to the public as a worthy investment, it was selling the stock.

 2. CRG also acquired unregistered securities for ultimate resale in the United States by persuading client companies (who retained CRG to promote their securities) to issue unregistered securities to offshore entities, either defendant Fondo de Adquisiciones E Inversiones Internacionales XL, S.A. ("Fondo") or defendant C.A. Oportunidad, S.A. ("Oportunidad"). These securities also were acquired from issuers by CRG at a substantial discount to the prevailing market price. Although securities sold by an issuer to non-U.S. entities may be exempt from the registration requirements of the securities laws if certain conditions are met, the securities distributed to Fondo and Oportunidad remained under the control of CRG. CRG and its principals -- sometimes with defendants New Concepts L.L.C. ("New Concepts"), Arnold Zousmer ("Zousmer"), CJL Corporation ("CJL") and Charles J. Lidman ("Lidman") -- funded or arranged to fund the purchase of the discounted securities and retained investment control. CRG then directed the sale of these unregistered securities back into the United States for unlawful sale on the open market, usually at a price well above the deeply discounted price for which they were acquired and at a substantial profit to the defendants. Sometimes CRG directed Fondo or Oportunidad to sell the securities to New Concepts, usually through defendant Spratt, to "cover" short positions which CRG and New Concepts used to insure ultimate distribution of the stock and to lock in profits from the original discounted purchase.

 3. In addition to the scheme described above, defendants Stratcomm Media Ltd. ("Stratcomm") and Ammonia Hold, Inc. ("Ammonia Hold") sold their own unregistered securities in the United States. CRG and Stratcomm, the parent company of CRG and operated by the same principals, did so through their employees, although CRG, Stratcomm and the employees were not registered to offer securities for sale to the public as required by law. CRG also promoted Stratcomm stock in its publications, often without disclosing that Stratcomm owned CRG. To make itself appear to be more successful than it was, Ammonia Hold falsely reported the proceeds of its stock sales as revenue rather than infusions of capital in a report filed with the Commission, in a press release and on its web site. VIOLATIONS ALLEGED

 4. By virtue of the conduct described herein, defendants CRG, Gulf Atlantic Publishing, Inc. ("Gulf Atlantic," but collectively included with "CRG"), Veitia, Spratt, Skalko, a CRG employee, Jack R. Rodriguez ("Rodriguez"), Fondo, Oportunidad, Jose Antonio Gomez Cortes ("Gomez"), who was the president or control person of both Fondo and Oportunidad working at CRG's direction, Ammonia Hold and Michael Parnell ("Parnell") violated Section 17(a) of the Securities Act of 1933 ("Securities Act") [15 U.S.C. ss. 77q(a)], Section 10(b) of the Securities Exchange Act of 1934 ("Exchange Act") [15 U.S.C. ss. 78j(b)] and Rule 10b-5 promulgated thereunder [17 C.F.R. ss.10b-5]. Additionally, defendants Stratcomm and Veitia are liable for CRG's violations of these provisions as controlling persons of CRG under Section 20 of the Exchange Act [15 U.S.C. ss. 78t]. (Fraud).

 5. By virtue of the conduct described herein, defendants CRG, Gulf Atlantic, Veitia, Spratt and Skalko violated Section 17(b) of the Securities Act [15 U.S.C. ss. 77q(b)]. Additionally, defendants Stratcomm and Veitia are liable for CRG's violations of these provisions as controlling persons of CRG under Section 20 of the Exchange Act. (Touting).
 6. By virtue of the conduct described herein, defendants CRG, Pow Wow, Inc. ("Pow Wow"), Veitia, Spratt, Skalko, Rodriguez, Fondo, Oportunidad, Gomez, Ammonia Hold, Parnell, Stratcomm, New Concepts, Zousmer, CJL and Lidman violated
Section 5 of the Securities Act [15 U.S.C. ss. 77e]. Additionally, defendants Stratcomm and Veitia are liable for CRG's violations of these provisions as controlling persons of CRG under Section 20 of the Exchange Act. (Sales of unregistered securities).

 7. By virtue of the conduct described herein, defendants CRG, Stratcomm, Spratt, Skalko and Rodriguez violated Section 15(a)(1) of the Exchange Act [15 U.S.C. ss. 78o(a)(1)]. Additionally, defendants Stratcomm and Veitia are liable for CRG's violations of these provisions as controlling persons of CRG under
Section 20 of the Exchange Act. (Sales of securities by unregistered brokers and dealers). JURISDICTION AND VENUE
 8. This Court has jurisdiction over this action under Section 20(b) of the Securities Act [15 U.S.C. ss. 77t(b)] and Sections 21(d), 21(e) and 27 of the Exchange Act [15 U.S.C. ss.ss. 78u(d), 78u(e) and 78aa]. Venue lies in this Court pursuant to Section 20 of the Securities Act and Section 27 of the Exchange Act.
 9. In connection with the transactions, acts, practices, and courses of business described in this Complaint, each of the defen-dants, directly and indirectly, has made use of the means or instrumentalities of interstate commerce, of the mails, and/or of the means or instrumentalities of transportation or communication in interstate commerce.

DEFENDANTS

 10. CRG, a wholly-owned subsidiary of Stratcomm, is a public relations firm located in Winter Park, Florida. CRG, and, later, Gulf Atlantic (again, collectively herein, "CRG"), produced a variety of publications, ranging from one-page fax bulletins to monthly, full-color magazines. CRG charged companies for its "public relations" services, which included touting securities of client companies to investors through CRG publications, press releases and direct contact with brokers.

 11. Stratcomm is a Vancouver, Canada corporation with its principal offices in Winter Park, Florida. It is the parent company of CRG and of several other subsidiaries. Stratcomm, which conducted business through its subsidiaries, traded on the Over The Counter ("OTC") Bulletin Board [a trading vehicle utilized by "micro cap" companies whose market capitalization is relatively small] until October 5, 1994, when trading was halted. Trading resumed on the OTC Bulletin Board on July 28, 1998. In the interim, Stratcomm offered its stock off-market through brokers as described herein.

 12. Gulf Atlantic is a wholly-owned subsidiary of Stratcomm located in Winter Park, Florida. In late 1995, Gulf Atlantic succeeded CRG as the primary entity publishing magazines and newsletters that touted stock to the public.

 13. Veitia, age 51, lives in Orlando, Florida. He was the president and chairman of CRG and the president, chief executive officer and chairman of the board of Stratcomm until July 1997. He reassumed the presidency of Stratcomm in 1999. For most of the relevant period, he was the sole director of Gulf Atlantic. In 1988, Florida and Michigan ordered Veitia to, among other things, cease and desist from offering and selling unregistered, non-exempt securities. These orders arose from activities not related to the matters alleged herein.

 14. Spratt, age 43, lives in Longwood,  Florida. He was a vice president of CRG
from  September  1994  to  late  1996.   Spratt   previously  was  a  registered
representative with several brokerage firms.

 15. Skalko, age 41, lives in Heathrow, Florida. He was a senior employee of CRG beginning in September 1994. Skalko also was a registered representative for several broker-dealers before joining CRG and was the principal for defendant Pow Wow beginning in May 1996.

 16. Rodriguez, age 37, lives in Casselberry, Florida. He was a CRG employee from June 1992 through September 1995 and was a registered representative at various times from 1987 through late 1996.

 17. Pow Wow is a Florida corporation located at CRG's offices. Pow Wow was incorporated in August 1994 with Veitia as its initial director. Skalko became Pow Wow's president and sole director in May 1996.

 18. Fondo is a Costa Rican entity formed in August 1993.
 19. Oportunidad is a Costa Rican entity formed in October 1994. Until February 1997, Gomez's daughter was president of the company.
 20. Gomez was president of Fondo and, after February 1997 when he succeeded his daughter, president of Oportunidad.
 21. New Concepts, an Illinois corporation, has been a registered broker-dealer since May 1994. 22. Zousmer, age 57, lives in Rancho Santa Fe, California. He is a partner in New Concepts and has been a registered representative since 1975. He has been registered as a broker-dealer since 1993.
 23. Lidman, age 55, lives in Del Mar, California. He is the owner and president of CJL and has been a business associate of CRG since at least 1993. Lidman had a beneficial interest in a New Concepts proprietary account.

 24. CJL is a California consulting firm Lidman formed in 1981.
 25. Ammonia Hold's principal offices are in Little Rock, Arkansas. Ammonia Hold manufactures odor-eliminating products for consumer and industrial markets. The company's common stock trades on the OTC Bulletin Board. Ammonia Hold and Stratcomm are the only public companies named as defendants in this action.

 26. Parnell, age 41, lives in Little Rock, Arkansas. He has been a registered representative since March 1981 and currently is registered with Peterson Investments, Inc. During the relevant time, Parnell was a registered representative at PaineWebber Inc. and a major Ammonia Hold shareholder. In July 1996, Parnell became president and chief executive officer of Ammonia Hold.

         I.       Fraud in the Distribution, Promotion, Purchase and Sale of
Securities

 27. CRG, through its principals, Veitia, Spratt and Skalko, designed, developed and implemented a fraudulent scheme to enrich themselves and their co-defendants by causing CRG's corporate clients to distribute securities -- both registered and unregistered, non-exempt securities -- to CRG and its nominees at a deep discount to the prevailing market price. CRG then promoted these securities to the public through CRG publications and directly to brokers, sometimes bribing brokers to recommend the securities to their customers. CRG realized profits by selling the securities while recommending that the public buy the stock.

 28. CRG produced a variety of publications to showcase recommendations to investors of securities that CRG was paid to promote. The most prominent of these was MoneyWorld. Veitia was the publisher of most of these publications. Spratt and Skalko solicited companies to promote, wrote articles and columns and otherwise assisted in preparing publications promoting the purchase of securities by companies they knew paid for the promotions. The statements in the publications were materially false and misleading because they failed adequately to disclose either the compensation or that CRG was selling recommended stocks, which benefited Spratt and Skalko, as well as Veitia. In many instances, Spratt placed the orders in brokerage accounts controlled by CRG in which the defendants realized their profits. Skalko, as Pow Wow's president and sole director after May 1996, was responsible for trading in the Pow Wow account.

 29. CRG also provided direct promotion to the broker-dealer community through its "Broker Relations Executives" ("BREs"), whom CRG paid to interest brokers in soliciting their clients to purchase the securities CRG was promoting. The BREs typically did not adequately disclose to brokers they were compensated for promoting the securities. During the promotions of at least one customer company, The Tracker Corporation of America ("Tracker"), brokers accepted cash bribes from CRG to recommend stock to their clients.

 30. CRG often received securities as payment for its promotional activities from cash-short small capital companies. As described below, CRG also owned, directly or indirectly, or exercised investment control over, unregistered securities sold at deep discounts by its clients to Fondo or Oportunidad, which held these securities until CRG directed they be sold back into the United States for the direct or indirect benefit of the defendants, sometimes to "cover" a short position in a security arising from CRG and New Concepts selling.

 31. A short position is created when stock is borrowed to sell with the understanding that the borrowed stock will be replaced at a later date. Selling short generally means the seller expects the price of the stock to go down, so that the borrowed stock can be replaced with stock acquired a lower price. CRG could sell securities short even anticipating some increase in price because it expected to receive, directly or indirectly, stock at a deep discount from its issuer-clients which it could use to replace the borrowed stock. In addition, purporting to "wash" restrictive legends off of restricted stock through sales to supposedly independent foreign accounts, Fondo and Oportunidad provided CRG with a reliable source of stock to cover large short positions in thinly traded issues.

 32. While CRG was promoting the securities of its customers as wise investments to the public, CRG was selling the securities of these same companies, taking advantage of whatever increase in price or market activity their promotional efforts encouraged. The statements in these publications were materially false and misleading because CRG failed adequately to disclose that it acquired discounted securities of the companies it was promoting in its publications, or that many of the securities sold were not subject to a registration statement or an exemption, or that CRG was paid to promote the securities by the issuer, or that CRG was promoting purchase of the securities through brokers, sometimes using bribes, or that CRG, directly or through New Concepts, Fondo Oportunidad or Pow Wow, was selling these securities while it was promoting them as a buying opportunity to the public.

 33. Veitia was the mastermind behind CRG's fraudulent scheme. As president and chairman of CRG, president, chief executive officer and chairman of the board of Stratcomm, and as the sole director of Gulf Atlantic, Veitia directed and controlled the activities of those entities, all of which had their principal offices in Winter Park, Florida. Veitia convinced CRG clients that Fondo and Oportunidad were legitimate, independent offshore purchasers qualified to acquire U.S. securities under Regulation S, a special exemption from registration with the Commission for offshore sales by issuers. Veitia negotiated on behalf of Fondo and Oportunidad with client issuers. In fact, Fondo and Oportunidad were controlled by CRG or were purchasing securities on behalf of CRG and, therefore, securities sold to those entities never truly were sold offshore and, therefore, were not exempt from the registration requirements of the Securities Act.

 34. Veitia was the publisher of most CRG and Gulf Atlantic promotional materials and, as such, exerted influence, control and direction over those firms' promotional activities and disclosures. Veitia also caused CRG to pay bribes to brokers and caused Stratcomm to sell unregistered, non-exempt securities through the BRE work force. Veitia executed public relations contracts on behalf of CRG and signed the majority of checks, account opening papers, legal documents and authorizations to transfer money and securities. Veitia also signed the profit-sharing agreement with New Concepts, which provided a vehicle for Spratt to short stocks in which CRG had taken positions through its nominees, Fondo and Oportunidad. Veitia also opened many brokerage accounts for CRG and directed at least some of the trading through the accounts.

 35. Spratt actively participated in CRG's overall fraudulent scheme. He functioned as CRG's second-in-command and supervised many of the company's day-to-day activities. Spratt executed some of the contracts between CRG and its clients and approved trade confirmations collected by BREs to evidence the buying activity they generated. Spratt traded the New Concepts and other accounts in connection with the profit-sharing arrangement with New Concepts and Spratt created the large short positions at New Concepts which locked in profits from, and insured the ultimate distribution of, the discounted, unregistered, non-exempt securities through Fondo and Oportunidad. Spratt also was an aggressive promoter of CRG clients whose stock was being sold by CRG. Spratt wrote a column in MoneyWorld entitled "Rumor Mill" and published separate promotional materials, all of which were materially false and misleading because they failed adequately to disclose CRG's fraudulent scheme or that issuers paid for Spratt's promotions. Spratt also directed Rodriguez to bribe brokers. Spratt received compensation from CRG in the form of free stock, bonuses and commissions for his promotional activities.

 36. Skalko participated in CRG's fraudulent scheme. He assisted Veitia and Spratt in running day-to-day operations at CRG. Skalko also supervised the BREs in their promotional activities, occasionally published promotional articles in CRG publications, and was responsible for the trading in Pow Wow after May 1996. Skalko personally bribed a broker to sell securities and also directed Rodriguez to bribe brokers. Skalko received compensation from CRG in the form of free stock, bonuses and commissions for his promotional activities.

 37. Gomez, Fondo and Oportunidad participated in the fraudulent scheme by allowing CRG to direct trading and other transactions in Fondo and Oportunidad brokerage and bank accounts and by acting at the direction of CRG, Veitia and Spratt. They did so for the purpose of evading the registration requirements of the Securities Act by deceiving issuers for the purpose of acquiring stock under the guise of Regulation S in order to sell the unregistered stock back into the United States at the direction of and for the benefit of CRG while CRG was promoting the same securities to the public in its publications.

 38. Section 17(a) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder all prohibit use of any device, scheme or artifice to defraud in the offer or sale of any security. Section 10(b) and Rule 10b-5 also prohibit fraud in the purchase of securities. The scheme described above and identified in more detail below violated these statutes.

         II.      Unlawful Touting of Securities

 39. The anti-touting provision of the Securities Act, Section 17(b), forbids promotion of securities for consideration without disclosure of the receipt and amount of such consideration. Some CRG publications contained statements that CRG, its officers, directors and employees "may from time to time have a position in the investments referred to in this advertiser-supported publication" or similar representations. Some promotional articles were labeled "Advertorials." Other publications did not even include these inadequate "disclaimers." The quoted disclaimers, labels and similar others were inadequate under the anti-touting law because they failed adequately to disclose both the receipt and amount of compensation paid CRG by its issuer-clients.

         III. Violations of the Registration Requirements of the Securities Act Through Phony Regulation S Sales and Inapplicable Exemptions

 40. Section 5 of the Securities Act forbids any person, directly or indirectly, to sell a security unless an appropriate registration statement is in effect, or to offer to sell or offer to buy a security unless the applicable registration statement has been filed. The act provides certain exemptions from registration. One of those exemptions, Regulation S [17 C.F.R. ss.ss.230.901, et seq.], permits the offer and sale of unregistered securities outside the United States if certain requirements are met. Among those requirements are that use of Regulation S not be part of a plan or scheme to avoid the registration provisions of the Securities Act [17 C.F.R. ss. 901 (Preliminary Statement)] and that the offshore purchaser be neither a U.S. person nor a person acquiring the securities for a the account or benefit of a U.S. person. [17 C.F.R. ss. 903
(c)(3)(iii)(B)(1)]. Regulation S does not provide an exemption or safe harbor for the distribution or resale of securities back into the United States. Persons who purchase Regulation S stock with a view to distributing such securities in the United States are "underwriters" and may not sell such securities except pursuant to a filed and effective registration statement.

 41. CRG solicited its public relations clients to sell unregistered stock to Fondo or Oportunidad at a substantial discount, relying on an apparent Regulation S exemption as presented by CRG. Fondo and Oportunidad were incorporated in Costa Rica but maintained stock trading accounts in Canada and the United States. However, these sales did not qualify under Regulation S and, therefore, were not exempt from registration, because the securities sold to Fondo and Oportunidad at all times remained under the direction and control of CRG. CRG, sometimes with New Concepts, Zousmer and Lidman, usually funded purchase of these securities by Fondo and Oportunidad or arranged for funding by other U.S. investors. Further, CRG acted as an underwriter by purchasing securities from issuers through Fondo and Oportunidad for the purpose of selling such securities into the U.S. market. Therefore, the subsequent sales back into the United States by the Costa Rican companies violated Section 5 of the Securities Act.

 42. After the Regulation S deception involving The Tracker Corporation of America described below, CRG's strategies grew more sophisticated. At or about the time that a CRG public relations client was going to pay CRG for services with heavily discounted securities or, at CRG's direction, sell heavily discounted securities to Fondo or Oportunidad, CRG sold the same company's stock "short" at the market price in CRG accounts or in accounts at New Concepts and at another brokerage firm, A&S Limited Partners ("A&S"), over which CRG maintained control and a beneficial ownership interest. New Concepts and CRG agreed to split profits from some of the trading activity in the New Concepts and A&S accounts. At other times, CRG retained all the profits from these accounts. Spratt directed trading in the accounts whether or not the profits were to be split with New Concepts. By selling the customer's stock short, CRG and New Concepts insured that there would be a buyer (CRG and New Concepts) for the thinly-traded securities when Fondo or Oportunidad sold the phony Regulation S stock at a substantial profit in the United States. Selling short also "locked in" the difference between the discounted price of the Regulation S stock and the market price when the stock was sold short, virtually insuring the defendants a profit. Promotional efforts by CRG, including use of the BRE sales force, helped to cushion any negative impact on market price from the short selling.

 43. CRG also unlawfully purported to rely on other exemptions from registration, including Rule 504 under Regulation D [17 C.F.R. 230.504], which, among other things, permits the sale of unregistered securities for offerings under $1 million.

 44. As described in more detail below, defendants Stratcomm, CRG, Pow Wow, Veitia, Spratt, Skalko, Rodriguez, Fondo, Oportunidad, Gomez, New Concepts, Zousmer, CJL, Lidman, Parnell and Ammonia Hold violated Section 5 of the Securities Act by selling securities which were not subject either to a valid registration statement on file with the Commission or a valid exemption from registration.

         IV. Specific Securities Transactions in Which Defendants Violated the Antifraud, Touting and Registration Provisions of the Securities Laws

 45. Specific instances in which the defendants violated the antifraud, touting and registration provisions of the securities laws are described below. Additional instances of touting and fraud are alleged in Section V, below.

                  A.       The Tracker Corporation of America
 46. The Tracker Corporation of America is a Delaware corporation whose common stock traded on the OTC Bulletin Board. Tracker retained CRG in February 1994, agreeing to pay CRG $450,000, but CRG did not begin promoting the company in its publications until the following summer. From September 1994 to March 1996, CRG directed for Tracker the two sets of private placements described below, raising a total of more than $3.3 million from investors. CRG, Veitia, Spratt, Skalko, Fondo and Zousmer together earned profits of over $2.2 million from trading Tracker stock.

                           1.       The Regulation S Offering

 47. In or about September 1994, defendants Veitia and CRG suggested to Tracker that it raise funds by selling its stock to defendant Fondo pursuant to Regulation S. On September 16, 1994, Tracker executed a subscription agreement to sell Fondo 785,000 shares of stock for $3,155,700, or $4.02 per share -- a 40 percent discount from the closing price that day on the OTC Bulletin Board. The subscription agreement and associated promissory notes provided that Fondo would pay Tracker's $450,000 bill owed to CRG under the February public relations contract, pay Tracker $250,000 in 10 days and pay Tracker $2,455,700 within 60 days. Tracker issued Fondo two stock certificates, one for 210,000 shares and another for 575,000 shares. It retained the smaller certificate pending Fondo's payment of the $2,455,700 balance.

 48. Fondo paid nothing for the Tracker stock. Instead, Zousmer, Lidman and three of their business associates each sent Fondo $50,000 to cover the initial $250,000 payment to Tracker. Veitia told Zousmer and Lidman it was a good investment. Simultaneously, all five investors opened brokerage accounts at Torrey Pines Securities ("Torrey Pines"). Fondo wired Tracker the $250,000 in two installments.

 49. Leonard Aronoff ("Aronoff"), corporate counsel to Stratcomm and CRG, acted as "attorney-in-fact" for Fondo and, later, Oportunidad. Aronoff opened U.S. and Canadian bank and brokerage accounts for the Costa Rican entities in which funds were deposited and securities were deposited, bought and sold.

 50. In late October 1994, roughly 40 days after the subscription agreement was executed, Aronoff caused the stock transfer agent to cancel the certificate for 575,000 Tracker shares in Fondo's name and reissue nearly all of the stock to CRG (516,440 shares) and the remainder to the five U.S. investors who financed the payment to Tracker (58,560 shares). CRG paid the transfer agent fee.

 51. CRG never paid Fondo for the 516,440 shares it received in October but the defendants later executed documents that purported to show that the securities were fully paid at the time of transfer.

 52. By early November 1994, CRG deposited its 516,440 shares into a number of brokerage accounts and transferred 8,500 shares each to Spratt and Skalko. Each sold his shares for more than $50,000. From November 1994 through June 1995, CRG sold nearly all of its shares for a profit of $1.8 million. None of these shares was the subject of a registration statement on file with the Commission or exempt from registration.

 53. Fondo never paid Tracker the $2,455,700 balance owed under the Regulation S subscription agreement. From December 1994 through January 1995, CRG and Stratcomm paid Tracker, on Fondo's behalf, approximately $700,000 from the proceeds of CRG's sale of some of the Tracker stock it received from Fondo.

 54. Although Fondo failed to meet its commitments to Tracker under the September subscription agreement, CRG demanded that Tracker release the certificate for 210,00 shares it held in Fondo's name. In January 1995, Tracker gave Aronoff the certificate in return for Fondo's promise to wire Tracker $600,000 by the end of the month. Days later, Aronoff caused the transfer agent to reissue all 210,000 shares to CRG. Finally, in June 1995, Veitia, Spratt and Skalko, on behalf of CRG, and Tracker agreed that CRG would return 200,000 shares of stock to Tracker as final payment by Fondo under the September subscription agreement. No one from Fondo was party to the agreement.

 55. This series of transactions beginning with a phony Regulation S transfer to Fondo resulted in payment of only $1.4 million to Tracker, instead of over $3 million which was called for by the subscription agreement, but CRG, Spratt and Skalko realized profits of approximately $1.8 million by selling the unregistered stock in the United States.

                               2. The S-8 Offering

 56. In the fall of 1995, CRG and Veitia orchestrated an investment opportunity for certain CRG employees and associates to buy Tracker stock for one dollar per share through Fondo. This stock was then sold while CRG publications continued promoting Tracker stock, resulting in approximately a 245 percent return for each CRG investor.

 57. In August 1995, Veitia recommended that Tracker compensate some of its employees by issuing them stock pursuant to Form S-8, which permits distribution of stock to employees, vendors and the like as compensation. Tracker registered 770,000 shares and sold Fondo 170,000 of them at one dollar per share, the approximate market price.

 58. On October 2, 1995, Fondo paid Tracker's employees $170,000. On October 13, CRG replaced these funds with those it collected from employees and associates, including CRG, Spratt, Skalko, Veitia and Zousmer. CRG also announced that $15,000 in commissions was available for its BREs who successfully induced brokers to buy Tracker stock for their customers.

 59. In mid-October, Fondo opened a brokerage account at Torrey Pines and sold its 170,000 shares of Tracker stock. Fondo collected proceeds of nearly $420,000 and distributed all of it to the CRG investors.

                           3.       CRG Promotion of Tracker Stock to Investors

 60. During the entire period in which CRG was selling Tracker stock for its own account and that of its Costa Rican nominees, CRG continued to promote Tracker stock in its publications. CRG featured Tracker in issues of MoneyWorld, Growth Industry Report, Market Express and Confidential Fax Alert -- all CRG publications. In January 1995, while CRG was selling Tracker stock, company publications proclaimed Tracker as "The Stock to Watch" with "Growth Outlook:
----- High" and projected that earnings would soar from a loss of $11.5 million in 1995 to a $40.9 million profit in 1997. In October and November 1995, while Fondo was selling Tracker stock on behalf of CRG employees for profits of over 200 percent, CRG publications urged investors to buy Tracker, calling it "The Stock to Watch" and describing its growth potential as "----- High."

 61. CRG also promoted Tracker stock directly to brokers through the BRE sales force. CRG, through Spratt, Skalko, Veitia and Rodriguez, also paid brokers cash to induce their clients to buy Tracker stock, preferably crossing the purchase order with stock CRG owned. These payments usually represented 10 percent of the dollar amount invested by the broker's client. CRG paid at least seven brokers a total of over $85,000 to promote Tracker stock to their customers, who bought more than 140,000 shares of Tracker stock. None of these brokers disclosed these bribes to their clients or prospects.

 62. The statements in CRG's publications touting Tracker were materially false and misleading because CRG failed adequately to disclose that it was being paid to promote Tracker stock, the amount of compensation, that it and entities it controlled were selling Tracker stock while promoting it as a good investment to readers, that it was paying CRG employees commissions to promote Tracker stock to brokers or that it was bribing brokers to sell the stock to their clients.

 63. By virtue of the conduct described above: (1) defendants CRG, Gulf Atlantic, Veitia, Spratt, Skalko, Rodriguez, Gomez and Fondo violated Section 17(a) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder; (2) defendants CRG, Veitia, Spratt and Skalko violated Section 17(b) of the Securities Act; (3) defendants CRG, Veitia, Spratt, Skalko, Gomez, Fondo, Lidman, Zousmer and CJL violated Section 5 of the Securities Act, and (4) Stratcomm and Veitia are liable for violations by CRG as controlling persons of CRG pursuant to Section 20(a) of the Exchange Act.

                  B.       Delta Petroleum

 64. Delta Petroleum Corporation ("Delta") is a Colorado corporation engaged in the oil and gas business. Its stock is registered with the Commission pursuant to Section 12(g) of the Exchange Act [15 U.S.C. ss. 78l(g)] and trades on the NASDAQ Small Cap Market.
 65. In August 1995, Delta paid CRG 54,546 shares of restricted Delta common stock valued at $5.50 per share, a 12 percent discount from the market price, plus 300,000 options. The payment was in lieu of cash for promotional services. That same month, CRG began shorting Delta common stock in its account at Smith Barney, and Spratt began shorting Delta stock in the New Concepts account. These short sales at New Concepts were the first transactions pursuant to the profit-sharing arrangement between CRG and New Concepts.

 66. Beginning in or about October 1995 through December 1996, CRG and Gulf Atlantic promoted Delta stock in their publications. During this time, CRG, in its own name or through its nominees, Fondo and Oportunidad, acquired more than 700,000 shares of stock from Delta through three private placements, in addition to the stock received as promotion compensation in August 1995. CRG eventually transferred most of this stock to Spratt to cover the short positions established in the account shared with New Concepts. CRG, Fondo, Oportunidad and New Concepts made a profit of more than $2.5 million trading Delta securities.

                           1.       August 1995 through February 1996
 67. In early August 1995, CRG offered to invest in Delta. On August 15, Veitia executed an agreement for CRG to buy 231,000 shares of common stock from Delta in a "Rule 144" private placement. Rule 144, at the time, permitted persons who held restricted shares to resell them publicly without registration and without being deemed underwriters if certain conditions were satisfied including, inter alia, that the securities had been held, in most instances, for at least two years. CRG bought the stock for $3.24 per share, a 45 percent discount from the market price. On August 17, 1995, CRG paid Delta $750,000. Half of these funds came from New Concepts, which had learned of the investment opportunity from Lidman. In mid-September 1995, Delta owed CRG 25,000 additional shares as a penalty for failing to make the initial Rule 144 stock unrestricted by registering it by a certain date.

 68. On September 21, 1995, Delta issued CRG a restricted stock certificate for 256,000 shares, which CRG deposited in its account at Torrey Pines. CRG then began to purportedly sell the Rule 144 stock to Fondo pursuant to Regulation S, in an effort to avoid the two-year holding period required by Rule 144.

 69. In December 1995, CRG and Veitia informed Delta that it wanted to sell 117,000 Rule 144 shares to Fondo. CRG informed Delta that the shares would be sold pursuant to Regulation S for $702,000. CRG and Aronoff supplied Delta with a $702,000 canceled check from Fondo to CRG as evidence the sale was lawful. However, on the day Fondo wrote the check to CRG, CRG wrote a check for the same amount to Fondo.

 70. Between December 5 and 11, 1995, Spratt increased the short position in Delta stock in the New Concepts account from 51,500 to 115,300 shares.

 71. On December 22, 1995, CRG used Fondo to remove the restrictive legend from 117,000 shares of the Rule 144 stock. Delta canceled CRG's certificate for 256,000 shares and issued certificates for 117,000 restricted shares to Fondo and the remaining 139,000 restricted shares to CRG. After approximately 40 days, Aronoff caused the transfer agent to issue Fondo 117,000 purportedly unrestricted shares of Delta common stock. On January 31, Fondo sold 115,300 of those shares through Torrey Pines to Spratt at New Concepts, covering a substantial amount of the short position in the New Concepts account.

 72. Fondo realized profits of nearly $470,000 on the sale of 115,300 shares, which it split with New Concepts. 73. On January 25, 1996, Fondo paid New Concepts $393,750, representing repayment of New Concepts' $375,000 loan to CRG plus interest.
 74. CRG acquired another 20,000 restricted shares from Delta in late December 1995 as a penalty for Delta's failing to register the initial Rule 144 stock acquired in September. Thus, by late December, CRG owned 159,000 shares of Rule 144 common stock.

 75. On December 28, 1995, Veitia and Gomez agreed that CRG would "sell" Fondo all of CRG's remaining Rule 144 stock for $981,276 pursuant to Regulation S.. CRG presented Delta with another canceled check from Fondo to CRG to establish the sale was lawful. As before, on the day Aronoff wrote a check to CRG, CRG wrote Fondo a check for the same amount.

 76. On February 5, 1996, CRG told Delta to cancel CRG's certificates for 159,000 shares of restricted stock and issue a new certificate to Fondo for 159,000 shares of unrestricted stock. Delta issued the certificate for unrestricted shares to CRG, not to Fondo, although Fondo was the supposed owner of the stock. Meanwhile, Spratt increased CRG's short position in Delta at New Concepts, reaching 160,700 shares short by February 22, 1996. On February 26, Spratt received the 159,000 shares CRG obtained from Delta and covered most of the short position. Fondo sold New Concepts 1,700 additional shares to wind down the short position. New Concepts and CRG split gross profits of over $1 million from the December-February transactions in Delta stock.

                           2.       March 1996 through May 1996
 77. In early 1996, CRG again invited Delta to issue Regulation S stock to obtain capital. In late February, Delta sold Oportunidad 100,000 shares of restricted stock pursuant to Regulation S for $5.50 per share -- a 15 percent discount from the closing market price. Delta later added an additional 15,000 shares at no cost after it learned that Oportunidad was unhappy with the size of the discount on the first 100,000 shares. This investment through Oportunidad was not made pursuant to CRG's profit-sharing arrangement with New Concepts.

 78. In early March, CRG and Spratt again began selling Delta stock short at both New Concepts and in an account at another broker-dealer.

 79. On April 29, Delta canceled the restricted certificates in Oportunidad's name and issued one certificate for 115,000 shares without a restrictive legend. Oportunidad transferred the entire position to CRG, which used the shares to close its short positions both at New Concepts and at the other brokerage account.

 80. Oportunidad collected over $703,000, including a profit of nearly $154,000, from the Regulation S transactions in Delta stock in the winter and spring of 1996. These proceeds were wired to an account at the Bank of Montreal and used to buy $800,000 of Delta Series C convertible securities as described below.

                           3.       May 1996 through December 1996
 81. In May 1996, Delta, at the suggestion of CRG, sold Fondo and Oportunidad $1.6 million of Series C convertible stock. Oportunidad and Fondo each bought 80 shares for $800,000, purportedly pursuant to Regulation S. The securities were convertible into common stock at the lesser of $4.50 per share or 65 per cent of the five-day average closing price for the five days prior to conversion. Delta common stock was trading at around $6 per share at the time. The convertible stock purchases by Fondo and Oportunidad were not made pursuant to CRG's profit-sharing arrangement with New Concepts.

 82. In July 1996, Oportunidad converted the Series C shares into 183,738 shares of freely trading Delta common stock and sold the entire position for a profit of nearly $400,000. Oportunidad sold the stock, in part, to Pow Wow and to accounts at New Concepts and A & S to cover short positions Spratt had built.

 83. In August 1996, Fondo converted its entire Series C position into 212,863 shares of unrestricted Delta common stock and sold that position for a profit of nearly $450,000. Spratt bought nearly half of the shares to cover a short position in Delta in an A & S account.

                           4.       CRG Promotion of Delta Stock

 84. Throughout the period October 1995 through at least December 1996, while CRG and its Costa Rican nominees were selling their own Delta securities, CRG publications promoted Delta stock to the public as a wise investment. CRG featured Delta in various issues of MoneyWorld, Growth Industry Report and Confidential Fax Alert. CRG hailed Delta as "The Stock to Watch," "Mother Nature's Gift to Investors" and named the company "In Contention for Oil Play of the Decade." One of the publications asked if "1,000 Percent Gains Possible?" In a "Rumor Mill" article for MoneyWorld, Spratt predicted that Delta, then priced at $6.86 per share, would "leap to over $15 a share."

 85. The statements in CRG's publications touting Delta were materially false and misleading because CRG failed adequately to disclose that it was being paid to promote Delta stock, the amount of compensation, that it and entities it controlled were selling Delta stock while promoting it as a good investment to readers and that it was paying CRG employees commissions to promote Delta stock to brokers.

 86. By virtue of the conduct described above: (1) defendants CRG, Gulf Atlantic, Veitia, Spratt, Skalko, Gomez, Fondo and Oportunidad violated Section 17(a) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder; (2) defendants CRG, Gulf Atlantic, Veitia, Spratt and Skalko violated Section 17(b) of the Securities Act; (3) defendants CRG, Veitia, Spratt, Skalko, Pow Wow, Gomez, Fondo, Oportunidad, Lidman, Zousmer, New Concepts and CJL violated Section 5 of the Securities Act, and (4) Stratcomm and Veitia are liable for violations by CRG as controlling persons of CRG pursuant to Section 20(a) of the Exchange Act.

                  C.       Ammonia Hold

 87. CRG promoted Ammonia Hold from February 1996 through at least December 1996. During that time, CRG acquired and then sold over one million shares of Ammonia Hold securities in a series of transactions utilizing its nominees, Fondo and Oportunidad, unlawfully to avoid registration requirements. CRG, Spratt, Skalko, Fondo, and Oportunidad realized profits of more than $4.7 million trading Ammonia Hold securities.

                           1.       Stock Loans Repaid with Regulation S Stock
                                    a.  Olympus Investment Loan
 88. In January 1996, Ammonia Hold, its then-president and Parnell met with CRG and its principals to discuss hiring CRG. At about that time, Spratt began shorting Ammonia Hold at New Concepts. CRG's trading in Ammonia Hold stock at New Concepts was not pursuant to the profit-sharing arrangement with New Concepts. On February 5, 1996, Ammonia Hold retained CRG to conduct promotional activities and agreed to pay CRG with 117,000 shares of unrestricted common stock and 500,000 options for common stock, exercisable in series of 100,000 shares at various prices.

 89. Ammonia Hold, which had no unrestricted stock, had to borrow stock from Olympus Investment Corp. ("Olympus"), an existing shareholder, to pay CRG. Ammonia Hold and Parnell caused Olympus to deliver 117,000 shares of purportedly unrestricted stock to CRG. CRG sold the borrowed stock for over $800,000.

 90. Parnell then caused Ammonia Hold to issue 117,000 shares, pursuant to Regulation S, to Banque SCS Alliance, S.A., a Swiss bank. On information and belief, these shares were used to repay Olympus for the borrowed shares.

                                    b.      Grace Holdings Loan

 91. Shortly after retaining CRG, Ammonia Hold asked CRG to exercise its first two series of options for $660,000. Ammonia Hold, which still had no unrestricted stock, again borrowed stock to sell to CRG, planning to repay the borrower with newly issued Regulation S stock held by Fondo. This time the lender was Grace Holdings, Ltd., one of Banque SCS's holding companies.

 92. In early March 1996, Ammonia Hold issued Fondo certificates for 550,000 shares of restricted Ammonia Hold stock pursuant to Regulation S. Fondo did not pay for this stock and did not own it; Fondo merely held the shares for the benefit of Ammonia Hold. In order to lift the restriction and acquire the stock more quickly, Ammonia Hold and Parnell effected a transfer of 100,000 shares from Grace Holdings to Fondo, representing that it was Regulation S stock that was now unrestricted. A week later, Fondo sold 78,190 shares to Spratt to cover CRG's short position in the New Concepts account. Fondo paid Ammonia Hold $300,000. Shortly thereafter, Ammonia Hold replaced Grace Holdings' 100,000 shares of stock with 100,000 of the 550,000 of stock Fondo was holding.

 93. In early April, Ammonia Hold caused Grace Holdings to transfer another 100,000 shares of alleged Regulation S stock to Fondo, for which Fondo paid Ammonia Hold $360,000. Later in April, Fondo sold 84,776 shares of Ammonia Hold, through Public Securities ("Public"), to Spratt at New Concepts to cover the short position he had rebuilt for CRG in the New Concepts account. In late June, Ammonia Hold replaced Grace Holdings' second block of 100,000 shares with another 100,000 shares held by Fondo.

 94. Fondo realized profits of nearly $600,000 through its sale of the two 100,000-share blocks of stock it purchased from Ammonia Hold. CRG realized a profit of over $92,000 selling the company stock short in the New Concepts account. Spratt and Skalko also received stock as part of a "finder's fee" and realized gross profits of approximately $37,000 apiece.

                           2.       The Ammonia Hold Offering Purporting to
                                    Use Regulation D and Regulation S Exemptions

 95. Between July and August 1996, Ammonia Hold made a $1,545,000 public offering of securities to CRG in the names of Fondo and Oportunidad without proper registration or a valid exemption but purporting to take advantage of two exemptions to registration -- Regulation D and Regulation S.

 96. Regulation D [17 C.F.R. ss.230.501 et seq.] exempts from the registration requirements of Section 5 of the Securities Act, among other things, sales by an issuer of securities not exceeding $1 million. [17 C.F.R. ss.230.504]. In general, all offers and sales of securities of the same class within a six month period are counted in determining if the $1 million ceiling for a Rule 504 Regulation D issue is exceeded. [17 C.F.R. ss. 230.502].
 97. In early July, Gomez executed a subscription agreement on behalf of Fondo to purchase 488,666 shares of Ammonia Hold common stock for $500,000 pursuant to Rule 504 of Regulation D. This price, which Parnell and Aronoff negotiated, represented an 85 percent discount to the market price. Fondo transferred some of the stock to Spratt, who covered a 25,000 share short position. Fondo liquidated the rest of the position by early August for over $3.2 million -- a profit of at least $2.8 million.

 98. Later in July, Ammonia Hold sold another $500,000 of common stock to Fondo and $545,000 to Oportunidad. Both transactions purported to be pursuant to Regulation S.

 99. Because the three sales to the Costa Rican nominees of CRG were within a few weeks of each other, because all were part of a single plan of finance or for the same general purpose, and because all were for common stock, the offerings are properly integrated under Regulation D, Rule 502(a). As a result, in addition to not qualifying for a Regulation S exemption due to CRG's control of the stock sold to Fondo and Oportunidad, the $1.5 million offering by Ammonia Hold also was without proper registration because it exceeded the $1 million limit under the Rule 504 exemption.

                           3.       August Regulation S Sales

 100. During the summer of 1996, Ammonia Hold's president purported to sell Oportunidad 100,000 shares of his personal holdings in Ammonia Hold as Regulation S stock at $3.00 per share. At the time, Ammonia Hold stock was selling for about $7 per share.

 101. From August 5 to August 15, 1996, at CRG's direction, Oportunidad sold 100,000 shares of Ammonia Hold, collecting proceeds of over $670,000. On August 15, the transfer agent canceled the Regulation S stock certificate and issued a certificate to Oportunidad for 100,000 purportedly unrestricted shares.

 102. On September 30, 1996, Fondo transferred $500,000 to Oportunidad's account at the Bank of Montreal. The next day, Oportunidad paid Ammonia Hold's president $300,000 for the 100,000 shares sold to Oportunidad the previous month. Oportunidad realized $370,000 profit on the entire transaction.

                           4.       CRG Promotion of Ammonia Hold

 103. CRG publications promoted Ammonia Hold stock to investors from February 1996 through at least December 1996, while CRG and its nominees were selling the same issuer's securities. On February 14, 1996 -- just days after Ammonia Hold hired CRG -- Spratt featured the company in his Rumor Mill publication, calling the stock his "PICK OF THE YEAR!" and "[his] strongest pick yet." He advised subscribers to place a buy order at a $10 limit when the stock was selling at $6.38 and predicted the stock would "skyrocket to between $14 - $16." (Emphasis in original). These recommendations were repeated in the April and May issues of MoneyWorld. In March and June 1996, CRG featured Parnell in MoneyWorld as one of its "Brokers of the Month" and, also in June, MoneyWorld named Ammonia Hold as "the Stock to Watch" with 1997-98 revenue projected to be "up 900%."

 104. Even when Ammonia Hold's stock price declined, CRG publications optimistically promoted the investment. Spratt, in his MoneyWorld columns in July and August 1996, continued characterizing Ammonia Hold as his "PICK OF THE YEAR" without disclosing that CRG and entities which it controlled had sold hundreds of thousands of shares of Ammonia Hold stock and that these sales could have been a factor in the decline of the company's share price.

 105. The statements in CRG's publications touting Ammonia Hold were materially false and misleading because CRG failed adequately to disclose that it was being paid to promote Ammonia Hold stock, the amount of compensation, that it and entities it controlled were selling Ammonia Hold stock while promoting it as a good investment to readers and that it was paying CRG employees commissions to promote Ammonia Hold stock to brokers.

 106. By virtue of the conduct described above: (1) defendants CRG, Gulf Atlantic, Veitia, Spratt, Skalko, Gomez, Fondo and Oportunidad violated Section 17(a) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder; (2) defendants CRG, Gulf Atlantic, Veitia, Spratt and Skalko violated Section 17(b) of the Securities Act; (3) defendants CRG, Veitia, Spratt, Skalko, Gomez, Fondo, Oportunidad, Ammonia Hold and Parnell violated
Section 5 of the Securities Act, and (4) Stratcomm and Veitia are liable for violations by CRG as controlling persons of CRG pursuant to Section 20(a) of the Exchange Act.

                  D.       Information Management Technologies Corporation
 107. Information Management Technologies Corporation ("IMTECH") is a Delaware corporation with its principal offices located in New York City. IMTECH provides information and facilities management services to financial and other service industries. IMTECH's common stock is registered with the Commission pursuant to
Section 12(g) of he Exchange Act and its stock trades on the NASDAQ Small Cap Market.

 108. On September 21, 1995, IMTECH retained CRG for 171,000 shares of unrestricted stock, which IMTECH had to borrow from existing shareholders. CRG ultimately received nearly 108,000 of purportedly unrestricted shares of stock pursuant to the retention agreement, most of which CRG used to cover a short position created in its own accounts and the rest of which it sold on the market. CRG promoted IMTECH from December 1995 through June 1996, while CRG and New Concepts realized nearly $900,000 on the sale of IMTECH securities.

 109. In early fall of 1995, CRG introduced IMTECH to Fondo as an entity that might be willing to invest in the company. On September 26, five days after retaining CRG for promotions, IMTECH agreed to sell Fondo a debenture convertible into common stock at $.875 per share. The debenture cost $250,000. The sales agreement provided that when Fondo elected to convert the debenture, IMTECH had the option of either filing a registration statement or providing Fondo the stock pursuant to Regulation S.

 110. Spratt, meanwhile, had begun shorting IMTECH common stock at New Concepts pursuant to the profit sharing arrangement. By September 12 Spratt had shorted 10,345 shares, a position he maintained until mid-December.

 111. CRG and New Concepts, not Fondo, paid for the IMTECH debenture and agreed to split profits evenly. On October 5, 1995, New Concepts wired $125,000 to Fondo. On October 10, CRG wired Fondo $125,000. On October 31, Fondo wired IMTECH $250,000 for the debenture.

 112. On December 6, 1995, Aronoff informed IMTECH that Fondo intended to convert the debenture into 285,750 shares of common stock pursuant to Regulation
S. The $.875 per share price was a 63 percent discount to the market price of $2.375. In late December, the transfer agent issued a certificate in Fondo's name "c/o Corporate Relations Group."

 113. In mid-December, Spratt added to the short position at New Concepts, reaching 285,750 shares short by January 17, 1996.

 114. By mid-February, IMTECH and Aronoff had the transfer agent lift the Regulation S restrictive legend. On February 20, 1996, Fondo sold nearly all 285,750 shares through Torrey Pines Securities to Spratt at New Concepts to cover the short position.

 115. New Concepts calculated net trading profits from the IMTECH "Regulation S" transaction to be approximately $430,000, which New Concepts split with CRG.

 116. CRG also introduced IMTECH to its other Costa Rican nominee, Oportunidad. On December 29, 1995, Aronoff executed an offshore subscription agreement on behalf of Oportunidad to purchase 200,000 shares of IMTECH stock pursuant to Regulation S for $250,000, roughly a 60 percent discount to the market price.

 117. CRG and New Concepts purchased the stock in Oportunidad's name. New Concepts financed $100,000 and CRG and two individuals financed $150,000 of the purchase price.

 118. On February 26, Aronoff and IMTECH caused the transfer agent to cancel the restricted certificate in Oportunidad's name and issue a certificate for 200,000 purportedly unrestricted shares.

 119. By March 4, Spratt had brought the short position in the New Concepts account to exactly 200,000 shares. He maintained that position until April 11, when Oportunidad sold its entire block of 200,000 shares to Spratt through Torrey Pines, completely covering the short position.

 120. New Concepts calculated the profit on the Oportunidad Regulation S transaction to be over $446,000. CRG and New Concepts split those profits.
 121. CRG publications promoted IMTECH securities to investors from December 1995 through June 1996. The February 1996 edition of MoneyWorld proclaimed that IMTECH was "The Stock to Watch" and told investors that the company was "poised to join the ranks" of ADP, Microsoft and others in the corporate outsourcing business.

 122. The statements in CRG's publications touting IMTECH were materially false and misleading because CRG failed adequately to disclose that it was being paid to promote IMTECH stock, the amount of compensation, that it and entities it controlled were selling IMTECH stock while promoting it as a good investment to readers and that it was paying CRG employees commissions to promote IMTECH stock to brokers.

 123. By virtue of the conduct described above: (1) defendants CRG, Gulf Atlantic, Veitia, Spratt, Skalko, Gomez, Fondo and Oportunidad violated Section 17(a) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder; (2) defendants CRG, Gulf Atlantic, Veitia, Spratt and Skalko violated Section 17(b) of the Securities Act; (3) defendants CRG, Veitia, Spratt, Skalko, Gomez, Fondo, Oportunidad, Lidman, Zousmer, New Concepts and CJL violated Section 5 of the Securities Act; and (4) Stratcomm and Veitia are liable for violations by CRG as controlling persons of CRG pursuant to Section 20(a) of the Exchange Act.

                  E.       Foreland Corporation

 124. Foreland Corporation ("Foreland") is a Nevada corporation with its principal offices in Colorado. Foreland explores for and produces oil and gas. Its stock is registered with the Commission pursuant to Section 12(g) of the Exchange Act, and trades on the NASDAQ Small Cap Market.

 125. In April 1996, Foreland retained CRG to perform promotional activities, which it did from approximately June 1996 through at least December 1996. CRG agreed to be paid from proceeds of a forthcoming $1.7 million financing Foreland planned. During the period in which CRG was promoting Foreland, CRG, Fondo and Spratt realized a profit of over $1.5 million trading Foreland securities.

 126. From April 30 to May 2, 1996, CRG and five business associates bought Foreland's entire $1.7 million offering of 1996-2 Series 6% Convertible Preferred Stock, at $1,000 per share. Investors could convert their preferred stock to common stock at 75 percent of the closing price on the day the offering closed, or 65 percent of the five-day moving average as of the day prior to conversion. Terms of the offering required Foreland to file a registration statement for the underlying stock within 15 business days. However, the offering also provided that should the underlying stock not be available as unrestricted stock pursuant to a registration statement within 45 days, Foreland would offer the preferred convertible shares to any non-U.S. purchaser pursuant to Regulation S.

 127. The Foreland investors organized by CRG were New Concepts, which bought 850 shares, pursuant to a recommendation by Lidman, Fondo, which bought 650 shares with Regulation S resale restrictions, and four U.S. residents who learned of the investment opportunity from either Spratt or Veitia, each of whom bought 50 shares. The CRG/New Concepts profit sharing agreement was not invoked.

 128. In late June 1996, before Foreland's registration statement was declared effective, Fondo converted 325 of its 650 preferred shares into 151,735 unrestricted shares and a certificate was issued on or about July 12. Fondo sold these shares over the next several days, including 100,000 shares to Spratt at New Concepts to cover an existing short position in Foreland common stock and 16,000 shares to cover a short position by Pow Wow.

 129. On July 23, the Commission declared Foreland's registration statement effective. Thereafter, Fondo converted its remaining 325 shares of convertible preferred stock into another 151,735 shares of common stock. It sold 147,735 shares through Public to New Concepts, which Spratt used to partially cover a short position.

 130. As a result of the Regulation S sales and the subsequent conversion of preferred to common stock, Fondo realized a net profit of approximately
$585,000. CRG also realized additional profits on Spratt's short position in Foreland stock.

 131. CRG publications promoted Foreland securities from June through December 1996. MoneyWorld's July issue termed Foreland "a strong buy . . . as part of a long-term, aggressive growth portfolio." (Emphasis in original). Spratt recommended buying Foreland in his MoneyWorld column because "rumor has it that the well they just hit will produce at a rate of over 1,000 barrels a day! This now could push FORL [Foreland's stock symbol] to a value of $15 to $20 a share."

 132. The statements in CRG's publications touting Foreland were materially false and misleading because CRG failed adequately to disclose that it was being paid to promote Foreland stock, the amount of compensation, that it and entities it controlled were selling Foreland stock while promoting it as a good investment to readers and that it was paying CRG employees commissions to promote Foreland stock to brokers.

 133. By virtue of the conduct described above: (1) defendants CRG, Veitia, Spratt, Skalko, Gomez and Fondo violated Section 17(a) of the Securities Act,
Section 10(b) of the Exchange Act and Rule 10b-5 thereunder; (2) defendants CRG, Veitia, Spratt and Skalko violated Section 17(b) of the Securities Act; (3) defendants CRG, Veitia, Spratt, Skalko, Gomez, Fondo, Lidman, Zousmer, New Concepts and CJL violated Section 5 of the Securities Act;, and (4) Stratcomm and CRG are liable for violations by CRG as controlling person pursuant to
Section 20(a) of the Exchange Act.

         V.       Specific Securities Transactions In Which Defendants Violated
                  the
                  Antifraud and Touting Provisions of the Securities Laws
 134. CRG, Gulf Atlantic, Veitia, Spratt and Skalko defrauded investors in stocks of small issuers by touting those stocks in CRG and Gulf Atlantic publications on a monthly basis in 1995 and 1996 while selling the stock on the market. The statements in these publications were materially false and misleading because the defendants failed to disclose that they were selling stock they were recommending. On information and belief, defendants continued this fraudulent scheme beyond 1996 with other securities issues to a date to be determined. Additional examples of fraudulent conduct based on this pattern are described below.

                  A.       Atlas Pacific Ltd.
 135. In July 1995, Veitia and Spratt executed on behalf of CRG a contract to promote Atlas Pacific, Ltd. ("Atlas Pacific"), an Australian corporation whose securities were traded on the Australian Stock Exchange but who began trading American Depositary Receipts ("ADRs") in the United States OTC market beginning that same month. Upon information and belief, CRG exercised two 250,000-share blocks at a cost of more than $92,000. CRG established a 250,000-share short position in its own account in early August, which it then covered with the first block of options. CRG sold more Atlas securities short throughout October and September 1995, which position it substantially covered with the second block of options. CRG sold a total of 500,000 shares of Atlas Pacific securities from August through December earning net profits of nearly $290,000.

 136. Spratt received commissions from CRG related to Atlas Pacific totaling $3,765. Skalko received commissions totaling $4,360. Veitia received commissions from CRG and Stratcomm related to Atlas Pacific totaling $47,090.

 137. CRG promoted Atlas Pacific to the public through the summer of 1995 while CRG was selling the company's stock. CRG's Core Broker Report informed investors that "one of the most thrilling aspects of the world of investing is finding a truly hot prospect -- a company that is so vital and exciting that you know its just can't miss. Such a company is Atlas Pacific Limited, which we've profiled inside this issue." The August 1995 edition of MoneyWorld featured Atlas Pacific on its cover with the headline "In Search of the Ultimate Hard Asset, Atlas Pacific Limited: The Stock to Watch." The article inside, labeled a "special advertorial feature," advised readers: "If you can imagine the world with just one publicly traded gold mine or only one publicly traded diamond producer, then you can envision the awesome potential Atlas Pacific Limited holds for investors..."

 138. The statements in CRG's publications touting Atlas Pacific were materially false and misleading because CRG failed adequately to disclose that it was being paid to promote Atlas Pacific stock, the amount of compensation, that CRG was selling Atlas Pacific stock while promoting it as a good investment to readers and that it was paying CRG employees commissions to promote Atlas Pacific stock to brokers.

 139. By virtue of the conduct described above, defendants CRG, Veitia, Spratt and Skalko violated Sections 17(a) and 17(b) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, and defendants Stratcomm and Veitia are liable for violations by CRG as controlling persons of CRG pursuant to Section 20(a) of the Exchange Act.

                  B.       ECO2
 140. In April 1995, Veitia and Rodriguez executed a contract on behalf of CRG to promote ECO2 Inc. ("ECO2"), a Delaware corporation with offices in Hawthorne, Florida whose securities were registered the with Commission pursuant to Section 12(g) of the Exchange Act and were traded on the OTC Bulletin Board. ECO2 agreed to compensate CRG with 300,000 shares of stock, valued at $1 a share, plus options to acquire 400,000 additional shares. CRG transferred at least 7,500 shares of ECO2 stock to Rodriguez as a finder's fee.

 141. CRG received its initial 50,000 shares in late May, which it sold in June for $30,067. CRG then began shorting the stock, partially covering when it received steeply discounted stock from ECO2. CRG sold over 360,000 shares on the open market in July for more than $1.3 million. In August, while aggressively promoting ECO2 in its publications, CRG sold nearly 280,000 shares for nearly $1.3 million. Upon information and belief, CRG paid only $750,000 for its ECO2 stock. Spratt also sold ECO2 in his own account in August and September 1995, realizing a $2,700 profit.

 142. CRG began promotion of ECO2 in its August 1995 issue. "Discarded tires may be one of the most ominous environmental hazards of our time, but they are also a tremendous store of energy. Big, big money is to be made by the company that taps this resource and offers a solution to the tire overpopulation problem," MoneyWorld informed readers in its August issue. "Enter ECO2, purveyors of a cost-effective, ecologically safe alternative to landfills." In the October issue, MoneyWorld christened ECO2 "The Stock to Watch", informing readers that sales were projected to "race from $164,000 to $12,000,000 in two years -- a 7,200 percent increase" and advising in the same "Special Advertorial Feature" on the company that "It pays to be the first to recognize a new marketplace, just ask Ted Turner or Bill Gates." Similar promotions by CRG continued through at least November 1995.

 143. The statements in CRG's publications touting ECO2 were materially false and misleading because CRG failed adequately to disclose that it was being paid to promote ECO2 stock, the amount of compensation, that it and Spratt were selling ECO2 stock while promoting it as a good investment to readers and that it was paying CRG employees commissions to promote ECO2 stock to brokers.

 144. By virtue of the conduct described above, defendants CRG, Veitia, Spratt and Skalko violated Section 17(a) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder; defendants CRG, Veitia, Spratt and Skalko violated Section 17(b) of the Securities Act, and defendants Stratcomm and Veitia are liable for violations by CRG as controlling persons of CRG pursuant to Section 20(a) of the Exchange Act.

                  C.       Global Intellicom

 145. In August 1996, CRG, through Veitia and Spratt, contracted to promote Global Intellicom, Inc., a Nevada corporation with headquarters in New York City whose securities were registered with the Commission pursuant to Section 12(g) of the Exchange Act and were traded on the NASDAQ Small Cap Market. Global Intellicom paid CRG $550,000 in cash and granted CRG options for 500,000 shares of common stock. On September 3, 1996, CRG paid Spratt $37,442.91 as a "finders fee" for the Global Intellicom contract.

 146. CRG began shorting Global Intellicom in the A&S account in August 1996, reaching approximately 100,000 shares short in late September, covering at market prices later in the month for a $50,000 profit.

 147. Upon information and belief, CRG, through its nominees Fondo and Oportunidad, purchased $825,000 worth of convertible preferred stock from Global Intellicom in August 1996. In October, Oportunidad and Fondo, at the direction of CRG, began shorting Global Intellicom, when Global Intellicom was trading between $4 and $5. They covered the positions in November and December, when the stock was $2.50 or less. Oportunidad earned a net profit of over $250,000, and Fondo a net profit of $265,000.

 148. Although CRG, directly and through Oportunidad and Fondo, had been selling Global Intellicom continuously since August, Veitia wrote in a "Publisher's Note" for the November 1996 edition of MoneyWorld, "If you're looking for a stock you can call home about, Global Intellicom . . . could be your answer." The accompanying article on Global Intellicom informed readers that "What Microsoft is to software, and what IBM is to hardware, Global Intellicom could become to telecommuting services. Global Intellicom has the potential to double or triple it sales each year, reaching hundreds of millions in sales by the turn of the century." CRG published the identical article with this statement and others glowing about Global Intellicom's near-term prospects in the December issue of MoneyWorld.

 149. The statements in CRG's publications touting Global Intellicom were materially false and misleading because CRG failed adequately to disclose that it was being paid to promote Global Intellicom stock, the amount of compensation, that it and entities it controlled were selling Global Intellicom stock while promoting it as a good investment to readers and that it was paying CRG employees commissions to promote Global Intellicom stock to brokers.

 150. By virtue of the conduct described above, defendants CRG, Veitia, Spratt and Skalko violated Sections 17(a) and 17(b) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, defendants Gomez, Oportunidad and Fondo violated Section 17(a) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, and defendants Stratcomm and Veitia are liable for violations by CRG as controlling persons of CRG pursuant to Section 20(a) of the Exchange Act.

                  D.       Global Spill Management, Inc.
 151. Global Spill Management, Inc. ("Global Spill") was a Nevada corporation with principal offices in Pennsylvania. The company was in the environmental cleanup industry. Global Spill's securities were registered with the Commission pursuant to Section 12(g) of the Exchange Act and were traded on the NASDAQ Small Cap Market. Global Spill retained CRG in May 1994 for 147,349 shares of common stock.

 152. From June 1994 through September 1995, CRG promoted Global Spill through its publications and broker network while it actively sold over 2 million shares of Global Spill for its own account. CRG acquired some of the stock from Global

Spill in return for the very promotional services which helped CRG realize significant profits from sales of the stock. CRG realized net profits of more than $950,000 trading Global Spill common stock from July 1994 through at least September 1995.

 153. In December 1994, CRG delivered 30,000 shares to Spratt who sold the shares for just over $50,000. Moreover, on two occasions, CRG delivered 10,000 shares to Skalko who sold them for nearly $19,000. CRG also paid commissions related to Global Spill totaling more than $28,000 to Skalko, $27,000 to Spratt and $23,000 to Veitia.

 154. CRG publications and its BREs promoted Global Spill securities from July 1994 through December 1995. The October 1994 issue of Growth Stock Alert represented Global Spill's "Growth Outlook to be ----- High" and projected earnings would increase from $8.8 million in 1993 to $25 million in 1995. In February 1995, Growth Stock Alert again projected $25 million in 1995 revenues. In April 1995, MoneyWorld observed: "Although the 'McDonald's' and 'Burger King' of environmental services have yet to emerge, the opportunity for this historic quality of growth exists and GSMI [Global Spill's stock symbol] is positioning itself to take full advantage." The August 1995 issue of MoneyWorld, in an article written by Skalko, featured Global Spill as "The Stock to Watch" under an article titled "Searching for the next Waste Management, Inc."

 155. The statements in CRG's publications touting Global Spill were materially false and misleading because CRG failed adequately to disclose that it was being paid to promote Global Spill stock, the amount of compensation, that CRG, Spratt and Skalko were selling Global Spill stock while promoting it as a good investment to readers and that it was paying CRG employees commissions to promote Global Spill stock to brokers.

 156. By virtue of the conduct described above, defendants CRG, Veitia, Spratt and Skalko violated Sections 17(a) and 17(b) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, and defendants Stratcomm and Veitia are liable for violations by CRG as controlling persons of CRG pursuant to Section 20(a) of the Exchange Act.

                  E.       Golf Ventures

 157. In January 1996, CRG contracted to promote Golf Ventures, Inc. ("Golf Ventures," now Golf Communities of America), then a Utah corporation whose securities were traded on the OTC Bulletin Board. On January 23, 1996, CRG received 350,000 shares of stock as payment under the contract.

 158. On or about January 24, 1996, Veitia authorized a transfer of 30,000 shares of Golf Venture stock from CRG's account to New Concepts to cover a short position CRG had built days earlier. On or about January 26, 1996, Veitia authorized transfer of 33,500 Golf Venture shares from CRG's account to Spratt's personal account, which he quickly sold for nearly $50,000. On March 19, 1996, CRG paid Spratt $7,972.19, which, according to the check, was Spratt's share of "profit on Golf Ventures options."

 159. From late January through late March 1996, CRG sold off its position in Golf Ventures common stock for nearly $750,000. In addition, Spratt shorted Golf Ventures in the New Concepts account from February through June 1996.

 160. From February through June 1996, CRG promoted Golf Ventures securities in its publications. On February 1, 1996, just as CRG began a huge selloff of the stock from its own accounts, its Rumor Mill fax publication told subscribers "the Rumor Mill recommends the immediate purchase of Golf Ventures currently at $5.00 a share with a buy limit of $8.00. ... Rumor Mill believes that [Golf Ventures] will provide a 200% - 400% return to our subscribers." MoneyWorld's April 1996 issue featured Golf Ventures in a headline as "An investor's hole in one," followed by a "Special Advertorial Feature" stating "the company is considered greatly undervalued." The "Rumor Mill" column in MoneyWorld's April issue advised: "Continue to buy [Golf Ventures] up to $10 and look for a move to $14-$16 in the next 60 days."

 161. The statements in CRG's publications touting Golf Ventures were materially false and misleading because CRG failed adequately to disclose that it was being paid to promote Golf Ventures stock, the amount of compensation, that it and Spratt were selling Golf Ventures stock while promoting it as a good investment to readers and that it was paying CRG employees commissions to promote Golf Ventures stock to brokers.

 162. By virtue of the conduct described above, defendants CRG, Veitia, Spratt and Skalko violated Sections 17(a) and 17(b) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, and defendants Stratcomm and Veitia are liable for violations by CRG as controlling persons of CRG pursuant to Section 20(a) of the Exchange Act.

                  F.       Jreck Subs

 163. In March 1996, CRG executed a contract to perform public relations for Jreck Subs, Inc. ("Jreck"), a Colorado company with headquarters in Watertown, N.Y., whose securities were traded on the OTC Bulletin Board. The contract called for CRG to receive 660,000 restricted Jreck shares, estimated in the contract to be worth $200,000. A few days later, CRG and Jreck executed another agreement, this one purporting to commit Fondo to subscribing to 350,000 shares in Jreck's Regulation D initial public offering. In May, Gomez formally executed a subscription agreement to acquire 350,000 shares in a Regulation D offering for one cent per share -- a total of $3,500.

 164. Fondo received the offering stock on September 9, 1996, the first day of trading in Jreck, and immediately began selling off the 350,000-share position for over two dollars per share. By the end of November, Fondo had netted nearly $740,000 selling Jreck Subs stock.

 165. In its own accounts, CRG bought nearly 1.2 million shares of Jreck stock from November through December 1996 at 60 cents per share and sold roughly 800,000 of those shares at prices between $1.30 and $2.30 for a net profit of more than $980,000.

 166. While Fondo and CRG were selling Jreck stock, CRG publications were promoting the stock to investors, comparing the company potential to Wal-Mart and McDonald's. An October 1996 "Advertorial" in MoneyWorld said ". . . Jreck is one of the highest grossing (per unit) submarine chains in the country (the highest?) and soon to be the fastest-growing in the entire fast-food industry." (Emphasis in original). Both the November and December issues of MoneyWorld claimed that "in 1995, Jreck's last fiscal year, the company had system sales of just over $12 million. Fiscal '98, with over 300 units, will generate sales of about $120 million. MacDonald's (sic) never grew that fast." In his "Publisher's Note" in the December issue of MoneyWorld, Veitia wrote that "in this issue we present two 'stocks to watch' that each have a raw potential reminiscent of the early days of America's great franchises. The advertorial for Jreck Subs, Inc... tells the story of a small chain of submarine sandwich shops that could become the fastest growing company in the fast-food industry."

 167. The statements in CRG's publications touting Jreck were materially false and misleading because CRG failed adequately to disclose that it was being paid to promote Jreck stock, the amount of compensation, that it and entities it controlled were selling Jreck stock while promoting it as a good investment to readers and that it was paying CRG employees commissions to promote Jreck Subs stock to brokers.

 168. By virtue of the conduct described above, defendants CRG, Veitia, Spratt and Skalko violated Sections 17(a) and 17(b) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, defendants Gomez and Fondo violated Section 17(a) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, and defendants Stratcomm and Veitia are liable for violations by CRG as controlling persons of CRG pursuant to Section 20(a) of the Exchange Act.

                  G.       Sobik's Subs

 169. In February 1996, Veitia and Skalko executed an agreement on behalf of CRG to perform public relations work for Sobik's Subs, Inc. ("Sobik's," now Interfoods of America, Inc.), a Nevada corporation headquartered in Miami, Florida whose securities were registered with the Commission pursuant to Section 12(g) of the Exchange Act and traded on the OTC Bulletin Board. The initial agreement called for CRG to be paid with 116,700 shares of Sobik's stock. This was supplemented in late May with 100,000 additional shares.

 170. From approximately March 1, 1996 until July 1996, CRG sold all of the free or discounted stock it received plus additional shares it bought on the market at prices ranging from $6 to $2, realizing over $1 million in trading profits. In addition, Sobik's provided Pow Wow 233,000 shares of free or steeply discounted stock, which Pow Wow immediately transferred to Oportunidad. Oportunidad sold all of the stock in a two-week period in May 1996, realizing over $1.2 million in trading profits.

 171. CRG promoted Sobik's in its publications from March through October 1996. "With a proven concept, strong demand, and a 25-year track record, Sobik's is a 'sub'-stantial investment opportunity," according to the Growth Stocks column in the April 1996 issue of MoneyWorld. In a May 1996 "Special Advertorial Feature," MoneyWorld called Sobik's an "exciting opportunity for investors to share in the immense potential of what may soon be one of the country's leading deli-style chains." In July, MoneyWorld claimed that Sobik's "is realizing swift growth reminiscent of the early days of McDonald's." It estimated Sobik's revenues would "surge above $80 million" in 2000, claiming that "even by Wall Street standards, which have seen some spectacular growth stocks, this is a significant forecast."

 172. The statements in CRG's publications touting Sobik's were materially false and misleading because CRG failed adequately to disclose that it was being paid to promote Sobik's stock, the amount of compensation, that it and entities it controlled were selling Sobik's stock while promoting it as a good investment to readers and that it was paying CRG employees commissions to promote Sobik's stock to brokers.

 173. By virtue of the conduct described above, defendants CRG, Veitia, Spratt and Skalko violated Sections 17(a) and 17(b) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, defendants Gomez and Oportunidad violated Section 17(a) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, and defendants Stratcomm and Veitia are liable for violations by CRG as controlling persons of CRG pursuant to Section 20(a) of the Exchange Act.

                  H.       Vector Aeromotive

 174. In October 1995, Veitia and Skalko executed an agreement on behalf of CRG to perform public relations work for Vector Aeromotive Corporation ("Vector"), a Nevada corporation based in Jacksonville, Florida, whose securities were registered with the Commission pursuant to Section 12(g) of the Exchange Act and were traded on the NASDAQ Small Cap Market. The contract called for Vector to compensate CRG with either $175,000 or 350,000 shares of stock. Vector in fact paid CRG $30,000 and gave CRG 290,000 shares of stock in March and, upon information and belief, another 350,000 shares in April 1996. From March through May 1996, CRG sold all of its Vector stock for over $410,000. All of CRG's Vector trading was in a new brokerage account Veitia opened at Spencer Edwards in which Skalko had trading authority.

 175. CRG promoted Vector from December 1995 through July 1996. A long article was reprinted in the December 1995 and January and March 1996 editions of MoneyWorld. The January issue was introduced by a "Publisher's Note" from Veitia commenting that "the young pups we look at in this issue are all driven with the relentless passion to succeed. They share a rare entrepreneurial spirit that gives them a competitive edge in their markets. . . Vector Aeromotive . . . is ready to take the fast lane with the debut of its American-built M12 sports car." The thrice-printed article contended that "Vector is now positioned to carve its niche in the lucrative high-end auto market" and that "... Vector is certain to draw the attention of the press and Wall Street, and a spurt in trading activity -- one that could lead to rapid share appreciation -- is possible."

 176. The statements in CRG's publications touting Vector were materially false and misleading because CRG failed adequately to disclose that it was being paid to promote Vector stock, the amount of compensation, that it was selling Vector stock while promoting it as a good investment to readers and that it was paying CRG employees commissions to promote Vector stock to brokers.

 177. By virtue of the conduct described above, defendants CRG, Veitia, Spratt and Skalko violated Sections 17(a) and 17(b) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, and defendants Stratcomm and Veitia are liable for violations by CRG as controlling persons of CRG pursuant to Section 20(a) of the Exchange Act.

                  I.       Viking Management Group

 178. On or about August 3, 1995, Veitia and Spratt contracted on behalf of CRG with Viking Management Group, Inc. ("Viking," later renamed Viking Resources International, Inc.), a Delaware corporation with its principal offices in Tampa, Florida, whose securities were registered with the Commission pursuant to
Section 12(b) of the Exchange Act and traded on the OTC Bulletin Board. The contract called for CRG to provide public relations services in return for 133,344 shares of Viking stock plus options.

 179. CRG began shorting Viking stock in late July. From August through November 1995, CRG continued selling Viking stock at prices well over two dollars per share, supplementing its position by exercising options to buy stock from Viking, some of which at only 40 cents per share. By year-end, CRG had sold nearly one million shares of Viking for profits of roughly $1.5 million.

 180. In August 1995, CRG transferred to Spratt and Skalko 6,750 shares each, and each realized nearly $28,000 selling the stock while CRG was promoting it to investors. In September 1995, CRG transferred an additional 5,000 each to Spratt and Skalko, who each realized $12,300 selling the stock while CRG was promoting it to investors.

 181. CRG promoted Viking in MoneyWorld Growth Stock Alert #95-1, which was inserted in the October 1995 issue of MoneyWorld. "Created to capitalize on the most promising sectors within the burgeoning recycling industry, Viking has established a solid foothold in uniquely profitable market niches that are gaining prominence," CRG wrote. (Emphasis in original). "Viking has established impressive momentum that promises to continue. How this rapid growth will affect share value cannot be predicted for certain. But clearly, this is a significant timing opportunity." (Emphasis in original). CRG devoted the November "Special Advertorial Feature" of MoneyWorld to Viking under the headline "The Stock to Watch. Garbage In - Profits Out. The Amazing Dynamics of Recycling." The text declared that "Viking gives investors a direct line to some of the industry's most promising growth potential" and that "Viking has widespread potential for growth." A chart suggested that Viking profits would reach $6 million by 1998 despite a $60,000 loss in 1995. "Just as it takes substantial planning for a space shuttle launch, but once ignition is sparked the momentum is unparalleled, so too has Viking's planning stage led to a 1995 'corporate' launch that's skyrocketing the company forward."

 182. The statements in CRG's publications touting Viking were materially false and misleading because CRG failed adequately to disclose that it was being paid to promote Viking stock, the amount of compensation, that CRG, Spratt and Skalko were selling Viking stock while promoting it as a good investment to readers and that it was paying CRG employees commissions to promote Viking stock to brokers.

 183. By virtue of the conduct described above, defendants CRG, Veitia, Spratt and Skalko violated Sections 17(a) and 17(b) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, and defendants Stratcomm and Veitia are liable for violations by CRG as controlling persons of CRG pursuant to Section 20(a) of the Exchange Act.

         VI. Stratcomm Acted as an Unregistered Dealer and, with CRG,Caused an Unregistered Distribution of Stratcomm Common Stock Which CRG Touted Without Disclosing Its Relation to Stratcomm

 184. CRG and Stratcomm engaged in a substantial distribution of unregistered Stratcomm common stock from the fall of 1994 through the end of 1995. CRG and Stratcomm, through their employees, including Spratt, Skalko and Rodriguez, at the direction of Veitia, solicited the sale of Stratcomm stock to U.S. residents, who sent funds directly to Stratcomm. Stratcomm and CRG paid commissions to their employees for the sale of Stratcomm stock. None of the employees were registered persons nor were they associated with any registered broker or dealer. CRG and Gulf Atlantic also promoted the sale of Stratcomm stock in their publications, often without disclosing they were owned by Stratcomm.

 185. From October 1994 through early 1996, Stratcomm, through its employees, sold approximately one million shares of Stratcomm common stock to U.S. investors, collecting approximately $1 million in gross proceeds. Stratcomm did not file a registration statement with the Commission concerning these shares and Stratcomm neither provided a private placement memorandum to investors nor made any attempt to meet any exemption to registration permitted by the law.

 186. Sometimes Stratcomm did not have stock to deliver to investors. Therefore, Veitia, on behalf of Stratcomm, negotiated the purchase of restricted stock from existing shareholders and loaned over 500,000 of his own shares to deliver to newer investors. Aronoff caused the transfer agent to lift restrictive legends from these stocks so they could appear to be unrestricted. Stratcomm purchased the majority of shares from existing shareholders at approximately 20 cents
(Cdn) per share but sold the majority of the same shares for one dollar (Cdn) or more through the BREs.

 187. Stratcomm and CRG paid at least $140,000 in commissions to its employees for selling Stratcomm stock. Defendants Spratt, Skalko and Rodriguez were among the employees to whom CRG and Stratcomm paid commissions for offering unregistered Stratcomm stock for sale to investors, although none of the defendants were registered persons or associated with any registered broker-dealer.

 188. Chicken Kitchen was another part of Stratcomm's business in 1994 and 1995. CRG promoted Chicken Kitchen from October 1994 through at least December 1995, urging readers to acquire Stratcomm stock because of allegedly attractive investment prospects for Chicken Kitchen. CRG did so without disclosing CRG's relationship either to Stratcomm or to Chicken Kitchen. Market Express Action Alert #92, in October 1994, advised readers that "for a prospect that's really cookin' check out the menu of investment opportunities provided by this purveyor of fast food about to go national with a rollout of corporate owned and franchised outlets. The next Boston Market? You be the judge." "Chicken Kitchen is one growth stock you can really eat up," declared Growth Stock Alert in February 1995. MoneyWorld for February 1995 advised that "at its current price, Stratcomm Media may be an absolute steal." CRG printed a glowing article in both the October and November 1995 MoneyWorld, and largely repeated it a third time in December 1995. The December article also declared that Chicken Kitchen/Stratcomm "is poised to become a standout in the fast food crowd."

 189. By virtue of the conduct described above: (1) defendants CRG, Veitia, Spratt and Skalko violated Sections 17(a) and 17(b) of the Securities Act,
Section 10(b) of the Exchange Act and Rule 10b-5 thereunder; (2) defendants Stratcomm, Veitia, Spratt, Skalko and Rodriguez violated Section 5 of the Securities Act; (4) defendants Stratcomm, CRG, Spratt, Skalko and Rodriguez violated Section 15(a)(1) of the Exchange Act, and (5) Stratcomm and Veitia are liable for violations by CRG as controlling persons of CRG pursuant to Section 20(a) of the Exchange Act.

         VII.     CRG Acted as an Unregistered Broker and Dealer
 190. During the period from September 1994 through December 1996 to a date to be determined, defendant CRG acted as a broker by engaging in the business of touting its clients' securities to registered representatives through its BREs. CRG provided direct promotion to the broker-dealer community through its BREs, who contacted registered representatives to induce them to solicit their clients to buy stocks of companies CRG was promoting. BREs commonly promoted stocks while CRG was selling those same stocks. CRG paid commissions to the BREs after the BREs proved to CRG management, notably defendants Spratt and Skalko, that they caused buying activity.

 191. During the period from September 1994 through December 1996 to a date to be determined, defendant CRG acted as a dealer by engaging in the business of buying and selling securities for its own account, through its nominees, Fondo and Oportunidad. As detailed in paragraphs 45 to 133, CRG purchased securities on at least one dozen occasions from at least five of its issuer-clients and sold those securities in hundreds of transactions to liquidate those positions.

 192. By virtue of the conduct described above, defendant CRG violated Section 15(a)(1) of the Exchange Act, and Stratcomm and Veitia are liable for these violations by CRG as controlling persons of CRG pursuant to Section 20(a) of the Exchange Act.

         VIII.    Ammonia Hold Fraudulently Reported
                  Stock Sales as Revenues

 193. Defendant Parnell caused defendant Ammonia Hold fraudulently to report that $160,000 of a total $660,000 paid by defendant Fondo for stock borrowed from Grace Holdings ( 91-94) constituted revenue from a licensing agreement with Grace Holdings. The alleged "revenue" was reported as such in Ammonia Hold's Form SB-2 registration statement filed with the Commission, in a press release and on the company's website.

 194. The licensing agreement was a sham. Grace Holdings never paid Ammonia Hold for a licensing agreement. 195. The misrepresentation in the Commission filing, the press release and on the company website was material. By improperly reporting an additional $160,000 in revenue for the year ended June 30, 1996 (nearly 20% of reported revenue for the year), Ammonia Hold was able to understate its net loss for that year by nearly 15 percent.

 196. Parnell also caused Ammonia Hold to materially misrepresent CRG's purchase of 200,000 shares of stock for $660,000. The company stated that it issued 200,000 shares of restricted stock to Grace Holdings in exchange for a licensing agreement and $500,000. These statements were false. They also were materially misleading because they allowed Ammonia Hold to disguise its sales of unregistered stock to CRG through Fondo.

 197. By virtue of the conduct described above, defendants Ammonia Hold and Parnell violated Section 17(a) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder.

FIRST CLAIM
[Securities Fraud]

Violations by Defendants CRG, Stratcomm, Gulf Atlantic, Veitia, Spratt, Skalko, Rodriguez, Fondo, Oportunidad and
Gomez of Section 17(a)
of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 Thereunder

 198. Paragraphs one through 197 are hereby realleged and incorporated by reference. 199. Defendants CRG, Gulf Atlantic, Veitia, Spratt and Skalko directly, and as to defendants Veitia and
Stratcomm additionally as control persons of CRG under Section 20 of the Exchange Act, from a period beginning in at least September 1994 and continuing through December 1996 to a date to be determined, violated Section 17(a) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder by engaging in a fraudulent scheme in the promotion, offer, purchase and sale of the securities of Tracker, Delta, Ammonia Hold, IMTECH, Foreland, Stratcomm, Global Spill., Atlas Pacific, ECO2, Global Intellicom, Golf Ventures, Jreck Subs, Sobik's, Vector, Viking and those of other companies to be identified in an accounting.

 200. Defendants Fondo, Oportunidad and Gomez, from a period beginning in at least September 1994 and continuing through December 1996 to a date to be determined, directly violated Section 17(a) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder by engaging in a fraudulent scheme in the offer, purchase and sale of the securities of Tracker, Delta, Ammonia Hold, IMTECH, Foreland, Global Intellicom, Jreck, Sobik's and those of other companies to be identified in an accounting.

 201. For the period beginning in or about September 1994 and continuing through December 1996 to a date to be determined, defendants CRG, Gulf Atlantic, Veitia, Spratt, Skalko, Fondo, Oportunidad and Gomez, in connection with the purchase or sale of securities, by the use of means or instrumentalities of interstate commerce or of the mails, directly or indirectly, (a) employed devices, schemes or artifices to defraud; (b) made untrue statements of material facts or omitted to state material facts necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; or (c) engaged in acts, practices or courses of business which operated or would operate as a fraud or deceit upon other persons, including purchasers and sellers of such securities.

 202. Defendant Rodriguez violated Section 17(a) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder by engaging in a fraudulent scheme in which he bribed at least two brokers in connection with the promotion of Tracker securities with the intention that these bribes not be disclosed to investors.

 203. Beginning in or about October 1994 and continuing through the end of 1994, defendant Rodriguez, in connection with the purchase or sale of securities, by the use of means or instrumentalities of interstate commerce or of the mails, directly or indirectly, (a) employed devices, schemes or artifices to defraud;
(b) made untrue statements of material facts or omitted to state material facts necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; or (c) engaged in acts, practices or courses of business which operated or would operate as a fraud or deceit upon other persons, including purchasers and sellers of such securities.

 204. By reason of the foregoing, defendants CRG, Gulf Atlantic, Veitia, Spratt, Skalko, Rodriguez, Fondo, Oportunidad and Gomez directly violated Section 17(a) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder. Additionally, defendants Veitia and Stratcomm are liable for CRG's violations under Section 20 of the Exchange Act as controlling persons of CRG.

SECOND CLAIM
[Securities Fraud]

Violations by Defendants Parnell and Ammonia Hold of Section 17(a) of the Securities Act, Section 10(b) of the Exchange Act
 and Rule 10b-5 Thereunder

 205. Paragraphs one through 197 are hereby realleged and incorporated by reference.
 206. Defendants Parnell and Ammonia Hold violated the antifraud provisions of the securities laws, Section 17(a) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, by engaging in a fraudulent scheme in which they falsely reported capital contributions from the sale of Ammonia Hold stock as revenues and disguised the sale of unregistered securities in a public filing with the Commission, a press release and on Ammonia Hold's website.

 207. For the period beginning in or about February 1996 and concluding in or about December 1996, defendants Parnell and Ammonia Hold, in connection with the purchase or sale of securities, by the use of means or instrumentalities of interstate commerce or of the mails, directly or indirectly, (a) employed devices, schemes or artifices to defraud; (b) made untrue statements of material facts or omitted to state material facts necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; or (c) engaged in acts, practices or courses of business which operated or would operate as a fraud or deceit upon other persons, including purchasers and sellers of such securities.

 208. By reason of the foregoing, defendants Parnell and Ammonia Hold violated directly Section 17(a) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder.

THIRD CLAIM
[Touting]

Violations by Defendants CRG, Stratcomm, Gulf Atlantic, Veitia, Spratt and Skalko of Section 17(b) of the Securities Act

 209. Paragraphs one through 197 are hereby realleged and incorporated by reference.
 210. For the period beginning in or about September 1994 through December 1996 and continuing to a date to be determined, defendants CRG, Gulf Atlantic, Veitia, Spratt and Skalko directly, and defendants Stratcomm and Veitia additionally as controlling persons of CRG under Section 20 of the Exchange Act, violated the anti-touting provision of the securities laws, Section 17(b) of the Securities Act, by promoting in CRG and Gulf Atlantic publications the securities of Tracker, Delta, Ammonia Hold, IMTECH, Foreland, Global Spill, Atlas Pacific, ECO2, Global Intellicom, Golf Ventures, Jreck, Sobik's, Vector, Viking and those of other companies to be identified in an accounting, without adequately disclosing the receipt of and amount of consideration received from those issuers in return for said promotions.

 211. For the period beginning in or about September 1994 and continuing through December 1996 to a date to be determined, defendants CRG, Gulf Atlantic, Veitia, Spratt and Skalko used the means or instruments of interstate transportation, or communication in interstate commerce, or the mails, to publish and circulate communications which described securities for a consideration received from the issuers without fully disclosing the receipt of such consideration and the amount thereof.

 212. By reason of the foregoing, defendants CRG, Gulf Atlantic, Veitia, Spratt and Skalko violated directly Section 17(b) of the Securities Act. Additionally, defendants Stratcomm and Veitia are liable for CRG's violations under Section 20 of the Exchange Act as controlling persons of CRG. FOURTH CLAIM [Sale of Unregistered Securities]

Violations by Defendants CRG, Veitia, Spratt,
Skalko, Rodriguez, Fondo, Oportunidad, Gomez, Ammonia Hold, Parnell, Stratcomm, Pow Wow, New Concepts, Zousmer,
CJL and Lidman of Section 5
of the Securities Act

 213. Paragraphs one through 197 are hereby realleged and incorporated by reference.
 214. Sections 5(a) and 5(c) of the Securities Act prohibit any person, directly or indirectly, from making use of any means or instrument of transportation or communication in interstate commerce or of the mails to offer to sell or to sell a security unless a registration statement is filed or in effect, or an exemption applies. Beginning in or about September 1994 and continuing through at least December 1996 to a date to be determined, defendants CRG, Veitia, Spratt, Skalko, Fondo, Oportunidad, Gomez and Pow Wow offered to sell and/or sold securities of Tracker, Delta, Ammonia Hold, IMTECH, Foreland, Stratcomm and other securities still to be identified to investors in the United States when, at all times, said securities were not registered with the Commission and such offers to sell and/or the sales were not eligible for any exemption from registration.

 215. Beginning in or about September 1994 and continuing through at least December 1996 to a date to be determined, defendants New Concepts, Zousmer, CJL and Lidman offered to sell and/or sold securities of Tracker, Delta, IMTECH, and Foreland to investors in the United States when, at all times, said securities were not registered with the Commission and such offers to sell and/or the sales were not eligible for any exemption from registration.

 216. Beginning in or about September 1994 and continuing through at least December 1996, defendant Rodriguez offered to sell and/or sold securities of Stratcomm to investors in the United States when, at all times, said securities were not registered with the Commission and such offers to sell and/or the sales were not eligible for any exemption from registration.

 217. Beginning in or about February 1996 and continuing through at least August 1996, defendants Ammonia Hold and Parnell offered to sell and/or sold securities of Ammonia Hold to investors in the United States when, at all times, said securities were not registered with the Commission and such offers to sell and/or the sales were not eligible for any exemption from registration.

 218. By reason of the foregoing, defendants CRG, Veitia, Spratt, Skalko, Rodriguez, Fondo, Oportunidad, Gomez, Ammonia Hold, Parnell, Stratcomm, Pow Wow, New Concepts, Zousmer, CJL and Lidman violated directly Sections 5(a) and 5(c) of the Securities Act. Additionally, defendants Stratcomm and Veitia are liable for CRG's violations under Section 20 of the Exchange Act as controlling persons of CRG. FIFTH CLAIM [Sales by Unregistered Persons]

Violations by Defendants CRG, Stratcomm, Veitia, Spratt, Skalko and Rodriguez of Section 15(a)(1) of the Exchange Act

 219. Paragraphs one through 197 are hereby realleged and incorporated by reference.
 220. Section 15(a)(1) of the Exchange Act prohibits any person from acting as a broker or dealer by making use of the mails or an instrumentality of interstate commerce to solicit the purchase or sale of a security unless such person is registered in accordance with the statute. From approximately October 1994 through spring 1995, defendants Spratt, Skalko and Rodriguez, who were not registered as brokers at the time, solicited investors for the purchase of Stratcomm stock, negotiated with investors for such sales and were paid commissions by CRG or Stratcomm based upon their sales success.

 221. During the period from September 1994 through December 1996 to a date to be determined, defendant CRG violated Section 15(a)(1) by acting as a broker without proper registration by engaging in the business of touting its clients' securities to registered representatives through its BREs. At CRG's direction, BREs encouraged registered representatives to sell such securities to their clients. Upon such sales, CRG paid commissions to the BREs.

 222. During the period from September 1994 through December 1996 to a date to be determined, defendant CRG violated Section 15(a)(1) by acting as a dealer without proper registration by engaging in the business of buying and selling securities for its own account, through its nominees, Fondo and Oportunidad.

 223. During the period from October 1994 through early 1996, defendant Stratcomm violated Section 15(a)(1) by acting as a dealer without proper registration when it sold for a profit approximately one million shares of common stock and bought stock from other investors in order to make delivery to new investors.

 224. By reason of the foregoing, defendants CRG, Spratt, Skalko, Rodriguez and Stratcomm violated Section 15(a)(1) of the Exchange Act by effecting the purchase or sale of securities without meeting the broker-dealer registration requirements of the Exchange Act. Additionally, defendants Stratcomm and Veitia are liable for CRG's violations under Section 20 of the Exchange Act as controlling persons of CRG. PRAYER FOR RELIEF
         WHEREFORE, the Commission respectfully requests that this Court:
I.
         Make findings of fact and conclusions of law that the defendants violated the provisions of the federal securities laws as alleged above.

II.

         Enter Orders

         A. Restraining and enjoining Stratcomm, CRG, Gulf Atlantic, Veitia, Spratt, Skalko, Rodriguez, Fondo, Oportunidad, Gomez, Ammonia Hold and Parnell from violating Section 17(a) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder;
         B. Restraining and enjoining CRG, Gulf Atlantic, Veitia, Spratt and Skalko from violating Section 17(b) of the Securities Act;
         C. Restraining and enjoining CRG, Pow Wow, Veitia, Spratt, Skalko, Rodriguez, Fondo, Oportunidad, Gomez, Ammonia Hold, Parnell, Stratcomm, New Concepts, Zousmer, CJL and Lidman from violating Sections 5(a) and (c) of the Securities Act.

         D. Restraining and enjoining CRG, Stratcomm, Spratt, Skalko and Rodriguez from violating Section 15(a)(1) of the Exchange Act; III.
         Enter an order requiring defendants, and each of them, to pay for an accounting to determine the full amount of the monies received as a result of their conduct as alleged herein, including for sales of corporate securities not identified herein by name, through the present, said accounting to be performed by persons or entities not unacceptable to the Commission; IV.

         Enter an Order directing each defendant to disgorge their profits from the illegal conduct alleged herein, plus interest. Said profits shall include, inter alia, profits from all trading alleged herein, including that of issuers not specifically identified through the present whose securities defendants sold while promoting the securities in CRG publications or which was not either subject to a registration statement on file with the Commission or not lawfully exempt from registration, all compensation received by defendants Veitia, Spratt, Skalko and Rodriguez for their BRE related conduct, all compensation received by defendants Veitia, Spratt and Skalko as finder's fees for the issuers alleged in the Complaint, and all compensation received by defendants CRG, Gulf Atlantic, Veitia, Spratt and Skalko from the sale of publications they controlled, edited or wrote without adequate disclosure that promotions therein were paid for by the companies promoted, or the amount of compensation, or that the defendants were selling securities they recommended for purchase in the publications. V.

         Enter an Order imposing civil penalties on each defendant for their unlawful acts pursuant to Section 21 (d)(3)(B)(iii) of the Exchange Act [15 U.S.C. ss. 78u(d)(3)(B)(iii)].
VI.

         Retain jurisdiction of this action in accordance with the principles of equity and the Federal Rules of Civil Procedure in order to implement and carry out the terms of all orders and decrees that may be entered, or to entertain any suitable application or motion for additional relief within the jurisdiction of the Court.

VII.

         Grant such other and additional relief as this Court may deem just and proper.

                                Respectfully submitted,

                                ------------------------------------
                                Thomas C. Newkirk

                                James A. Kidney (Trial Counsel)
                                Jerry A. Isenberg

                              Christopher R. Conte

                                Jeffrey P. Weiss

                                Attorneys for Plaintiff
                                U.S. Securities and Exchange Commission
                                Mail Stop 8-8
                                450 Fifth Street, N.W.
                                Washington, D.C. 20549-0808
                                (202) 942-4797  (Kidney)
                                (202) 942-9581 (Kidney Fax)
Date:  September 27, 1999                   kidneyj@sec.gov

~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~

                       UNITED STATES DISTRICT COURT
                        MIDDLE DISTRICT OF FLORIDA

                             ORLANDO DIVISION

UNITED STATES SECURITIES AND        )     CASE NO.:  99-1222-CV-22-A
  EXCHANGE COMMISSION,              )
                                    )
      Plaintiff,                    )
                                    )     Dispositive Motion

vs.                                 )
                                    )
ROBERTO E. VEITIA, STRATCOMM        )
MEDIA LTD., et al.                  )
                                    )
      Defendants.                   )

                DEFENDANTS' ROBERTO E. VEITIA AND STRATCOMM

              MEDIA, LTD.'S MOTION AND MEMORANDUM TO DISMISS

     The Defendants, Roberto E. Veitia, (hereinafter, "Veitia") and Stratcomm Media Ltd., (hereinafter, "Stratcomm") (or collectively, "Defendants"), pursuant to Rule 9(b) and 12(b) of the Federal Rules of Civil Procedure, hereby file this Motion and Memorandum to Dismiss.
      The SEC has alleged that Veitia violated the fraud and touting provision in of the securities acts in relation to sixteen public companies. It is also alleged that Veitia sold unregistered securities and failed to register as a broker dealer. Additionally, both Veitia and Stratcomm are alleged to be control persons of Corporate Relations Group, Inc. (hereinafter "CRG") and therefore liable under Section 20 of the Exchange Act. Stratcomm is also alleged to have sold its own shares without registration.

      Central to the SEC's claims is the contention that Stratcomm as a control person and Veitia, both individually, and in his position of control, omitted to state material information in the offer and sale of securities and failed to disclose information required by Section 17(b). The omissions alleged are that Veitia and CRG failed to adequately disclose they were being paid to promote certain issuers, the amount of the compensation they received, that they sold stock in the issuers while promoting the issuers and that their employees were paid to promote the issuers to stockbrokers. In one instance the SEC claims that Veitia also failed to disclose cash payments made to stockbrokers.

      The SEC further complains that these disclosures were inadequate as they were not contained in the publications which promoted the issuer clients.

      Also, the SEC has alleged that Veitia and CRG sold unregistered securities and therefore, acts as a broker dealer in certain transactions which were originally issued under Regulation S exemption, as well as other transactions involving the sale of Stratcomm's stock.

      Further, the SEC contends that the broker dealer provisions were violated since unregistered CRG employees contacted stockbrokers and promoted CRG client companies to these brokers to effect the sale of securities.

      As a consequence of these alleged violations the SEC seeks a number of remedies. These include the issuance of an injunction and fines which are statutory remedies. Furthermore the SEC seeks non-statutory relief including disgorgement of all profits and compensation and an accounting.

      The Complaint as to Veitia and Stratcomm is inadequate in relation to Rule 9(b). The SEC has improperly lumped Co-Defendants CRG and Gulf Atlantic Publishing, Inc. (hereinafter "GAP") together in the Complaint, referring to these defendants as "collectively

CRG." Also, in numerous allegations of fraud the SEC has failed to identify the action of either defendant in making a statement which contained an omission. Rather, the SEC has described CRG as having engaged in "promotion" and has not identified any statement which was made on which to support a securities fraud claim. Additionally, CRG is alleged to have sold securities outside the time period of either promotional efforts occurring or publication of articles. However, the SEC in its prayer for relief seeks the disgorgement of all profits and compensation derived from all CRG's client companies.

      The Complaint also utilizes other short hand techniques which render the Complaint legally deficient. The SEC has chosen to preface certain allegations with the phrases, ". . .by virtue of the conduct described above. . ." or "by reason or the foregoing" without any other limiting language. The employment of these phrases in this more than 200 paragraph complaint introduces significant ambiguity into the allegations of fraud.

      The SEC has failed to state a claim for relief for securities fraud against Veitia, individually. The SEC has not identified which actions or omissions that Veitia made would subject him to liability under the securities laws.

      The conduct of CRG, Stratcomm, and Veitia, is protected speech by the First Amendment. The application of these fraud provisions against these Defendants who publish generalized investment information together with features which were clearly marked "Advertorials" and contained other disclaimers that the Defendants were paid for having published the advertorials is contrary to the First Amendment.

      Additionally, other information contained in filings with the SEC indicates that much of the information which the SEC claims was omitted in the publications was in fact provided to the public. Therefore, the SEC has only alleged that the omissions of which it complains were omitted from certain publications not that the information was undisclosed.

      Similarly, the SEC contends that the touting provision Section 17(b) was violated. A review of Section 17(b) in light of the First Amendment indicates that no claim for relief under this section can be sustained on these facts. Additionally 17(b) merely requires disclosure it does not mandate the time, place or manner of the disclosure as alleged in the Complaint.

      The claim of touting and scalping cannot exist when such claims are based upon publication of advertisements which are revealed to be paid advertisements. The entire basis for the SEC's fraud, touting, and scalping fails due to the fact that we are here dealing with disclosed advertising.

      Furthermore, the SEC has not stated as claim for relief against Veitia and Stratcomm in relation to the sale of unregistered securities and failing to register as a broker dealer. Substantial confusion regarding the application of Regulation S during the years at issue in the Complaint indicates that a claim based on Regulation S transactions would be in violation of due process.

      Also, the SEC has not stated a claim for relief for the sale of unregistered securities issued by Stratcomm.

      As much of the relief which the SEC requests from this Court is not authorized by statute such relief must be denied.

      The Defendants, Veitia and Stratcomm, hereby incorporate and adopt the motion to dismiss and supporting memorandum filed by the CRG and GAP, as well as the other Defendants.

      In light of the foregoing the Defendants, ROBERTO E. VEITIA and STRATCOMM MEDIA, LTD. request that this Court dismiss the Complaint for the reasons provided above and as more fully described below.

                                MEMORANDUM OF LAW

      I.    First Amendment and Section 17(b)

            A. Section 17(b) of the Securities Act Violates the First Amendment of the United States Constitution

            The SEC in its Third Claim alleges that CRG and other Defendants, including Veitia, Stratcomm, and Mr. Spratt, violated Section 17(b) of the Securities Act of 1933 (the "Securities Act") because they did not disclose in MoneyWorld and its related publications the fact that they were being paid by, and the amount of compensation they received from, various public companies.
Section 17(b)'s requirements do not satisfy First Amendment standards set forth by the Supreme Court for regulation of commercial speech because the statute does not directly and materially advance the government's stated interest and its requirements are more extensive than necessary to achieve the statutory purpose.

            Section 17(b) compels a person to disclose not only the fact that he or she has been paid to publish an article or advertisement that describes a security, but also the amount of such payment. Section 17(b) provides that:

            It shall be unlawful for any person, by the use of any means or instruments of transportation or communication in interstate commerce or by the use of the mails, to publish, give publicity to, or circulate any notice, circular, advertisement, newspaper, article, letter, investment service, or communication which, though not purporting to offer a security for sale, describes such security for a consideration received or to be received, directly or indirectly, from an issuer, underwriter, or dealer, without fully disclosing the receipt, whether past or prospective, of such consideration and the amount thereof.

15 U.S.C.ss.77(b) (1977). Section 17(b)'s compulsions plainly impact the First Amendment guarantee of freedom of speech. "Mandating speech that a speaker would not otherwise make necessarily alters the content of the speech," and therefore must be considered a content-based regulation of commercial speech. Riley v. National Fed'n of the Blind of North Carolina, Inc., 487 U.S. 781, 795 (1988).
     In determining whether Section 17(b) violates the First Amendment, this Court must first determine the appropriate judicial standard of review for governmental regulation compelling the content of commercial speech. The Supreme Court first recognized the constitutional value of commercial speech in Virginia State Board of Pharmacy vs. Virginia Citizen's Consumer Council, Inc., 425 U.S. 748 (1976). Since then, the Supreme Court, the Courts of Appeal in several circuits, and district courts throughout the country, have clarified and enhanced the substantial burden of proof that the government must satisfy if it chooses to impose content-based regulations on commercial speech. See e.g., 44 Liquormart, Inc, v. Rhode Island, 517 U.S. 44 (1996); Central Hudson Gas & Electric Corp. v. Public Service Commission of New York, 447 U.S. 557 (1980); Nordyke V. Santa Clara Cty., 110 F.3d 707, 713 (9th Cir. 1997).

            The Supreme Court's decisions concerning commercial speech are based on the test adopted in Central Hudson Gas & Electric Corp. v. Public Service Commission of New York, 447 U.S. 557 (1980) - a test that, as some Justices of the Supreme Court observed, was inadequate from the beginning because it assumed that commercial speech should receive less than full First Amendment protection. See 44 Liquor Mart, Inc, v. Rhode Island, 517 U.S. 44 (1996). This Court now has before it a case where the government is attempting to regulate the content of commercial speech in magazines directed to the investing public.

                       (1) This Court Should Adopt Strict

                      Scrutiny As The Appropriate Standard

                    For Judicial Review Of Commercial Speech

         We respectfully submit that this Court should determine that commercial speech enjoys the same full First Amendment protections as noncommercial speech, and strike down Section 17(b) of the Securities Act as unconstitutional.

                        (a) Content-Based Regulations are

                                 Equally Unacceptable for Commercial

                            and Noncommercial Speech

     Content-based regulations include any government directive that mandates speech that a speaker otherwise would not make. See Riley v. National Fed'n of the Blind of North Carolina, Inc., 487 U.S. 781, 795 (1988) (requiring that professional fund raisers disclose percentage of charitable contributions collected actually turned over to charity violates the First Amendment); Miami Herald Publishing Co. v. Tornillo, 418 U.S. 241, 256 (1974) (compelling newspapers to print an editorial reply violates First Amendment). Content-based regulations are inherently suspect under the First Amendment both in the context of noncommercial and commercial speech.1
         The possibility that constitutional distinctions might exist between commercial and noncommercial speech, and that the Constitution might require less protection for commercial speech, was first suggested by Justice Blackmun in Virginia State Board, 425 U.S. at 771 n.24. These so-called "commonsense distinctions" led to the Supreme Court's Central Hudson multi-factor test, and to the conclusion that full First Amendment protection would not be afforded to commercial speech. See Central Hudson Gas, 447 U.S. at 562-63.

         Regardless of what "common sense" once seemed to suggest twenty years ago, recent decisions of the Supreme Court demonstrate that these distinctions between categories of speech can no longer support lesser protection for commercial speech.2 In modern society, advertising is of substantial importance to the livelihood of consumers and businesses alike. Advertising about public companies and their stock informs the American public about investment opportunities. Advertising for computers and related products informs the American public about ways to receive unprecedented access to information and how to form electronic communities. Advertising for digital cameras informs families of new ways to

--------
1 "The very purpose of the First Amendment is to foreclose public authority from assuming a guardianship of the public mind through regulating the press, speech, and religion." Thomas v. Collins, 323 U.S. 516, 545 (1945) (Jackson, J., concurring). "To this end, the government, even with the purest of motives, may not substitute its judgment as to how best to speak for that of speakers and listeners: free and robust debate cannot thrive if directed by the government." Riley, 487 U.S. at 790. The Supreme Court's antipathy toward content-based regulations in commercial speech context is reflected in its "general rule" that "the speaker and the audience, not the government, assess the value of the information presented." Edenfield v. Fane, 507 U.S. 761, 767 (1993).


2 As Justice Stevens, joined by Justices Kennedy and Ginsburg, recently stated in 44 Liquormart, "neither the 'greater objectivity' nor the 'greater hardiness' of truthful, nonmisleading commercial speech justifies reviewing its complete suppression with added deference." 517 U.S. at 502. Justice Thomas reached the same conclusion. Id. at 523 n.4.
                                        8
preserve their memories of important events. These messages, while labeled mere "commercial" speech, certainly are no less important to the public, and cannot be less worthy of First Amendment protection, than the rantings of neo-Nazis or expletives about the draft emblazoned on Leonard Cohen's jacket, each of which was found to constitute speech protected under the First Amendment. See National Socialist Party v. Village of Skokie, 432 U.S. 43 (1977); Cohen v. California, 403 U.S. 15 (1971).
     Adoption of strict scrutiny as the test for regulation of commercial speech already has been endorsed by four members of the Supreme Court 179 Justices Stevens, Kennedy, Thomas and Ginsburg. 44 Liquormart, 517 U.S. at 501 (plurality opinion); id. at 526 (Thomas, J., concurring). Indeed, under the Supreme Court's more recent decisions, the Central Hudson test itself has evolved into a near equivalent of strict scrutiny.3 For this reason, the SEC's apparent reliance on SEC v. Wall Street Publishing, Inc., 851 F.2d 365 (D.C. Cir. 1988), and on the recent unpublished district court decision in SEC v. Huttoe, No. 96-2543 (D.D.C.
1998), is plainly incorrect.4 Those decisions completely fail to take account two decades of commercial speech cases which have refined the Central Hudson test, and firmly tightened the scrutiny on any restrictions against commercial speech.
--------------
3 In Greater New Orleans Broadcasting Association, Inc. v. United States, the most recent Supreme Court case involving commercial speech, the Court explicitly stated that it was not adopting strict scrutiny, although it left open the possibility of considering it in an appropriate case. 119 S. Ct. 1923, 1929
(1999).


4 The facts in both cases are clearly distinguishable from this case because the publishers of the articles in question failed to disclose the fact that they were being paid to publish the articles. In Wall Street Publishing, the articles were not labeled advertisements, 851 F.2d at 372; and in Huttoe, the court held that the statement "Personnel associated with SGA may own shares in the companies mentioned herein or may act as consultants thereto," did not constitute disclosure of compensation. Here, Money World magazine labeled the articles "advertorials."

                        (b) The Historical Circumstances
                            Surrounding the adoption of the Bill of
                            Rights Confirm that Commercial Speech
                            Merits Full First Amendment Protection

         The historical evidence as to the original intent of the framers of the Constitution supports equal First Amendment treatment of commercial and noncommercial speech. During the period leading to the Constitutional Convention, Americans were deeply concerned about the relationship between government and commerce. The Federalist papers, published following the Constitutional Convention, made clear that commercial concerns were central to the Framers. As Alexander Hamilton wrote in No. 12, "The prosperity of commerce is now perceived and acknowledged by all enlightened statesmen to be the most useful as well as the most productive source of national wealth, and has accordingly become a primary object of their political cares." The Federalist No. 12, at 91 (Alexander Hamilton) (Clinton Rossiter ed., 1961). In order to remedy the commercial crisis that had arisen under the Articles of Confederation, the drafters of the Constitution provided for a strong central government that would have the express power to regulate interstate commerce. See Catherine Drinker Bowen, Miracle at Philadelphia: The Story of the Constitutional Convention May to September 1787 9-10 (1966).

         However, the creation of a strong central government also worried many Americans who feared that a new federal government would like England trample upon their basic freedoms. To allay those fears, the Bill of Rights was drafted and ratified by the States. The Reader's Companion to American History 97-99 (Eric Foner & John A. Garraty eds., 1991); Herbert J. Storing, What the Anti-Federalists Were For 64-70 (Murray Dry ed., 1981).

First among the amendments to the Constitution was the provision that "Congress shall make no law . . . abridging the freedom of speech, or of the press . . .
 ." U.S. Const. amend. I.
         At the time of the ratification of the Bill of Rights, the American people thus were concerned with advancing the free flow of commerce, and they relied heavily on advertising as a means of communicating about commercial matters. At the same time the new Americans plainly were interested in placing limits on the powers given to the national government by the new Constitution. Because, as Hamilton wrote, a desire for peaceful prosperity based on commerce was a prime force leading to the creation of the Constitution, the conclusion is inescapable that early Americans believed that their advertising was as worthy of protection under the First Amendment as was their speech on other social or political issues of the day.

         In sum, both the historical evidence of original intent, and the Supreme Court's repeated condemnation of content-based regulation, compel the adoption of strict scrutiny as the test for protecting commercial speech from paternalistic censorship. This Court therefore should recognize that commercial speech is to be fully protected by the First Amendment.

                        (2) This Court Should Strike Down
                            Section 17(b) Under the Strict Scrutiny Test

         In order to defend Section 17(b) from constitutional attack under the strict scrutiny standard, the SEC must demonstrate: (i) that it has a compelling interest in requiring that anyone who publishes an article that describes a security must disclose both the fact that they have been paid to publish and the amount thereof; and (ii) that these mandated disclosures are narrowly tailored to serve the government's compelling interest. Riley v.

National  Federation  of the Blind of North  Carolina,  Inc.,  487 U.S. 781, 786
(1988). While the SEC may argue that the governmental interests asserted to justify Section 17(b) are compelling, the SEC cannot possibly maintain its burden of establishing that Section 17(b)'s requirement that the publisher disclose both the fact and the amount of compensation is narrowly tailored to pass First Amendment muster.

                           (a) The Legislative History of Section 17(b) Reveals That Congress Was Concerned

                                 About Objective Reporting and Securities Fraud

Like the 1933 Act's other provisions, Section 17(b) was designed to require full and fair disclosure of the character of securities sold in commerce and through the mails. See Securities Act of 1933, 15 U.S.C.ss.77a et. seq. (1997). Congress' main concern in drafting the bill that became Section 17(b) was to prohibit advertisements that were masquerading as "objective reporting." The House Committee Reports noted that Section 17(b) was "particularly designed to meet the evils of the 'tipster sheet' as well as articles in newspapers or periodicals that purport to give an unbiased opinion but which opinions in reality are bought and paid for." See H.R. REP. NO. 85, at 24 (1933), reprinted in FEDERAL SECURITIES LAWS: 1 LEGISLATIVE HISTORY 1933-1982, at 161 (1983).
         The legislative history of Section 17(b) does not indicate that the drafters of the legislation were concerned about advertising that was plainly identified as such, or about revealing how much a publisher of such advertising was paid. Rather, the drafters of the bill expressed concern that anyone reading a publication that described a security should know whether the article was "bought and paid for" in order to curtail securities fraud. H.R. REP.

No. 85 at 6. As discussed  below,  while the  government's  interest in enacting
Section 17(b) may be substantial, its requirement that persons disclose the fact and amount of consideration neither necessary nor narrowly tailored to the Congressional purpose.
                           (b)   Section 17(b)'s Requirement That Publishers

                                 Disclose The Fact And Amount Of

                                 Compensation Cannot Withstand Strict Scrutiny

     Section 17(b)'s requirement that anyone who publishes an article that describes a security must disclose the fact that they have been paid to publish the article and the amount of consideration cannot withstand strict scrutiny because the statute is not narrowly tailored. While preventing securities fraud is a compelling government interest, see SEC v. Capital Gains Research Bureau, Inc., 375 U.S. 180, 186-87 (1963); Blount v. SEC, 61 F.3d 938, 944 (D.C. Cir.
1995), the question here is whether Section 17(b) is narrowly tailored to meet the government's interest.
         First, the fact that a company paid to have an article or advertisement, which "describes a security," in a publication does not necessarily mean that fraudulent conduct is occurring or that someone is being deceived. Every day, corporations and individuals pay to have advertisements placed in newspapers, magazines and other periodicals across the country. Many advertisements contained in these periodicals "describe a security," but do not mention the fact or amount that the publisher was paid to publish the advertisement. Most editions of the Wall Street Journal or Business Week magazine contain such examples. To suggest, without more, that there is a correlation between advertisements which "describe a security," and fraud is simply unsupportable. As the Supreme Court stated in Riley, "[i]t is well settled that a speaker's rights are not lost merely because compensation is received; a speaker is no less a speaker because he or she is paid to speak." 487 U.S. at 801. "Broad prophylactic rules in the area of free expression are suspect. Precision of regulation must be the touchstone in an area so closely touching our most precious freedoms." NAACP v. Button., 371 U.S. 415, 438
(1963).
         Moreover, where the publication is plainly labeled as an advertisement such as here, disclosing the specific amount of compensation paid to the publisher does not directly advance the government's interest in preventing securities fraud. While the SEC may argue that the amount of compensation is material to the reader because the SEC believes it discloses the extent of the publisher's bias, several other reasons unrelated to the subjectivity of the publication could account for higher or lower compensation. These include: (i) the amount of advertising pages purchased; (ii) the size of the paid circulation or geographic reach of the magazine; (iii) prevailing advertising rates in the industry; (iv) overhead and costs of the publication; and (v) other business arrangements between the advertiser and the publisher.

         The burden lies with the SEC to demonstrate that forcing publishers to disclose the fact and the amount paid for advertising is the least intrusive means in preventing "masquerading" and securities fraud. Where the articles are already labeled "Advertorials," forcing publishers to disclose the amount of consideration they charge for the advertisements has no direct correlation to preventing securities fraud. Whether CRG was paid $100 or $100,000, or 100 shares or 10,000 shares of stock, a MoneyWorld reader already knows without this information that he or she is reading an article paid for by the company. Simply put, Section 17(b)'s requirements constitute a more extensive regulation than is necessary to serve Congressional intent or any SEC enforcement interest. Hence, under First Amendment strict scrutiny standards,
Section 17(b) cannot stand.

                      (3) Section 17(b) is Unconstitutional

                          Under the Central Hudson Test

         Even if Section 17(b) is not subjected to strict scrutiny, the government cannot meet the test set forth in Central Hudson. Under that test, the SEC must show that: (i) if the communication is neither misleading nor related to unlawful activity; (ii) the government has a substantial interest;
(iii) the restriction advances the asserted interest in a direct and material way; and (iv) the restriction is not more extensive than necessary. Central Hudson, 447 U.S. at 564. For the reasons set forth above, the SEC cannot contend that paid advertising as such is unlawful or misleading; particularly where, as here, the publication is clearly labeled as an advertisement.5

         While admittedly there is a compelling governmental interest in combating securities fraud, once the fact of consideration is disclosed, the SEC cannot successfully argue that it has a substantial or compelling interest in mandating the disclosure of the amount of consideration. Moreover, even if the SEC could satisfy the second prong of the Central Hudson test, Section 17(b) clearly founders on the third and fourth prongs.

--------
5 There is no allegation in this case that any of the advertisements published in Money World contained false or misleading statements. See City of Cincinnati
v. Discovery Notework, Inc., 507 U.S. 410, 416 (1993) (the unlawful or misleading conduct must relate to the content of the speech). The SEC's "fraud" case in this regard is based solely on defendants' claimed failure to disclose
(i) the receipt of compensation from the companies who paid to have advertisements place in Money World, and (ii) their trading in the securities.

         The third prong of the Central Hudson test addresses whether the compelled speech directly and materially advances the asserted governmental interest. "This burden is not satisfied by mere speculation or conjecture; rather, a governmental body seeking to sustain a restriction on commercial speech must demonstrate that the harms it recites are real and that its restrictions will in fact alleviate them to a material degree." Greater New Orleans, 119 S. Ct. at 1932, quoting Edenfield v. Fane, 507 U.S. 761, 770-771
(1993). For the reasons set out above, where the fact of consideration has already been disclosed, the requirement that the publisher also disclose the amount of consideration does not materially or directly advance any governmental interest. In light of the several factors impacting advertising rates, the SEC's claim that disclosure of the amount of consideration materially advances the ability of investors to measure editorial bias is based on nothing but speculation and surmise. Furthermore, editorial bias does not exist with advertisements.

         Finally, the SEC cannot satisfy the fourth prong of the Central Hudson test because the SEC cannot show that the restriction is no more extensive than necessary to serve the government's interest. Greater New Orleans, 119 S. Ct. at 1932. Although the possibility of fraud and deception exist in any publication that describes a security, the government's interest in preventing securities fraud is separately addressed and protected by other provisions of the federal securities laws. Section 10(b) and Rule 10b-5 of the Exchange Act and Section 17(a) of the Securities Act, also known as the antifraud statutes, prohibit misrepresentations, omissions of material fact, schemes or artifices to defraud and acts, practices or courses of business which operate as a fraud or deceit. Indeed, the SEC has relied upon these antifraud provisions in this case. See Complaint at pp. 62-66. Because these antifraud statutes already address and protect the essence of the government's purpose in promulgating Section 17(b) (i.e., to combat fraud), additional mandates that impinge upon the fundamental right of freedom of speech must be no more extensive than necessary. Accordingly, because another statute already addresses the government's interest, 17(b) should be struck down as unconstitutional.

         The fact that the SEC has never charged major publishers such as the Wall Street Journal or Business Week for failure to disclose the receipt and amount of compensation for advertisements that "describe a security," is also evidence that 17(b) provides ineffective or remote support for the government's purpose of combating fraud. The aspect of the statute challenged here is simply unnecessary.

         Because the articles in CRG's publications were plainly labeled as "bought and paid for," the additional requirement that CRG disclose the amount of consideration it received does not directly or materially advance the government's interests. Moreover, because other federal statutes adequately address and protect the government's concern of combating securities fraud by less restrictive means, Section 17(b)'s regulation of commercial speech is more extensive than necessary under both the strict scrutiny and the Central Hudson test. Thus, Section 17(b) violates the First Amendment and should be declared unconstitutional by this Court.

                     (4)   Freedom of the Press

         There can be no doubt that the publications here at issue are within the First

Amendment's protection afforded to "the press." The Supreme Court stated in Lowell v. City of Griffin Ga., 303 U.S. 444, 452 (1938), "The press in its historic connotation comprehends every sort of publication which affords a vehicle of information and opinion." The publications at issue here are no less subject to constitutional protection under the First Amendment than Standard and Poors. That publication was recognized as being within the meaning of the press in the case of In Re Scott Paper Company Securities Litigation, 145 F.R.D. 366 (E.D. Pa. 1992)(First Amendment protection applies to disseminators of corporate financial information).

     The Supreme Court has recognized that the First Amendment is designed to prevent previous restraints on publications principally although not exclusively through previous restraints or censorship. Grosjean v. American Press Co., 297 U.S. 233, 249 (1936).
         While it is conceded that there may be some reasonable controls on freedom of the press such controls cross the line when the press is required to publish the exact terms, amount, and method of compensation for advertisements which are revealed as such.

         The effect of such prior restraint on the press is far reaching. First, it will reveal particular details of the financial aspects of advertisement to competing members of the press. This may have an adverse impact upon the economic viability of the press.

         Second, the requirements of disclosure will impact the content of the publication. Space in the publication will be required to set forth the SEC's mandated disclosure.


         The publications will therefore have less space to publish information or will have increased costs to the requirements of additional space to set forth the details of remuneration for each advertisement.

         Such infringement on the press serves no legitimate purpose. The public only need know that information is an advertisement to accomplish the intent of Congress in enacting Section 17(b).

         II.  Failure to Satisfy the Pleading Requirements of Rule 9(b)
              ---------------------------------------------------------
         Federal Rules of Civil Procedure 9(b) provides that, "In all averments of fraud or mistake, the circumstances constituting fraud or mistake shall be stated with particularity. Malice, intent, knowledge, and other conditions of mind of a person may be averred generally."

         The Complaint fails to satisfy the requirement of Rule 9(b) as to Defendants Veitia and Stratcomm.

         The SEC contends that Stratcomm and Veitia are control persons of Co-Defendants CRG and GAP. However, the SEC has only sought to hold Veitia and Stratcomm liable as control persons for the actions of CRG (Cmplt. P. 199).

         The SEC has chosen to combine CRG and GAP in the Complaint and grouped these Defendants as "collectively CRG" (Cmplt. P. P. 4 & 10). This grouping has rendered this Complaint legally deficient.

         The use of such labeling has resulted in Stratcomm and Veitia being unable to determine whether the SEC seeks to sanction them for the actions of CRG or GAP, or both companies together. The lumping of these defendants is contrary to the specificity requirements or Rule 9(b).
     In a securities action, mere conclusory allegations of deception or fraud are insufficient to satisfy Rule 9(b). Elster v. Alexander, 75 F.R.D. 458 (D.C. Ga. 1977); Segal v. Gordon, 467 F.2d 602 (2d Cir. 1972); In re: Checkers Securities Litigation, 858 F.Supp. 1168 (M.D. Fla. 1994). Rule 9(b) requires, at a minimum that a plaintiff allege the time, place and content of the false representations or omissions, as well as the identity of the person making the misrepresentation or omission. Keith v. Stoelting, Inc., 915 F.2d 996, 1000 (5th Cir. 1990)(citing 5 Charles A. Wright & Arthur R. Miller, Federal Practice and Proceduress.1297 at 403). When multiple defendants are charged with securities fraud, the particularity requirements for pleading fraud requires specific allegations of each defendant's participation in the fraud. DiVittorio v. Eqidyne Extractive Industries, Inc., 822 F.2d 1242, 1247 (2nd Cir. 1987); Furman
v. Sherwood, 833 F.Supp. 408 (S.D.N.Y. 1993). Also, common allegations used to imply that each defendant was responsible for statements and actions of others in a securities fraud action cannot satisfy the requirements of Rule 9(b). David
F. Apple, M.D. Professional Corp. Pension Plan v. Prudential Bache Securities, Inc., 820 F.Supp. 984 (W.D.N.C. 1992), aff'd, 933 F.2d 228 (4th Cir. 1993). Each
Defendant is entitled to be apprized by particularized pleadings of facts surrounding the alleged fraud. Center Cadillac, Inc. v. Bank Leumi Trust Co. of N.Y., 808 F.Supp. 213 (S.D.N.Y. 1992).

         A.  Improper Labeling of Defendants

         A review of the complaint reveals that the SEC's allegations fail to place the Defendants Stratcomm and Veitia on notice as to what specific acts or practices of each

Defendant the SEC seeks to sanction. As the SEC has chosen to combine CRG together with GAP, each allegation in the Complaint as to CRG is therefore an allegations which pertains equally to GAP.

         The SEC has alleged that GAP is a subsidiary of Defendant, Stratcomm. Furthermore, the SEC contends that from late 1995 GAP replaced CRG as the primary entity which was responsible for publishing promotional magazines and newsletters. (Cmplt.P. 12)

         The Complaint's deficiency is clearly illustrated in the allegations regarding the promotion of Tracker, Delta Petroleum, Ammonia Hold and Imtech. In each section of the complaint devoted to describing the promotion of these entities the allegation provides that CRG promoted the aforementioned corporations in various publications (Cmplt. P. P. 60, 84, 103, 121, 134). However, the SEC has provided that both CRG and GAP have violated 17(a), 10(b) and Rule 10b-5 as to each of these companies without alleging a single fact which is specific to GAP (Cmplt. P. P. 63, 86, 106, 123, 134). Therefore, Veitia and Stratcomm are not on notice as to which entity committed any action which might subject them to liability.

         The SEC's lumping of these two Defendants as "collectively CRG" is particularly egregious since one of the main violations alleged by the SEC is fraud in the promotion of securities. In part the SEC has claimed that CRG and other defendants committed fraud by failing to make certain disclosures in promotional materials. Therefore, the identity of the party that is making the promotion is central to determining what obligation if any that party had in light of the securities laws.

         The Complaint must allege specifics of fraud as required by Rule 9(b) as to each Defendant. Schultz v. Rhode Island Hosp. Trust Nat. Bank, 94 F.3d 721, 731 (1st Cir. 1996).
         B.  Failure to Plead With Specificity As to Veitia

         The SEC seeks to hold Veitia, individually, liable for almost each and every securities violation alleged in the Complaint. The allegations however fail to provide what acts or practices Veitia engaged in which subject him to liability.

     The SEC alleges that Veitia was "the mastermind", or made "suggestions" or "orchestrated" certain actions (Cmplt.P. 33, 47, 56). These types of conclusory allegations are precisely the types of allegations which Rule 9(b) seeks to remedy. Additionally, Veitia is not mentioned in any substantive way in allegations involving Ammonia Hold, Imtech, Global Spill, Jreck Subs, Sobik Subs, and Viking Management, as well as the allegations directed at Stratcomm. Therefore, the only allegations concerning Veitia regarding any of these issuers are those allegations that he was a "mastermind." Such allegations cannot sustain a claim for relief for fraud. See, S.E.C. v. U.S. Environmental, Inc., 897 F.Supp. 117, 119 (S.D. N.Y. 1995)(Claim of primary liability cannot be sustained on mere allegations that a person engaged in a plan or scheme.)
         Furthermore, the SEC has not provided Veitia notice as to which acts would subject him to liability in for those issuers in which the SEC alleges he was involved. The SEC claims that Veitia executed a stock purchase agreement with Delta Petroleum (Cmplt. P. 67). Also alleged is that Veitia bought 50 shares of Foreland stock (Cmplt. P. 127). Additionally, the SEC has alleged that Veitia executed certain contracts with issuer clients

(Cmplt.P.P. 67, 135, 140, 174). None of this behavior establishes that Veitia, individually, has violated the securities laws.
         The allegations provide that omissions were made in CRG publications. The allegations do not provide that Veitia himself made omissions.

         To satisfy Rule 9(b) Veitia is entitled to be informed of the time and place each statement was made which contained an omission, what statements were made, the manner in which they were made and what the defendants received from the fraud alleged. Brooks v. Blue Cross & Blue Shield of Fla, Inc., 116 F.3d 1364, 1370 (11th Cir. 1997) On these allegations the SEC has failed to satisfy this pleading requirement.

         C.  Failure to Specify Control Person Liability

         The allegations as to Stratcomm's actions cannot sustain a cause of action for control person liability. There are no allegations which establish that Stratcomm engaged in any way in any fraudulent activity.

     To sustain a cause of action under Section 20(a) it must be shown that the controlling person was involved in the fraudulent scheme. Rochez Brothers, Inc.
v. Rhoades, 527 F.2d 880, 884 (3rd Cir. 1975). In Rochez the court stated, "[t]he legislative history of Section 20(a) illustrates that Congress intended liability to be based on something besides control. That something is culpable participation. Id. at 884-885.
         Here, the SEC has not even alleged one action on the part of Stratcomm to indicate how they participated in any of the 15 securities transactions with CRG's issuer clients. Having failed to do so the SEC has not satisfied the pleading requirements of Rule

9(b).

         D.  Failure to Specify Communication Made to Support Allegations of
         Fraud

         As discussed above, the SEC has claimed that Veitia and Stratcomm violated the securities laws in their position as control persons. The SEC has failed to establish with specificity the acts of CRG which might subject them to liability.

         The SEC has failed to allege with particularity when CRG made communications which contained omissions of material information which would subject them to liability for fraud. The facts as to what statements were made by CRG together with when the statements were made are critical to the SEC's claim of fraud.

         The SEC has indicated in certain instances in the complaint that CRG began promoting client companies during specified periods. However there are no facts alleged which set forth the promotional efforts in detail. Likewise, the times and content of the representations are not alleged. The general nature of the allegations are the same for each company identified in the Complaint. The allegations as to Tracker and ECO2 are examples of the improper pleading by the SEC.

         As to Tracker, the SEC has alleged that CRG began promoting Tracker in the Summer of 1994 (Cmplt. P. 46). The SEC does not provide what those promotional efforts included except to identify the January, October and November, 1995 editions of MoneyWorld in which Tracker was featured.

         Similarly, the allegations as to ECO2 are equally obtuse. Here, the SEC alleges that CRG being promoted ECO2 in August, October and November 1995 (Cmplt. P. 142).

Additionally, CRG is alleged to have started selling its shares of ECO2 in June of 1995, which is well before the promotion began (Cmplt. P. 140). The SEC has failed to identify any communication made in connection with the sale of securities in June and July for which the SEC seeks to sanction them.

         Part of the relief the SEC seeks is the disgorgement of all profits and compensation CRG and GAP, as well as the other Defendants received from the issuers alleged in the Complaint (See, Complaint, "Prayer for Relief IV"). The SEC, by having failed to identify any communication made by any Defendant while sales of securities were made by CRG, has failed to satisfy the pleading requirements of Rule 9(b).

         The failure to specify the acts of promotion, as well as when the promotions occurred and the times of the sales, is a fatal violation of Rule 9(b).

         E.  The Complaint is Patently Vague

         The SEC has chosen to preface certain allegations with the phrases, ". . .by virtue of the conduct describe above. . ." or "by reason of the foregoing"
without any other limiting language. The use of these limitless terms is contrary to the specificity requirements of Rule 9(b).

         An example of the harm caused by vague allegations can be found in paragraph 63 of the Complaint. That paragraph claims a violation of Section 17(a); Section 10(b); Rule 10b-5; Section 17(b); and Section 5, by referencing the first 62 paragraphs. There is no indication as to the specific acts for which the Defendants are being held accountable since the allegations in the proceeding 62 paragraphs describe in general terms a number of events.

These events include allegations as to Regulation S, Rule 144, and the issuance of S-8 stock, as well as to conclusory statements of fraud. Similar allegations can be found as to each of CRG's client companies.

         F.  Failure to State A Claim Upon Which Relief Can Be Granted
         Veitia and Stratcomm hereby incorporate the arguments and legal theories set forth in CRG's and GAP's memorandum in support of the motion to dismiss.
         The underlying support for the motion to dismiss as set forth in CRG's and GAP's memorandum is equally applicable to Stratcomm and Veitia. The promotional programs conducted with disclosure that said programs are paid advertisements preclude liability on the part of all Defendants. The remaining arguments in support of CRG and GAP's motion to dismiss are likewise applicable to Stratcomm and Veitia.

         III. Failure to State a Cause of Action in Relation to Section VI of the Complaint

         The SEC has alleged in Section VI of the Complaint that Stratcomm acted as an unregistered broker dealer with CRG and caused an unregistered distribution of Stratcomm common stock, which CRG and GAP touted without disclosing its relation to Stratcomm. It further alleged that these activities subject CRG, Veitia and other Defendants to liability under the fraud and touting provisions of the securities laws. Additionally, Stratcomm, Veitia and CRG are alleged to have violated Section 5 of the Securities Act and Section 15(a)(1) of the Exchange Act. Also, Stratcomm and Veitia are claimed to be liable under Section 20(a) of the Exchange Act as control persons. The Complaint fails to state a claim for relief as to this issue, for the reasons set forth below, as well as those put forth in CRG's and GAP's motion to dismiss.
         First, the SEC has failed to state a claim for relief for violation of the fraud provisions of the securities laws. The basis of the SEC's claim that these provisions were violated were that CRG and GAP did not disclose that they were owned by Stratcomm, or related to another entity, Chicken Kitchen.

     The fact that CRG and GAP omitted to disclose in its publications that they are owned by Stratcomm and were affiliated with Chicken Kitchen cannot support a violation of the fraud provisions of the securities laws as this relationship was disclosed in numerous public filings. Investors are imputed with the knowledge of the total mix of information available. Picard Chemical Inc. Profit Sharing Plan v. Perrigo Company, 940 F.Supp. 1101, 1121-1123 (W.D. MI. 1996)(The market may be assumed to be aware of publically available information.) Therefore this alleged omission in the publications themselves cannot support the SEC's claim for relief. Notably, the SEC fails to allege that such information was not in the public domain.
         Second, the SEC has failed to indicate how the touting provision found in Section 17(b) has been violated. The SEC has not alleged that the publications failed to disclose the fact that payment was made or the amount of such payment (Cmplt. P. P. 184-189). Without either of these two rudimentary elements, a claim for relief for Section 17(b) cannot stand.

         Third, the SEC's allegation as to this alleged unregistered distribution contains contradictory facts and therefore, does not place the Defendants on notice as to what actions the SEC complains. The SEC has alleged that the shares sold were unregistered (Cmplt. P.

184). Additionally, the SEC has alleged that if Stratcomm did not have any shares to sell, Stratcomm borrowed restricted shares and replaced those shares with Veitia's shares (Cmplt. P. 186). Therefore, it appears at a minimum that some of the shares sold were subject to a registration statement and therefore were not unregistered.

         Since the SEC has apparently alleged inconsistent positions, the Defendants are not on notice as to what actions the SEC seeks to remedy. This is in violation of Rule 8(a) which requires "a short plain statement showing that the pleader is entitled to relief." The SEC has not alleged that Stratcomm sold shares which Stratcomm itself owned. Rather, the allegations indicate that the shares of Stratcomm stock which were sold were those of Stratcomm investor. Therefore Stratcomm, Veitia and the other defendants are not alleged to have conducted a distribution of shares which

         Similarly,  as the  pleadings are  inconsistent  the  applicability  of
Section 15(a)(1) of the Exchange Act cannot be determined.

         Therefore, the SEC has failed to state a claim for relief for a violation of either the antifraud or touting provisions of the securities act and has pled inconsistent facts regarding the alleged sale of unregistered securities.

                                Conclusion

         For the reasons set forth above, the Complaint should be dismissed.

                             Respectfully submitted,

                        LAW OFFICES OF HORWITZ & FUSSELL,

                           a Professional Association

                     By:   __________________________________
                           MARK L. HORWITZ, ESQUIRE
                             Florida Bar No. 147442

                           17 East Pine Street

                             Orlando, Florida 32801

                           (407) 843-7733
                             Fax No.: (407) 849-1321

                           Attorneys for Defendants, Roberto Veitia and
                            Stratcomm Media, Ltd.

                          CERTIFICATE OF SERVICE

         I HEREBY CERTIFY that a true and correct copy of the foregoing has been furnished via U.S. Mail to the persons on the attached Service List this 13th day of December, 1999.

                           MARK L. HORWITZ, ESQUIRE

                                         UNITED STATES DISTRICT COURT
                                          MIDDLE DISTRICT OF FLORIDA
                                               ORLANDO DIVISION

UNITED STATES SECURITIES AND                )        CASE NO.:  99-1222-CV-22-A
  EXCHANGE COMMISSION,                      )
                                            )
         Plaintiff,                         )
                                            )
vs.                                         )        Dispositive Motion
                                            )
CORPORATE RELATIONS GROUP,                  )
INC., GULF ATLANTIC PUBLISHING,             )
INC., et al.,                               )
                                            )
         Defendants.                        )


                  DEFENDANTS, CORPORATE RELATIONS GROUP, INC. AND GULF
                   GULF ATLANTIC PUBLISHING, INC.'S MOTION TO DISMISS

         The Defendants, Corporate Relations Group, Inc. (hereinafter "CRG") and Gulf Atlantic Publishing, Inc., (hereinafter "GAP"), by and through their undersigned counsel, move this Court to dismiss the complaint for failure to state a claim upon which relief can be granted and for failure to plead fraud with particularity. This motion is filed pursuant to Rule 12(b)(6) and 9(b) of the Federal Rules of Civil Procedure.

                                           Nature of Allegations and
                                          Summary of Basis for Motion

         The Securities and Exchange Commission, (hereinafter, "SEC"), filed a 76-page complaint against 16 corporations and individuals seeking a permanent injunction, disgorgement and fines. The allegations date back to September, 1994 and detail activities through December, 1996. Additionally, the 16 Defendants are alleged to have committed securities violations involving 15 public companies.

         The SEC alleges that CRG and GAP violated Sections 5, 17(a) & 17(b) of the Securities Act of 1933 ("Securities Act") [15 U.S.C. ss. 77q(a) & (b)];
Section 10(b) of the Securities Exchange Act of 1934 ("Exchange Act") [15 U.S.C. ss.78j(b)] and Rule 10b-5 promulgated thereunder 17 C.F.R. ss. 10b-5. Additionally, CRG is alleged to have violated Section 15(a)(1) of the Exchange Act [15 U.S.C. ss.78o(a)(1)].

         The  SEC  has  not   alleged   that   either   CRG  or  GAP   made  any
misrepresentation of material fact. Rather, the SEC contends that CRG and GAP (and Defendants Veitia, Skalko, Spratt and Stratcomm) failed to adequately disclose: that payment was made to promote companies; the amount of the compensation received; that stock was sold in the companies while the companies were being promoted; and, that CRG employees were paid to promote its customer companies to stockbrokers. In one instance the SEC claims that CRG failed to disclose that cash payments were made to stockbrokers.

         Similarly, the SEC seeks to sanction CRG, GAP, and the other Defendants under the disclosure provision in Section 17(b). The SEC contends that the disclosures in CRG and GAP publications did not satisfy the requirements of
Section 17(b).

         The SEC has also alleged that CRG, GAP, and the other Defendants sold unregistered securities and therefore acted as a broker dealer in certain transactions which were originally issued under the Regulations S exemption, as well as other transactions involving the sale of Defendant, Stratcomm's stock.

         The SEC also contends that CRG was required to register as a broker dealer because its employees contacted stockbrokers to communicate information (which is not claimed to be false) about CRG client companies.

         As a consequence of these alleged violations, the SEC seeks a number of remedies. These include the issuance of an injunction and fines which are statutory remedies. Furthermore, the SEC seeks non-statutory relief including disgorgement of profits and compensation, and an accounting.

         The SEC has  improperly  lumped CRG and GAP  together in the  Complaint referring to these Defendants as "collectively CRG." Also, in numerous allegations of fraud, the SEC has failed to identify the action of either Defendant in making a statement which contained an omission. Rather, the SEC has described CRG as having engaged in "promotion" and has not identified any statement which would support a securities fraud claim. Such vague allegations do not comply with Rule 9(b) of the Federal Rules of Civil Procedure.

         The SEC also alleges that CRG sold securities while promoting those companies. The allegations are not specific as to the timing of the sales and promotions. The SEC therefore claims it is fraudulent for CRG to sell stock legally obtained for promotional services before or after the promotion. The SEC seeks disgorgement of all profits and compensation without regard to the timing of CRG's sale of stock legally obtained as compensation for services. The Complaint therefore seeks disgorgement of profits even if CRG sold stock before it began placing promotional material in its publications which was disclosed as paid advertising. It is submitted that the First Amendment guarantee of freedom of speech and the press prohibit this action by the SEC in punishing CRG's actions. In addition, as a matter of law, the publication of promotional material disclosed as a paid advertisement can never be considered conduct which would give rise to claims of touting or scalping.

         The SEC has no legitimate interest in a publisher's purchase and sale of stock in a corporation that advertises in the publisher's material when the public is advised that the information disseminated is advertisement and not an independent evaluation of the client company.

         The Complaint also utilizes other shorthand techniques which render the Complaint in violation of Rule 9(b) specificity requirements. The SEC has chosen to preface certain allegations with the phrases, ". . .by virtue of the conduct describe above. . ." or "by reason of the foregoing," without any other limiting language. The employment of these phrases in this more than 200-paragraph complaint introduces significant ambiguity into allegations of fraud.
         The SEC has failed to state a claim for relief for securities fraud against CRG and GAP. The conduct which the SEC alleges these Defendants engaged is protected speech by the First Amendment. The application of these fraud provisions against these Defendants who published generalized investment information, together with features which were clearly marked "ADVERTORIALS" and contained other disclaimers which revealed that the Defendants were paid for having published the advertorials, is contrary to the First Amendment.

         Additionally, viewing the facts in the Complaint as true, the alleged omissions could not be actionable under the securities laws, as the SEC has not sufficiently alleged that the statements were made in connection with the purchase and sale of a security.

         The SEC's claim that CRG and GAP violated the  disclaimer  provision in
Section 17(b) is without merit. A review of Section 17(b) in light of the First Amendment, indicates that no claim for relief under this section can be sustained on these facts. Additionally, 17(b) merely requires disclosure; it does not mandate the time, place or manner of the disclosure. The SEC complaint is therefore defective as to Section 17(b) allegations for there are no allegations that the disclosures were not made in other ways such as through press releases and SEC filings.

         The SEC's claim for relief against CRG and GAP for the sale of unregistered securities and failing to register as a broker dealer should also be dismissed. Substantial confusion regarding the application of Reg S during the years at issue in the complaint indicates that a claim for relief based on Reg S transactions would be in violation of constitutional due process requirements.

         Furthermore, the SEC has not stated a claim for relief for the sale of unregistered securities issued by Stratcomm as this distribution was permissible under the securities laws as sales made by the issuer through employees.

         As much of the relief which the SEC requests from this Court is not authorized by statute, (i.e., disgorgement of profits and compensation and an accounting), such relief must be denied as failing to state a claim upon which relief can be granted.

         The Defendants hereby incorporate and adopt the motion and memorandum to dismiss filed on behalf of the other Defendants in this cause.

         In light of the foregoing the Defendants, CORPORATE RELATIONS GROUP, INC. and GULF ATLANTIC PUBLISHING, INC. request that this Court dismiss the Complaint.
                                            Respectfully submitted,

                                            LAW OFFICES OF HORWITZ & FUSSELL,
                                            a Professional Association

                                    By:     __________________________________
                                            MARK L. HORWITZ, ESQUIRE
                                            Florida Bar No. 147442
                                            17 East Pine Street
                                            Orlando, Florida 32801
                                            (407) 843-7733
                                            Fax No.:  (407) 849-1321
                                            Attorneys for Defendants, Corporate
                                             Relations Group, Inc. and Gulf
                                             Atlantic Publishing, Inc.

                                            CERTIFICATE OF SERVICE

         I HEREBY CERTIFY that a true and correct copy of the foregoing has been furnished via U.S. Mail to the persons on the attached Service List this 13th day of December, 1999.

                                            MARK L. HORWITZ, ESQUIRE

                                         UNITED STATES DISTRICT COURT
                                          MIDDLE DISTRICT OF FLORIDA
                                               ORLANDO DIVISION

UNITED STATES SECURITIES AND                 )        CASE NO.:  99-1222-CV-22-A
  EXCHANGE COMMISSION,                       )
                                             )
         Plaintiff,                          )
                                             )
vs.                                          )
                                             )
CORPORATE RELATIONS GROUP,                   )
INC., GULF ATLANTIC PUBLISHING,              )
INC., et al.,                                )
                                             )
         Defendants.                         )

                              MEMORANDUM OF LAW IN SUPPORT OF
                        DEFENDANTS, CORPORATE RELATIONS GROUP, INC.
                   AND GULF ATLANTIC PUBLISHING, INC.'S MOTION TO DISMISS

     The Defendants, Corporate Relations Group, Inc. (hereinafter "CRG") and Gulf Atlantic Publishing, Inc., (hereinafter "GAP"), by and through their undersigned counsel, hereby file this Memorandum of Law in Support of their Motion to Dismiss.
                                                   Rule 9(b)
         Federal Rules of Civil Procedure 9(b) provides that, "In all averments of fraud or mistake, the circumstances constituting fraud or mistake shall be stated with particularity. Malice, intent, knowledge, and other conditions of mind of a person may be averred generally."

         The Complaint fails to satisfy the requirement of Rule 9(b). The SEC has failed to set forth the allegations as to the conduct of each of these Defendants, but rather has combined CRG and GAP, and grouped these Defendants as "collectively CRG" (Cmplt. P. P. 4 & 10).

     In a securities action, mere conclusory allegations of deception or fraud are insufficient to satisfy Rule 9(b). Elster v. Alexander, 75 F.R.D. 458 (D.C. Ga. 1977); Segal v. Gordon, 467 F.2d 602 (2d Cir. 1972); In re: Checkers Securities Litigation, 858 F.Supp. 1168 (M.D. Fla. 1994). Rule 9(b) requires, at a minimum, that a plaintiff allege the time, place, and content of the false representations or omissions, as well as the identity of the person making the misrepresentation or omission. Keith v. Stoelting, Inc., 915 F.2d 996, 1000 (5th Cir. 1990). When multiple defendants are charged with securities fraud, the particularity requirements for pleading fraud requires specific allegations of each defendant's participation in the fraud. DiVittorio v. Eqidyne Extractive Industries, Inc., 822 F.2d 1242, 1247 (2d Cir. 1987); Furman v. Sherwood, 833 F.Supp. 408 (S.D.N.Y. 1993). Also, common allegations used to imply that each defendant was responsible for statements and actions of others in a securities fraud action cannot satisfy the requirements of Rule 9(b). David F. Apple, M.D. Professional Corp. Pension Plan v. Prudential Bache Securities, Inc., 820 F.Supp. 984 (W.D.N.C. 1992), aff'd, 933 F.2d 228 (4th Cir. 1993). Each defendant is entitled to be apprized by particularized pleadings of facts surrounding the alleged fraud. Center Cadillac, Inc. v. Bank Leumi Trust Co. of N.Y., 808 F.Supp. 213 (S.D.N.Y. 1992). The SEC must also comply with the particularity requirement of Rule 9(b). See, S.E.C. v. U.S. Environmental, 897 F.Supp. 117, 121 (S.D.N.Y. 1995); S.E.C. v. Cable/Tel Corp, 90 F.R.D. 662 (S.D.N.Y. 1981).

         A.       Improper Labeling of Defendants

                  The complaint fails to give notice as to what specific acts or practices of each Defendant the SEC seeks to sanction by lumping both Defendants together.

                  The SEC has alleged that GAP is a subsidiary of Defendant, Stratcomm Furthermore, the SEC contends that from late 1995 GAP replaced CRG as the primary entity which was responsible for publishing promotional magazines and newsletters. (Cmplt.P. 12)
                  The SEC's decision to lump these two defendants together results in the Complaint being legally deficient. This deficiency is illustrated in the allegations regarding the promotion of Tracker, Delta Petroleum, Ammonia Hold and Imtech. As to these companies, the allegations provide that CRG promoted the aforementioned corporations in various publications (Cmplt. P. P. 60, 84, 103, 121, 134). The SEC has alleged that both CRG and GAP have violated 17(a), 10(b) and Rule 10b-5 as to each of these companies without alleging a single fact which is specific to GAP (Cmplt. P. P. 63, 86, 106, 123, 134).

                  The SEC's lumping of these two Defendants as "collectively CRG" is particularly egregious since one of the main violations alleged by the SEC is fraud in the promotion of securities. The SEC has claimed that CRG and other Defendants committed fraud by failing to make certain disclosures in promotional materials. (Cmplt. P. P. 28, 29, 32, 35) Therefore, the identity of the party that is making the promotion is central to determining what obligation, if any, that party had in light of the securities laws.

                  The Complaint must allege specifics of fraud as required by Rule 9(b) for each defendant. Schultz v. Rhode Island Hosp. Trust Nat. Bank,
94 F.3d 721, 731 (1st Cir. 1996)
         B.Failure to Specify Communication Made to Support Allegations of Fraud
                  The SEC has failed to allege with particularity when CRG made communications which contained omissions of material information. The facts as to what statements were made by CRG together with when the statements were made are critical to the SEC's claim.1
                  The SEC has indicated in certain instances that CRG began promoting client companies during specified periods. However, there are no facts alleged which set forth the "promotional efforts" in detail. Likewise, the times and content of the representations are not alleged. The general nature of the allegations are the same for each company identified in the complaint. The allegations as to Tracker and ECO2 are examples.

                  As to Tracker, the SEC has alleged that CRG began promoting Tracker in the Summer of 1994 (Cmplt. P. 46). The SEC does not specify the promotional efforts except to identify the January, October, and November, 1995 editions of MoneyWorld in which Tracker was featured.

                  Similarly, the allegations as to ECO2 are equally obtuse. Here, the SEC alleges that CRG promoted ECO2 in August, October and November, 1995 (Cmplt. P. 142). Additionally, CRG is alleged to have started selling its shares of ECO2 in June of 1995 which is well before the promotion began (Cmplt.
P. 140). The SEC has failed to identify any communication made in connection with the sale of securities in June and July for which the SEC seeks sanctions.

                  Part of the relief the SEC seeks is the disgorgement of all profits and compensation (See, Complaint, "Prayer for Relief IV"). The SEC by having failed to

--------
         1

  As the SEC has lumped GAP into CRG, the following analysis referring to CRG is deemed to pertain equally to GAP.

identify any communication made by any Defendant while sales of securities were made by CRG, has failed to satisfy the pleading requirements of Rule 9(b).

                  The failure to specify the acts of promotion, as well as when the promotions occurred, and the times of sales of securities is a fatal violation of Rule 9(b).

         C.       The Complaint is Patently Vague

                  The SEC has chosen to preface certain allegations with the phrases, ". . .by virtue of the conduct describe above. . ." or "by reason of the foregoing" without any other limiting language. The use of these limitless terms is contrary to the specificity requirements of Rule 9(b).

                  An example of the harm caused by vague allegations can be found in paragraph 63 of the Complaint. That paragraph claims a violation of
Section 17(a); Section 10(b); Rule 10b-5; Section 17(b); and Section 5, by referencing the first 62 paragraphs. There is no indication as to the specific acts for which CRG and GAP are being held accountable since the allegations in the proceeding 62 paragraphs describe in general terms a number of events. Similar allegations can be found as to each of CRG's client companies.

                                                Rule 12(b)(6)
         Reg S violations. In Part IV of the Complaint it is alleged that CRG violated the registration provisions of Section 5 in relation to Regulation S transactions involving five corporations: Tracker, Delta Petroleum, Ammonia Hold, Information Management Technologies, and Foreland Corporation. CRG is not alleged to have been involved with the offer or sale of the transactions. The SEC has failed to state a claim for relief for any securities violation as to the following five transactions:
         1. DELTA PETROLEUM. CRG is only alleged to have given a "suggestion" that Delta sell Regulation S stock to Fondo and Oportunidad in paragraphs 81-83. CRG is not alleged to have offered, sold or otherwise profited from this transaction.
         2. AMMONIA HOLD. CRG is not alleged to have committed an improper act which would subject them to liability in paragraphs 88-90 in relation to Ammonia Hold's transfer of borrowed unrestricted stock to CRG.
         3. AMMONIA HOLD. CRG is not alleged to have participated in any way with either the Regulation D or Regulation S offering as alleged in paragraphs 95-99. CRG is not alleged to have ever purchased or sold the shares, or participated in any way in the transactions provided in paragraph 95-99. The SEC has merely alleged that the offering of the securities was made to CRG in the names of Fondo and Oportunidad, but no other facts have been alleged to support liability as to CRG. Rather, the allegations detail Fondo's interaction with Ammonia Hold as an independent entity. Without any allegation that CRG ever controlled these shares, owned the shares, offered or sold the shares, or even profited in the transaction, these allegations do not state a claim for relief under the securities laws.

         4. AMMONIA HOLD. Likewise, the allegations in paragraphs 100-102 do not state a claim for relief as CRG is not alleged to have owned the shares, offered or sold the shares, or even profited in the transaction described and therefore, this transaction does not state a claim for relief under the securities laws as to CRG.

         5. FORELAND. The stock transactions described in paragraphs 124-130 do not indicate that CRG owned or controlled or traded any Regulation S shares. The allegations merely provide that CRG participated in the $1.7 million offering of Foreland shares. There is no indication that CRG owned, controlled or profited from any of the Regulation S shares. Additionally, the SEC alleged that the CRG/New Concepts Profit Sharing Agreement was not invoked and that Fondo itself profited from the transaction (Cmplt. P. P. 127, 130). Nor has the SEC alleged that the $1.7 million offer of securities was improper.

         The Regulation S transactions in which CRG is mentioned are detailed in the Complaint at the following paragraphs: 1) Tracker, P. P. 47-55; 2) Delta Petroleum, P. P. 67-76; 77-80; 3) Ammonia Hold, P. P. 91-94; 4) Information Management Technologies, P. P. 109-120.

         Intimately involved in the Regulation S allegations are two Costa Rican entities, Fondo and Oportunidad. Neither of these companies own any stock in CRG, which is 100% owned by Co-Defendant Stratcomm. Nor do Fondo or Oportunidad own any shares of Stratcomm. In each Regulation S transaction alleged in the Complaint, the purchaser of the Regulation S stock was Fondo or Oportunidad. Additionally, each alleged transfer to CRG occurred after the 40 day holding period expired. As Fondo and Oportunidad were foreign entities and they held the stock for more then 40 days, CRG's sales of stock would be entitled to the exemption provided by Section 4(1).

     The SEC is aware of the confusion that surrounded the issuance of stock in Regulation S transactions for most of the 1990's. One SEC Commissioner expressed his concern over enforcement actions involving Regulation S transactions. In the Matter of GFL Ultra Fund Ltd., Release No. 3-7423, (June 18, 1997) Fed. Sec. L. Rep. (CCH) 64 SEC- Docket 1958-8, Commissioner Wallman, in dissent, noted that under Regulation S there existed confusion as to when securities could be sold back into the United States and under what conditions. Id. at *4. He further stated:

                           Some member of the bar interpreted the 40-day or one-
                  year restricted periods to be the equivalent of a holding period analogous to the Rule 144 safe harbor under the Securities Act.

                  [Under  144  if  all   provisions  of  the  safe  harbor  are
                  satisfied, including the holding period, then a person selling the shares is not deemed to be an underwriter within the meaning of Section 2(11)] These legal practitioners advised their clients that the expiration of the restricted period provided a safe harbor for U.S. resales by purchasers of Regulation S securities, and that no further analysis as to whether the seller could be deemed a "statutory underwriter within the meaning of section 2(11) of the Securities Act was necessary.

                           As to hedging,  since  Regulation S itself was silent
                  on the subject, some members of the bar, including counsel for Ultra, looked to Rule 144 interpretations for guidance on whether hedging could take place within the restricted period.

                  [. . .]

                           Despite  the  confusion  and  uncertainty,  it wasn't
                  until 1994 that the Commission and its staff began informally making statements about problems in the Regulation S area. The Commission failed to make any formal pronouncements regarding Regulation S until the issuance of Problematic Practices release in June 1995. Finally, in February of this year, [1997], the Commission proposed changes to Regulation S in order to stop abusive practices.

                  [. . .]

                           In  the  February  [1997]  release,   the  Commission
                  clearly stated that the restricted period under Regulation S was never intended to be analogous to a holding period under Rule 144, that it did not provide a safe harbor for U.S. resales by purchasers, and that resales into the United States without registration must be evaluated into the United States without registration must be evaluated under a "statutory underwriter" analysis regardless of the issuer's compliance with Regulation S.

                  [. . .]

                           With regard to hedging, in the Problematic  Practices
                  release, the Commission raised concerns about hedging in the U.S. markets by purchasers of Regulation S securities during the restricted period. In both the February release and its companion Rule 144 release, the Commission continued to raise questions and concerns regarding hedging by purchasers of unregistered securities - including the Section 5 ramifications of hedging. While continuing to seek comment, the Commission has not yet made any definitive statements regarding what forms of hedging are or are not permissible with regard to unregistered securities.

Id. at *4-5.
         A statute or regulation is void for vagueness if it does not provide a person with fair notice of conduct that is prohibited under the statute. Papachristou v. City of Jacksonville, 405 U.S. 156, 162 (1971). That portion of the Complaint based upon a violation of Regulation S and registration provisions of Section 5 is unconstitutional as a violation of due process and should be dismissed.

         In the alternative, the SEC has alleged contradictory theories of CRG's involvement with the Regulation S transactions. The SEC has alleged that CRG controlled Fondo and Oportunidad, but at the same time the SEC has alleged acts which establish that Fondo and Oportunidad were autonomous entities. Such autonomy is evident as both Fondo and Oportunidad are alleged to have conducted their own securities transactions separate and distinct from transactions in which CRG participated. Such independent actions can be seen in Fondo's relationship with Ammonia Hold in which Fondo reaped nearly $600,000 in profits (Cmplt. P. P. 93-94). Therefore, the sale by CRG of shares received from Fondo and Oportunidad would be exempt from registration under Section 4(1).

         Tracker S-8 Stock. The SEC has alleged in paragraphs 56-59 of the Complaint that CRG was involved in an S-8 transaction with Tracker stock. The SEC has alleged that CRG and Veitia "orchestrated" an investment opportunity (Cmplt. P. 56). However, the SEC has not alleged any acts in the offer or sale of the S-8 stock for which CRG would be liable under the securities act.

         As the SEC has not alleged any action on the part of CRG in selling or offering to sell the S-8 stock the SEC cannot support a claim for relief for any violation of the securities laws based on this transaction.

         Failure to State a Claim for Relief for Violations of Touting
         Provisions

     The SEC has alleged that CRG in the promotion of each of the 15 publically traded companies violated 17(b) of the Securities Act, which is also known as the touting provision. To support this allegation the SEC has alleged that CRG's publications contained inadequate disclosures. The SEC has chosen to provide the Court with only fragmented portions of the disclosures contained in CRG's publications. (See, Cmplt.P. 39) Each article in question was labeled as an advertorial. In addition, there were disclaimers which revealed that CRG was retained as investor relations counsel for the company. In addition, the copyright information discloses that the advertorials are copyrighted by the company that is the subject matter of the ad. Other disclosures reveal that

CRG and its officers may from time to time have a position in the investments referred to in this advertising supported publication. (See, publications attached to Defendant Spratt's Motion to Dismiss).

         Section 17(b) does not require the disclosure be contained in the particular notice, circular, article, etc. Likewise, there is no specification in Section 17(b) of how the party is to make the disclosure required. The SEC has alleged that these disclaimers, "were inadequate under the anti-touting law because they failed adequately to disclose both the receipt and amount of compensation paid CRG by its issuer-clients." Therefore, the SEC's position is that CRG by failing to disclose the amount of compensation received by the issuer/client in the publication itself is a violation of 17(b).

     The securities laws are replete with notice and disclosure rules. Investors are deemed to be on notice of information filed with the SEC. Picard Chemical, Inc. Profit Sharing Plan v. Perrigo Company, 940 F.Supp. 1101, 1123 (W.D. MI
1996). Additionally, information disseminated through the media either in press releases or in newspaper articles also affords a further avenue for disclosure. Id. at 1121-1123. The SEC has not, nor can it allege, a lack of notice through SEC filings and press releases.
         Because 17(b) does not contain requirements as to a time, place and manner of how a party is to make the disclosures required by the statute, it remains the decision of each party to make such decisions for themselves. The First Amendment clearly establishes that it is ". . .presumed that speakers, not the government, know best both what they want to say and how to say it. See, Riley v. National Federation of the Blind of North Carolina, Inc., 487 U.S.

781, 791 (1988); see also, Thomas v. Collins, 323 U.S. 516, 545, 65 S.Ct. 315,
89 L.Ed. 430 (1945)." Texas State Troopers Association v. Morales, 10 F.Supp.
2d 628, 632 (N.D. Tex.1998)
         Thus, the SEC's assertion that the amount of compensation must accompany the publication is without statutory support. It is the SEC's burden to establish otherwise or to allege no notice through other means such as filings or press releases. Therefore, the SEC's claim for relief for violation of the touting provision is legally deficient, fails to state a claim, and must be dismissed.

                              Other First Amendment Challenges to Section 17(b)
         Section 17(b) is unconstitutional for it is in violation of the First Amendment's protection of freedom of speech and the press. The argument set forth in the motion and memorandum to dismiss filed by Veitia and Stratcomm are incorporated herein by reference.

                                Failure to State a Claim for Securities Fraud The SEC has alleged that CRG, GAP and the related Defendants have committed fraud in the offer and sale of securities by having omitted certain information in their publications.

     To prove liability under Section 10(b) the SEC is required to show that there has been an omission of material fact made with scienter. SEC v. Fehn, 97 F.3d 1276, 1289 (9th Cir. 1996). The standard for finding that an omission is material is whether there is a substantial likelihood that a reasonable investor would consider the omitted facts important in making his or her investment decision. TSC Industries, Inc. v. Northway, Inc., 426 U.S. 438, 446
                                                      11

(1976).

     Scienter is a necessary element under Section 10(b). Aaron v. SEC, 446 U.S. 680, 689-691 (1980). To establish scienter, the SEC must plead facts which show knowing misconduct or severe recklessness. S.E.C. v. Warner, 674 F.Supp. 836 (S.D.Fla. 1987) (Denying injunctive relief as alleged misstatement was cured by SEC filing.)
     Additionally, a party may not be sanctioned under the securities laws unless that party has a duty to disclose information. S.E.C. v. Rodgers, 790 F.2d 1450 (9th Cir. 1986). Such a duty may arise in the person uses insider information or if they are in a fiduciary relationship or involved in a fraudulent scheme. Id.
         Here, the SEC has not alleged that either CRG or GAP made any misrepresentation of a material fact. Rather, the SEC contends that CRG and GAP failed to adequately disclose that it was being paid by its client companies to promote certain issuers, the amount of the compensation received, that they as well as other entities they allegedly controlled sold stock in the issuers while promoting the issuers, and that CRG employees were paid to promote its client companies to stockbrokers. In one instance, the SEC claims that CRG failed to disclose that cash payments were made to stockbrokers.

     The leading case on the issue of whether an omission of a material fact can be fraudulent is Chiarella v. United States, 445 U.S. 222 (1980). The issue in Chiarella was whether an employee of a publishing company who traded on material non-public information could be prosecuted for fraud. Id. at 226. The court held that absent a duty to speak a person could not be prosecuted for fraud. Id. at
235. The court reasoned that the law
                                                      12
does not require a person to speak absent a duty. Id. at 227. The reason a person having a duty to speak must divulge non-public information is that there is an element of reliance which has attached to their actions. Id. With reliance comes the corresponding duty. Id.
         Viewing the facts as alleged as true, it is clear that CRG, GAP and related Defendants are not alleged to have made misstatements of fact. The clear and fair import of the publications revealed that the information was a paid advertisement. The Defendants acknowledge that the details of the compensation was not disclosed. Such was not required for there was no duty for such disclosure, nor was the omission material, as a matter of law.

         None of the omissions could be material when viewed by a reasonable investor. A reasonable investor would view the disclaimers together with the label, "advertorial" as necessarily indicating that the information provided was a paid advertisement. Therefore, no reasonable investor would find that CRG, GAP, or the related Defendants, failed to adequately disclose that they were being paid to promote the fifteen companies listed in the complaint.

         Furthermore, the amount that CRG or GAP was paid for the advertisement would also not be material to a reasonable investor since the specific dollar amount paid might be higher or lower from advertiser to advertiser since the number of promotions and length of the article in each publication might vary from issuer to issuer. See, e.g., Riley v. National Federation of the Blind of North Carolina, 487 U.S. 781, 798 (1988). Also, the SEC has only alleged that the amount of compensation was not in the publications. The SEC has not alleged that the amount of compensation was not disclosed by other means.

         Third, the fact that CRG or GAP and other individuals or entities it controlled were selling stock of the issuers while they were promoting those issuers cannot be material to a reasonable investor. First many of the issuers disclosed in SEC filings that CRG was paid in stock. (See, Motion to Dismiss filed by Co-Defendant, James Spratt). Courts have held that as a matter of law, "where information is contained in a documents filed with the SEC, the market has knowledge of such matters. Picard Chemical Inc. Profit Sharing v. Perrigo Company, 940 F.Supp. 1101, 1123 (W.D. MI. 1996). Therefore, the total mix of information to a reasonable investor informed them that the featured articles were paid advertisements and that CRG had been paid in shares of the issuer.

         The allegation that CRG paid its broker relations executives to promote these companies to stock brokers cannot be found to be material to a reasonable investor. Such communications between CRG employees and stockbrokers were pursuant to contracts CRG entered into with issuers. Some of these contracts have been filed with the SEC and therefore the market is deemed to have knowledge of such communications. Picard, 940 at 1123. Also, CRG in promoting itself to the public had naturally highlighted as one of its services that it had developed a broker network. A reasonable investor would understand that CRG would pay its employees and that they would promote companies to stock brokers in part through its own employees. Furthermore, the dissemination of truthful information to the market is an activity which CRG had no duty to disclose in its publications concerning items designated as paid advertisements.

         As to the allegation that CRG paid brokers in relation to Tracker, while this allegation is vehemently denied, it is accepted as true for purposes of this motion, disclosure of such payment would not be the responsibility of CRG. Rather, each stockbroker who received such payment would have to disclose the same to its clients. There is clearly a fiduciary duty between the broker and his or her customer. If an obligation exists to disclose compensation, the duty is upon the broker, not CRG. The complaint fails to allege any duty on the part of CRG to disclose information on the broker's compensation.

         The total mix of information available here results in the omissions being not material as a matter of law. The disclaimers as well as the labels, Advertorials, and information filed with the SEC served to inform readers that the MoneyWorld and Rumor Mill publications were paid advertisements.

         One of the major cases discussing fraud in the promotion of securities is the Supreme Court's decision in SEC v. Capital Gains Research Bureau, Inc., 375 U.S. 180 (1963). The case arose under the Investment Advisors Act and involved "scalping". Scalping is a practice whereby a person purchases shares just before recommending that security and then selling the shares to reap a short term profit following the recommendation.

         The defendant in Capital Gains published two investment newsletters and on six occasions committed acts of scalping. The published articles by Capital Gains were not disclosed as advertisements. In finding that the defendant had violated the Investment Advisors Act the Court found that a duty to disclose arose out of a fiduciary-type relationship between an investment advisor and his client. Such a fiduciary relationship would necessitate any conflict of interest be disclosed.

     Other cases involving articles touting a company followed in the wake of Capital Gains. Two of these, SEC v. Blavin, 706 F.2d 706 (6th Cir. 1983) and Zweig v. The Hearst Co., 594 F.2d 1261 (9th Cir. 1983) also involved the Investment Advisor Act. In both of these cases the courts noted the fiduciary relationship imposed on the defendants due to the application of the Investment Advisors Act. These cases did not involve publications setting forth disclosed advertisements.
     The broader application of the above three cases to situations other than scalping is limited. The Supreme Court in Lowe v. S.E.C., 472 U.S. 181 (1985) held that bona fide publications of regular and general circulation are exempt from the Investor Advisors Act. Therefore, there is no fiduciary relationship between a publisher and its readers.
         In Lowe the petitioner was the president and principal of a corporation that was a registered under the Investor Advisors Act. The SEC revoked Lowe's registration since Lowe had previously been convicted of various offenses.

         Lowe  then  began  publishing  an  investment   newsletter   containing
investment advice. The SEC brought an action to enjoin Lowe's publishing of the newsletter since he was unregistered.

         The issue before the court was whether Lowe's publication of an investment newsletter satisfied an exclusion to the Investment Advisors Act which exempted "bona fide publications" from the acts requirements. The court found that the newsletter did qualify under the exemption.

         In arriving at its conclusion the court noted that the newsletter was published regularly albeit with some irregularities. Also, the content of the petitioner's newsletters was completely disinterested. Additionally, the court found that the mere fact that the publication gave advice about a particular security did not personalize the character of the information provided.

     The Lowe decision affected the case involving another publisher, Wall Street Publishing Institute. The defendant, Wall Street Publishing, was originally found to have violated the Investment Advisors Act, as well as
Section 10(b) of the Exchange Act and 17(b) of the Securities Act. S.E.C. v. Wall Street Publishing Institute, 591 F.Supp. 1070 (D.D.C. 1984).

     The basis for the Section 10(b) violation was the finding that Wall Street Publishing had made misstatements of fact in its publication. Id. at 1088. Wall Street Publishing stated in its newsletter that, ". . .feature articles are based on thorough research and first-hand interviews with company officials, economists, security analysts, tax accountants and other experts." Id. at 1076. The publisher admitted that he did not conduct interviews or research and that the articles in the publication were supplied by the featured companies or their public relations agents. Id.

         The Wall Street Publishing case was remanded by the appellate court to the district court as the Lowe case had been decided during the appeals process.

     The issue before the district court on remand was whether Wall Street Publishing could still be sanctioned under Section 10(b) and or Section 17(b) in light of Lowe. S.E.C. v. Wall Street Publishing Institute, 664 F.Supp. 554, 555 (D.D.C. 1986), rev'd on other
                                                      17
grounds,  S.E.C. v. Wall Street  Publishing  Institute,  851 F.2d 365 (D.C. Cir.
1988). The district court noted that the Section 10(b) violation was based upon the conclusion that the misstatements of Wall Street Publishing "touched" a securities transaction since a reasonable investor would rely on them. Id.
However, after the Lowe decision this conclusion could not be made and therefore, the Section 10(b) violation could not stand.

         Here, CRG and GAP have published the MoneyWorld monthly magazine. This publication contains numerous disclosures which identified the promotions in question as advertisements. As a more thorough analysis of the publications has been written in Co- Defendant, James Spratt's Motion to Dismiss, CRG and GAP hereby incorporate by reference the analysis of these publications as found in that motion.

     The term "advertorial" clearly connotes the fact that the publisher is receiving compensation for running the item. Ortho Pharm. Corp. v. Cosprophar, Inc., 32 F.3d 690, 693 (2d Cir. 1994)(defined advertorials as "newspaper and magazine advertisements that are formatted in the same style as new articles and are placed adjacent to news items"); Wilcox v. Vail Valley Found., No. 91-C-551, 1993 U.S. Dist. Lexis 19360, at *2 n.2 (D.Col. Oct. 6, 1993). Advertorials have been described as "Editorial Space for Sale" as the newspaper equivalent of television's infomercial. Rancho Publs. v. Superior Court of Orange Co., 68 Cal. App. 4th 1538, 81 Cal. Rptr. 2d 274 (1999) (citations omitted).

     By  identifying  an article as an  advertorial,  courts have noted that the article necessarily carries with it a pejorative badge. S.E.C. v. Wall Street Publishing Institute, 851 F.2d 365, 375 (D.C. Cir. 1988)("Indeed, such a label converts the article in the reader's mind
                                                      18
into an advertisement and surely would sharply diminish the magazine's attractiveness and circulation.")
         Here, the MoneyWorld magazines contain approximately as many pages of news items and information in relation to the financial markets as it contains advertorial features. From a review of the November, 1996 edition of MoneyWorld the magazine contained general information regarding: the effect of a second presidential term on the stock market; U.S. investment in Latin America; the grain supply; the oil and airline industries; unclaimed money; precious metals; bankruptcy; China's control of Hong Kong; market cycles; mutual funds; S&P's prediction of top performing stocks; Clinton/Dole's potential effect on the market; and the dynamics of stock splits.

         The inclusion of articles which are clearly denoted as "advertorials" provides a reasonable investor that the information provided has been paid for. This disclosure satisfies the Defendants' legal duty of disclosure.

         The Defendants contend that "scalping" as a matter of law, cannot be based upon a publication of articles which are advertisements and designated as such.

         The Complaint fails to state a claim for fraud under the securities laws relied upon by the SEC.

                         Simultaneous   Violations   of  Antifraud  and  Touting
         Provisions The SEC in the fifth section of the Complaint has alleged that CRG violated the

Sections 17(a) & (b) of the Exchange Act, Section 10(b) and Rule 10b-5 of the Securities Act.

         The SEC contends that CRG's promotional activities involving nine companies violated the antifraud and touting provisions of the securities laws. These nine companies are: Atlas Pacific, ECO2, Global Intellicom, Global Spill Management, Golf Ventures, Jreck Subs, Sobik's Subs, Vector Aeromotive, and Viking Management Group.

         While there are some distinctions regarding the allegations as to CRG's actions as to each of these companies, the substance of the allegations are identical. The SEC contends that CRG defrauded investors by failing to disclose at least four items in its publications: 1) that CRG was being paid to promote each entity; 2) that CRG did not disclose the amount of the compensation; 3) that CRG was selling stock while promoting it as a good investment; and, 4) that CRG was paying its employees commissions to promote each entity's stock to brokers (Cmplt. P. P. 138, 143, 149, 155, 161, 167, 172, 176, 182).

         The only variation from these four alleged disclosure violations is in relation to the third omission. The third omission which relates to Global Intellicom, Jreck Subs and Sobik's Subs, also provides that CRG failed to disclose that "entities it controlled" were also selling stock of these companies (Cmplt. P. P. 149, 167 and 172). Additionally, as to ECO2, Global Spill, Golf Ventures and Viking Management, the allegations provide that CRG failed to disclose that Defendants Spratt and/or Skalko were also selling stock of these companies (Cmplt. P. P. 143, 155, 161 and 182).

         None of these alleged disclosure violations is legally sufficient to state a claim for relief for violations of the antifraud and touting provisions of the securities laws and therefore each claim should be dismissed.

         First, the SEC has claimed that CRG has violated two distinct provisions of the securities laws, the antifraud and touting provisions in its promotion of these companies. Viewing the facts alleged in the Complaint as true regarding these nine companies the SEC cannot claim simultaneous violations of the antifraud and touting provision.

         The antifraud and touting provisions are complimentary provisions of the securities laws.2 While there is an overlap in these provisions, not every violation of the touting provision will support a claim for relief under the antifraud provisions and vice versa.

         The SEC claims that as to each of the nine entities which CRG promoted, four omissions were made in various publications. The SEC does not allege that CRG or the other Defendants engaged in any other behavior to subject them to liability under Section 17(a)(1) or (3) or under Rule 10b-5. Therefore, to state a claim for relief under Section 17(a)(2), the SEC is required to allege facts which establish that CRG, in the "offer or sale of any security" obtained money or property by means of an omission of a material fact made in the light of the circumstances under which it was made, not misleading.

         However, since the SEC has also alleged that the statements contained in the various CRG publications are subject to the requirement of Section 17(b), then the statements contained in these publications do not rise to the level of an "offer" of securities or "in connection with the sale of securities." The plain language of Section 17(b) only encompasses, ". . .communications which though not purporting to offer a security for sale,

--------
         2

         CRG contends that the facts as alleged in the Complaint cannot support a simultaneous violation of the antifraud and touting provisions of the securities laws not that there can never be a simultaneous violation of the antifraud and touting provisions of the securities laws.

describes such security for a consideration. . ."
         The Supreme Court in Lowe v. S.E.C., Supra, discussed the distinction between personal advice given to investors by investment advisors and information set forth in publications. That underlying difference is also present here so as to distinguish information set forth in a disclosed paid advertisement and offer or sale of security.

     The  SEC  has  claimed   violations  of  both  the  antifraud  and  touting
provisions. These claims based on allegations of mere omissions to state material information, necessarily requires an examination of the statements which were made in the publication. To invoke the antifraud provisions the statements in the publication must be made either in the "offer or sale of a security" as required by Section 17(a) or "in connection with the purchase or sale of a security" as required by Section 10(b) or Rule 10b-5. Either of these criteria run counter to the limiting language of Section 17(b) which only reaches those communication which, ". . .though not purporting to offer a security for sale describes such security. . ." It is the position of the Defendants that the touting and scalping cannot be present in the facts of this case where a publication promotes a company through advertisements that are disclosed to the public.

                             Alleged violation of Section 15 of the Exchange Act
         The  SEC  alleges  that  CRG  violated   both  the  broker  and  dealer
         registration

requirements found in Section 15 of the Exchange Act [15 U.S.C.A.ss.78o(a)(1) which provides:
                  It shall be unlawful for any broker or dealer. . .(other than such a broker or dealer whose business is exclusively intrastate and who does not make use of any facility of a national securities exchange) to make use of the mails or any means of interstate commerce to effect any transactions in, or to induce or attempt to induce the purchase or sale of, any security (other than an exempted security...) unless such broker or dealer is registered in accordance with subsection (b) of this section.

         A "broker" is defined under Section 3(a)(4) of the Exchange Act as "any person engaged in the business of effecting transactions in securities for the account of others, but does not include a bank." 15 U.S.C.A. ss. 78c(a)(4). This definition typically centers upon the meaning of "engaged in the business" and "effecting transactions in securities."

     Factors which have been considered in determining whether a person is a "broker" include whether the person: (1) actively solicits investors; (2) advises investors as to the merits of an investment; (3) acts with a "certain regularity" of participation in securities transactions; (4) receives commissions or transaction-related remuneration; (5) is an employee of the issuer; (6) is selling, or previously sold the securities of other issuers; (7) is involved in negotiations between the issuer and the investors; and, (8) maintains custody or possession of funds or securities at any state of a securities transaction. In re: Kemprowski and Cambridge Consulting Co., Exchange Act Rel. No. 35058, [1994-95 Transfer Binder] Fed. Sec. L. Rep. (CCHP. 85,469 at 86,049 (Dec. 8, 1994); see also S.E.C. v. Hansen, [1984 Transfer Binder] Fed. Sec. L. Rep. (CCHP. 91,426 (S.D.N.Y. 1984) (citing N. Wolfson, R. Phillips & T. Russo, Regulation of Brokers, Dealers and Securities Markets, CFR 1.06 (1st ed.
1977) atss.1-12).

         Here, the SEC has failed to allege any facts which would indicate that CRG acted as a broker.

         First, CRG did not actively solicit investors to engage in any securities transaction. The SEC has alleged that Broker Relations Executives (hereinafter referred to as "BREs"), contacted registered representatives and touted CRG client companies. This allegation does not establish in any way that CRG solicited any investor. Furthermore, the Complaint does not allege that CRG or BREs had any communication regarding any security with any investor. Rather, the allegations provide that registered representatives communicated with investors themselves.

     Second, CRG did not advise investors as to the merits of any investment. The SEC has not alleged otherwise in its complaint. The SEC has only alleged that BREs communicated to registered representatives to promote CRG client companies (Cmplt.P. 190). The facts as alleged do not indicate that CRG was in any way involved in any negotiations or communications with an investor as may be dispositive of this issue. See, Fulham & Co., SEC No-Action Letter, available at 1972 WL 9129 (S.E.C.) (Dec. 29, 1972) Davenport Management, Inc., SEC No-Action Letter, available at 1993 WL 120436 (S.E.C.) (Apr. 13, 1993).

         Third, CRG did not act with regularity in the participation of securities transactions as required to register as a broker dealer. The SEC in alleging a violation of Section 15 has failed to indicate any securities transaction which CRG effected or participated in. The SEC alleges that CRG communicated to registered representatives through BREs and touted client companies (Cmplt. P. 190). This allegation does not indicate that any securities transaction was in any way effected by CRG.

         Fourth, BREs were not compensated out of the pool of funds provided by an investor or issuer who were a party to a securities transaction. While the SEC has alleged that BREs received compensation by demonstrating that a purchase occurred there is no allegation that BREs received compensation from those funds provided by an investor.

         Fifth, BREs as employees of CRG are not employees of the issuers of the securities involved.

         Sixth, the BREs are not alleged to have sold the securities of any issuer. The BREs are not alleged to have sold any security to anyone. The SEC merely alleges that BREs touted CRG client companies to registered representatives.

         Seventh, BREs are not alleged to have engaged in any communication with any investor. The act or communicating to a broker about a company's merits cannot be stretched by the SEC so as to be deemed a communication with an investor.

         Eighth, neither CRG nor the BREs are alleged to have had custody or possession of either the funds invested or the securities involved. The fact that CRG was completely out of the loop regarding whatever securities purchases occurred between registered representatives contacted by BREs and individual investors, clearly indicates that CRG was not effecting securities transactions as provided by Section 15.

         The lack of any allegation that a BRE had contact with any investor indicates that CRG is not in violation of the broker provisions of Section 15. To be in violation of this section a broker is defined as a person who effects the securities transactions in the account of another. The SEC by failing to allege any communication between CRG or CRG's BREs and an investor, has failed to establish how CRG effected transactions in the account of another. As the SEC has not alleged any of the criteria by which a party may be sanctioned under Section 15 this claim is ripe for dismissal.

         In essence, the SEC contends that one may not call a broker and tell a broker true facts concerning a company. The SEC apparently feels that a company cannot itself tell brokers true facts about itself and it cannot hire a public relations company to do the same. The SEC's theory does not state a claim for relief under any fair reading of the law.

         The SEC has also failed to allege sufficient facts to state a claim for relief based upon the allegations that CRG failed to register as a dealer under
Section 15.

         A dealer is defined in Section 3(a)(5) of the Exchange Act as:
                  any person engaged in the business of buying and selling securities for his own account, through a broker or otherwise, ..but does not include..any person insofar as he buys or sells securities for his own account, either individually or in some fiduciary capacity, but not as a part of a regular business.
         A party is not engaged in the business of buying and selling securities if he does not: (1) act as an underwriter or participate in a selling group in any distribution of securities; (2) carry a dealer inventory in securities; (3) quote a market in any security; (4) advertise or otherwise hold himself out to the public as a dealer, or a willing to buy or sell any security on a continuous basis; (5) render any investment advice; (6) extend or arrange for the extension of credit on securities; or, (7) lend any securities. See, Davenport Management, Inc., SEC No-Action Letter, available at 1993 WL 120436 (April 13, 1993).

         Of the above seven criteria the SEC has only alleged that CRG engaged in activities as an underwriter based on the Regulations S transactions with Tracker, Delta Petroleum, Ammonia Hold, Information Management Technologies and Foreland. As these transactions were conducted in compliance with Regulation S as it was interpreted at the time, such compliance would indicate that CRG did not engage in underwriting activities and therefore, did not have to register as a broker dealer under Section 15 of the Securities Act. Furthermore, to base liability under this section would be in violation of constitutional due process.

                                     No Basis to Support Certain Remedies

         The SEC is not empowered to seek most of the relief which it has request. Therefore, this Court should dismiss those remedies which are not authorized by law.

     The SEC is authorized to seek injunctive relief pursuant to Section 20(b) of the Securities Act [15 U.S.C.ss.77t(b)] and Sections 21(d) of the Exchange Act [15 U.S.C. ss.ss.78u(d)]. Additionally, the SEC is authorized to seek the imposition of fines pursuant to Section 21(d) of the Exchange Act [15 U.S.C.ss.78u(d)(3).
         In this case the SEC requests relief far beyond these remedies. Specifically, the SEC requests that this Court enter an Order which requires the defendants: (1) to pay for an accounting; (2) to disgorge their profits from trading as alleged in the complaint or may be discovered in the accounting; (3) Veitia, Spratt and Skalko to disgorge all compensation received as finder's fees for the issuers alleged in the Complaint; (4) CRG, Gulf Atlantic, Veitia, Spratt and Skalko to disgorge all compensation received from the sale of publications they controlled, edited, wrote without adequate disclosure that promotions therein were paid for by the companies promoted, or the amount of compensation, or that the defendants were selling securities they recommended for purchase in the publication; and (5) such other relief as this Court deems just and proper.

         Some courts have granted the SEC the ancillary relief which has been requested. See, SEC v. Texas Gulf Sulphur Co., 446 F.2d 1301 (2d Cir. 1971); SEC v. Manor Nursing Center, Inc., 458 F.2d 1082 (2d Cir. 1972).
         However, these decisions were decide before the decision in Central Bank v. First Interstate Bank, 511 U.S. 164 (1994). In Central Bank, the Supreme Court stated, "[a]dherence to the text in defining the conduct covered byss.10(b) is consistent with our decisions interpreting other provisions of the securities Acts." Id. at 176.
         Therefore, given the Central Bank holding that strict adherence to the plain language of the securities laws controls the substantive causes of action that a litigant can bring, such reasoning would apply to the remedies available under the same laws. Since the SEC has failed to establish that it is entitled to relief beyond the entry of an injunction and fines these remedies should be dismissed.

                                                  Conclusion

         The Complaint should be dismissed for it fails to allege fraud with specificity as required by Rule 9(b); fails to state a claim upon which relief can be granted; and is in violation of the First Amendment provisions of freedom of speech and the press. In addition, the complaint violates the due process clause of the Fifth Amendment by attempting to apply laws and regulations which were not clear during the time at issue in this Complaint.

                                            Respectfully submitted,

                                            LAW OFFICES OF HORWITZ & FUSSELL,
                                            a Professional Association

                                    By:     __________________________________
                                            MARK L. HORWITZ, ESQUIRE
                                            Florida Bar No. 147442
                                            17 East Pine Street
                                            Orlando, Florida 32801
                                            (407) 843-7733
                                            Fax No.:  (407) 849-1321
                                            Attorneys for Defendants, Corporate
                                            Relations Group, Inc. and Gulf
                                            Atlantic Publishing, Inc.

                                            CERTIFICATE OF SERVICE

         I HEREBY CERTIFY that a true and correct copy of the foregoing has been furnished via U.S. Mail to the persons on the attached Service List this 13th day of December, 1999.

                                            MARK L. HORWITZ, ESQUIRE

                        UNITED STATES DISTRICT COURT
                     FOR THE MIDDLE DISTRICT OF FLORIDA
                           (Orlando Division)


UNITED STATES SECURITIES AND      )
EXCHANGE COMMISSION,              )
                                  )
           Plaintiff,             )          CASE NO.: 99-1222-CV-22-A
                                  )          Hon. Anne C. Conway,
                                  )           Judge
      v.                          )          Hon. Karla R. Spaulding,
                                  )           Magistrate Judge
                                  )
                                  )
CORPORATE RELATIONS GROUP, INC.,  )
ET AL.,                           )
                                  )
                                  )
            Defendants.           )
                                  )

            PLAINTIFF' S MEMORANDUM IN OPPOSITION
            TO CONSTITUTIONAL AND OTHER ARGUMENTS RAISED IN MOTIONS TO DISMISS BY DEFENDANTS VEITIA, CRG, STRATCOMM, AND GULF ATLANTIC



                                         James A. Kidney (Trial Counsel)
                                         Jeffrey P. Weiss
                                         William McGovern


                                         Attorneys for Plaintiff
                                         U.S. Securities and Exchange Commission
                                         Mail Stop 8-8
                                         450 Fifth Street, N.W.
                                         Washington, D.C. 20549-0808
                                         (202) 942-4797 (Kidney)
                                         (202) 942-9581 (Kidney Fax)
Date: January 28, 2000                   kidneyj@sec.gov

                          TABLE OF CONTENTS

SUMMARY OF ARGUMENT                                                         2

STATEMENT OF FACTS                                                          3

I.         SECTION 17(B) DOES NOT VIOLATE THE FIRST AMENDMENT               5

    A.  Strict Scrutiny Tests are Not Applicable to
        Satutes Compelling Disclosure in Commercial Spee   ch               5
    B.  Commercial Speech Disclosure Requirements Such as Section
        17 (b) Are Subject to a "Rational Basis" Test                       8
    C.  Compelled Disclosure of Compensation Does Not Violate the
        First Amendment                                                     10
    D.  Defendants' Conduct Demonstrates Why the Disclosure Provisions
        of Section 17(b) Are Rational                                       13

II.     VIOLATIONS OF SECTION 5 OF THE SECURITIES ACT ARE PROPERLY
        PLED AND REGULATION S SUFFERS NO INFIRMITY                          15

    A.  The Complaint States a Claim for Relief for Violations of Section 5 15
           1. CRG                                                           16
           2. Skalko and Pow Wow                                            18
    B.     Regulation S is Not Void for Vagueness                           18

III.    THE COMPLAINT PROPERLY ALLEGES STRATCOMM IS LIABLE
        FOR FRAUD AS A CONTROL PERSON OF CRG                                21

IV.     THE COMPLAINT PROPERLY ALLEGES VIOLATIONS OF SECTION 15
        OF THE EXCHANGE ACT                                                 22

    A.  The Complaint Adequately Alleges Defendants CRG, Spratt and
        Skalko Acted as Unregistered Brokers                                24
    B.  The Complaint Adequately Alleges Defendants CRG and Stratcomm
        Acted as Unregistered Dealers,                                      28

CONCLUSION                                                                  29

                          TABLE OF AUTHORITIES

Federal Cases
Bates v. State Bar of Arizona, 433 U.S. 350 (1977).........................6,10
Brown v. Enstar Group, Inc., 84 F.3d 393 (11th Cir. 1996)....................22
Brown v. Mendel, 864 F. Supp. 113 8 (M.D. Ala. 1994).........................22
Central Hudson Gas & Electric Corp. v. Public Service Commission
of New York, 447 U.S. 557 (1980)..............................................8
Dayton Area Visually Impaired Persons, Inc. v. Fischer, 70 F.3d 1474
(6th Cir. 1995)...............................................................7
Dun & Bradstreet, Inc. v. Greenmoss Builders, 472 U.S. 749 (1985).........11,12
Fischler v. Amsouth  Bancorporation, 971 F. Supp. 533 (M.D. Fla. 1997).......22
G.A. Thompson & Co. v. Partridge, 636 F.2d 945 (5th Cir. 1981)...............22
Glickman v. Wileman Brothers & Elliott, Inc., 521 U.S. 457 (1997)..........9,11
Greater New Orleans Broadcasting Association, Inc. v.
United States, 527 U.S. 173 (1999)............................................5
Howry v. Nisus, Inc., 910 F. Supp. 576 (M.D. Fla. 1995)...................15,17
In re R M J 455 U.S. 191 (1982)............................................9,15
44 Liquormart, Inc. v. Rhode Island, 517 U.S. 484 (1996)....................6,7
Mass. Financial Services, Inc. v. SIPC, 411 F. Supp. 411 (D. Mass),
aff'd,  545 F. 2d 754 (1st Cir. 1976), cert. denied, 43 1 U. S. 904 (1977)...23
Ohralik v. Ohio State Bar Assn., 43 6 U.S. 447 (1978)........................11
Peel v. Attorney Registration and Disciplinary Commission
of Illinois, 496 U.S. 91 (1990)...............................................6
Pharo v. Smith, 621 F.2d 656 (5th Cir. 1980).................................22
Pinter v. Dahl, 486 U.S. 622 (1988).......................................16,18
Riley v. National Federation of the Blind of North Carolina, Inc.,
487 U.S. 781 (1988).........................................................5,7
Rochez Brothers, Inc. v. Rhoades, 527 F.2d 880 (3rd Cir. 1975)...............22
Scheuer v. Rhodes, 416 U. S. 23 2 (1974).....................................15
Scope Pictures of Missouri, Inc. v. City of Kansas City, 140 F. 3d 1201
(8th Cir. 1998)...............................................................7
SEC v. Continental Tobacco Co., 463 F.2d 137 (5th Cir. 1972).................16
SEC v. Environmental Holdings, Inc., Litigation Release No. 14683
(Oct. 6, 1995), 1996 WL 590813 (N.D. Tex. 1996)..............................20
SEC v. Friendly Power Co., LLC, 49 F.Supp.2d 1363 (S.D. Fla. 1999)........15,16
SEC v. Hansen, [1984 Transfer Binder] Fed. Sec. L. Rep.
(CCH)P. 91,426 (S.D.N.Y. 1984)............................................23,24
SEC v. Huttoe, Civ. Action No. 96-2543 (D.D.C Sept. 14, 1998)..............5,12
SEC v. Holschuh, 694 F.2d 130 (7th Cir. 1982)................................16
SEC v. Kenton Capital, Ltd., 1998 WL 1121117 (D.D.C. 1998)...................23
SEC v. Margolin Fed. Sec. L. Rep. (CCH)P. 97,024 (S.D.N.Y. 1992).............24
SEC v. Murphy, 626 F.2d 633 (9th Cir. 1980)...............................16,18
SEC v. National Executive Planners, Ltd., 503 F.Supp.
1066 (M.D. N.C. 1980)........................................................23
SEC v. Randy, 38 F. Supp. 2d 657 (N.D. Ill. 1999)......................23,24,29
SEC v. Rehtorik, Litigation Release No. 13975 (Feb. 23, 1994),
1994 WL 62344 (N.D. Tex. 1994)...............................................20

SEC v. Softpoint, Litigation Release No. 14480 (April 27, 1995),
1995 WL 254717 (S.D.N.Y. 1995)...............................................20
SEC v. Wall Street Publishing, Inc., 851 F.2d 365 (D.C. Cir. 1988).5,8,10,11,12 SEC v. Westdon Holding & Investment, Inc., Litigation Release No. 13088
(Nov. 14,1991), 1991 WL 288360 (S.D.N.Y. 1991)...............................20
Stokes v. Lokken, 644 F 2d 779 (8th Cir 1981)................................15
U.S.v. Amick 439 F.2d 351 (7th Cir. 1971), cert. denied, 403 U.S. 918 (1971).12
Virginia State Pharmacy Board v. Virginia Citizens Consumer Council, Inc.,
425 U.S. 748 (1976)........................................................9,11
Washington Legal Foundation v. Friedman, 13 F. Supp.2d 51 (D.D.C. 1998).......6
Zauderer v. Office of Disciplinary Counsel, 471 U.S. 626 (1985)........7,8,9,10

State Cases
Gonzalez v. State Bar of Texas, 904 S.W. 2d 823 (Ct. App. Tex. 1995).........10
Hechler v. Christian Action Network, 491 S.E. 2d 618 (S. Ct. W. Va. 1997).....7
Kleese v. Pennsylvania State Board of Funeral Directors, 738 A. 2d 523
(Pa. 1999).................................................................9,10

SEC Administrative Actions
Davenport Management, Inc., SEC No-Action Letter, 1993 WL 12043 6............24
Financial Charters & Acquisitions, Inc., SEC No-Action Letter, 1984 WL 45923.24
Fulham & Co., SEC No-Action Letter, 1972 WL 9129.............................24
IMF Services, Inc., SEC No-Action Letter, 1971 WL 9607.......................26
In the Matter of the Application of Gordon Wesley Sodorff, Jr.,
Exchange Act Rel. No. 31134 (September 2, 1992),1992 WL 224082............23,28
In the Matter of Candie's, Inc., Litigation Release No. 33 -7263
(Feb. 21, 1996), 201996 WL 75741.............................................20
In the Matter of Joseph Kemprowski & The Cambridge Consulting Co., 58
 SEC Docket 448, Exchange Act Rel. No. 34-35058 (Dec. 8, 1994)...............26
Joseph K. Bannon, CPA, SEC No-Action Letter, 1988 WL 235393..................24
Michael D. Barrett, SEC No-Action Letter, 1972 WL 8544.......................26
Securities Act Release No. 33-7192...........................................21
Security Mutual Life Insurance Company of Lincoln, Nebraska,
 SEC No-Action Letter, 1993 WL 455423........................................24
U.S. v. Sung & Feher, Litigation Release No. 14500 (May 25, 1995)............20

Federal Statutes

15 U.S.C.ss.77q(a)......................................2,3,4,5,6,8,10,12,13,14
15 U.S.C.ss.78t(a)...........................................................21
15 U.S.C.ss.78o.........................................................4,22,24
15 U.S.C.ss.78c(a)(4).....................................................23,27
15 U.S.C.ss.78c(a)(5).....................................................23,25
15 U.S.C.ss.77e.............................................................4,5

Federal Regulations
17 C.F.R.ss.240.3a4-1........................................................27
17 C.F.R.ss.230.901 (Regulation S).............................4,17.18,19,20,21

17 C.F.R.ss.230.903(a).......................................................19
17 C.F.R.ss.230.904(a)....................................................21,23

Other Authorities
Fed. R. Civ. Proc. 9(b).......................................................2
Fed. R. Civ. Proc. 12(b)(6)...................................................2
N. Wolfson, R. Phillips & T. Russo, Regulation of Brokers, Dealers and
 Securities Markets, (1st Edition, 1977)............................24,26,27,28
L. Loss and I Seligman, Securities Regulation Vol. VI
(3rd Edition, 1990).......................................................28,29






































                         UNITED STATES DISTRICT COURT
                      FOR THE MIDDLE DISTRICT OF FLORIDA
                              (Orlando Division)

-----------------------------------------)
UNITED STATES SECURITIES AND             )
 EXCHANGE COMMISSION,                    )
                                         )
                                         )
Plaintiff,                               )   C.A. No. 99-1222-CV-22-A
                                         )   Hon. Anne C. Conway,
                                         )    Judge
V.                                       )   Hon. Karla R. Spaulding,
                                         )    Magistrate Judge
                                         )
                                         )
CORPORATE RELATIONS GROUP, INC., ET AL., )
ET AL.,                                  )
                                         )
                                         )
             Defendants                  )
                                         )
-----------------------------------------)


                   PLAINTIFF' S MEMORANDUM IN OPPOSITION
         TO CONSTITUTIONAL AND OTHER ARGUMENTS RAISED IN MOTIONS TO
       DISMISS BY DEFENDANTS VEITIA, CRG, STRATCOMM, AND GULF ATLANTIC


         Plaintiff,  the Securities and Exchange  Commission ("the Commission"),

submits this memorandum in opposition to certain  arguments  raised in memoranda in  support  of  motions  to  dismiss  filed by  defendants  Roberto  E.  Veitia

("Veitia"),  Corporate  Relations  Group,  Inc.  ("CRG'),  Stratcomm  Media Ltd.

("Stratcomm")  and Gulf Atlantic  Publishing,  Inc. ("Gulf  Atlantic"),  some of

which  are   adopted   by  the  other   movants.   These   issues  are  (a)  the

constitutionality  of  Section  17(b) of the  Securities  Act (the  anti-touting provision);  (b) whether the Complaint properly alleges a violation of Section 5 of the Securities Act  (registration  of securities);  (c) whether the Complaint properly pleads that Stratcomm is liable as a control person under Section 20(a)

of the Exchange Act, and (d) whether the Complaint  properly alleges  violations of Section 15 of the Exchange Act (broker dealer registration).

         A second  plaintiffs  memorandum,  entitled  opposition  to the motions to dismiss by defendants  Spratt,  Skalko and Pow Wow, addresses  arguments by defendants Veitia, CRG, Stratcomm,  Gulf Atlantic,  James W. Spratt III

("Spratt"),  James A- Skalko ("Skalko") and Pow  Wow,  Inc.  ("Pow  Wow")

(collectively,  "the  CRG  defendants")  that (a) the  Complaint  fails  to meet the  particularity requirements of Fed. R. Civ. P. 9(b), and that (b) the

Complaint  fails to state a cause of action for touting and fraud under Fed. R.

Civ. P.  12(b)(6).  That  memorandum  also contains the most  extensive  summary of the  allegations  of the Complaint  against the CRG defendants and is adopted by reference in this memorandum.

         Finally,  a third plaintiff's  memorandum,  entitled  opposition to the

motions  to  dismiss  by  Jose  Antonio   Gomez  Cortes   ("Gomez"),   Fondo  de

Adquisiciones  E  Inversiones   Internacionales  XL,  S.A.  ("Fondo")  and  C.A.

Oportunidad,  S.A.  ("Oportunidad")   (collectively,   "the  Gomez  defendants")

addresses the arguments raised in motions to dismiss by those defendants.


         Just as each of the movants  purports to  incorporate  the arguments in memoranda of the other  defendants,  so the plaintiff relies on all three of its memoranda in opposing the motions to dismiss by all movants. 1


                          SUMMARY OF ARGUMENT
         The  constitutionality  of Section 17(b),  the  anti-touting  provision which the  defendants  attack,  has been sustained at least twice in the last 12 years.  The chief  argument the defendants  muster  against these  well-reasoned decisions is to admit that as recently as last year the Supreme  Court  affirmed that commercial speech does not enjoy strict scrutiny protection, and then to

--------
1        We note that all six defense  memoranda in support of motions to dismiss  totaled 144 pages.  The  Commission is responding in 90.

contend that, nevertheless,  this Court should ignore the Supreme Court majority and apply a strict scrutiny test to the defendants' conduct.

         As  an  alternative,   the  defendants  invoke  authorities  addressing

prohibitions on commercial speech and ignore the authorities  applying the First

Amendment to disclosure  statutes such as Section 17(b).  The courts,  including the Supreme  Court,  have long  recognized  that First  Amendment  concerns  are substantially  ameliorated  when a statute requires that the public receive more information, as opposed to statutes which aim to lessen information provided the public.  When the proper test is applied,  Section 17(b), a disclosure  statute,

clearly passes constitutional muster.

         Regulation S is clear on its face, especially as applied to the conduct alleged in this case, and its application,  including in a criminal case in this district,  has been sustained.  The Complaint also properly pleads all necessary elements of broker-dealer and control person violations.


                            STATEMENT OF FACTS

         The  Commission  has  alleged  in  a  well-pleaded  and   comprehensive

Complaint that the CRG defendants  directed and operated a fraudulent  scheme in which they acquired control of large blocks of deeply-discounted securities from their clients, which usually were small public companies.  These defendants then touted the  securities to the public in CRG and Gulf Atlantic  publications  and ordered  CRG  employees  to  promote  the stocks to  brokers.  CRG then sold the securities at a profit while  promoting  them to the public.  The CRG defendants omitted to disclose material  information in the promotional  materials and when buying or selling securities by failing to disclose that they were being paid by the issuers to promote the stocks,  the amount of the  compensation,  or that at the same time they were promoting the stocks, they were selling their positions.

The Commission has alleged three causes of action  addressed in this memorandum.

First, the Complaint alleges that various  defendants  violated Section 17(b) of the  Securities  Act of 1933  ("Securities  Act")  (15  U.S.C.  ss.  77q(a)]  by

publishing  promotional  materials  which,  though  not  purporting  to  offer a security for sale,  promoted or "touted"  the  securities  to investors  without fully  disclosing  the receipt  and amount of  consideration  received  for such touting.

         Second, the Commission alleges that various defendants violated Section

5 of the Securities Act (15 U.S.C. ss. 77e], which prohibits a person,  directly or indirectly, from offering to sell or selling a security unless a registration statement is filed or in effect,  or an  exemption  from  registration  applies.

These violations  occurred in transactions  made purportedly in reliance upon an exemption  known as  Regulation  S [17  C.F.R.  ss.ss.230.901,  et seq.],  which permits the offer and sale of unregistered  securities outside the United States if certain requirements are met.


         Third, the Complaint  alleges that the CRG defendants  violated Section

15 of the Exchange Act [15 U.S.C.  ss. 78o] because CRG acted as a broker-dealer and neither it nor the individual defendants were registered with the Commission as brokers or dealers.


         CRG, Veitia, Stratcomm and Gulf Atlantic raise constitutional arguments against two of these  allegations.  They claim that Section  17(b)  violates the

First Amendment to the Constitution as a content-based  regulation of commercial speech that cannot withstand either a strict or intermediate  scrutiny analysis.

Defendants also maintain that, from 1994 through 1996, the portion of Regulation

S that dealt with reselling  stock back into the United States was  sufficiently confusing  that basing  liability  for  violations of Section 5 on violations of

Regulation S would be unconstitutional as a violation of due process.2




-------------
2      Planitiff's memoranda in opposition to motions to dismiss by the CRG and
Gomez defendants provide a more detailed description of the allegations of the Complaint.

                              ARGUMENT


I.        SECTION 17(b) DOES NOT VIOLATE THE FIRST AMENDMENT

         A.        Strict Scrutiny Tests are Not Applicable to
                   Statutes Compelling Disclosure in Commercial Speech

         The  defendants  admit  that  the  test in this  case  for  assessing the  constitutionality  of the anti-touting  provision is that applied to commercial  speech.  (Veitia Mem. p. 5). They have little  choice, since they do not contest they touted stock for a fee. They also admit,  albeit  grudgingly,

that as recently as last year the Supreme Court  reaffirmed  that  commercial speech is not subject to a strict  scrutiny test urged by the defendants.

Greater New Orleans Broadcasting  Association,  Inc. v. United States,

527 U.S. 173, 119 S. Ct. 1923 (1999) (Veitia Mem. p. 9, n. 3).

         Nevertheless,  the  defendants  argue that  strict  scrutiny  should be applied in this case, and contend that the two decisions which directly  address and sustain the  constitutionality of Section 17(b) of the Securities Act should be ignored  because  "these  decisions  completely  fail to take  account of two decades  of  commercial  speech  cases."  (Def.  Mem.  p.  9).3 For the  reasons described  herein,  these  two  decisions  appropriately  did not  dwell  on the authorities the defendants rely upon, which involve  prohibitions on speech, but instead  relied on  authorities  addressing  laws which  require  disclosure  of information to the public.


-----------------
3       This contention is believed by the fact that the earlier of the two decisions, SEC v Wall Street Publishing, Inc., 851 F. 2d 365 (D.C. Cir. 1988), wass decided years after all but twe of the cases on which the defendants rely, and was decided only a week before one of the remaining two, Riley v. National Federation of the Blind of North Carolina, Inc., 487 U.S. 781 (1988). Only Greater New Orleans, a case which the defendants barely acknowledge, was decided after the only decision sustaining Section 17 (b), SEC v. Huttoe, No.96-2543 (D.D.C. Sept. 14,1998) (attached as Exhibit 1 to Plaintiff's Memorandum in Opposition to Motions to Dismiss by Defendants CRG, Stratcomm, Gulf Atlantic, Veitia, Spratt, Skalko and Pow-Wow, filed this date).

         For that reason,  defendants'  reliance-on 44 Liquormart,

Inc. v. Rhode island, 517 U.S. 484 (1996), is  misplaced.  At issue there was a complete  ban by the  state on  commercial  speech  related  to liquor advertising. The Court found that:

         [p]recisely because bans against truthful, nonmisleading commercial speech rarely seek to protect consumers from either deception or overreaching, they usually rest solely on the offensive assumption that the public will respond 'irrationally' to the truth. [citation omitted]. The First Amendment directs us to be especially skeptical of regulations that seek to keep people in the dark for what the government perceives to be their own good.

44 Liquormart, 517 U.S. at 503, emphasis supplied.4

         In the present  case,  Section  17(b) is not a ban, but is a disclosure requirement  that seeks to protect  investors  from harm by  providing  material information  so that they may properly  judge the motives and  objectivity  of a stock promoter. This distinction was not lost on the Court in 44

Liquormart:

         When a  State  ...  requires  the  disclosure  of  beneficial  consumer information, the purpose of its regulation is consistent with the reasons for according constitutional protection to commercial speech and therefore justifies less than strict review. However, when a State entirely prohibits the dissemination of truthful, nonmisleading commercial messages for reasons unrelated to the preservation of a fair bargaining process, there is far less reason to depart from the rigorous review that the First Amendment generally demands.


---------------
4      See  also  Peel  v.  Attorney  Registration  and  Disciplinary
Commission of Illinois, 496 U.S. 91, 108(1990) ("disclosure of truthful, relevant information is more likely to make a positive contribution to decision making than is concealment of such information"); Bates v. State Bar of Arizona, 433 U.S. 350, 375 (1977) ('Although, of course, the bar retains the power to correct omissions that have the effect of presenting an inaccurate picture, the preferred remedy is more disclosure, rather than less"); Washington Legal Foundation v. Friedman, 13 F.Supp.2d 51, 73 (D.D.C. 1998) (full disclosure "comports with the Supreme Court's preference for combating potentially problematic speech with more speech").

44  Liquormart,  517 U.S. at 501,  emphasis  supplied.  The Court went on to recognize  that under "less than strict  review,"  only a  "reasonable  fit"

between  a  statute's  requirements  and its  goals  needs  to be established to be constitutional. 44 Liquormart, 517 U.S. at 507.

         Defendants.'  invocation of the First Amendment to invalidate a statute that requires  disclosure of material  information -- in an industry  predicated upon such  disclosure  stands the  amendment on its ear.  Notwithstanding  their howls of protest,  defendants' true objective is concealment of information they would rather not have publicly  known -- that these issuers about whom they have published  glowing  endorsements  have, in fact,  paid  handsomely for that very privilege.

         Defendants'  reliance  on Rile also is to no avail.  The Court  used a strict  scrutiny  analysis  to invalidate  a  state  statute  requiring  certain

disclosures  in  the  context  of  soliciting   charitable contributions,

finding the statute to be a "content-based  regulation of speech." Riley, 487

U.S. at 795. But the Court  recognized  that:  (1) a state may

"constitutionally  require"  fundraisers  to  disclose  certain financial information;  and (2) that "[p]urely  commercial speech is more susceptible to compelled disclosure requirements."  Riley,  487 U.S. at 795-6,  citing Zauderer

v. Office of Disciplinary  Counsel,  471 U.S. 626, 629 (1985).5  Plainly, in the

purely commercial

--------
5        Several lower courts have recognized, and even applied, the Riley dicta. See e.g, Scope Pictures of Missouri, Inc. v. City of Kansas City, 140 F. 3d 1201, 1204-5 (8th Cir. 1998) (court found requirement to disclose risks of certain diseases was content-neutral and narrowly tailored to serve significant government interest and thus did not violate the First Amendment); Dayton Area Visually Impaired Persons, Inc. v. Fisher, 70 F.3d 1474, 1481 (6th Cir. 1995) (citing Riley, court recognized that "some speech by professional fundraisers can be regulated without violating First Amendment principles"); Hechler v. Christian Action Network, 491 S.E. 2d 618, 629 (S. Ct. W. Va. 1997) (court found that the disclosure requirement at issue was "neutral statement which simply direct[ed] a donor to a place where he or she may find more information" and thus burdened no more speech than necessary to further "substantial state interest" of preventing deception in charitable solicitations).

speech  arena -- as is the case  before  this Court --  government  may  require disclosure of certain  information,  as long as the  requirements are reasonably related to achieving their objective.


         Therefore,  not only does Supreme Court precedent -- including the most recent  decisions -- dictate that a strict  scrutiny  test not be applied to the defendant's touting activities,  but the same precedents cited by the defendants impose only a relatively  light burden on statutes  such as Section  17(b) which add to the information available to the public.6

         B. Commercial Speech Disclosure Requirements Such as Section 17(b) Are Subject to a "Rational Basis" Test

         Tacitly  recognizing  that their claim to strict scrutiny will fail,

the defendants argue that Section 17(b) cannot meet an intermediate test applied to prohibitions on commercial speech.  They rely chiefly on Central Hudson Gas

& Electric Corp. v. Public Service Commission of New York, 447 U.S. 557 (1980),

a case decided eight years before SEC v. Wall Street  Publishing,  Inc., 851 F.

2d 365 (D.C.  Cir.  1988),  affirmed the  constitutionality  of Section  17(b).

But Central  Hudson is inapposite to the disclosure requirements of Section

17(b) because it struck down a state  regulation  completely  banning advertising by a public  utility.  In doing so, the Court set forth a test to analyze prohibitions on commercial speech. Central Hudson, 447 U.S. at 563-4.

         The present case, however, deals with a disclosure  requirement,  not a speech prohibition.  The leading case for determining the  constitutionality  of such requirements is Zauderer v. Office of Disciplinary  Counsel,  471 U.S. 626,

629  (1985),  which  applied  a  rational  basis  test to such  statutes  in the commercial arena.


------------------
6     The court can  ignore the  historical  arguments  offered  to  support strict scrutiny of commercial speech at pp. 10- 11 of Veitia's memorandum. We can safely assume the Supreme Court was aware of The Federalist and the history of the Bill of Rights when it rendered the decisions on which he parties relies.

         In Zauderer, the Supreme Court decided the issue of whether a state may

"seek to prevent deception of the public" by requiring  attorneys to disclose in their advertising certain information regarding fee arrangements.  The appellant contended  the state  must pass the  Central  Hudson  test for  prohibitions  on speech. Zauderer, 471 U.S. at 650-5 1.

         In  rejecting  this  contention,  the  Supreme  Court,  found  that the appellant "overlook[ed] material differences between disclosure requirements and outright  prohibitions  on  speech,"  and that the  state had not  attempted  to prevent  attorneys  from  conveying  information,  but merely  required them "to provide  somewhat  more  information  than they might  otherwise  be inclined to present." Zauderer, 471 U.S. at 650, emphasis supplied.7 The Court then found:

         Because the extension of First Amendment protection to commercial speech is justified principally by the value to consumers of the information such speech provides, see Virginia Pharmacy Board v. Virginia Citizens Consumer Council, Inc., 425 U.S. 748 (1976), appellant's constitutionally protected interest in not providing any particular factual information in his advertising is minimal. Thus, in virtually all our commercial speech decisions to date, we have emphasized that because disclosure requirements trench much more narrowly on an advertiser's interest than do flat prohibitions on speech, "warning[s] or disclaimer[s] might be appropriately required ... in order to dissipate the possibility of consumer confusion or deception." In re R.M.J., 455 U.S. 191, 201 (1982).



----------------

7        See also  Glickman v. Wileman  Brothers & Elliott,  Inc.,  521 U.S.
457, 474 and n. 18 (1997) (Supreme Court found it was "error," for court of appeals to rely on Central Hudson for purpose of assessing the constitutionality of a regulation compelling funding for speech); Kleese v. Pennsylvania State Board of Funeral Directors, 738 A. 2d 523, 525 (Pa. 1999) (state court relied on Zauderer in determining whether a disclosure requirement violated First Amendment rights, finding that the parties "have incorrectly focused on the Central Hudson test and that this test does not apply in this instance ...
In this case, there is no prohibition at issue but a disclosure requirement is at issue.").

Zauderer,  471 U.S.  at 651.8  Indeed,  the  Court  specifically  rejected-  the contention  that a  disclosure  requirement  should  be  subjected  to a  "least restrictive means" analysis,  which the defendants want the Court to adopt here,

instead  characterizing  disclosure  requirements as "one of the acceptable less restrictive  alternatives" to suppression of speech.  Zauderer,  471 U.S. at 651

n.14.

         The Court held that an advertiser's rights are "adequately protected as long as disclosure  requirements are reasonably  related to the State's interest in preventing deception of consumers.  Zauderer,  471 U.S. at 651.9 As a result,

the  Court  concluded  that a  requirement  that  an  attorney  advertising  his availability  on a contingent  fee basis  disclose that clients will have to pay costs even if their lawsuits are  unsuccessful  "easily passes muster under this standard." Zauderer, 471 U.S. at 652.

         In short,  Section 17(b) is  constitutional  because it is a disclosure

requirement  that  is  reasonably  related  to  the  Commission's   interest  in

preventing deception of investors.

         C.       Compelled Disclosure of Compensation Does Not
                  Violate the First Amendment

         SEC v. Wall Street  Publishing  Institute,  Inc., 851 F. 2d 365, 374

(D.C. Cir. 1988),  squarely  addresses whether Section 17(b) violates the First

Amendment. The Court of Appeals




------------------
8        See also Bates, 433 U.S. at 384 (1977) ("We do not foreclose the possibility that some limited supplementation, by way of warning or disclaimer or the like, might be required ...so as to assure that the consumer is not misled").

9        Accord  Kleese.  738 A.2d at 526 ("small" and "fairly  innocuous"
requirement to include name of the supervising funeral director in advertisements is "reasonably related to the state's interest in preventing reception of consumers"); Gonzalez v. State Bar of Texas, 904 S.W. 2d 823, 829 (Ct. App. Tex. 1995) (attorney's rights as advertiser adequately protected as long as state bar's disclosure requirements are reasonably related to state's interest in preventing the deception of consumers).

for the  District  of  Columbia,  applying  the  Supreme  Court's  rationale  in

Zauderer,  found that a promoter's failure to disclose consideration received in return for publication is "constitutionally proscribable."

         To that end, the court made several key  observations.  First,  the court noted that Section  17(b) did not ban or restrict speech, but rather,

required affirmative disclosure. Wall Street Publishing,

851 F. 2d at 371.10 Indeed,  the  court,  adopted  the language of Virginia

State Board of Pharmacy v. Virginia  Citizens  Consumer  Council,  Inc., 425

U.S. 748 (1976), in observing that challenges  to  disclosure  requirements  are

"paternalistic,"  and that the zeal to protect  the public  from  information cannot withstand First Amendment scrutiny. Wall Street Publishing  851 F. 2d at

371.11
         Second, the court observed the distinction  between the government's power to regulate  commercial speech and its power to regulate certain "fields of economic activity," and in particular,  the securities  industry.  Wall

Street Publishing,  851 F. 2d at 372-3, citing Dun & Bradstreet, Inc. v.

Greenmoss Builders, 472 U.S. 749, 758 n.5 (1985).12


------------------
10       The court found that "[r]equiring  disclosure of a material fact in order to prevent investor misunderstanding is the very essence of federal securities regulation." Wall Street Publishing, 851 F.2d at 373 n.9.

11        Accord Glickman,  521 U.S. 457 (1997) (Supreme Court indicated that compelled speech regulations that do not infringe upon a "crisis of conscience" should not be afforded First Amendment protections).

12       In Dun & Bradstreet,  the Supreme Court,  in a plurality  opinion, observed, "certain kinds of speech are less central to the interest of the First Amendment than others." The Court noted "there are '[n]umerous examples... of communications that are regulated without offending the First Amendment, such as the exchange of information about securities, corporate proxy statements, the exchange of price and production information among competitors, and employers' threats of retaliations for the labor activities of employees."' Id. citing Ohralik v. Ohio State Bar Assn., 436 U.S. 447, 456
(1978).10 The court found that "[r]equiring disclosure of a material fact in order to prevent investor misunderstanding is the very essence of federal securities regulation." Wall Street Publishing, 851 F.2d at 373 n.9.

         The court  concluded  that  "regulation  of the exchange of information regarding  securities is subject only to limited First  Amendment  scrutiny" and that, in areas of extensive federal  regulation -- like the securities  industry

-- the  Constitution  does not require a court "to weigh the relative  merits of particular  regulatory  objective  that  impinge upon  communications  occurring within the umbrella of an overall  regulatory  scheme." Wall Street  Publishing,

851 F. 2d at 373 Again  citing  Zauderer,  471 U.S. at 650, the court noted that disclosure  requirements  that regulate  commercial speech have been upheld even when the government has not shown that,  absent the  disclosure,  the underlying speech  is  false or  misleading  or that the  disclosure  requirement  serves a substantial government interest other than preventing deception.

         More  recently,  the United  States  District  Court for the  District

of  Columbia,  relying on Wall Street  Publishing, rejected a claim by the defendant,  a stock promoter,  that Section 17(b) violated his First Amendment rights.  SEC v. Huttoe,  No. 96-2543 (D. D.C.  Sept.  14,  1998),  Ex. 1, to

Plaintiff s Mem. in  Opposition  to Motions to Dismiss By CRG et al. In Huttoe,

the District Court recognized that speech relating to securities  transactions formed a "distinct  category of  communications in which the  government's power to regulate is at least as broad as with respect to the general  rubric of commercial  speech" and is thus subject  to  rational  basis  scrutiny.  Huttoe,

slip op.  at 26,  citing  Wall  Street  Publishing,  851 F. 2d at 373,  and Dun

& Bradstreet,  472 U.S. at 758. The court,  applying the rational basis test,

found that the Commission had a "substantial interest in the investing public

'knowing whether an apparently  objective  statement is motivated by the promise of payment."'  Huttoe slip op. at 27, quoting U.S. v. Amick, 439 F.2d 351, 365

(7th Cir. 1971) cert. denied, , 403 U.S. 918 (1971).

         D. Defendants' Conduct Demonstrates Why the Disclosure Provisions of Section 17(b) Are Rational

         The  defendants  assert  that they have met the  first  requirement  of

Section  17(b) that the fact of payment for touting  stock be  disclosed  -- and that the requirement that the amount of compensation be disclosed fails both the strict and intermediate scrutiny tests they urge the Court to adopt. 'As we have shown,  the  appropriate  test is whether the  provisions  of Section  17(b) are rationally related to the goal of preventing deception in the securities markets through touting.  The conduct of the defendants  demonstrates that the statute's requirements  that both compensation and the amount of compensation be disclosed are  rationally  related  to the goal of  informing  investors  of the degree of pecuniary interest of touts in recommending stock and to avoid deception.

         Whether reviewed in isolation or as part of the whole package delivered by Money World and its companion  publications,  the  "disclosures" on which the defendants  rely are  themselves  deceptive.  The reasons for this are described fully in a companion  memorandum  and are  specifically  incorporated  herein by reference.13 To summarize,  the term  "advertorial" is intentionally  ambiguous,

and  plainly  intended  to dilute  the term  "advertisement"  by  suggesting  an objective  endorsement.  A quick scan of Money World (some of which are attached as appendices to Spratt's  motion to dismiss)  discloses that the CRG defendants made every effort to minimize even the modest impact,  if any, of  "advertorial"

by, for  example,  devoting  covers of the  magazine  to the  touted  companies,

promoting the touting articles in publisher's letters, and by seamlessly merging the touts with  other  editorial  content  by use of the same  type,  headlines,

layout and



---------------
13        See Plaintiffs  Memorandum in Opposition to the Motions to Dismiss by
Defendants CRG, Stratcomm, Gulf Atlantic, Veitia, Spratt, Skalko and Pow Wow, pp. 24-28.

editorial  style.14 Other  language  relied on by the defendants to contend they

"disclosed" payment by touted companies is, in fact, deceptive,  suggesting that

CRG  stands  by  the  magazine's   recommendations  as  professional  investment

counselors rather than acting contrary to them.

         The important issue raised by this case is not whether Section 17(b) is

unconstitutional,   but  rather  whether   transparent  ruses  employed  by  the

defendants to avoid the disclosure requirements of the statute will be tolerated and  the  goals  of  the  statute  eviscerated.  Holding  that  only  clear  and straightforward  disclosure  of the fact and  amount  of  payment,  rather  than evasive  conduct to hide those facts,  meets the  requirements of Section 17(b),

will ensure the statute is fairly enforced and the goals of the statute met.


         Only a schemer  could  conclude  the payment for touting was fairly and straightforwardly  disclosed.  Had CRG also disclosed the amount of compensation for touting of its client  stocks,  presumably it would have been harder for CRG to  discount  the statute so  completely  in its  publications,  as it has done.

Clearly, the requirements of Section 17(b) are rationally related to the goal of requiring touts to disclose who has bought and paid for their promotions and how large was the payment.  Therefore,  the statute passes the constitutional  tests applied  to laws  requiring  that  information  be  disclosed  to the  investing public.15



------------
14 In fact, most of the articles not labeled "advertorial" promote stocks of CRG client companies or of Stratcomm. Those which do not are generally filler material.
15 CRG's argument that because publications such as The Wall Street Journal or Business Week have not been sued by the Commission under Section 17(b) simply ignores the fact that those publications merely sell advertising space, clearly identifiable as such, while CRG offers its CC editorial" services for the specific goal of promoting company stock.

II.      VIOLATIONS OF SECTION 5 OF THE SECURITIES ACT ARE
         PROPERLY PLED AND REGULATION S SUFFERS NO INFIRMITY

         A. The Complaint States a Claim for Relief for Violations of Section 5

         Defendants  CRG and Gulf  Atlantic  argue that the  Complaint  fails to state a claim for relief  against them under Section 5 of the Securities Act for sale of unregistered securities not eligible for any valid exemption.  The basis for  this is an  extremely  blind  reading  of the  Complaint,  which  fails  to acknowledge even such obvious and well-pleaded subterfuges such as when, in both the Delta and IMTECH  deals,  CRG wrote checks to pay Fondo or  Oportunidad  for stock on the same date that Fondo and  Oportunidad  were  purporting  to buy the same stock pursuant to the Regulation S exemption for off-shore purchasers.

(Complaint P. P. 69, 75, 109-120).16

         In deciding a motion to  dismiss,  the Court must accept the plaintiff's  factual  allegations  as true and  construe  the complaint in the light most favorable to the plaintiff.  Scheuer v. Rhodes, 416 U.S. 232 (1974);

Howry v. Nisus, Inc., 910 F. Supp. 576 (M.D. Fla. 1995). See also Plaintiff s

Memorandum in Opposition to Motions of CRG et at., p. 6.

         Sections 5(a) and 5(c) of the  Securities  Act prohibit any person from directly or indirectly  offering to sell or selling securities  unless a registration  statement is in effect or has been filed as to the securities,

or an exemption from registration is available.  Scienter is not required to establish a violation  of Section 5. Stokes v.  Lokken,  644 F.2d 779,  784

(8th,  Cir. 1981);  SEC v. Friendly Power Co. LLC. et al., 49 F.Supp.2d.  1363

(S.D.  Fla.  1999).  Thus,  the Commission  need only meet simple notice pleading requirements under Rule 8.

         In order to plead a prima facie  violation of Section 5, the Commission must allege that (1) securities  were offered or sold for which no registration statement either was filed or in effect; (2)



--------------
 16 Hereinafter, paragraph symbols alone shall refer to paragraphs of the Complaint.

the offering or sale was made through  interstate  commerce or the mails;  and

(3)  defendants,  directly or indirectly,  offered or sold the securities.

Friendly Power Co., at p. 6, citing SEC v. Continental Tobacco Co. 463 F.2d 137,

155 (5th Cir. 1972).

         Direct  sellers  include  the owner of the  securities  being  sold,

and anyone who  personally  solicits  purchases  from investors or offers from prospective  buyers.  See Pinter v. Dahl, 486 U.S. 622,  646-47  (1988).

The latter  category  applies to persons who have a motivation "to serve [their]

own financial  interests or those of the securities  owner."  Pinter,  48 6 U.S.

at 647.  Indirect  sellers  include  persons who did not have direct contact with potential  buyers or engage in selling efforts of the securities,  but instead employed or directed others to sell the securities.  See generally SEC

v. HoIschuh,  694 F.2d 130, 140 (7th Cir. 1982).

         A person who offers or sells a security in reliance upon an exemption from the  registration  requirements  has the burden of establishing the availability of the exemption.  SEC v. Murphy,  626 F.2d 633, 645

(9th Cir. 1980).  Such exemptions are narrowly construed. Id.


                  1.       CRG
         CRG  argues  that the  Complaint  alleges  that only  Fondo and

Oportunidad  bought and sold  unregistered  securities  in Regulations S and D transactions,  and that it did not properly  allege that CRG was involved in those deals.  CRG Mem. pp. 5-7. CRG then  asserts  that Fondo and  Oportunidad are not  affiliated  or  associated  with CRG.  CRG Mem.  p. 7. CRG then concludes  the Commission therefore failed to state a claim for relief.

CRG Mem. p. 7.

         This argument is fatally flawed.  No less than 22 times, the Commission alleges that CRG directed or controlled  Fondo and  Oportunidad  for purposes of the unlawful stock transactions, or that these entities were nominees of CRG. P.

P. 2, 30, 33-4,  60, 62, 66, 84-5,  87, 99, 103-5,  122, 32, 147, 149, 167, 172,

191, 222. Defendants simply ignore these allegations. Thus, in the context of the various Regulations S and D transactions, the allegations of which cover 24 pages of the Complaint,  the Commission has clearly  alleged that

CRG participated in sales of unregistered securities.


         CRG also argues the  Commission  has alleged  contradictory  theories -

that CRG  controlled  Fondo  and  Oportunidad  and  that,  at  times,  Fondo and

Oportunidad acted  autonomously.  CRG Mem. pp. 9- 10. However,  there is nothing contradictory  in these  allegations.  It is clear from a simple  reading of the

Complaint, let alone one affording reasonable inferences to the plaintiff,  that

Fondo and Oportunidad  acted in concert with CRG as a "front" for CRG's domestic ownership of  securities so that a Regulation S exemption  could be claimed.  In other  instances,  including those in which registered stock was sold, Fondo and

Oportunidad  bought  and  sold  stock in  coordination  with CRG so that all the defendants could realize a profit from CRG's scalping activities. See Plaintiffs

Memorandum in Opposition to Motion of Gomez,  Fondo and  Oportunidad,  pp. 3-10.

This is not contradictory  pleading, but rather extensive,  detailed pleading of concerted  conduct to violate the securities laws. The Complaint plainly alleges a cause of action against CRG under Section 5.17




------------
17     CRG also  claims  the Commission  alleges CRG violated  Section 5 of the
Securities Act in connection with the sale of Tracker stock pursuant to a Form S-8 registration statement. CRG again misreads the Complaint. The Commission does not allege Section 5 violations regarding these transactions, but rather that CRG and other defendants violated the antifraud provisions of the securities laws by selling such stock while they were promoting the company.

                  2.       Skalko and Pow Wow

         Skalko and Pow Wow also contest the adequacy of the pleading of Section

5 violations  against them.18 The Complaint  specifically  identifies  Skalko as having sold the following unregistered  securities:  Tracker and Stratcomm stock in the fail of 1994,  see P. P. 52, 187; and Ammonia Hold stock in the summer of

1996. See P. 94. The Complaint also  specifically  identifies Pow Wow as selling unregistered  Delta stock in July 1996. See P. 82. The burden of establishing an exemption from  registration  for these sales rests with Skalko and Pow Wow, not the Commission. Murphy, 626 F.2d at 645, In addition, as described more fully at

pp.  9 - 12  of  Plaintiffs  Memorandum  Opposing  Motions  of  Defendants  CRG,

Stratcomm,  Gulf  Atlantic,  Veitia,  Spratt,  Skalko  and Pow  Wow,  Skalko  is

responsible as a manager of CRG for the corporate conduct,  and the plaintiff is not required to guess at his specific role when Skalko and the other  individual

CRG defendants chose not to testify during the investigation.19


         B.       Regulation S is Not Void for Vagueness

         CRG also contends that Regulation S is  unconstitutionally  vague,

relying solely on a dissenting  opinion of a former SEC commissioner.

CRG Mem. pp. 7-8.  Whatever the target of former  Commissioner  Wallman's lonely  dissent,  the  defendants had fair notice that their conduct




----------------------
18       Spratt did not make this  argument,  but he, too, is alleged to have violated the statute.P.P. 52, 55, 63, 106,  114, 123, 129, 130, 133.

19 Skalko also argues the Commission failed to allege he offered to sell or sold any Stratcomm stock personally. Skalko Brief at 2 1. Skalko ignores that which is inconvenient. The Complaint clearly alleges that from the fail of 1994 through the end of 1995, CRG and Stratcomm, "through their employees, including Spratt, Skalko and Rodriguez ... solicited the sale of Stratcomm stock to U.S.
residents....",  1184, and that  "Defendants  Spratt,  Skalko and Rodriguez were among the employees to whom CRG and  Stratcomm.  paid  commissions  for offering unregistered  Stratcomm.  stock  for sale to  investors...."  1187.  Given  that
Section 5 proscribes any person from directly or indirectly offering to sell or selling securities without an effective registration statement or an exemption, these allegations properly state a claim.

was  prohibited by  Regulation  S. There never has been any  ambiguity  that the regulation  requires  a  legitimate  offshore  purchaser  and  prohibits  use of nominees to front for a domestic  purchaser,  the very  corruption  of Section 5 alleged in this case.


         In two places, the "Preliminary  Notes" to Regulation S gave defendants the direction they claim they lacked. Note 2 advises:

         In view of the objective of these rules and the policies underlying the [Securities] Act, Regulation S is not available with respect to any transaction or series of transactions that, although in technical compliance with these rules, is part of a plan or scheme to evade the registration provisions of the [Securities] Act. In such cases registration under the [Securities] Act is required.

Additionally, Note 6 alerted defendants that:

         Regulation S is available only for offers and sales of securities outside the United States. Securities acquired overseas, whether or not pursuant to Regulation S, may be resold in the United States only if they are registered under the Act or an exemption from registration is available.

17 C.F.R.ss.230.901  (Preliminary  Statement),  see also Securities Act Release

No. 33-6863 at *2 (Apr. 24, 1990) (hereinafter "Reg. S Release").

         Moreover,  pursuant to either safe harbor  provision  of the rule,  the offer or sale of  securities  "shall be made in an offshore  transaction,"  Rule

903(a) and Rule 904(a) [17 C.F.R.  ss.ss.  903 (a) and 904(a)],  and an offer or sale is considered  "offshore" if the offer is not made to a U.S.  person and at the time the buy is  originated,  the buyer is outside  the U.S.  This  language provides  notice.  All  of  the  Regulation  S  transactions  described  in  the

Commission's  Complaint  constituted schemes or plans by the defendants to evade registration.  Defendants  introduced  Fondo and  Oportunidad to issuers as bona fide  offshore  purchasers,  but the  Costa  Ricans  collected  money  from U.S.

persons,  namely, CRG and other domestic codefendants CRG recruited, to fund the transactions. During this time, defendants were shorting or selling against the position they had purchased, thus locking in the spread between the market price and the discounted sale price. Defendants' transactions were  nothing  more  than a plan to evade  the  registration  provisions  of the

Securities Act.


         From 1991  through  the  present,  the  government  has brought enforcement  actions for  violations  of the  registration provisions involving purported reliance on Regulation S.20  Notably,  in May  1995, the United States

Attorney  for  the  Middle District of Florida, as a result of a Commission investigation, obtained indictments against two individuals in the first criminal Regulation S prosecution.  U.S. v. Sung and Feher, 95 CRIM. 92

(M.D. Fla.),  Litigation Release No. 14500 (May 25, 1995). The United States

alleged that the defendants  caused a company to sell stock  purportedly pursuant to Regulation S, to brokerage  accounts in Canada that they controlled.

Thereafter,  the defendants sold the unregistered  stock back into the United

States. In May 1996, the jury convicted one of the defendants  of, among other things,  conspiracy to sell  unregistered  stock.  See Litigation  Release No.

14901 (May 6, 1996).



--------------------
20        SEC v. Westdon Holding & Investment,  Inc., Litigation Release No.
13088 (Nov. 14, 1991), 1991 WL 288360 (S.D.N.Y.  1991). See also, SEC v.
Rehtorik, Litigation Release No. 13975(Feb. 23, 1994), 1994 WL 62344
(N.D. Tex. 1994) (Commission alleged defendant sold stock issued in unregistered offerings, purportedly pursuant to Regulation S, to five British Virgin Island companies he controlled); SEC v. Softpoint , Litigation Release No. 14480
(April 27, 1995),      1995 WL 254717 (S.D.N.Y. 1995) (Commission alleged that
Softpoint issued stock to six foreign entities, at least three of which were owned by the defendants, and that these defendants then directed the sale of that stock back into the U.S. without registering the sales); SEC v. Environmental Holdings, Inc., Litigation Release No. 14683 (Oct. 6, 1995), 1996 WL 590813 (N.D. Tex. 1996) (improper use of Regulation S to make public
distributions of stock in the U.S.);   In the Matter of Candie's. Inc.,
Litigation Release No. 33 -7263 (Feb. 21, 1996), 1996 WL 75741("each respondent sold or participated in the sale of unregistered stock to the foreign purchasers under circumstances in which they know, or should have known, that the purchasers were acting as conduits for the distribution of securities to U.S. investors without registration or valid exemption from registration.").

Although further notice is not necessary,  a Commission  release in June 1995 --

before all but one of the  Regulation S deals  engineered  by the  defendants --

gave additional  guidance.  The Commission said the regulation was not satisfied when securities

         are in essence being placed offshore temporarily to evade registration requirements with the result that the incidence of ownership of the securities never leaves the U.S. market, or that a substantial portion of the economic risk relating thereto is left in or is returned to the U.S. market during the restricted period, or that the transaction is such that there was no reasonable expectation that the securities could be viewed as actually coming to rest abroad.

Securities Act Release No. 33-7190 at *3 (June 27, 1995).  The Commission

characterized  such  transactions as "nothing more than a delayed sale by the seller in the United States,  with the purported offshore purchaser serving as a statutory  underwriter." Id. at *4.

         As applied to defendants'  conduct,  the  requirements  of Regulation S could not be  plainer,  and were  plain  from the first  date  Regulation  S was effective. There is no constitutional infirmity.

III.     THE COMPLAINT PROPERLY ALLEGES STRATCOMM IS LIABLE
         FOR FRAUD AS A CONTROL PERSON OF CRG

         Stratcomm's  contention  that the  Complaint  fails  properly to allege

"control  person'  liability  for the  conduct  of CRG under the  provisions  of

Section  20(a) of the  Exchange  Act [ 15 U.S. C. ss.  78t(a)]  simply  fails to recognize the standard applicable in this Circuit. Section 20(a) provides:

         Every person who, directly or indirectly, controls any person liable under any provision of this title or of any rule or regulation thereunder shall also be liable jointly and severally with and to the same extent as such controlled person to any person to whom such controlled person is liable, unless the controlling person acted in good faith and did not directly or indirectly induce the act or acts constituting the violation or cause of action.

         The  Eleventh  Circuit  requires  only that a  plaintiff  allege that a defendant "had the power to control the general affairs of the entity  primarily liable at the time the entity violated the securities laws. and had the requisite power to directly or indirectly control or influence the specific  corporate  policy which resulted in the primary liability."  Brown v. Enstar Group,  Inc., 84 F. 3 d 3 93 (1lth Cir. 1996). The

Eleventh Circuit  expressly rejected the  culpable  participation  doctrine -- a stricter  standard of control  person  liability  adopted by some  circuits and offered by Stratcomm that requires actual  participation in the wrongful transaction.  See also G.A.  Thompson & Co. v. Partridge , 636 F.2d 945

(5th Cir. 198 1); Pharo v. Smith, 621 F.2d 656 (50' Cir. 1980);  Fischler v.

Amsouth  Bancorporation,  971 F. Supp. 533 (M.D. Fla. 1997);  Brown v. Mendel,

864 F.Supp.  1138 (M.D. Ala. 1994).  Rochez Brothers,  Inc. v. Rhoades,  527

F.2d 880 (3rd Cir. 1975), relied upon by Stratcomm, does not state the law in this Circuit.

         The Commission's Complaint sets forth that Stratcomm conducted business through CRG, its subsidiary,  and that it was operated by the same principals as

CRG.  See P. P. 3, 5,  10-11.  In  effect,  Veitia,  Spratt and  Skalko,  as the principal  managers  of both  Stratcomm  and CRG,  were  conducting  Stratcomm's business through CRG. Thus,  Stratcomm,  through its common principals,  had the power to control the general  affairs of CRG as well as the  specific  corporate conduct  which  resulted  in  primary  liability  for CRG  under the law of this

Circuit.

IV.      THE COMPLAINT PROPERLY ALLEGES VIOLATIONS OF
         SECTION 15 OF THE EXCHANGE ACT

         Each of the CRG defendants  has alleged the Complaint  fails to state acause of action for operating as an unregistered  broker or dealer in violation of Section 15 of the Exchange Act ( 15 U.S.C. ss. 78o].

         Section  15(a)(1) of the  Exchange  Act  provides it is unlawful  for a

"broker" or "dealer" "to effect any  transaction  in, or to induce or attempt to induce the  purchase  or sale of, any  security  unless such broker or dealer is registered [with the Commission]." Scienter is not an element of the violation. SEC v. Randy, 38 F. Supp. 2d 657, 667

(N.D. M. 1999);  SEC v. Randy,  38 F. Supp. 2d 657, 667 (N.D. III. 1999); SEC v.

National  Executive  Planners,  Ltd., 503 F. Supp. 1066, 1073 (M.D. N.C. 1980).

Thus, only notice pleading is required under Rule 8.

         Section 3(a)(4) of the Exchange Act [15 U.S.C. ss. 78c(a)(4)] defines a

"broker" as "any person  engaged in the  business of effecting  transactions  in securities for the account of others " Section 3(a)(5) [15 U.S.C. ss. 78c(a)(5)]

defines a "dealer" as "any person  engaged in the business of buying and selling securities  for his own  account,  through a broker or  otherwise  or any person insofar as he buys or sells securities for his own account,  either individually or in some  fiduciary  capacity,  but not as a part of a regular  business." The

"regular business" language has been interpreted to "exclude from the definition of  'dealer'  members of the public  who buy and sell  securities  for their own account as ordinary  traders." In the Matter of the Application of Gordon Wesley

Sodorff Jr.,  Exchange Act Rel. No. 31134 (September 2, 1992), 1992 WL 9 224082,

citing E. Weiss, Registration and Regulation of Brokers and Dealers 8 (1965).



         Courts  have  required a showing  that the alleged  broker or dealer exhibit "a certain  regularity  of  participation  in securities  transactions at key points in the chain of distribution.  SEC v. Hansen,

[1984 Transfer Binder] Fed. Sec. L. Rep. (CCH) P. 91,426 (S.D.N.Y.  1984),

citing Mass. Financial Services,  Inc. v. SIPC, 411 F. Supp. 411, 415 (D. Mass),

aff'd, 545 F.2d 754 (1st Cir.  1976),  cert.  denied,  , 431 U.S. 904 (1977).

Regularity  of  participation  has been  demonstrated  by the dollar amount of securities  sold and the active  solicitation  of clients.  See  National

Executive  Planners.,  503 F. Supp.  at 1073.  Indeed,  a corporation could be a broker even though securities  transactions are "only a small part of its business  activity." SEC v. Kenton Capital, Ltd., 1998 WL 1121117 (D.D.C. 1998).

         A. The Complaint Adequately Alleges CRG, Spratt and Skalko Acted as Unregistered Brokers

         The Complaint  adequately alleges that CRG violated Section 15(a)(1) by acting as a broker  without proper  registration.  A person is more likely to be declared  to be acting as a broker if he: (1) is not an  employee of the issuer;

(2) receives  commissions as opposed to salary21;  (3) is selling, or previously sold, the securities of other issuers;  (4) is involved in negotiations  between the issuer and the investor; (5) evaluates the merits of the investment or gives advice; or (6) is an active rather than passive finder of investors.22 Hansen at

98,119.

         To state a claim,  the  Commission  need not  establish  all six Hansen factors, but the receipt of  transaction-based  compensation is often a critical

-- if not  conclusive  -- factor  in  determining  whether  a person  acted as a broker. According to one treatise,  registration is invariably required "where a person is specifically compensated for the function of effecting securities transactions for others..." N. Wolfson, R. Phillips & T. Russo, Regulation of

Brokers, Dealers and Securities Markets,P. 1.06 at 1-11 (1st ed. 1977).23


---------------

21       See e.g., SEC v. Margolin, [ 1992 Transfer Binder] Fed. Sec. L. Rep.
(CCH)P. 97,025 (S.D.N.Y. 1992) (defendant "engaged in other conduct which provided evidence of brokerage activity such as receiving transaction-based compensation....).

22        See e.g., SEC v. Randy, 38 F. Supp. 2d 657, 668 (N.D. M. 1999)
(defendant  acted as broker because he "actively sought to effect securities transactions on behalf of others....);  National  Executive  Planners,  Ltd.,
503 F. Supp. at 1073 (defendant acted as a broker-dealer because, among other reasons, it "solicited clients actively").

23 Moreover, in the context of "No-Action Letters," the Commission's Division of Market Regulation often has advised that a person would be considered to be acting as a broker if he receives transaction-based compensation. See, e.g., The Security Mutual Life Insurance Company of Lincoln, Nebraska, SEC No-Action Letter, 1993 WL 455423 (S.E.C.)(Oct. 26, 1993); Davenport Management, Inc., SEC No-Action Letter, 1993 WL 120436 (S.E.C.)(Apr. 13, 1993); Joseph K. Bannon, CPA SEC No-Action Letter, 1988 WL 235393 (S.E.C.) (Dec. 9, 1988); Fulham & Co., SEC No-Action Letter, 1972 WL 9129 (S.E.C.) (Dec. 20, 1972). Compare Financial Charters & Acquisitions Inc., SEC No-Action Letter, 1984 WL 45923 (S.E.C.)(Nov.

         The  Complaint  alleges  that,  from  September  1994  through at least

December 1996, CRG touted its clients' securities to registered  representatives through its Broker Relations  Executive  ("BRE") sales force (P. P. 29, 190) and that CRG,  Veitia,  Spratt and Skalko touted  securities "to the public" through

CRG  publications.  P. P. 1, 27-28.  The  Commission  further  alleges that BREs contacted registered  representatives to induce them to solicit their clients to buy stock of companies  CRG was then  promoting,  and that after  proving to CRG management, namely Spratt and Skalko, that they caused buying activity, CRG paid commissions to the BREs. P. 190.

         The Complaint also alleges that Spratt and Skalko solicited the sale of

Stratcomm.  stock to U.S.  residents,  P. P. 184, 220; negotiated with investors for such sales,  P. 220; and received  commissions  from CRG and  Stratcomm  for selling this stock.  P. P. 187,  220. The  Complaint  further  alleges that this sales effort continued from late 1994 through,  at least, the end of 1995, P. P.

184-185.

         The Commission pleads a number of the Hansen criteria,  including, most

importantly,    that   BREs   (who   worked   at   CRG's   direction)   received

transaction-based  compensation.  P. 190.  Moreover,  the Commission has alleged regularity of business - CRG  solicited  investors in this fashion for more than

two  years.   P.  190.  Thus,  the  Complaint   meets  simple  notice   pleading

requirements.

         CRG argues  primarily  that,  as a matter of fact,  it did not  solicit investors,  and  that  the  Complaint  fails  to  allege  it  communicated  with investors.24 The Complaint alleges, however, that


----------------
25, 1994)(staff granted no-action based, in part, because fee earned was "flat" and would "not be based, directly or indirectly, on transactions in securities").

24 Defendants contend the Commission failed to allege facts sufficient to sustain each of eight factors that purportedly demonstrate whether a person is acting as a broker.

CRG, through its BREs, solicited investors through the investors' brokers.P.P.

29, 190. This is sufficient.

         In In the Matter of Joseph  Kemprowski and The Cambridge  Consulting

Co., 58 S.E.C.  Docket 448,  Securities  Exchange Act Release No.  34-35058

(Dec. 8, 1994), a settled  administrative  action which CRG cites,

the Commission  found that the respondents acted as brokers by virtue of the following actions:

         Kemprowski and Cambridge [1)] repeatedly contacted potential investors, direct and through registered representatives, to make sales pitches;
         2) facilitated stock sales; and 3) received compensation based in part on sales of [stock]. [emphasis added]

Indeed,  the facts of Kemprowski are remarkably  similar to those in the present case.  There, as here, an issuer hired a company to perform  "public  relations"

work; that company hired  individuals to promote the issuer;  in promoting sales of the issuer's stock, the company and its  representatives  contacted investors directly  and  through  registered  representatives;  and  recommended  that the investors buy the issuer's stock.25

         CRG also argues that,  through its BREs,  it did not actually  sell any stock,  and that the  Commission  failed to allege that CRG sold any stock.  The

Complaint, however, alleged that

-----------------
25 Moreover, in his treatise, Wolfson maintains that "[t]he absence of direct investor contact, is, however, not determinative of the question of broker-dealer regulation, if the proposed activity is repetitive by nature." N. Wolfson, R. Phillips PP T. Russo, Regulation of Brokers, Dealers and Securities Markets, P. 1.06 at 1- 14 (1st ed. 1977). Wolfson cites a no-action request from a company which, through its sole employee, sought to solicit the investment company industry to buy a unique insurance product. See IMF Services, Inc., SEC No-Action Letter, 1971 WL 9607 (S.E.C.)(July 8, 1971). The company stressed that neither it nor its employees would contact potential investors or even their registered representatives, but rather only underwriters and national distributors. The staff nevertheless concluded the company was required to register as a broker-dealer. Id. See also Michael D. Barrett, SEC No-Action Letter, 1972 WL 8544 (S.E.C.) (March 30, 1972) (staff concluded corporations that provided certain securities information only

BREs  contacted  registered  representatives  to induce  them to  solicit  their clients to buy stock of companies CRG was then promoting, and that after proving to CRG management,  namely Spratt and Skalko,  that they caused buying activity,

CRG paid  commissions to the BREs. P. 190. This language puts CRG on notice that

BREs did, in fact, cause sales of stock.

         Neither  Spratt nor Skalko  advances a compelling  argument in favor of dismissal.  Each  maintains  the  Commission  failed to satisfy  the  regularity requirement.  The Complaint alleges, however, that CRG's and Stratcomm's efforts to sell  Stratcomm.  stock  continued  for more  than one year,  and that,  more particularly,  Spratt and Skalko  solicited such sales from October 1994 through

the  spring  of  1995.   Both   defendants   also  overlook  the  importance  of

transaction-based   compensation.   See  supra.   Indeed,  one  commentator  has

maintained  that "[t]he payment of sales  commissions is often critical to those broker  determinations in cases where an issuer is seeking to distribute its own securities  through its officers,  directors,  and  employees,"  N. Wolfson,  R.

Phillips & T. Russo,  Regulation of Brokers,  Dealers and Securities Markets, P.

1.06 at 1 - 11 (1" ed. 1977), and that "the SEC staff has consistently held that registration  as a broker was  required  whenever the  employees  engaged in the distribution  effort  received a  commission  based on the sales of the issuer's securities." Id. at 1-13. (citations omitted).26


----------------
to register representatives and not members of the general public still would be require to register as broker-dealers).

26 Indeed, Spratt's and Skalko's receipt of transaction-based compensation disqualifies them from the safe harbor provided by Rule 3a4-1 entitled, "Associated Persons of an Issuer Deemed Not toBe Brokers." See Rule 3a4-1(2) [17 C.F.R. ss. 3a4-1(2)],

         B. The Complaint Adequately Alleges CRG and Stratcomm Acted As Unregistered Dealers

         The "primary  indicia in  determining  that a person has 'engaged in the  business'  within the meaning of the term 'dealer' is that the level of participation in purchasing and selling securities  involves more than a few isolated  transactions." In the Matter of the Application of Gordon Wesley

Sodorff,  Jr., Admin. Proc. File No. 3-7390,  Securities  Exchange Act Rel. No.

31134 (September 2, 1992).  "There is no requirement,  however,  that such activity be a person's principal business or the principal source of income."

Id.  If the  purchaser  became  the  owner of the stock it is irrelevant to the

"dealer"  analysis  whether  or not the stock was registered in the purchaser's name. Id.

         The  Complaint  alleges  that CRG  acted as an  unregistered  dealer by engaging in the business of buying and selling  securities  for its own account,

predominantly through its nominees, Fondo and Oportunidad. P. 191, The Complaint specified  that CRG bought  securities on at least one dozen  occasions  from at least  five of its  issuer-clients  and sold those  securities  in  hundreds  of transactions.  P. 191 For more detailed  allegations  concerning CRG's purchases and sales,  the  Complaint  then refers to Section IV of the Complaint (P. P. 45 through 133), entitled,  "Specific  Securities  Transactions in Which Defendants

Violated the Antifraud,  Touting and  Registration  Provisions of the Securities

Laws." These 24 pages, which itemize  transactions in the securities of Tracker,

Delta  Petroleum,  Ammonia Hold,  IMTECH and  Foreland,  provide CRG with proper notice.

         CRG  admits  that  it  engaged  in  activities  as  an  underwriter  in connection  with the  Regulation S  transactions  in the  securities of Tracker,

Delta Petroleum,  Ammonia Hold,  IMTECH and Foreland.  Nevertheless,  it asserts that a party "is not engaged in the business of buying and selling securities if he does not" [emphasis added] engage in seven criteria.

CRG  mischaracterizes  the standard.  Although citing to the  Davenport no-action  letter,  the  original  language  comes from  Professor  Loss,  who stated  merely  that "a dealer has characteristic  attributes" as embodied in the criteria he then enumerated.  L. Loss & I Seligman,  Securities Regulation,

Vol. VI, at 2983 (3d ed. 1990).  Loss continued:  "Needless to say, a person does not have to exhibit all or any given number of these dealer characteristics in order to be considered a dealer." Id. At 2983-4. Thus, one criterion will suffice.

         Moreover,  scienter is not an element of a Section  15(a) claim,  see,

e.g.,  Randy,  38 F. Supp. 2d at 667;  thus,  CRG's self-serving understanding that it complied with Regulation S is irrelevant,


                                CONCLUSION

         For the reasons stated above,  as well as those in companion  memoranda filed this date opposing other motions to dismiss the Complaint,  the motions of the CRG defendants to dismiss should be denied.


                                   Respectfully submitted,





                                    ________________________________
                                    James A. Kidney ( Trial Counsel)
                                    Jeffrey P. Weiss
                                    William McGovern

                                    Attorneys for Plaintiff
                                    U.S. Securities and Exchange Commission
                                    Mail Stop 8-8
                                    450 Fifth Street, N.W.
                                    Washington, D.C. 20549-0808
                                    (202) 942-4797 (Kidney)
                                    (202) 942-9581 (Kidney Fax)
Date: January 28, 2000              kidneyj@sec.gov

                           UNITED STATES DISTRICT COURT
                        FOR THE MIDDLE DISTRICT OF FLORIDA
                              (Orlando Division)

-----------------------------------)
UNITED STATES SECURITIES AND       )
EXCHANGE COMMISSION,               )
                                   )
                                   )
Plaintiff,                         )         C.A. No. 99-1222-CV-22-A
                                   )         Hon. Anne C. Conway, Judge
V.                                 )         Hon. Karla R. Spaulding,
                                   )         Magistrate Judge
                                   )
                                   )
CORPORATE RELATIONS GROUP, INC.,   )
ET AL.,                            )
                                   )
                                   )
             Defendants.           )
-----------------------------------)


                           CERTIFICATE OF SERVICE

         The undersigned counsel for the plaintiff, the Securities and Exchange

Commission, hereby certifies that copies of the enclosed:

         1. Plaintiffs Memorandum in Opposition to Constitutional and Other Arguments Raised in Motions to Dismiss by
                  Defendants Veitia, CRG, Stratcomm and Gulf Atlantic;
         2. Plaintiff's Memorandum in Opposition to Motions to Dismiss By Defendants Gomez, Fondo and Oportunidad;
         3. Plaintiffs Memorandum in Opposition to Motions to Dismiss By Defendants CRG, Stratcomm, Gulf Atlantic, Veitia, Spratt, Skalko and Pow Wow;

were served this 28th day of January,  2000, via Federal Express for delivery on

January 3 1, 2000, postage pre-paid,  upon the following counsel for the parties or on pro se defendants at the addresses shown:


PARTY                                                                  COUNSEL

------------------------------------------------------------------------------------------------------------------------------------
James W. Spratt, III                                                   Carl F. Schoeppl, Esq.
------------------------------------------------------------------------------------------------------------------------------------
                                                                       Schoeppl & Burke, P.A.
                                                                       4800 North Federal Highway, Suite 210-A
                                                                       Boca Raton, Florida 33431-5176

                                                                             And

                                                                       Howard Hawkins, Esq.
                                                                       Keith Miller, Esq.
                                                                       Cadwalader, ' Wickersham & Taft
                                                                       100 Maiden Lane
                                                                       New York, New York 1003 8

------------------------------------------------------------------------------------------------------------------------------------
Roberto Veitia                                                         Mark L. Horwitz, Esq.
Corporate Relations Group                                              Law Offices of Horwitz & Fussell
Stratcomm                                                              17 East Pine Street
Gulf Atlantic                                                          Orlando, Florida 32801
------------------------------------------------------------------------------------------------------------------------------------
James Skalko                                                           Joseph I. Goldstein, Esq.
Pow Wow                                                                Charles R. Mills, Esq.
                                                                       Kirkpatrick & Lockhart
                                                                       1800 Massachusetts Ave. N.W.
                                                                       2nd Floor
                                                                       Washington, D.C. 20036-1800
------------------------------------------------------------------------------------------------------------------------------------
Jose Antonio Gomez Cortez                                              Rodney F. Page
Fondo de Adquisiciones E Inversiones                                   Therese D. Pritchard
Internationales XL, S.A.                                               Bryan Cave LLP
Oportunidad, S.A.                                                      700 Thirteenth Street, N.W.
                                                                       Washington, D.C. 20005-3960

                                                                       And


                                                                       G. Kenneth Norrie
                                                                       James M. Riley
                                                                       Rogers, Towers, Bailey, Jones & Gay
                                                                       1301 Riverplace Blvd., Suite 1500
                                                                       Jacksonville, Florida 32201-9020





New Concepts LLC.                                                      Gordon B. Nash, Jr.
CJL Corporation                                                        Scott Murray
Arnold Zousmer                                                         Gardner, Carton & Douglas
Charles I Lidman                                                       Quaker Tower - # 3400
                                                                       321 North Clark Street
                                                                       Chicago, Illinois 606104795


                                                                       And



                                                                       Michael A. Paasch, Esq.
                                                                       Mateer & Harbert, P.A.
                                                                       Two Landmark Center
                                                                       225 East Robinson Street, Suite 600
                                                                       Orlando, Florida 32803

------------------------------------------------------------------------------------------------------------------------------------
Jack R. Rodriguez                                                      Pro Se
237 Mt. Blanc Ct.
No. 105
Casselberry, Florida 32707











                                     ________________
                                     James A. Kidney
                                     Jeffrey P. Weiss
                                     William F. McGovern
                                     Counsel for Plaintiff Securities
                                     and Exchange Commission

                                     U.S. Securities and Exchange Commission
                                     Mail Stop 8-8
                                     450 Fifth St., N.W.
                                     Washington, D.C. 20549-0808
                                     (202) 942-4797 (Kidney)
January 28, 2000                     (202) 942-9581 (Fax)

Group 2


UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF COLUMBIA

SECURITIES AND EXCHANGE COMMISSION


Plaintiff,

v.                                               Civil Action No. 96-2543 (GK)


CHARLES 0. HUTTOE, et al.,

Defendants and Relief Defendants




MEMORANDUM OPINION

         The Securities and Exchange Commission "SEC" brings this action against Defendant Shannon B. Terry ("Terry" and his wholly owned Bahamian corporate shell, Dunbar Holdings, Ltd. ("Dunbar Holdings" , charging violation of sections 17(a) and 17(b) of the Securities Act of 1933, 15 U.S.C. ss.ss. 77q(a) and 77q(b) " SA ss. 17 (a) 11 and "SA ss. 17 (b) 11 respectively) , section 10 (b) of the Securities Exchange Act of 1934, 15 U.S.C. 77j (b) SEA ss. 10(b) "), and Rule 10b-5 thereunder, 17 C.F.R. 240.10b-5 " Rule 10b-5") . The SEC also charges that Relief Defendant J.S. Holdings, Inc. "J.S. Holdings"), a holding company, is holding $255,000 in illegal proceeds for the benefit of Defendant Charles 0. Huttoe.

         This matter comes before the Court on Plaintiff's Motion for Summary Judgment or in the Alternative, Preliminary Injunction as to Defendants Terry, Dunbar Holdings and J.S. Holdings [#156]. Defendants Terry and Dunbar Holdings jointly filed a motion for summary judgment [#177] in which they argue that SA ss. 17 (b) , if applied against Terry, would violate the First Amendment's guarantee of free expression and the Fifth Amendment's guarantee of process of law

         Upon consideration of the motions, oppositions, replies and entire record herein, for the reasons set forth below, Plaintiff's Motion for Summary Judgment [#156] is granted in part and denied in part, and Defendants' Motion for Summary Judgment [#177] is denied.

1.        BACKGROUND1

        The SEC brought charges against named Defendant Charles O. Huttoe, Chairman of the Board and Chief Executive officer of Systems of Excellence, Inc. ("SOE" for fraud in connection with the registration and sale of SOE common stock.2 The SEC also named several cc-defendants in its complaint, including Defendants Terry Dunbar Holdings, alleging that these individuals and entities fraudulently promoted SOE stock or illegally received unregistered shares or proceeds from the sale of such shares.

         The present motion relates only to Defendants Terry and Dunbar Holdings, and Relief Defendant J.S. Holdings. The SEC alleges that

---------
       1 Pursuant to Local Rule 108(h), "[i]n determining a motion for summary judgment, the Court may assume that facts identified by the moving party in its statement of material facts are admitted, unless usch a fact is controverted in the statement of genuine issues filed in opposition to the motion." The court thus recites uncontroverted facts from the Plaintiff's Statement of Material Uncontested Facts.

        2 A final judgment was entered, under seal, against Defendant Huttoe in November 1997.

Terry, directly and through the Dunbar Holdings entity, was a participant in Huttoe's fraud. Terry is also charged with the fraudulent promotion of stocks in a number of companies unrelated to Huttoe. Relief Defendant J.S. Holdings, though not charged with violation of the securities laws, is alleged to be a repository of funds fraudulently earned by Defendant Huttoe

         A.        Shannon Terry & Dunbar Holdings

         Shannon Terry, age 28, was an independent contractor employed by SGA Goldstar Research, Inc. ("SGA" from August 1993 until November 1996. His prior education and training included a degree in Finance and Economics, earned in June 1992, two months of unspecified work at SGA in June and July 1992, and one year of employment by a bank as a credit analyst.

          SGA published the SGA Goldstar Whisper Stocks newsletter ("Whisper Newsletter") Theodore Melcher, the sole shareholder of SGA3 was also publisher and editor of the Whisper Newsletter. did business out of Melcher's home, where the Newsletter prepared using desktop publishing equipment. Terry -and Melcher were the only two people working at SGA during most of Terry's tenure.

         The Whisper Newsletter was a "high-risk aggressive growth" newsletter containing profiles of companies and making recommendations regarding the purchase of stock in those companies.

--------------------
        3 SGA Goldstar Research, Inc. and Theodore Melcher are also named Defendants in the SEC's original complaint against named Defendant Charles Huttoe.

Each edition typically featured promotion of largely unknown and untested penny stock or small capitalization companies. The Newsletter was available through direct subscription, as well as indirectly through several news provider services. SGA subscribers received the Whisper Newsletter by facsimile each evening or downloaded a copy by logging into SGA's Internet web page. Each evening's edition was-post-dated to the following day, In 1996 there were approximately 280 subscribers to the Whisper Newsletter. In addition to its subscription revenue, SGA received compensation from companies publicized in the Whisper Newsletter.

         Terry performed a range of tasks including bookkeeping, word processing, and answering phones. One of his main responsibilities was selling subscriptions to new and existing clients. Terry also assisted in the production and distribution of the Newsletter, reviewing press release information about companies profiled by the Whisper Newsletter and writing articles and commentaries about some of these same companies. During his employment, Terry wrote an increasing number of articles, and at times wrote as many as half of all of the articles in the Newsletter

         For his work, Terry received a base compensation of $25,000 per year and 12.5 percent of all new and renewal subscriptions. In addition, companies paid SGA with stock in exchange for articles promoting their stock in the Whisper Newsletter, and SGA would in turn give Terry stock for companies he promoted in the articles he wrote. Thus, although the stock was not directly given to Terry by the issuing company, it came from the issuing company to SGA and
                                                                           4
then directly to Terry for the articles he wrote about those stocks. Terry admits to being present at some of the meetings where the stock payments were negotiated, but denies being a decision maker or negotiator in these meetings.4 Between October 1994 and September 1996, Terry received stock in 18 companies which








---------
        4 Terry admits participation in meetings to negotiate stock in exchange for promoting Central Resources, American Bio Medica, and Systems of Excellence.
(See Pls. Stmt. of Material Uncontested Facts at   5; Defs. Rsponse to Stmt of
Material Uncontested Facts at  5.)

were then promoted in the whisper Newsletter.5 The ultimate value


Stock                       Shares        Dates          Dates          Dates        Shares
Issuer                      Rec'd         Rec'd          Promoted      SOLD         SOLD          Proceeds
------------------------------------------------------------------------------------------------------------

Affinity Tele                85,000       7/14/95;

                                          7/21/95;

                                          8/8/95                                                    $57,625
Aimrite Holdings             51,750       2/22/96
                                          5/31/96                                                 $20,530.50

American Bio                 20,000       7/15/96        7/15/96-       7/17/96       7,500
                                                         8/30/96        7/19/96       2,500
                                                                        7/25/96       2,500
                                                                        7/26/96       2,500
                                                                        7/29/96       2,500
                                                                        9/04/96       2,500        $116,250
Ameriquest                   2,500        2/3/95         3/31/95-       4/05/95       2,500        $7,187.50
                                                         4/3/95


Century Tech                 75,000       1/8/96         1/19/96        1/19/96        12,000

                                                                        5/10/96       63,000       $31,402.50
Chancellor Group             2,500        6/11/96        6/11/96-       7/11/96-        1,000

                             2,500        6/26/96        7/25/96        8/5/96        1,500        $20,937.50

Dragon Envir.                37,500       6/13/96        6/13/96        6/17/96       5,000
                             16,500       10/30/96       6/17/96        6/18/96       10,000
                                                                        9/18/96       3,000
                                                                        9/30/96       3,000        $58,031.10
Essential Res.               40,000       7/12/96        7/30/96        8/9/96       2,000

                                5,000     9/13/96        9/19/96        8/12/96     1,50:

                                                                        8/15/96     1,500         $49,375
Fidelity Med.                  15,000     5/10/95                                                 $6,555

Garcis USA              (Buys) 20,000    4/3/95          4/4/95-        4/12/95     2,500

                                3,000    5/4/95          4/17/95        4/17/95
                                                                        4/28/95     17,500
                                                         (Free)         5/5/95      3,000          $7,717.50

Insulpro Indus.                15,000    3/13/95         3/15/95        4/21/95
                   (Buys)       5,000    3/13/95         4/3/95         5/3/95      20,000         $10,740

Int'l Std. Group               50,000    3/14/96                                                   $47,509.10

NVID Int'l                    225,000    2/15/96                                                   $53,375

Silent Radio                   10,000    10/21/94                                                  $22,874.50


of all stocks he received from his allegedly illegal activities was $828,448.6

         Terry is the sole owner of Dunbar Holdings, a corporate shell that is located in Grand Turks, Bahamas. Terry maintains and directs a trading account in the name of Dunbar Holdings with a Canadian brokerage firm. Stocks that Terry received for his commentaries in the Whisper Newsletter were placed into the Canadian trading account of Dunbar Holdings.

         As the table in footnote 5 demonstrates, Terry's trading of, stocks either coincided with the publication of stories about these, same stocks in the Whisper Newsletter or took place shortly after publications of the stories. Terry wrote some of the articles and co-authored others with Melcher who always retained final editorial control over articles appearing in the Whisper Newsletter. These stories would recommend that the subscribers buy the stocks in companies promoted However, after some of the stories were printed in the Whisper Newsletter, Terry would turn around and sell his personal holdings of that particular stock within a few days Since the price of a featured stock often increased soon after Whisper Newsletter's aggressive promotion to subscribers, made substantial profits from his sales. This pattern of selling in contravention of the Whisper recommendations was repeated over

-------------
        6 For purposes of summary judgment, the SEC reduced its disgorgement request from $851,322.50 to $828,448 in its Reply Memo in response to Defendant Terry's denial that he received stock valued at $22,874.50 in exchange for promoting Silent Radio, Inc. (p1's Reply at 3, n.3; see also p1's Stmt of Mat.
Uncontested Facts,  34; Terry Response,   34.)

a two year period for all stocks Terry received as compensation for promotion of these stocks.

         B.       J.S. Holdings

     J. S. Holdings is a holding company, owned by Jeffrey Szur, which in turn owns J.S. Securities. J.S. Holdings received a wire transfer in the amount of $255,000 from Defendant Huttoe on August 21, 1996. Plaintiff claims that this amount represents proceeds of the sale of unregistered SOE stock from a nominee account in name of National Trading Services, Inc. ("NTSI" a Florida Corporation controlled by Huttoe.

II.       STANDARD OF REVIEW

         A party against whom a claim . . . is asserted . . . may, at any time, move with or without supporting affidavits for a summary judgment in the party's favor as to all or any part thereof . . . The judgment sought shall be rendered forthwith if the pleadings, depositions, answers to interrogatories, and admissions on file, together with the affidavits, if any, show that there is no genuine issue as to any material fact and that the moving party is entitled to judgment as a matter of law.

Fed. R. Civ. P. 56 (b) - (c). The party seeking summary judgment bears the initial burden of demonstrating an absence of a genuine issue of material fact. Celotex Corp. v. Catrett, 477 U.S. 317 322 (1986) . In determining whether the movant has met this burden a court must consider all factual inferences in the light most favorable to the non-moving party. McKinney v. Dole, 765 F.2d 1129, 1135 (D.C. Cir. 1985). Once the moving party makes initial showing, however, the nonmoving party must demonstrate specific facts showing that there is a genuine issue for trial."

Celotex, 477 U.S. at 324; McKinney, 765 F.2d at 1135. Moreover, "[i]n determining a motion for summary judgment the court may assume that facts identified by the moving party in its statement of material facts are admitted, unless such a fact is controverted in the statement of genuine issues filed in opposition to the motion." Local Rule 108(h).

III.     CLAIMS AGAINST SHANNON TERRY & DUNBAR HOLDINGS

         The SEC alleges that Terry violated SA ss. 17(a), SEA ss. 10(b), and SEC Rule 10b-5 when he (1 touted publicly traded securities to potential investors in articles he wrote for the Whisper Newsletter in return for undisclosed compensation from the issuers of those securities, (2 traded his personal share holdings in stocks even as he was writing articles in the Whisper Newsletter recommending their purchase, and (3) failed to disclose either of these practices when he solicited subscriptions to the Whisper Newsletter. The SEC also alleges that Terry violated SA ss. 17(b) when he failed to disclose to subscribers that he received consideration in exchange for writing and publishing article promoting stock.

         Terry deposited the proceeds he received for the articles in Dunbar Holdings. The SEC requests that Terry and Dunbar Holdings disgorge payments for promoting stocks, trading profits, and subscription commissions, as well as prejudgment interest on all illegal profits. The SEC also seeks to permanently enjoin Terry and Dunbar Holdings from participating in further violation of the securities laws

         A.        Violation of SAss.17(a),1 SEA 5 10 (b)2 and Rule 10b-5.3

-------------
     7 Section 17(a) of the Securities Act, 15 U.S.C.ss.77q(a) provides:
         It shall be unlawful for any person in the offer or sale of any securities by the means or instruments of transportation or communication in interstate commerce- of by the use of the mails, directly or indirectly (1) to employ a device, scheme, or artifice to defraud, or (2) to obtain money or property by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, or (3) to engage in any transaction practice or course of business which operates or would operate as a fraud or deceit upon the purchaser.

     8 Section 10(b) of the Securities Exchange Act, 15 U.S.C. 78j (b) , makes it unlawful for "any person, directly or indirectly," to use or employ, in connection with the purchase or sale of any security registered on a national securities exchange or any security not so registered any manipulative or deceptive device or contrivance in contravention of such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors.

     9 SEC Rule 10b-5, 17 C.F.R. Sec. 240.10b-5, pursuant to its power under -a(.Lion 10(b). It provides:
         It shall be unlawful for any person, directly or indirectly, by the use of any means or instrumentality of interstate commerce, or of the mails, or of any facility of any national securities exchange,
(1) to employ any device, scheme, or artifice to defraud,
(2) to make any untrue statement of a material fact or to omit to state a material fact necessary in order to make statements made, in the light of the circumstances under which they were made, not misleading, or
(3) to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person, in connection with the purchase or sale of any security.

     It is a fraud for "any person' to make any statement in connection with a securities transaction that is materially false or misleading. 15 U. S. C.ss.77
(q) (a) ; 15 U. S. C.ss.78j (b) ; 17 C. F. Rss. 240.10b-5. A statement is made "in connection with" the sale of any security "whenever it may reasonably be expected that a publicly disseminated document will cause reasonable investors to buy or sell securities in reliance thereon, regardless of the motive or existence of contemporaneous transactions by or on behalf of the violator." SEC
v. Savoy Industries. Inc., 587 F.2d 1149, 1171 (D.C. Cir. 1978), cert. denied, sub nom. Zimmerman v. SEC, 440 U.S., 913 (1979) A statement is materially misleading if there is a substantial likelihood that a reasonable investor would consider an omitted fact significant in making his or her investment decision. See Basic, Inc, v. Levinson. 485 U.S. 2,24, 2-3.2 (1988) (adopting standard of materiality in TSC Industries Inc. v. Northway, Inc., 426 U.S 438 (1976 for the SEAss.10(b and Rule 10b-5 context) ; SEC v. Steadman, 967 F.2d 636, 643 (D.C. Cir. 1992) (using Basic and TSC materiality standard in SAss.17(a) context)
     A material misstatement violates SAss.17 (a (1) , SEAss.10 (b) and Rule 10b-5 when made with scienter, and violates SA ss.ss.17 (a) (2) and 17 (a) 3 when made negligently. Aaron v. SEC, 446 U.S. 680 (1980). Scienter is "a mental state embracing intent to deceive, manipulate, or defraud," Ernst & Ernst v. Hochfelder, 425 U.S. 185 (1976), as demonstrated by "extreme recklessness". SEC
v. Steadman, 967 F.2d at 641. Extreme recklessness is an "extreme departure from the standard of ordinary care,...which presents a danger of misleading buyers or sellers that is either known to the defendant or is so obvious that the actor must have been aware of it." Id. at 641-42 (citing Sundstrand Corp. v. Sun Chemical Corp., 553 F.2d 1033, 1045 7th Cir.
1977), cert. denied, sub nom. Meers v., Sundstrand Corp.-, 434 U.S 875 (1977)).

         1.        Nondisclosure of Paid Promotional Nature of Articles

The SEC maintains that Terry failed to inform Whisper subscribers of the paid promotional nature of the articles appearing in the Whisper Newsletter and that this nondisclosure was material. The record reflects that Terry sold subscriptions to, and wrote the contents of, much of the Whisper Newsletters. Although, Terry did not write all of the commentaries, he did write many about a number of stocks appearing in the Whisper Newsletter. Terry admits that he was compensated with the stock of companies he profiled or otherwise wrote about.4

         The fact that Terry received stock in exchange for writing articles appearing in the Whisper Newsletter is "material" so long as there is a "substantial that a. reasonable investor
------------------

     10 In its Motion for Summary Judgment, and Statement of Material Uncontested Facts, the SEC describes these payments as the "receipt of free stock" in exchange for promotion of such stock. The Defendant denies that he received "free stock" in the companies touted by the Whisper Newsletter, but admits that he received stock as compensation for writing articles appearing in the Newsletter. (Compare, e.g. Pls. Stmt. of Mat.. Uncontested FactsP.P. 2, 3, 5-9, with Defs. Response to Pls. Stmt of Mat. Uncontested Facts,P.P. 2, 3, 5-9. See also Pls. Reply Mot. at 8, n.8.)

         What is material, and uncontested, is that the Defendant received stocks in exchange for writing articles that promoted those stocks. It is also uncontested that Melcher was also paid to promote stock in the Whisper Newsletter.

would consider the motivation of the person recommending the purchase of a stock a significant factor in making an investment decision. Basic, Inc., 485 U.S at
232. "[S]uppression of information material to an evaluation of the disinterestedness of investment advice operate[s] as a deceit on purchasers." Capital Gains Research, 375 U.S. at 198 (citing SEC v. Torr, 15 F. Supp. 315, 317 (S.D.N.Y. 1936), rev'd on other grounds, 87 F.2d 446 (2nd Cir. 1936)).
Consequently, the paid promotional nature of the articles was clearly a "material', fact for subscribers of the Newsletter who were potential investors
     Indeed, Terry does not argue that the compensation he and Melcher received was not a "material" fact requiring disclosure. He argues, rather, that this fact was disclosed to whisper Newsletter subscribers. It is uncontested that the Whisper Newsletter contained a disclaimer which, during most of Terry's tenure read as follows: "Personnel associated with SGA may own shares in the companies mentioned herein or may act as consultants thereto." On July 12, 1996, the words "for compensation" were added to the end of this sentence.5 The question before the court,

--------------
     11 The full text of the disclosure, as amended, reads:

SGA Goldstar Research is not an -investment advisor! Information contained in SGA Goldstar is obtained from sources believed to be reliable; however, in certain instances such information involves rumors or other time sensitive materials which cannot adequately be verified. SGA makes no representation or warranty as to the accuracy or adequacy of the information and recommendations provided. This material is not deemed as a solicitation for the purchase or sale of a security or commodity. Use of the information and recommendations is at the subscriber's sole risk. Personnel associated with SGA may own shares in the companies mentioned wrote and, thus, were deprived of information substantially likely to affect their investment decision. Consequently, Terry committed fraud by making these misleading statements in the Newsletter.

         Moreover, there is no question that Terry acted with requisite scienter to violate SA ss. 17 (a) (i) , SEA 10 (b) and Rule 10b-5. Scienter is reflected in the Defendant's pattern of "touting stock" for more than two years. Terry admits that he and Melcher received stock in return for promoting the issuer of the stock and that he knew that the "disclaimer" appearing in the Newsletter did not state that the staff received stock in return for promoting the issuer in the Newsletter. The ineffectiveness of the Newsletter's disclosure was not merely negligent. These statements were so likely to mislead subscribers that it either known to the defendant or [was] so obvious that the actor must have been aware of it." SEC v. Steadman, 967 F.2d at 641-42. Clearly Terry must have known that the footnote in the Newsletter could not have adequately alerted subscribers to the fact that he and Melcher received free stock for promoting the companies they urged subscribers of the Newsletter to buy.

         Terry raises a number of defenses to the SEC's allegations. First, he responds that the information appearing in the Whisper Newsletter was not "in connection with" the offer or sale of securities within the meaning of the securities laws. In support of this argument, Terry directs the Court to language in the Newsletter's disclaimer which states "This material is not deemed as a solicitation for the purchase or sale of a security or commodity." Notwithstanding the disclaimer, it is clear that the stocks promoted by Terry and the Whisper Newsletter were designed to provide subscribers with information that would cause "a reasonable investor to buy or sell securities in reliance thereon", SEC v. Savoy Industries Inc., 587 F.2d at 1171, and were therefore, "in connection with" the offer or sale of securities. (See P1's Stmt.P.P. 12-27.)
         Second, Terry argues that he did not commit fraud because he wrote only some of the articles appearing in the Whisper Newsletter and because Melcher exercised final editorial control over its content.1 Yet, Terry concedes that he was responsible for selling subscriptions, writing and preparing the Newsletter for distribution, and distributing the Newsletter to subscribers by facsimile and the Internet. Terry further concedes that he was paid stock in those companies for which he was writing promotional articles in the Newsletter The fact that Melcher committed fraud would not excuse the fraud committed by Defendant Terry

         Terry argues, finally, that the Court cannot find that the articles he wrote were fraudulent because the SRC failed to prove that the information contained in the articles was inaccurate. To the extent that articles are inaccurate, Terry argues that he was permitted as a journalist to rely upon the press releases and other sources of information that were the basis of his writing. In particular, Terry argues that any inaccuracies about SOE were the

--------------

     12 Melcher reviewed Terry's commentaries when he was in the office but, when Melcher was traveling, Terry's commentaries were published without editing. (Pls. Stmt. atP. 4.)

extreme recklessness in failing to disclose the paid promotional nature of articles appearing in the Whisper Newsletter
         2. Terry's Nondisclosure of Sales Contrary to the Newsletter's Recommendations to Buy.

         The SEC maintains that Terry failed to inform Newsletter subscribers that he intended to sell his personal holdings of stock despite the recommendations to buy being made in the Whisper Newsletter. The record reflects that Terry sold stocks after the Whisper Newsletter recommended that its subscribers purchase those stock There are ample and uncontested facts in the record that establish that this was not an isolated incident but a pattern of behavior repeated continuously over a two year period.2 As has been established above, Terry received stock in exchange for promoting those companies in the Whisper Newsletter. It is also uncontested in the record that Terry sold stock in 18 companies shortly after the Whisper Newsletter made strong recommendations that its subscribers buy those very same stocks, and profited to the tune of $828,448.3

         Terry's practice of selling when the Newsletter was recommending buying has long been understood to operate as a fraud


--------
     13 The SEC has provided, and the Court has reviewed, voluminous records of Terry's trading activities, Whisper Stock Newsletters corresponding to the time of Terry's trading, and Defendant's deposition. The significant activities at issue are reflected in the table located, supra, at footnote 5.

     14 While most of the stocks Terry sold were received as compensation for touting the issuer, some were purchased by Terry shortly before promotional articles appeared in the Whisper Newsletter. (See Pls. Stmt. of Mat. Uncontested Facts atP.P. 14, 15, 18, 21, 22,24, and 26.)

or deceit upon investors. In SEC v. Capital Gains Research Bureau, Inc., 374 U.S 180 (1963), the Supreme Court held that "scalping", a known practice whereby the owner of shares of a security recommends that security for investment and then immediately sells it at a profit upon the rise in the market price which follows the recommendation, was a violation of the Investment Advisers Act. 375 U.S. at
181.4 Similarly, in Zweig v. Hearst Corp., 594 F.2d 1261 (9th Cir. 1979), the Ninth Circuit held that a financial columnist's failure to reveal to readers his practice of "scalping" the stocks of companies he wrote about was a material nondisclosure creating liability under Rule 10b-5 LA. at 1266.5
         To be clear,, the fraud lies not in Terry's practice of selling stocks contrary to Whisper's recommendations, but in the failure to disclose that practice to potential investors and readers. The practice reflects on the objectiveness of the investment advice and is therefore material. Capital Gains Research, 375 U.S. at 198.

------------------
     15 Section 206 of the Investment Advisors Act ("IAA") provides in relevant part that "it shall be unlawful for any investment adviser . . . to engage in any transaction, practice or course of business which operates as a fraud or deceit upon any client or prospective client." 15 U.S.C. ss. 80b-6(2). The Supreme Court in Capital Gains Research recognized that this language mirrors that used in SA ss. 17 (a) (3) , which also appears in Rule 10b- 5 (3) under SEA ss. 10 (b). While the basis of liability under the IAA results from the fiduciary relationship between the investment advisor and the advisee, the Supreme Court understood that Congress intended that both Acts reflect a general proscription against fraudulent or deceptive practices such as the material nondisclosure involved in scalping. 375 U.S. at 197-98.

     16 The Ninth Circuit also held that it was "fully consistent with the spirit and letter of the securities laws" to impose on the columnist "a duty to non-readers" who were harmed by the effect his manipulation had on the stock's price.594 F. 2d at 1270 & n.16.

Non-disclosure of the practice of scalping stock recommended to Whisper Newsletter subscribers certainly violated a duty of ordinary care under SA ss. 17(a)(2)-(3 The non-disclosure operated as fraud or deceit on subscribers who purchased stock in connection with the recommendations appearing in the Newsletter. Id. at 181.

         Furthermore, scienter is evident in Terry's pattern of active scalping over a period of two years, thus violating SA ss. 17 (a) (1) SEA ss. 10(b) and Rule 10b-5. Engaging in the well known fraud of scalping is an "extreme departure from the standard of ordinary care". SEC v. Steadman, 967 F.2d at 641. Terry trust have been aware of the danger of misleading subscribers since he continued this practice with more stocks and more writing responsibility over a two year period. Moreover, actual knowledge of the fraud he was perpetrating is strongly suggested by Terry's effort to keep his trading activity secret by purchasing Dunbar holdings a shell corporation in the Bahamas, and by trading the stocks he scalped under the name of Dunbar Holdings through a Canadian brokerage account

         Terry's main response is that he did not write all of the articles appearing in the Whisper Newsletter which recommended stocks he later sold He argues that Defendant Melcher had final editorial control over any article Terry wrote, and that Terry was generally unaware of what information appeared in the Whisper Newsletter. (See Defs. Response at P. 11-35.) Although Terry tries to create an issue of fact about what he knew and did not know, his attempts must fail. Assuming for purposes of summary judgment that he did not know about every article in the Newsletter and that he did not have editorial control, those facts are immaterial to the SEC's charges. What is material for purposes of this motion for summary judgment is what Terry did not disclose to subscribers -that he knew he was selling stocks while recommending that everyone buy those stocks -- and therefore he is not saved from liability under SA 17(a), SEA ss. 10(b) or Rule 10b-5

         First, Terry's argument concedes that he did author and cc author articles promoting stock which he then sold. Since Terry's actions were done with scienter, as this Court has already found this admission is enough to hold Terry in violation of SA ss. 17(a)ss. 10 (b) or Rule 10b-5. Second, Terry admits that he was on a daily basis for assembling and disseminating the Newsletter to subscribers and was aware of the information contained therein. He also faxed the Newsletter to subscribers called potential subscribers, and was responsible for editorial changes when Melcher was not in the office The fact that Melcher or any other person was also aware of the contents of the Newsletter does not diminish Terry's responsibility to disclose refrain from selling contrary to his own recommendations. Third, nowhere does Terry suggest that he disclosed or attempted to disclose his intent to sell contrary to the recommendations appearing in the Newsletter. Thus, the factual issues raised by Terry are not material, and do not preclude summary judgment.

         Terry, once again, alleges that the "disclaimer" appearing Newsletter was adequate disclosure; and once again, he is incorrect The Court finds no wording in the disclaimer to suggest, that Terry or any of the SGA "personnel" --which at all relevant times consisted solely of Terry and Melcher would sell stocks despite the recommendations to buy appearing in the Newsletter. Rather, the statement that personnel "may own" shares doesn't even suggest to readers that Terry or Melcher may actively "trade" those same shares especially in the short term after writing articles that promote the stock as a "Buy" a "Strong Buy" an "Aggressive Buy" or as "an excellent . long term portfolio holding".6 See also SEC v. Blavin, 760 F.2d at 712 (disclaimer that an investment advisor "may" trade in recommended securities can itself be a "material misstatement") Since the practice of scalping is not disclosed, as a matter of law, the disclaimer appearing in the Whisper Newsletter does not constitute "disclosure" within meaning of the securities laws, nor does it divest Terry of scienter.

                  3. Fraudulent Sale of Subscriptions

         Having found that Terry engaged with extreme recklessness in the frauds of touting and scalping stocks over a two year period, the Court must also find that Terry's failure to disclose these practices when soliciting subscribers is a "practice" and "course of business which operates as a fraud or deceit upon" prospective subscribers to the Newsletter. SEC Rule 10b-5(3).

-------------
     17 These examples are typical of language appearing in the Whisper Newsletter before Terry commenced selling stock in these same companies. For these and other examples, see Pls. Stat. Of Mat. Uncontested Facts atP. 11-27.

         The Court first turns to Terry's statutory arguments first argues that he did not violate section 17(b) because he disclosed being compensated for his promotional writing addressed previously, the disclaimer appearing in the Whisper Newsletter does not indicate that Terry received any consideration in exchange for promoting stock. Thus, Terry did not "disclose" that he received consideration for describing stocks. SA ss. 17(b).

          Terry's second statutory argument is that he did not in fact receive "consideration" in exchange for promoting stock because SGA Goldstar "bargained for" the consideration and in turn paid Terry for his journalistic services. Yet, Terry "admits that he participated in negotiations with companies who desired to retain the services of SGA....."(Defs. Response at P. 5.) Terry also admits that he received through SGA "stock issued by the subject companies as compensation for his services" rendered as a journalist writing articles for the Whisper Stocks Newsletter. (Defs. Response atP.P. 5-7.)
         Terry's attempt to distinguish stock received from SGA stock received directly from the issuer ignores the plain language of the statute which proscribes undisclosed consideration received "directly or indirectly" for describing a security consideration Terry received was not exempted from the disclosure obligation because it was processed through SGA. Nor can absence of a written agreement between Terry and the issuer be dispositive. To accept such an argument would render section 17(b) completely ineffective because' any person could avoid its requirements with the most transparent evasions.

         Terry's final statutory argument is that, even if this Court finds that he violated the letter of section 17(b), the SEC must prove that he acted with scienter. While there is no controlling authority explicitly holding that scienter is or is not a required element of a section 17(b) violation, the language and relevant case law strongly suggest that scienter is not required. By its clear language, section 17(b) proscribes a certain type of conduct undisclosed touting of securities. If Terry published his articles and disclosed his receipt of consideration he did not violate the statute; if he published and did not disclose his receipt of consideration, section 17(b) prohibits that conduct whether he intended to disclose or not.

     This appears to be the understanding which guided this Circuit's Court of Appeals in Wall Street Publishing, 851 F.2d at 375-76. The Wall Street
Publishing Court treated a financial magazine's failure to disclose consideration in exchange for publication as a per the violation of section 17
(b) ; scienter was not a necessary element of the violation, nor did the Circuit Court consider it necessary to its analysis Id.; see also, SEC v. Wall Street Publishing Inst., Inc., 664 F. Supp. 554, 556 (D.D.C. 1986) (finding per se violation of section 17(b) without any discussion of scienter).
          At least two earlier cases from the Southern District of New York reached the same conclusion that scienter should be restricted to causes of action under SAss.17 (a) and SEA 10 (b) . Weber v. CMP Corp., , 242
F. Supp.  321, 324  (S.D.N.Y.  1965) Thele v.  Shields,,  121 F. Supp.  416, 419
(S.D.N.Y. 1955). Thus, the SEC need only prove that Terry violated the conduct proscribed in section 17 (b) , which it has done by means of Terry's own admissions. Moreover, this Court has already held that Terry did act with scienter. The Court holds that Terry did not disclose the consideration he received in exchange for promoting stock and therefore, violated section 17(b).
         Terry argues next that, as applied to him, the statute violates his rights to freedom of expression under the First Amendment and to due process of law under the Fifth Amendment. As a preliminary matter, the Court recognizes that speech relating to the purchase and sales of securities "forms a distinct category of communications in which the government's power to regulate is at least as broad as with respect to the general rubric of commercial speech," Wall Street Publishing, 851 F.2d at 373 and is therefore subject to rational basis scrutiny. ELL; see also Dun_& Bradstreet. Ina. v. Greenmoss Builders, 472 U.S. 749, 758 (plurality opinion) (exchange of information relating to securities is an area of permissible regulation).19

--------------
     19 Citing Reno v. ACLU,_ U.S. _, 117 S. Ct. 2329 (1997), Terry suggests that strict scrutiny should apply because the Whisper Newsletter was distributed on the Internet. However, strict scrutiny was triggered in Reno v. ACLU because the Communications Act of 1934, 47 U.S.C.ss. 223 (ad) , was a regulation of the content of communication premised on standards of obscenity, not because the content was found on the Internet. Surely, Terry does not mean to suggest that otherwise proscribable behavior is not saved from proscription simply because it takes place on the

          In employing rational basis scrutiny, the Court need only find a rational relationship between a substantial government interest and the behavior proscribed by section 17(b). The government a substantial interest in the investing public "knowing whether an apparently objective statement is motivated , by the promise of payment." United States v. Amick, 439 F.2d 351, 365 (7th Cir
1971) cert. denied, 403 U.S 918, 403 U.S. 932, and 404 U.S 823 (1971) (upholding section 17(b) against a challenge to the existence of disclosure requirement).

         Terry argues that, as applied to him, section 17(b) violates his right to free expression in several ways. Terry contends that section 17(b) is unconstitutional because it gives the SEC right to censor communications he makes as a journalist. Terry also argues that the disclosure requirement forces affirmative communication or disclosure, thereby changing the inherent meaning that he would otherwise intend to communicate. In these ways Terry argues that the statute discriminates against the content and the viewpoint of his writing

          Regulations which turn solely on whether consideration was paid for publication of an article, and not the content of the article, are constitutionally permissible. In Wall Street Publishing, a case with facts very similar to those presented here our Court of Appeals held that it was constitutionally permissible for the SEC to require a publisher to disclose that it received

-----------
Internet. Moreover, the Whisper Newsletter was distributed by facsimile, as well as the Internet compensation for articles which otherwise would appear as mere text. 851 F.2d at
375. The Court noted that section 17(b) was "particularly designed to meet the evils of the 'tipster sheet' as well as articles in newspapers or periodicals that purport to give an unbiased opinion but which opinions in reality are bought and paid for." Id, at 376 (citing H.R. Rep. No. 85, 73rd Cong., 1st Sess. 24 (1933)) The SEC "does not seek to control the content of Terry's speech, only to require him to disclose his compensation." (Pl. Opp'n to Defs. Mot. For Summ. Judg. at 2 [hereinafter Pl. Opp'n]) The only issue is whether Terry disclosed the payment he received for promoting the stocks. The SEC is not telling him what stocks to tout, what advice to give or what viewpoint to express in the Newsletter.
     Terry next argues that section 17(b) violates due process of laws under the Fifth Amendment because it is vague and overbroad. Terry suggests that the statuteis vague because a person "of common intelligence must necessarily guess at its meaning and differ as to its application." Connally v. General Constr. Co., 269 U.S. 385, 391 (1926). As proof Terry argues that the disclaimer appearing in the Whisper Newsletter, discussed extensively supra, was a reasonable interpretation of the requirements of section 17(b) even if it did not "fully disclose" that he was paid to tout stock. But, applying the Connally standard of "common intelligence", id., it is the Whisper

Amendment. Nor does he have a response to the fact that section 17 (b) has been considered valid law for 65 years. Most fatally, as applied to Terry's conduct in the present case, it is clear that the statute accomplishes the quite constitutional purpose for which it was "particularly designed to meet the evils of the 'tipster sheet' as well as articles in newspapers or periodicals that purport to give an unbiased opinion but which opinions in reality are bought and paid for." Wall Street Publishing, 851 F.2d at 376 citation omitted)

         C.        Remedies for Terry's Fraudulent Conduct

     Upon a  finding  of  violation  of  the  securities  laws,  the  Court  may permanently enjoin the defendants from further violations. SEC v. Savoy Industries, 587 F.2d 1149, 1168 (D.C. Cir. 1978), cert. denied, , 440 U.S 913
(1979) Under the Savoy Industries test, the Court considers whether Terry's violation was 1 isolated or part of a pattern, (2) flagrant and deliberate or merely technical --'-n nature, and 3) whether the defendant's business will present opportunities to violate the law in the future. SEC v. First City Fin. Corp., 890 F.2d 1215, 1228 (D.C Cir 1989). The determination should focus on the propensity for future violations based on the totality of the circumstances. Id.
     First, the SEC has shown in the evidence before the Court that Terry's conduct was not isolated, but part of a pattern of behavior which continued for a period of over two years, and finally terminated only when this Court issued a temporary injunction Second, the nature of the fraud was not merely technical:
(1) Terry
acted with scienter, deliberately misleading subscribers of the Whisper Newsletter through the practices of touting and scalping; (2) he purposefully established Dunbar Holdings a shell corporation, and utilized a brokerage account in Canada to secretly conduct the trading activities related to his scalping; and (3) he has never acknowledged any misconduct. Third, the SEC points out that Terry's youth, his significant work and education experience related to stock promotion, and the maintenance and control Dunbar Holdings, all support a finding that there is a strong likelihood of future opportunities to violate the securities laws. For example, his current occupation of preparing web pages for a fee is substantially similar to the activity that he engaged in at SGA.

         For the foregoing reasons, the Court deems it appropriate to grant the SEC's request for a permanent injunction against both Shannon Terry and Dunbar Holdings, Ltd.

     In the further exercise of its well established equitable power, see, e.g. SEC v. First City Fin. Corp., 890 F.2d at 1230, the Court will also order that Shannon Terry and Dunbar Holdings disgorge the proceeds from Terry's illegal activities. This order is designed "to deprive [Terry] of his unjust enrichment and to deter others from violating the securities laws." Id. Defendants Terry and Dunbar Holdings will disgorge profits of $828,448 realized from Terry's unlawful touting and scalping of stock, commissions earned for selling subscriptions to the-Whisper

Newsletter in 1995 and 1996, plus 'prejudgment interest on amounts to be computed from November 7, 1996.

IV.      CLAIM AGAINST J.S. HOLDINGS

         The SEC alleges that Defendant J.S. Holdings received a $255,000 wire transfer from one of Huttoe's accounts Because the funds are allegedly proceeds of Huttoe's fraud, Plaintiff requests that the Court impose a constructive trust over the funds on behalf of defrauded investors, or in the alternative, to freeze J.S. Holdings' assets. J.S. Holdings cross-motions for an order lifting all existing injunctive relief.

         To prevail on a motion for summary judgment, Plaintiff must establish that there is no genuine issue of material fact with respect to each element of its prima facie case. In order to establish a constructive trust, Plaintiff must establish that (1) there is a wrongful act; (2) specific property acquired by the wrongdoer must be traceable to the wrongful act; and 3) there is some reason why the party holding the property should not, in good Conscience be permitted to keep the property. Stewart - v. O'Malley, 1998 WL 29499, at *4 (D.D.C.
1998).21 Our Court of

---------------

     21 Defendant J.S. Holdings cites Caballero v. Anselmo, 759 F. Supp. 144 (S.D.N.Y. 1991), for the proposition that the SEC must show "i) that there was a fiduciary duty, ii) that the money was accepted with knowledge of a fraud or
iii) for less than fair value and iv) that a promise was given and that promise was breached." Relief Defendant J.S. Holdings, Inc.'s Memorandum in Opposition to Plaintiff's Motion for Summary Judgment or Injunction and In Support of Defendant's Cross-Motion for Alternative- Relief (Defendant's opposition) p. 3. (emphasis added).

         Similarly, Defendant cites three cases, Schmid, Inc. v. Zucker's Gifts, Inc., 766 F. Supp, 118 (S.D.N.Y. 1991), Lines v.

Appeals has additionally emphasized that "in order to obtain a constructive trust, a plaintiff must generally connect specific property held by the fiduciary with the property misappropriated from the partnership." TMG II v. United States, 1 F.3d 36, 40 (D.C. Cir. 1993).
     J.S. Holdings does not contest the fact that Huttoe was engaged in a wrongful act. Where, as here, a securities fraud violator transfers fraudulently obtained proceeds to a third party, the federal courts are empowered to exercise traditional equitable remedies to recover the proceeds, even if the third party is not alleged to have violated the securities laws. See Deckert v. Independence Shares Corp., 311 U.S. 282, 287-89 (1940)
         The SEC, however, fails to meet its burden of showing that the specific property held by J.S. Holdings is traceable to Huttoe's fraud. The SEC argues that the reason it is unable to trace

------------------------
Bank of America Nat. Trust & Say, Ass'n, 743 F. Supp. 176 (S.D.N.Y. 1990), and Hutton v. Klabal, 726 F. Supp. 67 (S.D.N.Y. 1989), for the proposition that Plaintiff bears the burden of showing that "I) defendant: had notice that the money in question was obtained through fraud, or 2) defendant did not give fair value for the money, and 3) that a fiduciary relationship existed and was breached, and 4) that a promise was made and breached." Defendant's Opposition
p. 9. (emphasis added).

         Upon reading of these cases, it is apparent that none of them stand for the propositions for which they are cited. In particular, none of the cited cases place the burden of establishing non-bona fide purchaser status upon the plaintiff, as J.S. Holdings asserts. In short, Defendant has seriously misrepresented the holdings of these cases on an issue of substantial significance. This is the kind of misrepresentation that warrants referral to the disciplinary authorities and undermines confidence in the integrity of the bar.

specific funds is because of Jeffrey Szur's22 exercise of his Fifth Amendment right not to testify regarding the transactions underlying the funds in question. The SEC asks the Court to draw an adverse inference against J.S. Holdings as a result of Szur's silence.

          Plaintiff correctly asserts that "the Fifth Amendment does not forbid adverse inferences against parties to civil actions when they refuse to testify
in  response  to  probative   evidence  offered  against   them...."  Baxter  v.
Palmigiano, 425 U.S. 308, 318(1976). The Court is not, however, required to draw an adverse inference based on an individual's exercise of his Fifth Amendment right not to testify. It is in the Court's discretion whether to draw such an adverse inference, and the Court declines to do so in this case. To do so where, as here, the government seeks to compel testimony from an individual against whom a collateral criminal action is pending would be to undermine the very purpose of the Fifth Amendment and to penalize those who assert their rights under that Amendment.

         Even if this Court were to grant an adverse inference against J.S. Holdings, summary judgment would still be inappropriate The Supreme Court, in permitting a court to draw adverse inferences in civil cases, specifically limited its holding to the facts of Baxter. Baxter involved a challenge to prison administrative disciplinary hearing procedures. In deciding that there was no

-------------------

        22 Principal of J.S. Holdings.

constitutional error in drawing an adverse inference from the defendant's exercise of his Fifth Amendment rights, the Supreme Court specifically noted that there were no criminal proceedings pending against the defendant at the time he exercised his Fifth Amendment right. The Court also emphasized that under the Rhode Island prison discipline procedure, the defendant "is not in consequence of his silence automatically found guilty of the infraction with
which  he  has  been  charged....[D]isciplinary   decisions  must  be  based  on
substantial evidence manifested in the record of the disciplinary proceeding. It is thus undisputed an inmate's silence in and of itself is insufficient to support an adverse decision...." Id. at 317-18 (citations omitted).  Because the defendant's silence was merely one consideration among many other evidentiary factors, the Supreme Court concluded that "this does not smack of an invalid attempt by the State to compel testimony without granting immunity or to penalize the exercise of the privilege." Id. at 318.23 Thus, it is clear from both the factual context of Baxter and the Court's analysis that it does not compel the drawing of an adverse inference in this case, where there are criminal proceedings pending against Jeffrey Szur.

--------------------
     23 The Supreme Court  further  explained its holding in Baxter in Lefkowitz
v. Cunningham, 431 U.S. 801 (1977). There, the court wrote "Baxter did no more than permit an inference to be drawn in a civil case from a party's refusal to testify. Respondent's silence inBaxter was only one of a number of factors to he considered by the finder of fact in assessing a penalty, and was given no more probative value than the facts of the case warranted...." Id. at 808 n.5.

The Seventh Circuit Court of Appeals addressed nearly the same issue in LaSalle Bank Lake View v. Seguban, 54 F.3d 387 (7th Cir 1995). In LaSalle, the district court entered summary judgment in a civil RICO case against defendants who exercised their Fifth Amendment right not to testify. The Court of Appeals, in reversing the lower court, wrote that 'even in a civil case a judgment imposing liability cannot rest solely upon a privileged refusal to admit or deny at the pleading stage. -(T1he entry of judgment based only on the invocation of the privilege and 'without regard to the other evidence' exceeds constitutional bounds. U at 391.

         This Court declines to draw an adverse inference from Jeffrey Szur's exercise of his Fifth Amendment right not to testify.24 Such an adverse inference would not, in any case, support a grant of summary judgment without additional evidence that J.S. Holdings, funds are traceable to Huttoe's wrongful act. Because the SEC has failed to demonstrate that there are no genuine issues of material fact with respect to its prima facie case, summary judgment against J.S. Holdings is denied.25

     J.S. Holdings has filed a cross motion to lift all existing injunctive relief. Plaintiff requests, in the alternative, an extension of the preliminary injunction freezing J.S. Holdings,

-----------------
     24 Because the Court declines to draw an adverse inference, it is not necessary to address Plaintiff Is contention that a corporate entity may not assert the Fifth Amendment rights of its principals

     25 Because Plaintiff has not satisfied its burden of showing a prima facie case, the Court need not reach the question of J.S. Holdings' status as a bona fide purchaser assets. In order for this Court to extend the preliminary injunction, Plaintiff must be able to demonstrate a substantial probability of success on the merits. The Court is now unable to make such a finding for the reasons stated herein Thus, there is no justification on the record as it now stands for extending the preliminary injunction. Accordingly, J.S. Holdings' cross motion to lift current injunctive relief is granted.

V.      CONCLUSION
Defendant Terry is clearly liable for violating ss.ss. SA 17(a) and (b), SEA ss. 10(b) and Rule 10b-5 because (1) he failed to disclose to subscribers that he was paid for touting stock, and (2) he failed to disclose that at the time he was recommending that subscribers buy the stock, he was selling that same stock at a higher value because of the recommendations he made. There are no material facts in dispute regarding these issues. Consequently, the failure to make adequate disclosure under the applicable case law entitles the SEC to summary judgment as a matter of law As such, Plaintiff's Motion for Summary Judgment with respect to Defendants Terry and Dunbar Holdings is granted. Plaintiff's Motion for Summary Judgment with respect to Defendant J.S. Holdings

Jeffrey P. Weiss
William McGovern

Attorneys for Plaintiff
U.S. Securities and Exchange Commission

Mail Stop 8-8
450 Fifth Street, N.W.
Washington, D.C. 20549-0808
(202) 942-4797 (Kidney)
(202) 942-9581 (Kidney Fax)
kidneyj@sec.gov

TABLE OF CONTENTS

INTRODUCTION                                                                  2

SUMMARY OF ALLEGED FACTS                                                      3

I.        THE STANDARDS OF REVIEW                                             6

A.                 Rule 12(b)(6)                                              6
B.                 Rule 9(b)                                                  6

II.       THE COMPLAINT ALLEGES FRAUD WITH SUFFICIENT
          PARTICULARITY                                                       8

A.                 Specific Allegations in the Complaint                      8
B.                 Veitia, Spratt and Skalko May be Held Liable for the
                   Acts of CRG, Stratcomm. and Gulf Atlantic                  9
C.                 Defendants' Rule 9(b) Arguments Are Without Merit         12
                   1. The Defendants Are Not Impermissibly "Lumped"          12
                   2. The Complaint is Pled In Sufficient Detail             16

III.      THE COMPLAINT PROPERLY STATES CAUSES OF ACTION UNDER
          THE SECURITIES LAWS                                                18

A.                 The Elements of a Securities Fraud Claim                  18
B.                 The Complaint Adequately Alleges Scalping by the CRG
                   Defendants                                                19
                   1 . Each Defendant Was a Primary Violator of the
                       Antifraud Laws                                        20
                   2. The Omissions and Misrepresentations Were Material     21
                   3. The Fraud Was "In Connection With' ' the Purchase
                      or Sale of Securities                                  22
                   4. The Complaint Clearly Alleges Willful Acts
                      Constituting Scienter                                  23
                   5. Whether the Purported Disclaimers in CRG Publications
                      Constituted Sufficient Disclosure Under Either the Antifraud or Anti-Touting Provisions Are Questions of Disputed Material Fact Not Appropriate for Resolution
                      At this Time                                           24

IV.       ASSESSING THE REQUESTED RELIEF IS PREMATURE                        28

CONCLUSION                                                                   29

TABLE OF AUTHORITIES

Federal Cases

Anthony Distributors, Inc. v. Miller Brewing Co., 904 F.Supp. 1363
  (M.D. Fla. 1995)............................................................7
Basic v. Levenson, 485 U.S. 224 (1988)....................................18,22
Beck v. Manufacturers Hanover Trust Co., 820 F.2d 46 (2nd Cir. 1987).........23
Bill Buck Chevrolet v. GTE Florida, Inc., 54 F.Supp.2d 1127 (M.D. Fla.
  1999) ......................................................................7
Brooks v. Blue Cross Blue Shield, 116 F.3d 13 64 (11th Cir. 1997) .......15, 16
Bryant v. Avado Brands, Inc., 187 F.3d 1271 (11th Cir. 1999) ................23
Central Bank of Denver, N.A. v. First Interstate Bank of Denver, N.A., 11 U.S.
 164 (1994)............................................................20,21,28
Conley v. Gibson, 355 U.S. 41 (1957)..........................................6
Ernst & Ernst v. Hochfelder, 425 U.S. 18 5 (1976)............................18
Friedlander v. Nims, 755 F.2d 8 10 (11th Cir. 1985) ..........................7
Future Tech International, Inc. v. Tae Il Media, Ltd., 944 F.Supp.
 1538 (S.D. Fla. 1996) .......................................................6
Harper v. Blockbuster Entertainment Corp., 139 F.3d 1385 (11th Cir. 1998)
 cert. denied -U.S, -, 119 S. Ct. 509 (1998) .................................6
Herman & MacLean v. Huddleston, 459 U.S. 375 (1983) .........................23
Howry v. Nisus, Inc., 910 F.Supp. 576 (M.D. Fla. 1995) .......................6
In re Apple Computer Securities Litigation, 886 F. 2d 1109 (9th Cir. 1989)...22
In re Blech Securities Litigation, 961 F. Supp. 569 (S.D. N.Y. 1997) .....21,24
In re Checkers, 858 F.Supp. 1168 (M.D. Fla. 1994) ........................10,13
In re MDC Holdings Securities Litigation, 754 F. Supp. 785 (S.D. Cal. 1990)..10 In re Sahlen & Associates, Inc. Securities Litigation, 773 F. Supp. 342
 (S.D. Fla. 199 1) ........................................................7,10
In re Southeast Banking Corp., 69 F.3d 1539 (11th Cir. 1995) .................6
In re U.S. Oil and Gas Litigation, 1988 WL 28544 (S.D. Fla. 1988) ............7
Kowal v. MCI Communications Corporation, 16 F. 3d 1271 (D.C. Cir. 1994) ......8
Merrill Lynch v. Del Valle, 528 F. Supp. 147 (S.D. Fla. 198 1)................7
Miller v. U.S. Dept. of Agric. Farm Servs Agency 143 F.3 d 1413
 (11th Cir. 1998) ............................................................6
Metrahealth Insurance Company v. Anclote Psychiatric Hospital
 Ltd., 1997 WL 728084, *3 (M.D. Fla. 1997)...................................14
Midwest Grinding v. Spitz, 976 F.2d 1016 (7th Cir. 1992).....................15
Ong v. Brown, Rudnick, Freed, Gesmer, P.A., 1994 WL 143075 (M.D. Fla. 1994)...7
Raber v. Osprey Alaska, Inc., 187 F.R.D. 675 (M.D. Fla. 1999) ................6
Rickman v. Precisionaire, Inc., 902 F.Supp. 232 (M.D. Fla. 1995) .............6
Scheuer v. Rhodes, 416 U.S. 232 (1974) .......................................6
Schultz v. Rhode Island Hosp. Trust Nat. Bank, 94 F.3d 721 (1st Cir. 1996) ..16
SEC v. Adler, 137 F.3d 1325 (11th Cir. 1998) ................................23
SEC v. Capital Gains Research Bureau, Inc., 374 U.S. 180 (1963) .............18
SEC v. Fischbach Corp., 133 F. 3d 170 (1997) ................................29
SEC v. Huttoe, Civ. Action 96-2543 (unpublished)(D.D.C.
Sept. 14, 1998) .......................................................18,21,27
SEC v. Manor Nursing Center, Inc., 458 F. 2d 1082 (2d Cir. 1972) ............29

SEC v. Palmisano 135 F. 3d 860 (2nd Cir. 1998)...............................29
SEC v. Physicians Guardian Unit, 1999 WL 997317 (M.D. Fla. 1999)..............7
SEC v. Texas Gulf Sulphur Co., 401 F. 2d 833 (1968)..........................28
SEC v. U.S, Environmental, Inc., 897 F.Supp. 117 (S.D.N.Y. 1995)..........7, 17
Shields v. Citytrust Bancorp., Inc., 25 F.3d 1124 (2nd Cir. 1994)............24
Stem v. Leucadia National Corp., 844 F.2d 997 (2nd Cir.), cert. denied,
 488 U.S. 852 (1988).........................................................23
Summer v. Land & Leisure, Inc., 571 F. Supp. 3 80 (S.D. Fla. 1983) ...........7
TSC Industries, Inc. v. Northway, Inc., 426 U.S. 438 (1976)...............18,21
U.S. v. Eisenberg, 773 F. Supp. 662 (D.N.J. 1991) ...........................21
U.S. v. Funt, 896 F.2d 1288 (11th Cir. 1990) ................................14
U.S. v. Magellan Health Services, Inc., 1999 WL 10513 10 (M.D.
 Fla. 1999) ..............................................................15,16
Vicinisch v. Paine, Webber, Jackson & Curtis, Inc., 739 F. 2d 1434
 (9th Cir. 1984) ............................................................22
Woodward v. Metro Bank of Dallas, 522 F.2d 84 (5th Cir. 1975) ...............14
Wool v. Tandem Computers, Inc., 818 F.2d 1433 (9th Cir. 1987) ...............10
Zweig v. Hearst Corp., 594 F.2d          1261 (9th Cir. 1979) ............18,21

SEC Administrative Actions

In the Matter of Sky Scientific, Inc., et al.,1999 WL 114405, *29-*30 (SEC ALJ
Initial Decision, March 5, 1999).............................................27

Federal Statutes

15 U.S.C.ss.78j(b) ...........................................................4
15 U.S.C.ss.77q(b) ...........................................................4
15 U.S.C.ss.77e ..............................................................4
15 U.S. C.ss.77q(a) ..........................................................4

Federal Regulations

17 C.F.R.ss.240.10b-5.........................................................7

Other Authorities

Fed. R. Civ. Proc. 8(a) ......................................................6
Fed. R. Civ. Proc. 9(b) .....................................1,3,6,7,9,12,13,20
Fed. R. Civ. Proc. 12 (b)(6) .......................................1,3,6,19,24
Restatement of the Law Second, Agencyss.348..................................11

                         UNITED STATES DISTRICT COURT

                       FOR THE MIDDLE DISTRICT OF FLORIDA

                               (Orlando Division)

------------------------------
UNITED STATES SECURITIES AND

EXCHANGE COMMISSION,

             Plaintiff,                     C.A. No. 99-1222-CV-22-A
                                            Hon. Anne C. Conway,
                                             Judge
                                            Hon. Karla R. Spaulding,
       v.                                    Magistrate Judge


CORPORATE RELATIONS GROUP, INC.,
 ET AL.,


             Defendants.
--------------------------------


            PLAINTIFF'S MEMORANDUM IN OPPOSITION TO MOTIONS TO DISMISS BY DEFENDANTS CRG, STRATCOMM, GULF ATLANTIC, VEITIA, SPRATT, SKALKO
                                   AND POW WOW

         Plaintiff, the Securities and Exchange Commission ("Commission"), submits this memorandum in opposition to motions to dismiss the Complaint pursuant to Fed. R. Civ. P. 9(b) and Fed. R. Civ. P. 12(b)(6), filed by defendants Corporate Relations Group, Inc. ("CRG'), Stratcomm Media Ltd. ("Stratcomm"), Gulf Atlantic Publishing, Inc. ("Gulf Atlantic"),
Roberto E. Veitia ("Veitia"), James W.  Spratt  III  ('Spratt"),  James A-Skalko
("Skalko") and Pow-Wow, Inc. ('Pow Wow"). Collectively, these are "the CRG defendants."1

                                        1

--------
1 See the opening paragraphs of plaintiff's memorandum in opposition to the motions to dismiss of Veitia, Stratcomm, CRG and Gulf Atlantic for a complete breakdown of the issues addressed by the plaintiff in its three memoranda opposing the defendants' six memoranda.

                                  INTRODUCTION

         The Commission alleges that each individual and- corporate defendant engineered a garden variety stock scalping scheme in which they unlawfully realized millions of dollars over a two-year period. The defendants obtained large blocks of discounted stock -- often unregistered -- directly from issuers in exchange for agreements to tout the stocks to the public. Unregistered stock was sold unlawfully in the United States with the knowing and active participation of Jose Antonio Gomez Cortes and two offshore entities, Fondo de Adquisiciones E Inversiones Internacionales XL, S.A., and C.A. Oportunidad, S.A., hereinafter "the Gomez defendants." This stock, along with registered securities received by CRG, the Gomez defendants and other non-moving defendants, was then sold in contravention of CRG's recommendations to U.S. investors. The defendants' failure to disclose this scheme in connection with their purchase and sale of securities constitutes fraud. The Complaint describes the use of this scheme by the defendants in connection with 14 different issuers.1

         The Complaint is the result of a painstaking three-year investigation in which the Commission pieced together the tangled trading relationships among the defendants, including those who have not filed motions to dismiss. This investigation was conducted without the cooperation of any of the individual movants. The individual CRG defendants Veitia, Spratt and Skalko -- each asserted his right not to testify when subpoenaed by the Commission. Gomez, a Costa Rican against whom an investigative subpoena by an administrative agency is

                                        2

--------
2         Different allegations involving a fifteenth issuer, defendant
Stratcomm, are also in the Complaint.

unenforceable, declined the Commission's request for an interview and to produce documents on behalf of himself and Fondo and Oportunidad. None of the CRG or Gomez defendants took advantage of the Commission's "Wells" procedure to present statements in their defense when the Commission was determining whether to authorize the Complaint.

     Each of the CRG and Gomez defendants has moved to dismiss the Complaint on grounds that the Commission has not alleged fraud with sufficient particularity under Fed. R. Civ. P. 9(b) and that the Complaint does not state a claim under Fed. R. Civ. P. 12(b)(6). As this Memorandum demonstrates, neither of these arguments has merit. All of the motions should be denied in their entirety forthwith so that discovery can commence.

                          SUMMARY OF ALLEGED FACTS

         The allegations of the well-pleaded Complaint are that each of the CRG defendants participated in a scheme to defraud and violated the registration requirements of the federal securities laws and other provisions of those statutes. They did so by enlisting poorly capitalized issuers of public securities to use the CRG defendants to promote their stocks to the public. (Complaint, P. P. 1, 27, 3 0).3 Because these client companies had little cash, CRG and its codefendants were generally compensated with stock, which both the CRG and the Gomez defendants sold while CRG was promoting the same stock to the public. (P. P. 2, 27, 30, 32, 41).

         Frequently, CRG's client companies did not even have enough freely tradable registered stock with which to compensate CRG. In those instances, CRG arranged for the company to sell stock to the Gomez defendants, purporting to take advantage of Regulation S, an exemption to

------------
3        Hereinafter, paragraph symbols alone shall refer to paragraphs of the
 Complaint.

the usual registration requirements of the Securities Act available if certain conditions are met, including that stock be sold to a non-U.S. investor. (P. P. 40-44). These transactions with the Gomez defendants did not comply with Regulation S, either because CRG arranged for itself and other U.S. residents to fund purchases by the Gomez defendants (P. P. 41), or because the CRG defendants schemed with the Gomez defendants to time the sales of the Regulation S stock to take advantage of CRG's touting of the stocks in CRG publications. (P. P. 42). Both the CRG and the Gomez defendants violated Section 5 of the Securities Act by selling stock which was not registered with the Commission and was not subject to any valid exemption from registration.

         Each of the CRG and Gomez defendants sold stocks of U.S. securities in a coordinated fashion while those stocks were being promoted by the CRG defendants to the public. (P. P. 27, 30- 35-37, 41-42, 55, 59-60, 66, 68-84,
87-88, 92-94, 97, 101-103, 108-121, 125-131, 134-137, 141-142, 145-148, 152-154,
157-160,  163-166,  169-171,  174-175,  178-18 1). The CRG and Gomez defendants'
failure to disclose the scalping scheme and, because it was part of the scheme, the purchase or control by CRG of securities bought by the Gomez defendants, to issuers or investors in connection with the purchase or sale of securities was material, and constituted a violation of Section 17(a) of the Securities Act [15 U.S.C. ss. 77q(a)], Section 10(b) of the Exchange Act [15 U.S.C. ss. 78j(b)] and Rule 10b-5 thereunder [17 C.F.R. ss. lOb-5]. (P. P. 62-63 85-86, 105-106,
122-123, 132-133, 138-139, 143-144, 149-150, 155-156, 161-162, 167-168, 172-173,
176-177, 182-183). The failure of the CRG defendants adequately to disclose that they were being compensated for touting stock, and how much they were being compensated, violated Section 17(b) [15 U.S.C. ss. 77q(b)] of the Securities Act. The purchase or sale of unregistered securities by the CRG defendants through the Gomez defendants violated Section 5 of the

Securities  Act [ 15 U. S. C.ss.77e]  because  the  defendants  sold stock which was  neither  registered  nor  subject to a lawful exemption from registration.
         Although even a cursory review of the CRG publications appended to Spratt's motion and quoted in the Complaint discloses that florid prose, exaggeration, and unlimited optimism were hallmarks, of the CRG publications,4 it is important to note that the Complaint does not allege the contents of the articles are false or fraudulent. Rather, the contents constitute touting, for which compensation was inadequately disclosed as required by Section 17(b) of the Securities Act. As important, the articles are incontrovertible evidence of the "pumping" of the stock by the CRG defendants while they and the Gomez defendants were selling the stock. Promoting stock to potential investors without disclosing the promoter is at the same time selling the stock is fraudulent, and is called "scalping." Thus, the repeated contentions by the defendants that the Complaint fails to identify statements in the CRG publications constituting fraud are beside the point. The fraudulent conduct in this case reflected in the CRG publications largely is one of omission, not affirmative misrepresentation. 5 Affirmative misrepresentations2 material to the fraud and to buyers and sellers of securities occurred when the Gomez defendants were represented as legitimate offshore purchasers under Regulation S to acquire more stock for scalping purposes, but these misrepresentations occurred outside the CRG publications.

                                        5
---------------------
     4 The small, undercapitalized companies which retained CRG often were trumpeted in CRG publications as, for example, the next McDonald's or Microsoft. (P. P. 60, 84, 103, 121, 131, 137, 142, 148, 154, 160, 166, 171, 175, 181).
     5 However, as described at pp. 24 to 28 herein, language which the CRG defendants claim to be exculpatory in CRG publications was in fact misleading.

                             LEGAL ARGUMENT

I.        THE STANDARDS OF REVIEW

          A.      Rule 12(b)(6)

     A motion filed under Fed. R. Civ. Proc. 12(b)(6) challenges the legal sufficiency of the allegations of the Complaint. "[A] complaint should not be dismissed for failure to state a claim unless it appears beyond doubt that the plaintiff can prove no set of facts in support of his claim which would entitle him to relief " Conley v. Gibson 355 U.S. 41 (1957); Harper v. Blockbuster Entertainment Corp., 139 F.3d 1385 (11th Cir. 1998) cert. denied, U.S. , 119 S.Ct. 509 (1998). In deciding a motion to dismiss, the Court must accept the plaintiff's factual allegations as true and construe the complaint in the light most favorable to the plaintiff. Scheuer v. Rhodes 416 U.S. 232 (1974); Miller
v. U.S. Dept. of Agric. Farm Servs. Agency, 143 F.3d 1413 (11th Cir. 1998); Howry v. Nisus, Inc., 910 F.Supp. 576 (M.D. Fla. 1995). The court may examine only the four comers of the Complaint in deciding a motion to dismiss. Raber v. Osprey Alaska, Inc., 187 F.R.D. 675 (M.D. Fla. 1999), citing Rickman v. Precisionaire, Inc., 902 F.Supp. 232 (M.D. Fla. 1995). The test a complaint must meet to survive a motion to dismiss is exceedingly low. In re Southeast Banking Corp., 69 F.3d 1539, 1551 (11th Cir. 1995). Rule 12(b)(6) motions are viewed with disfavor and rarely granted. Future Tech International, Inc. v. Tae 11 Media, Ltd., 944 F. Supp. 153 8 (S.D. Fla. 1996).

         B.        Rule 9(b)

     Fed. R. Civ. Proc. 8(a) embodies the principle of notice pleading, which requires only that a complaint include "a short and plain statement of the claim showing that the pleader is entitled to relief " Fed. R. Civ. Proc. 9(b) provides that "in all averments of fraud. the circumstances constituting fraud. shall be stated with particularity." The two rules must be read together.

"Rule 9(b) must not be read to abrogate Rule 8. [A] court considering a motion to dismiss for failure to plead fraud with particularity should always be careful to harmonize the directives of Rule 9(b) with the broader policy of notice pleading." Friedlander v. Nims, 755 F.2d 810, 813 n. 3 (11th Cir. 1985). Therefore, a complaint need allege fraud only with sufficient particularity to permit "the person charged with fraud. [to] have a reasonable opportunity to answer the complaint and adequate information to frame a response." In re U.S. Oil and Gas Litigation, 1988 WL 28544 (S.D. Fla. 1988); SEC v. Physicians Guardian Unit, 1999 WL 997317 (M.D. Fla. 1999). Judge Kovachevich of the Middle District of Florida has stated that the "law in this jurisdiction is clear, the particularity requirements of Fed. R. Civ. P. 9(b) are satisfied when the plaintiff provides a reasonable delineation of the underlying acts and transactions constituting fraud." Ong v. Brown, Rudnick, Freed, Gesmer, P.A., 1994 WL 143075 (M.D. Fla. 1994), quoting In re Sahlen & Associates, Inc., 773 F.Supp. 342 (S.D. Fla. 1991). See also Merrill Lynch v. Del Valle, 528 F. Supp. 147 (S.D. Fla. 198 1) ("pleading of detailed evidentiary matter" is not necessary to satisfy Rule 9(b)).
     The degree of specificity required by Rule 9(b) will vary according to the background of the parties and the information available to them at the time of pleading. In re Sahlen & Associates, Inc. Securities Litigation, , 773 F. Supp. 342 (S.D. Fla. 199 1), quoting Summer v. Land & Leisure, Inc., 571 F. Supp. 3 80 (S.D. Fla. 1983). Less specificity is required when the alleged fraud occurred over an extended period of time and involved numerous overt acts. Anthony Distributors, Inc, v. Miller Brewing Co., 904 F.Supp. 1363 (M.D. Fla. 1995);
Bill Buck Chevrolet v. GTE Florida- Inc., 54 F.Supp.2d 1127 (M.D. Fla. 1999). When, as here, the chief defendants decline to testify on constitutional grounds, the leniency granted the plaintiff is even broader. Indeed, pleadings on information and belief are permitted when "the necessary information lies within defendants' control." Kowal v. MCI Communications Corporation, 16 F.3d 1271, 1279 (D.C. Cir. 1994).

II.      THE COMPLAINT ALLEGES FRAUD WITH SUFFICIENT PARTICULARITY

         A.       Specific Allegations in the Complaint

         The Complaint alleges that Veitia, Spratt and Skalko, as principal managers at CRG (including Stratcomm and Gulf Atlantic), "designed, developed and implemented a fraudulent scheme. by causing CRG's corporate clients to distribute securities, to CRG and its nominees at deep discount to the prevailing market price. CRG then promoted these securities to the public through CRG publications and directly to brokers. CRG realized profits by selling the securities while recommending that the public buy the stock." (P.
27). The Complaint also alleges that the fraudulent scheme was advanced when the Gomez defendants allowed "CRG to direct trading and other transactions in Fondo and Oportunidad brokerage and bank accounts and by acting at the direction of CRG, Veitia and Spratt." (P. 37).

         The Complaint also describes in detail the publications produced by CRG to tout stocks (P. 28), the use of broker relations executives who were paid to "develop" interest in a stock (P. 29), CRG's receipt of unregistered securities from its clients as compensation for promotional services (P. 30), CRG's practice of selling the stock it received from its clients while touting it to the public at great profit (P. P. 31-32), and CRG's effort to bribe brokers to push stocks on their clients (P. P. 35-36, 61). Of course, all of this occurred in the absence of any meaningful disclosure to the investing public. (P. P. 28, 32, 39).

         After describing the contours of the fraudulent scheme, the Complaint proceeds to show precisely how it was implemented with respect to 14 different issuers between 1994 and 1996. The components of the scheme are identical or nearly identical with respect to each issuer: (1)

CRG was compensated for touting stock; (2) CRG, sometimes with the help of Fondo and Oportunidad, sold shares of stocks that were being touted, some of which was neither registered with the Commission nor subject to a valid exemption; and (3) CRG failed to disclose any of these practices the compensation received, the scalping, or the use of the Gomez defendants -- in its publications.6

         There can be no doubt that these allegations provide each defendant with notice of what is alleged against him sufficient to prepare a response the Rule 9(b) standard. The defendants cite no authority in which a complaint with the degree of specificity alleged here has been dismissed on Rule 9(b) grounds. Rather, they focus solely on those paragraphs in the Complaint which mention an individual defendant by name, ignoring that Veitia, Spratt and Skalko are alleged to have been primary participants in the activities of the corporate CRG defendants and, therefore, direct participants in the scheme to defraud by CRG, Stratcomm. and Gulf Atlantic.

         B. Veitia, Spratt and Skalko May be Held Liable for the Acts of CRG, Stratcomm and Gulf Atlantic

The individual defendants - each of whom asserted his Fifth Amendment privilege not to testify when subpoenaed during the investigation of this matter - argue that the Complaint fails to comply with Rule 9(b) because it does not, in their view, sufficiently distinguish the role of each of them in the fraudulent scheme. In fact, the Complaint frequently attributes to individual defendant's actions taken in furtherance of the fraudulent scheme. These allegations, such as soliciting new clients, entering into contracts, managing CRG's investment accounts and bribing

----------------------
     6 See Tracker P. P. 46-55, 62; Delta P. P. 65-85; Ammonia Hold P. P. 87-105; IMTECH P. P. 108-122; Foreland P. P. 125-132; Atlas Pacific P. P. 135-138; EC02 P. P. 140-143; Global Intellicom. P. P. 145-149; Global Spill P.
P. 152-155; Golf Ventures P. P. 157-161; Jreck Subs P. P. 163-167; Vector Automotive P. P. 174-176; Viking Management P. P. 178-182.

brokers, make clear that Veitia, Spratt and Skalko were primary actors at CRG and can be held accountable for its fraud. See P. P. 13-14, 28, 33-37, 42, 65, 76, 88, 97, 104, 110, 19, 128, 13 140, 145, 159, 169, 174.

     Even where allegations are made generally against corporate defendants CRG, Stratcomm or Gulf Atlantic, individual defendants Veitia, Spratt and Skalko are liable for those allegations. The Court may not dismiss the Complaint merely because the Commission was not present at CRG during the fraud and cannot always identify which individual defendant did which fraudulent act on a particular day, which is the sort of detail the defendants demand. The law recognizes the difficulty inherent in specifying individual conduct in corporate fraud cases. A plaintiff may seek to hold corporate officers, directors and employees accountable for acts attributed to the corporate entity. In In re Checkers, 858 F.Supp. 1168 (M.D. Fla. 1994), a case involving a group which published documents similar to Money World, Judge Kovachevich adopted the following language from In re Sahlen & Associates, Inc. Securities Lit., 773 F.Supp. 342, 362 (S.D. Fla. 1991):

         No specific connection between the fraudulent representations and particular defendants is necessary in cases of corporate fraud brought against insiders and affiliates where the false information is disseminated in group published documents. As long as the complaint describes the fraudulent acts in detail and provides the defendants with sufficient information to respond, a court may presume that these acts have been committed by the officers and directors.

     Other courts have similarly held that it is reasonable to presume that a group of persons controlling the day-to-day operations of a corporation have the ability to control the transactions giving rise to a securities violation and thus should be held individually liable for the violation. Wool v. Tandem Computers, Inc., 818 F.2d 1433 (9th Cir. 1987); In re MDC Holdings Securities Litigation, , 754 F. Supp. 785 (S.D. Cal. 1990) (officers and directors of a broker-dealer individually liable for misrepresentations in the firm's published research reports). Moreover, it is black letter law that an agent who assists in a fraud on behalf of a principal is individually liable. The Restatement of the Law Second, Agency, ss. 348 states the rule:

         An agent who fraudulently makes representations, uses duress, or knowingly assists in the commission of a tortious fraud or duress by his principal or by others is subject to liability in tort to the injured person although the fraud or duress occurs in a transaction on behalf of the principal.

         Thus, Spratt, Skalko and Veitia cannot be absolved of liability by arguing that they were working on behalf of CRG or Stratcomm. or that the Commission is unable to allege with greater detail the specific actions taken by each in violating the law under a corporate aegis.

         The Complaint makes plain that the publication of Money World and the other CRG magazines and newsletters used to tout stocks was a group effort. Roberto Veitia was the named publisher and both Spratt and Skalko wrote articles for the publications, bribed brokers, executed trades on behalf of themselves and CRG, and otherwise were fully participant in the scheme to defraud. Since they each had the ability to make management decisions and conduct CRG's business affairs, they can each be held accountable for omissions in the published documents and the resulting fraud. It is immaterial that the Complaint does not describe this conduct in further detail. To hold otherwise, as these defendants wish, would mean that no individuals could be defendants in a fraud carried out under a corporate veil, since few plaintiffs would have been present at the time of the fraud to detail which defendant undertook which fraudulent act.

         The defendants are merely attempting to shield their misconduct with a corporate smoke screen. The wisdom which denies defendants this shield when trying to dismiss a complaint is especially compelling when, as here, the defendants chose not to describe their activities under oath when subpoenaed to do so. To this day, the defendants have not informed the Commission of their specific duties in CRG and its associated entities. But neither have they presented any evidence to the Court, in the form of sworn declarations or testimony under oath, contesting that they each had a substantial role in the fraudulent scheme. The Commission, on the other hand, has fairly described the general responsibilities of each individual defendant, and identified them as principal managers of the fraud. At this stage of the proceedings, the Court is obliged to take the allegations of the Complaint, and inferences fairly to be drawn from them, as true and deny the motions to dismiss.

         C.        Defendants' Rule 9(b) Arguments Are Without Merit

The defendants make essentially the same set of arguments that the Complaint fails to plead fraud with sufficient particularity and they support these arguments by cobbling together a seemingly random collection of cases from various circuits. The defendants' principal arguments are that the Complaint unfairly lumps them together without establishing that each defendant is a primary violator" and that it fails to allege sufficient detail about dates and times of fraudulent acts. These arguments have no merit.7

                  1.        The Defendants Are Not Impermissibly "Lumped"
         Each of the defendants argues that the Complaint improperly lumps them together. Skalko adds the closely related argument that in lumping the defendants the Complaint fails to establish that each is liable as a "primary violator." Both arguments are wrong.

------------------

     7 Stratcomm also argues that it is not liable as a control person for CRG's conduct. This issue is addressed in the plaintiffs companion memorandum opposing the motions to dismiss filed by CRG, Stratcomm, Gulf Atlantic and Veitia.

         First, as described in Section II.B. above, Veitia, Spratt and Skalko are liable as principal managers for the fraudulent actions of the corporate defendants. Second, also as described above, since all three declined to testify when subpoenaed to do so, and more specific information about their responsibilities at CRG is in their control, the plaintiff is entitled to additional latitude when the Court assesses the pleadings for particularity. Third, the Complaint itself puts the lie to contentions that the plaintiff has merely lumped all defendants together. The Gomez defendants, for example, are alleged to have participated in the fraudulent scheme with respect to only eight of the 14 issues in which the CRG defendants participated. (P. 200). Defendants Ammonia Hold, Michael Parnell and Jack R. Rodriguez are alleged to have schemed to defraud with respect to only one issuer each. (P. P. 207, 202).8

     Rule 9(b) and the relevant case law require only that the Complaint contain allegations about an individual's violative conduct in connection with the fraud in order to establish primary violator liability. It does not require that an individual commit every act in a scheme to defraud. Individuals may each Commit separate acts of fraud that, when taken together, constitute a scheme to commit fraud. In re Checkers Securities Litigation, , 858 F. Supp. 1168 (M.D. Fla.
1994) ("Any person or entity who employs a manipulative device or makes a material misstatement or omission on which a purchaser or seller relies may be liable as a primary violator. "). Silence or inaction may constitute substantial assistance sufficient for primary

-------------------------

     8 The Complaint also is not faulty for grouping Stratcomm, CRG and Gulf Atlantic. Stratcomm owns CRG and Gulf Atlantic, all three companies operated from the same facilities and all three were operated by Veitia, Spratt and Skalko, who declined to testify about the differences in operations, if any, among the three companies. (1110-15). No meaningful gain resultsfrom detailing with greater precision which of these companies committed a particular fraudulent act on a particular day, even if that were possible, since there is no meaningful distinction between the companies and none is asserted by the defendants.

liability if the party has a conscious intent to further the fraudulent activity. Metrahealth Insurance Company v. Anclote Psychiatric Hospital Ltd., 1997 WL 728084, at *3 (M.D. Fla. 1997), quoting Woodward v. Metro Bank of Dallas, 522 F.2d 84, 96-97 (5th Cir. 1975). See also U.S. v. Funt, 896 F.2d 1288
(11th Cir. 1990) (personal involvement is not required after a defendant involves himself in a fraudulent scheme-, he may be liable for the acts of his co-schemers).
         The Commission's Complaint pleads facts that establish that Veitia, Spratt and Skalko each committed essential, violative acts sufficient to make them principal violators under the securities laws. The acts they committed, taken together, comprise a wide-ranging fraudulent scheme. For example, the Complaint alleges that Spratt executed agreements to perform public relations work with CRG's clients in exchange for stock (P. 178), scalped stock for personal profit (P. 180), scalped stock for the benefit of CRG (P. P. 46, 182), bribed brokers to push the stock of CRG's clients (P. 61), shorted Delta stock while CRG was promoting it to lock in profits (P. P. 65, 66, 70-71, 78, 82-83), wrote an article for Rumor Mill touting Delta stock without disclosing his or CRG's financial interest (P. P. 84-85), shorted Ammonia Hold while CRG was promoting it to lock in profits (P. P. 88, 92), received finders fees from CRG for bringing in new clients to keep the scheme going (P. 94), and touted Ammonia Hold in Money World without making proper disclosures (P. P. 103-105).

         The Complaint alleges that Skalko executed agreements to perform public relations work with CRG's clients in exchange for stock (P. 174), scalped stock for personal profit (P. 180), scalped stock for the benefit of CRG (P. P. 46, 182), bribed brokers to push the stock of CRG's clients (P. 61), received finders fees from CRG for bringing in new clients to keep the scheme going (P.
94), and touted Global Spill in Money World without disclosing his financial interest (P. P.

53-155).9 These allegations are sufficiently particular under Rule 9 even without considering the fact that the trio of individual defendants declined to shed light on their own roles by testifying.

         Authorities relied upon by the CRG defendants involve complaints in which boilerplate was substituted for pleading of facts. The complaint in Brooks
v. Blue Cross Blue Shield, 116 F.3d 1364 (11th Cir. 1997), alleged misconduct "during the last 12 years, since 1983" and provided no details about the individual defendants.10 The Eleventh Circuit merely held that a Complaint must include allegations that are sufficiently detailed to "reasonably notify the defendants of their purported role in the fraud." Brooks, 116 F.3d at 1382, quoting Midwest Grinding v. Spitz, 976 F.2d 1016 (7th Cir. 1992). The Commission's Complaint in the instant matter does precisely that. Veitia, Spratt and Skalko are charged as principals of the CRG corporate defendants jointly and severally liable for the fraudulent conduct undertaken in the names of those companies. The fact that the Commission was unable to identify specific conduct by the individual actors in some instances does not mean the defendants are not liable for the overall conduct of the companies which they jointly directed.

     Likewise, the complaint in United States v. Magellan Health Services, Inc., 1999 WL 10513 10 (M.D. Fla. 1999), lacked any detail. It identified the defendants only as "Norththrop employees" without identifying any individual or claim involved in the fraud. The complaint was

------------------
     9 For additional descriptions of Spratt's violative acts see, P. P. 4, 27-28, 3 5, 52-5 5, 5 8, 110, 113, 119, 125-131, 134, 136, 141, 143, 145, 153,
155, 161, 184, 187; for Skalko see, P. P. 4, 27-28, 36, 52-55, 58, 34, 136, 169,
184, 187.

     10 The defendants fail to point out that the Brooks Court never reached the Rule 9(b) issue. The case was dismissed on a summary judgment motion for reasons unrelated to the defects of the Complaint.

equally deficient with respect to identifying the time period of the fraud, alleging that it took place "beginning on an unknown date prior to 1989 and continuing to the date of this complaint." Magellan 1999 WL 1051310 at *16. 11

                  2.       The Complaint Is Pled In Sufficient Detail

     The defendants also argue that the Complaint includes conclusory allegations rather than detailed allegations of the fraudulent acts. For example, Veitia argues that "to satisfy Rule 9(b), [he] is entitled to be informed of the time and place each statement was made which contained an omission, what statements were made, the manner in which they were made and what the defendants received from the alleged fraud." Veitia Mem. p. 23. CRG and Gulf Atlantic echo this lament when they allege that the "times and content of the
representations are not alleged." CRG Mem. p. 4.   12
         The Complaint provides sufficient detail about each defendant's role in a stock scalping scheme to allow him to frame a response. The cover dates of the various CRG publications in which issuers were "pumped" are identified. The time frames in which stock was bought and sold are similarly described. Contentions that the Commission must identify "the place, manner or

-----------------
     11 Veitia's  reliance on Schultz v Rhode Island Hosp.  Trust Nat.  Bank, 94
F.3 d 721 (1" Cir. 1996),to support his "lumping" argument is equally misplaced but requires even less analysis. The Court dismissed RICO claims against an innocent escrow agent because the complaint failed to establish the agent was connected in any way to the alleged fraud. The Commission's Complaint clearly establishes such a connection in the case of each of the defendants.

     12 Skalko asserts that the Complaint "fails to identify any person who relied on the article in purchasing or selling a security. Indeed, the Complaint does not identify even one reader of the article, much less any investors at all who were misled by any of the publications..." Skalko Mem. p. 9. However, as is described more fully at pp. 22 of the Plaintiffs Memorandum in Opposition to the Gomez defendants' motion to dismiss, such reliance is not even an element of a securities fraud claim brought by the Commission based on material omissions and misrepresentations.

recipient of the alleged misrepresentations" in greater detail and other claimed flaws constitute nothing more than a demand for detailed evidence, something the Federal Rules clearly do not require. There is no requirement, for example, that the Complaint identify the date of each of hundreds (perhaps thousands) of securities purchases and sales in 14 different securities in which the defendants failed to disclose their fraudulent conduct. As noted at pp. 4-5, 8-9 and 21-22, herein, the alleged fraud is largely one of material omissions, not affirmative misrepresentation, but specific language used by CRG to promote each issuer is included in the Complaint. The defendants cannot claim they have insufficient notice of what is alleged against them.

     Defendants' citation to SEC v. U.S. Environmental. Inc., 897 F.Supp. 117 (S.D.N.Y. 1995), is yet another instance in which the defendants inadvertently highlight the strength of the instant Complaint compared to those which have not passed muster. No paragraph in the U.S. Environmental complaint alleged facts relating the defendant to the claimed violation. Id. at 12 1, This is not a case in which summary allegations have been made without also alleging facts to support the allegation, as is thoroughly evident from the body of the Complaint, which alleges numerous published statements in which the defendants failed to disclose their fraudulent conduct.
         In short, the defendants demand a level of precision in drafting that was never anticipated by the Federal Rules of Civil Procedure. The defendants have sufficient notice of what is alleged against them, and are themselves the source of additional detail if they need it. The Complaint meets all relevant pleading standards and the Court should deny defendants' wasteful efforts to dismiss this case.

III.      THE COMPLAINT PROPERLY STATES CAUSES OF ACTION UNDER
          THE SECURITIES LAWS

         A.       The Elements of a Securities Fraud Claim

Material misrepresentations and omissions in connection with the purchase or sale of any security are unlawful under Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder. An omission is "material" if there is a substantial likelihood that a reasonable investor would consider an omitted fact significant in making his or her decision to buy, sell or hold a security. Basic
v. Levenson, 485 U.S. 224, 232 (1988); TSC Industries, Inc. v. Northway, Inc., 426 U.S. 438 (1976). Scienter, or a "mental state embracing intent to deceive, manipulate, or defraud," is required. Ernst & Ernst v. Hochfelder, 425 U.S. 185
(1976).
     The failure to disclose a practice of selling stock while touting the stock to the public has long been held to operate as a fraud or deceit upon investors as defined by Rule 10b-5. In SEC v. Capital Gains Research Bureau, Inc., 374 U.S. 180 (1963), the Supreme Court held that scalping," a practice whereby the owner of shares of a security recommends that security for investment and then immediately sells those shares, is a fraud on a client or prospective client of an investment adviser. Similarly, in Zweig v. Hearst Corp., 594 F.2d 1261 (9th Cir. 1979), the Ninth Circuit held that a financial columnist's failure to reveal his practice of "scalping" the stocks of companies he wrote about was a material nondisclosure creating liability under Rule 10b-5. See also SEC v. Huttoe, Civ. Action 96-2543 (D. D.C. Sept. 14, 1998), Ex. 1, hereto (holding that the employee of a newsletter violated Rule 10b-5 when he failed to disclose that he sold stock in contravention of recommendations to the public in a newsletter for which he wrote).

Failure adequately to disclose  compensation for promoting  securities  violates
Section 17(b) of the Securities Act. Touting becomes part of a fraudulent scheme when accompanied by the tout's undisclosed selling of the securities he is recommending to the public.

         B. The Complaint Adequately Alleges Scalping by the CRG Defendants The Complaint, in its detailed description of CRG's scalping scheme, alleges facts sufficient to establish each of the elements of securities fraud with respect to 14 different issuers. Defendants contend that (i) the Complaint fails to allege facts sufficient to hold them as "primary" fraud defendants; (ii) that it does not establish that any omission was "material"; (iii) that it fails to allege facts sufficient to show the fraud was "in connection with" the purchase or sale of securities; and (iv) that it fails to allege that the defendants possessed the requisite "scienter." In the alternative, the defendants argue that adequate disclosures were made to defeat a fraud claim based largely on
omissions of material information.    13

         In asserting that the Complaint fails to set forth the elements of securities fraud, the defendants misconstrue the law and ignore their exposure as managers of the corporate defendants. Their alternative contention -that their activities were adequately disclosed -proves how obtuse the defendants are to their own wrongs and raises issues of disputed fact which are inappropriate for resolution under Rule 12(b)(6).

-------------

13 CRG, Gulf Atlantic and Stratcomm. also argue that the violations of Regulation S fail to state a claim and, along with Veitia, that Section 17(b) is unconstitutional. These arguments are addressed in the Commission's separate memorandum in opposition to the motions by these defendants.

            1.       Each Defendant Was a Primary Violator of the Antifraud Laws

     The leading argument of each individual CRG defendant is that hell's not alleged to have personally made an actionable misrepresentation or omission. This argument shares the fallacies offered in the defendants' Rule 9(b) attack.- Relying only on those paragraphs in which a defendant is specifically named, the defendants assert that since only a part of the fraudulent conduct is ascribed to them, they cannot be a primary defendant. As was fully described at section II.B., herein, the Complaint alleges that each of the individual CRG defendants had a significant managerial role at the CRG companies and the law permits a plaintiff to ascribe generally the unlawful conduct of the corporate defendants to such individuals.

         This is not a case, as Spratt and Skalko would have the Court believe, that alleges a conspiracy" among the defendants. Spratt argues that "the law in the civil securities law arena does not provide for what is tantamount in substance to thinly-veiled allegations of secondary liability based upon a conspiracy theory," while Skalko asserts that the "SEC's reliance on such allegations is but a transparent attempt to hold defendant Skalko liable on [a] discredited conspiracy theory of liability." Spratt Mem. at 11-12; Skalko Mem. at 13-14. Spratt and Skalko, in a classic demonstration of the rhetorical technique of defeating the straw man, wrongly characterize the Commission's Complaint in this fashion so that they can spend several paragraphs arguing the irrelevant proposition that the securities laws do not entertain causes of action based on conspiracy.

     The Complaint alleges that each of the CRG defendants is a primary violator of the securities laws and describes willful acts undertaken by them in furtherance of the fraud. This is not a case of aiding and abetting a principal wrongdoer, as was addressed in Central Bank of Denver, N.A. v. First Interstate Bank of Denver, N.A., 511 U.S. 164, 177-78 (1994), cited by the defendants. Rather, the CRG defendants willfully violated the securities laws directly by recruiting companies whose stock they then touted and sold, with and through other defendants. The fact that Veitia, Spratt and Skalko acted "in concert with and at the direction of" each other does not shield them from liability as principal violators of the securities laws. In re Blech Securities Litigation, 961 F Supp. 569, 581 (S.D.N.Y. 1997). As the Supreme Court recognized in Central Bank, "secondary actors" in a securities fraud may be held liable as primary violators if they employ a manipulative device or make a material misstatement or omission on which a purchaser or seller of securities relies. The court noted that "in any complex securities fraud, moreover there are likely to be multiple violators..." Central Bank, 511 U.S. at 191. The complaint states primary violations by each of the CRG defendants by both alleging individualized conduct when known group conduct on behalf of the corporate entities they managed.

2.       The Omissions and Misrepresentations Were Material

     CRG's practice of scalping stocks is clearly "material information" because it is information that a reasonable investor would want to consider when deciding whether to purchase or sell a stock. A reasonable investor would presumably give greater credence to a recommendation to purchase stock made by a disinterested party than a recommendation made by someone who is paid to promote the stock at the same time he is selling it. Indeed, as described above, the Courts have long held that such an omission is material. See Huttoe, Ex. 1, hereto, po. 13; Zweig, 594 F.2d at 1266; U.S. v. Eisenberg, 773 F. Supp. 662 (D.N.J. 1991)("That the defendants were materially interested in the securities at issue would certainly be viewed as material by the investing public because such information would reflect on the credibility of the statements"). The complaints repeated descriptions of the nature of CRG's scalping scheme, and the failure to disclose the scheme, adequately establishes the materiality standard for Rule lOb-5 and Rule 12(b)(6) purposes. In any event, whether an omission is material is normally a question of fact, not subject to a motion to dismiss. In re Apple Computer Securities Litigation, 886 F. 2d 1109, 1113 (9th Cir. 1989), citing Basic, Inc. v. Levinson 485 U.S. 224 (1988); Vicinisch v. Paine, Webber, Jackson & Curtis, Inc., 739 F. 2d 1434, 1436 (9th Cir. 1984).

         3.        The Fraud Was "In Connection With" the Purchase or Sale of
                   Securities

         CRG's omissions were made "in connection with" the purchase or sale of securities because the CRG defendants for at least a two-year period (1) were buying stock, directly and through the Gomez defendants, from issuers and on the market; and (2) were selling stock in their own names and those of their co-defendants, all without informing actual or potential buyers and sellers either that they were selling stock while touting it or were using the Gomez defendants to "wash" unregistered stock which they, in effect, owned or controlled, to increase the amount of stock they could scalp.

         Additionally, the Complaint alleges that CRG published Money World and other publications that were designed "to showcase recommendations to investors of securities that CRG was paid to promote." (P. 28). The plain meaning of the phrase, the prevailing case law and common sense compel the conclusion that publication of a monthly magazine that touts stocks to investors is done "in connection with" the purchase of securities.

         The Complaint contains specific allegations of buying and selling securities with respect to each of the 14 issuers that establish the "in connection with" element of Rule lOb-5. (P. P. 27, 30-33 35-37, 41-42, 55, 59-60, 66, 68-84, 87-88, 92-94, 97, 101-103, 108-121, 125-131, 134-137, 141-142,
145-148, 152-154, 157-160, 163-166, 169-171, 174-175, 178-181).

         4.     The Complaint Clearly Alleges Willful Acts Constituting Scienter

         The actions alleged in the Complaint -- recruiting customers, bribing brokers, arranging for the Gomez defendants to purchase stock, buying and selling stock, promoting stocks in CRG publications and disguising or minimizing disclosure of compensation are willful acts that evidence the defendants' extreme recklessness and conscious disregard of the securities laws. These facts establish the requisite scienter for securities fraud. See Bryant v. Avado Brands Inc., 187 F.3d 1271, 1286 (11th Cir. 1999) (a securities fraud plaintiff must plead scienter with facts that give rise to a strong inference that the defendant acted in a severely reckless fashion); Beck v. Manufacturers Hanover Trust Co., 820 F.2d 46, 50 (2d Cir. 1987) (a plaintiff need only identify circumstances that indicate conscious behavior by the defendants to satisfy the pleading requirements of scienter).

     Certainly, the allegations in the Complaint constitute circumstantial evidence of scienter, and it is well settled that scienter may be inferred from circumstances. "The proof of scienter required in [securities] fraud cases is often a matter of inference from circumstantial evidence. Me have noted elsewhere that circumstantial evidence can be more than sufficient." Herman & MacLean v. Huddleston, 459 U.S. 375, 390-91 n. 30 (1983). See SEC v. Adler, 137 F.3d 1325, 1340 (11th Cir. 1998) (evidence of suspicious timing of communications and trading may support an inference of bad faith and scienter). Moreover, as noted, supra, Rule 9(b) does not require that scienter be pled with particularity. Stem v. Leucadia National Corp., 844 F.2d 997, 1003-04 (2nd Cir.), cert. denied, 488 U.S. 852 (1988) (knowledge and intent may be alleged generally; great specificity not required in pleading scienter). "A strong inference of scienter can be established by showing conscious misbehavior or recklessness on the part of the defendant."

In re Blech Securities Litigation, , 961 F. Supp. 569, 581 (S.D. N.Y. 1997), citing Shields v. Citytrust Bancorp., Inc., 25 F.3d 1124 (2 d Cir. 1994) (sham transactions "in concert with and under direction of' another defendant held to sufficiently allege scienter' ,
         Finally, the Complaint sufficiently establishes scienter by alleging that the defendants engaged in the same willful, reckless conduct not just once, but in connection with 14 different securities over a two year period. As such, scienter is alleged 14-fold.

                  5. Whether the Purported Disclaimers in CRG Publications
                     Constituted Sufficient Disclosure Under Either The Antifraud or Anti-Touting Provisions Are Questions of Disputed Material Fact Not for Resolution at this Time

Defendants contend that CRG's publications contained language that informed readers that CRG was paid to promote and scalp stock. They also purport to rely on filings by CRG clients disclosing compensation to CRG as a shield against the touting and antifraud violations. That is, the defendants contend that they (or their clients) disclosed their fraud (or, at least, compensation for touting) and, therefore, the defendants cannot be found liable under what are essentially disclosure statutes. Where their arguments are not false on their face, they at best raise issues of disputed material fact which are not appropriate for resolution as either a Rule 12(b)(6) motion or, at least at this time, a Rule 56 motion for summary judgment.

         In support of their argument the defendants attached 13 different copies of Money World and Commission filings by seven of the fourteen issuers whose stock was scalped by the defendants. The defendants argue that their practice of labeling certain articles in Money World as a "Special Advertorial Feature" in conjunction with their general disclosure at the end of certain articles that CRG was "retained as investor relations counsel" adequately convey that CRG was compensated for publishing recommendations contained in the issue. Further they argue that the phrase "[o]fficers, directors and employees, may from time to time have a position in the securities mentioned [in Money World]" contained in some CRG publications adequately informs readers of their stock scalping practice. At the least, they claim, disclosure of compensation to CRG by its clients in Commission filings constitutes disclosure attributable to the defendants.

         The defendants' arguments fail on legal and factual grounds for many reasons. Among them are:

         1 The word "advertorial" is not commonly used and conveys no meaning to the typical reader. If anything, the word, which apparently blends "advertisement" and "editorial," tends to disguise rather than to illuminate the commercial nature of the articles. Overall, the Money World publications are a somewhat sophisticated deception in which use of editorial type, headlines and graphics, repeated reference to the touted security in articles not labeled "advertorials," including in the publisher's note, and even devotion of the front cover of Money World to the subject of "advertorials," are intended to minimize and hide what is, at most, niggardly disclosure that an article is, in fact, paid advertising. The defendants' willful, refusal to simply label the "articles" advertisements evidences deceptive intent. Certainly, use of the term "advertorial' is not a talismanic shield against touting. At a minimum, whether the use of the term, and the overall editorial context in which it is used, constitutes meaningful disclosure of payment for antifraud purposes is a material contested matter for determination by the finder of fact based on the evidence and not a matter for dismissal on defendants' motion.

         2. In any event, the term "advertorial' does not disclose compensation in detail sufficient to pass muster under the anti-touting provision of Section 17(b) of the Securities Act, which requires not merely disclosure of the receipt of compensation, but also the amount.

         3  Nor does the term  "advertorial" in any fashion  disclose that the CRG defendants are selling securities they are touting as "advertorials" and elsewhere in their publications (i.e., committing scalping fraud).
         4. Many articles touting stocks named in the Complaint were not identified as "advertorials.
         5. CRG's "disclosure" that it was retained as "investor relations counsel" for its client issuers is itself deceptive and is by no means a defense to either scalping fraud or touting. It is extremely doubtful that the average investor would believe that an "investor relations counsel" was being paid to tout the company, or that he was being paid in company stock, or that he was selling the stock while promoting it to his readers. In fact, the clear import of an "investor relations counsel" urging a reader to acquire a stock is that the "investor relations counsel" must think the stock is a good investment to acquire, not one that should be dumped onto the market for immediate profit-taking. Defendants only hurt their own cause by relying on this language.

         6. For similar reasons, stating that CRG "may from time to time have a position in the securities mentioned" discloses neither that CRG was compensated in stock for its touting (rather than investing in a stock because it believes it to be a sound investment) or that the stock is sold while it is being recommended. Again, the opposite impression is created, also as part of the somewhat sophisticated package CRG creates to hide its fraud. Presumably one who has a position "in the securities mentioned" would have a long position, since the CRG articles are so favorable. As the Complaint alleges, however, CRG usually created a short position in the stock, locking in profits even before obtaining the stock, which it then used to "cover." This is an extraordinarily "bearish" tactic, not the kind of "position in the securities mentioned" one would expect from an honest counselor recommending the stock. Without exception, the Complaint alleges the defendants took bearish positions in their own accounts while boisterously promoting bullish positions in the same securities for others. This is nowhere hinted at in any of the copies of Money World submitted to the Court.14

         7 Many of CRG/Stratcomm/Gulf Atlantic's publications contain none of the language on which the defendants rely. These, too, were used to pump stock as part of the scalping scheme and in violation of the anti-touting provision of
Section 17(b) of the Securities Act.

         Defendants' contention that filings by its clients with the Commission disclosing payment of fees to CRG somehow shields the CRG defendants is perhaps the most preposterous among many such arguments in the defendants' memoranda.
Section 17(b) puts the He to the argument by its terms:

         it shall be unlawful for any person. . . to publish ... for a consideration received or to be received directly or indirectly from an issuer ... without fully disclosing the receipt, whether past or prospective of such consideration and the amount thereof

Emphasis supplied. Clearly, the person who touts is the "any person" obliged to disclose the compensation. It cannot be delegated to others. Nor would the statute be rationally applied if the disclosure obligation could be satisfied in a manner not reasonably calculated to reach the tout's audience. Disclosure of material information must be effective to overcome fraudulent omissions.

---------------
     14 The Court in Huttoe concluded that language such as "personnel... may own shares" or "providing consulting advice" (ellipses in original) did not adequately disclose that newsletter publishing defendants were compensated for touting. Ex. 1, hereto, p. 14. See also In the Matter of Sky Scientific. Inc., et al., 1999 WL 114405, *29-*30 (SEC ALJ Initial Decision, March 5, 1999) (Fine print disclaimer that "the publisher and its affiliates may have a position in [the touted stock] or receive compensation for dissemination of information on the company" held not to satisfy full disclosure requirement of Section 17(b)).

SEC v. Texas Gulf Sulphur Co., 401 F. 2d 833, 854 (1968). There is no evidence, and no rational reason to believe, that the readers of Money World and its sister publications are also. perusing the SEC filings of CRG's advertisers. Money World knows who its subscribers are and where it circulates. It is Money World's obligation to make sure those same readers learn the touting is paid for and how much is paid. The cases relied on by the defendants are totally inapposite. This is not a "fraud on the market" case by an issuer. This is a case in which specific fraud is alleged by virtue of material omissions from specific publications used as a vehicle to scalp stock. The omissions cannot be deemed "corrected" by others in separate publications not likely to reach the reader of CRG publications.

         Although no amount of disclosure by issuer-customers would excuse the defendants from their obligations, the filings with the Commission proffered by the defendants are proof of how issuers and investors were misled by the defendants' fraud. For example, in October 1995, Delta reported to the Commission that CRG held a large amount of Delta stock, without also disclosing that CRG had a substantial short position it created by selling company stock while promoting Delta, or that ownership attributed to Fondo should have been attributed to CRG. Compare Spratt Ex. 27(a) and P. 65-66 of the Complaint.

         Reliance on the filings of CRG's customers fails as a defense to both fraud and touting as a matter of law and of fact. The filings are instead evidence of fraud and violations of Section 5.

IV.      ASSESSING THE REQUESTED RELIEF IS PREMATURE

         CRG and Gulf Atlantic argue that the relief requested in the Complaint is beyond the enumerated relief available in the Securities Act and the Exchange Act. However, they acknowledge that such ancillary relief has been won in other cases. They contend that Central Bank v. First Interstate Bank, 51 U.S. 164
(1994), which addressed aiding and abetting liability under the statutes, not relief, and involved only private parties, not the Commission, requires a limitation on the equity powers of this Court. This argument is purely fictional. Nothing in Central Bank purports to limit the power of a court to use its equity powers to fairly correct a wrong, including to require defendants to disgorge all profits from any unlawful activity. SEC v. Manor Nursing Center, Inc., 458 F. 2d 1082 (2d Cir. 1972). Courts have ordered such relief in many cases since Central Bank. See, e.g., SEC v. Fischbach Corp., 133 F. 3d 170 (2d Cir. 1997) (disgorgement of fraudulently obtained profits is a proper remedy in securities fraud cases); SEC v. Palmisano, 135 F. 3d 860 (2d Cir. 1998) (disgorgement remedy is within the equity powers of the district court).
         In any event, it is premature to assess the appropriate remedy. Such issues should await a finding of liability.

                                   CONCLUSION

         The Complaint far exceeds the particularity requirements of Rule 9(b) and plainly states causes of action for the securities law violations alleged. The motions to dismiss contending otherwise should be denied.

                             Respectfully submitted,

                         James A. kidney (Trial Counsel)

                                        Jeffrey P. Weiss
                                        William McGovern

                                        Attorneys for Plaintiff
                                        U.S. Securities and Exchange Commission
                                        Mail Stop 8-8
                                        450 Fifth Street, N.W.
                                        Washington, D.C. 20549-0808
                                        (202) 942-4797 (Kidney)
                                        (202) 942-9581 (Kidney Fax)
Date: January 28, 2000                  kidneyj@sec.gov

                          UNITED STATES DISTRICT COURT

                       FOR THE MIDDLE DISTRICT OF FLORIDA

                               (Orlando Division)


UNITED STATES SECURITIES AND

EXCHANGE COMMISSION,


Plaintiff,                                     C.A. No. 99-1222-CV-22-A

                                               Hon. Anne C. Conway, Judge
V.                                             Hon. Karla R. Spaulding,
                                                 Magistrate Judge


CORPORATE RELATIONS GROUP, INC., ET AL.,


Defendants.


            PLAINTIFF'S MEMORANDUM IN OPPOSITION TO MOTIONS TO DISMISS BY
                        DEFENDANTS GOMEZ. FONDO AND OPORTUNIDAD


                                        James A. Kidney (Trial Counsel)
                                        Jeffrey P. Weiss

                                        Attorneys for Plaintiff
                                        U.S. Securities and Exchange Commission
                                        Mail Stop 8-8
                                        450 Fifth Street, N.W.
                                        Washington, D.C. 20549-0808
                                        (202) 942-4797 (Kidney)
                                        (202) 942-9581 (Kidney Fax)
Date: January 28, 2000                  kidneyj@sec.gov

                                TABLE OF CONTENTS

I.        PROCEDURAL HISTORY                                                 2

II.       FACTS ALLEGED IN THE COMPLAINT                                     3
          A.   Transactions in Tracker Securities                            4
          B.   Transactions in Delta Securities                              5
          C.   Transactions in Ammonia Hold Securities                       6
          D.   Transactions in IMTECH Securities                             7
          E.   Transactions in Foreland Securities                           8
          F.   Global Intellicom, Jreck Subs and Sobik's Subs
                 Transactions                                                9

III.      THIS COURT PLAINLY HAS PERSONAL JURISDICTION OVER GOMEZ           10
          A.       The Applicable Standards                                 10
          B.       Gomez' Conduct Requires the Exercise of This Court's
                     Jurisdiction                                           11

IV.       THE COMPLAINT PROPERLY ALLEGES A SCHEME TO DEFRAUD
                   BY THE GOMEZ DEFENDANTS                                  15
          A.       The Applicable Legal Standards                           15
                   1 .      Rule 12(b)(6)                                   15
                   2.       Rule 9(b)                                       16
          B.       The Complaint States a Cause of Action Against the
                     Gomez Defendants                                       17
          C.       The Complaint Alleges Facts Sufficient to Plead
                     Scienter                                               21
          D.       Market Impact Is Not Required Where Market
                     Manipulation Is Not Alleged                            22
          E.       The Complaint Pleads Fraud With Particularity            23
          F.       Violations of Registration Statutes Are
                     Sufficiently Alleged                                   25

CONCLUSION                                                                  27

TABLE OF AUTHORIMS

Federal Cases

Anthony Distributors, Inc. v. Miller Brewing Co., 904 F. Supp. 1363 (M.D.
  Fla. 1995).................................................................17
Beck v. Manufacturers Hanover Trust Co., 820 F.2d 46 (2nd Cir. 1987).........21
Bill Buck Chevrolet v. GTE Florida, Inc., 54 F.Supp.2d 1127 (M.D. Fla.
  1999)......................................................................17
Brooks v. Blue Cross and Blue Shield of Florida, Inc., 116 F. 3d 1364
  (11th Cir. 1997)...........................................................24
Bryant v. Avado Brands, 187 F.3d 1271 (11th Cir. 1999).......................10
Burger King Corp. v. Rudzewicz, 471 U.S. 462 (1985)..........................10
Calder v. Jones, 465 U.S. 783 (1984).........................................13
Central Bank of Denver, N.A. v. First Interstate Bank of Denver, N.A-,
  511 U.S. 164 (1994).....................................................20,21
Chase & Sanborn Corp. v. Granfinanciera, S.A., 83 5 F.2d 1341 (11th Cir.
  1988)......................................................................13
Conley v. Gibson, 355 U.S. 41 (1957)......................................15,18
Dietrich v. Bauer, 1999 WL 126438 (S.D.N.Y. 1999)............................26
Francosteel Corp. v. M/V Charm, 19 F.3d 624 (11th Cir. 1994).................10
Friedlander v. Nims, 755 F.2d 8 10 (11th Cir. 1985) .........................16
Future Tech International, Inc. v. Tae II Media, Ltd.,
944 F. Supp. 1538 (S.D. Fla. 1996) .......................................16,17
Harper v. Blockbuster Entertainment Corp., 139 F.3d 1385, 1387 (11th Cir.
  1998) cert.denied, U. S.) 119 S.Ct. 509 (1998).............................15
Herman & MacLean v. Huddleston, 459 U.S. 375 (1983)..........................21
Howry v. Nisus, Inc., 9 10 F. Supp. 576 (M.D. Fla. 1995).....................16
In re Blech Securities Litigation, 928 F. Supp. 1279 (S.D.N.Y. 1996).........22
In re Blech Securities Litigation, 961 F. Supp. 569 (S.D.N.Y.
  1997).............................................................20,21,22,24
In re First Merchants Acceptance Corp. Securities Litigation,
1998 WL 781118 (N.D. M. 1998).....................................  .........17
In re Sahlen & Associates, Inc. Securities Litigation, 773 F. Supp. 342
  (S.D. Fla. 1991)...........................................................17
In re Southeast Banking Corp., 69 F.3d 1539 (11th Cir. 1995) ................16
In re U.S. Oil and Gas Litigation, 1988 WL 28544 (S.D. Fla. 1988) ...........16
In the Matter of Enforcement of an SEC Subpoena v. Knowles, 87 F.3d 413
  (10th Cir. 1996)........................................................13,14
Kowal v. MCI Communications Corporation, 16 F. 3d 1271 (D.C. Cir. 1994) .....17
Merrill Lynch v. Del Valle, 528 F. Supp. 147 (S.D. Fla. 198 1) ..............17
Miller v. U.S. Dept. of Agric. Farm Svcs. Agency, 143 F3d 1413 (11th
   Cir. 1998)................................................................16
Perez-Rubio v. Wyckoff 718 F. Supp. 217 (S.D.N.Y. 1989) .....................14
Perkins v. Benguet Consolidated Mining Co., 342 U.S. 437 (1952)..............13
Pinter v. Dahl, 406 U.S. 622 (1988) .........................................18
Raber v. Osprey Alaska, Inc., 187 F.R.D. 675 (M.D. Fla. 1999) ...............16
Rickman v. Precisionaire, Inc., 902 F. Supp. 232 (M.D. Fla. 1995) ...........16
Scheuer v. Rhodes, 416 U.S. 232 (1974) ............................ .........16
Sculptchair, Inc. v. Century Arts, Ltd., 94 F.3d 623 (11th Cir.
   1996) ...........................................................10,12,14,15

Sears v. Liken, 912 F. 2d 889 (7th Cir. 1990) ...............................24
SEC v. Adler, 13 7 F.3 d 13 25 (11th Cir. 1998) .............................21
SEC v. Blavin, 760 F.2d 706 (6th Cir. 1985) .................................22
SEC v. Carrillo, 115 F.3d 1540 (11th Cir. 1997) ..............10,11,12,13,14,15
SEC v. Musella, 678 F. Supp. 1060 (S.D.N.Y. 1988)............................22
SEC v. Physicians Guardian Unit 1999 WL 997317 (M.D. Fla. 1999) .............16
SEC v. Rana Research, Inc., 8 F. 3 d 13 5 8 (9th Cir.. 1993) ................22
SEC v. Softpoint, Inc., 958 F. Supp. 846 (S.D.N.Y. 1997), aff'd,
  159 F. 3d 1348 (2d Cir. 1998) .............................................25
Shields v. Citytrust Bancorp., Inc., 25 F.3d 1124 (2d Cir. 1994) ............22
Stem v. Leucadia National Corp., 844 F.2d 997 (2d Cir.), cert.
  denied, 488 U.S. 852 (1988) ...............................................21
Summer v. Land & Leisure, Inc., 571 F. Supp. 380 (S.D. Fla. 1983) ...........17
United States v. Charnay, 537 F. 2d 341 (9th Cir.), cert. denied,
  429 U.S. 1000 (1976) ......................................................22
United States v. Mulheren, 938 F. 2d 364 (2d Cir. 1991) .....................26
United States v. Naftalin, 441 U.S. 768 (1979) ..............................18

Regulatory Decisions

In the Matter of Candie's Inc., SEC Rel. No. 33-7263, 1996 WL 75741 .........26

Federal Statutes

Section 2(a)(3) of the Securities Act, 15 U.S.C. 77b(a)(3)...................18
Section 20 of the Securities Exchange Act, 15 U.S.C. 78t.....................23

Federal Regulations

17 C.F.R.ss.230.901 (Regulation S)...................................4,6,7,8,24

Other Authorities

Fed. R. Civ. Proc. 8(a) ..................................................16,19
Fed. R. Civ. Proc. 9(b) .......................................2,15,16,19,21,23
Fed. R. Civ. Proc. 12(b)(6) .........................................2,10,15,18

                          UNITED STATES DISTRICT COURT

                       FOR THE MIDDLE DISTRICT OF FLORIDA

                               (Orlando Division)


UNITED STATES SECURITIES AND

EXCHANGE COMMISSION,


Plaintiff,                                      C.A. No. 99-1222-CV-22-A

                                                Hon. Anne C. Conway, Judge
V.                                              Hon. Karla R. Spaulding,
                                                      Magistrate Judge


CORPORATE RELATIONS GROUP, INC., ET AL.,


Defendants.


           PLAINTIFF'S MEMORANDUM IN OPPOSITION TO MOTIONS TO DISMISS BY
                     DEFENDANTS GOMEZ. FONDO AND OPORTUNIDAD


         According to the well-pleaded Complaint, defendants Jose Antonio Gomez Cortes ("Gomez"), Fondo de Adquisiciones E Inversiones Internacionales XL, S.A- ("Fondo") and C.A. Oportunidad, S.A. ("Oportunidad") (collectively, "the Gomez defendants") were essential partners with other defendants in a scheme to violate the registration and antifraud provisions of the federal securities laws. In carrying out this scheme, the defendants unlawfully sold securities which were required to be registered with the United States Securities and Exchange Commission. The Gomez defendants bought and sold securities of United States companies in the United States, reaped substantial profits from those sales to United States investors, maintained bank and brokerage accounts in the United States, and otherwise directed their activities toward the United States and took advantage of the laws of the United States such that jurisdiction over each of them by this Court unquestionably meets the minimum contacts requirements of the Due Process Clause of the Fifth Amendment and associated principles of justice and fairness.

Further, the Complaint plainly describes unlawful conduct by the Gomez defendants which puts them on fair notice of the allegations against them, consistent with Rules 12(b)(6) and 9(b) of the Federal Rules of Civil Procedure.

         The plaintiff, the United States Securities and Exchange Commission ("the Commission"), submits this memorandum of law to establish why this Court has jurisdiction over Gomez and why the motions to dismiss the Complaint filed by all of the Gomez defendants should be denied.1

 I.       PROCEDURAL HISTORY
         The Complaint is the result of an extensive investigation by the Commission which lasted over three years. The Commission staff was required to track the tangled interplay among the defendants with little assistance from the major individual schemers. All of the principals of defendants Stratcomm Media Ltd. ("Stratcomm"), Corporate Relations Group, Inc. ('CRG') and Gulf Atlantic Publishing, Inc. ("Gulf Atlantic") asserted their constitutional right not to testify when they were subpoenaed during the investigation. Investigative subpoenas are unenforceable in Costa Rica, but the Commission Solicited the cooperation of Gomez, Fondo and Oportunidad by asking Gomez to submit to a telephone interview and to produce documents. Gomez rejected the request. The
--------------------
     1 Gomez filed a memorandum to dismiss separately from Fondo and Oportunidad, although once past his challenge to personal jurisdiction, the arguments and even the sentences in the two memoranda are nearly identical. This memorandum is in opposition to both of the memoranda of the Gomez defendants. The Gomez defendants also purported to adopt any arguments of other defendants moving to dismiss (Memoranda in Support of Motions, fn. 1 at p. 1). 'To the same extent,the plaintiff incorporates herein its memoranda opposing the motions to dismiss of other defendants. Plaintiff is filing a separate memorandum opposing the motions to dismiss filed by CRG, Stratcomm, Gulf Atlantic, Veitia, Spratt, Skalko and Pow Wow, and a third memorandum opposing the constitutional arguments raised in a memorandum filed by Veitia and Stratcomm.

Gomez defendants made no effort to assist the investigation and offered no information. Nor did any of these CRG or Gomez defendants take advantage of the Commission's "Wells" process by submitting explanations of their behavior for consideration by the Commission when determining whether to authorize the instant Complaint.

         Not surprisingly, the failure of these defendants to provide the Commission with any explanation of their roles in the unlawful conduct alleged in the Complaint is never mentioned in 144 pages of memoranda filed in support of their motions to dismiss. Yet, central to their contentions is a claim that the Commission has not adequately identified the precise role of each schemer in the fraud. Despite the defendants' refusal to testify, the Complaint plainly identifies each defendant as having a significant role in the scheme to defraud and puts him on fair notice for purposes of defending himself. The absence of additional detail is entirely attributable to the defendants' refusal to come forward and provide truthful sworn testimony about the business operations of CRG, Stratcomm., Gulf Atlantic, Fondo and Oportunidad.2 II. FACTS ALLEGED IN THE COMPLAINT

         The Complaint describes a scheme to violate the registration and antifraud provisions of the federal securities laws in which, for many transactions, the Gomez defendants were indispensable. Gomez, who controlled both Fondo and Oportunidad (Complaint, P. 4)3, worked with defendants who controlled or were essential to the operations of defendants Stratcomm and
----------------

     2 We pause only to note the irony of the defendants claiming they need more detail while at the same time bemoaning the length of the Complaint -- a complaint which encompasses fraudulent schemes involving at least 15 different issuers. Had the defendants engaged in less fraudulent activity, the Complaint would have been shorter.

     3 Hereinafter, paragraph symbols alone shall refer to paragraphs of the Complaint

Gulf Atlantic defendants Roberto E. Veitia ("Veitia"), James W. Spratt III ("Spratt") and James A- Skalko ("Skalko") (collectively, "the CRG- defendants") The scheme involved use of Fondo and Oportunidad to disguise CRG's control or ownership of securities, many of which were issued pursuant to Regulation S on the basis that they were owned and controlled by the Costa Rican defendants. (E.g., P. 30, 33, 37, 41). The Gomez defendants, along with the CRG defendants, realized substantial gains as CRG touted the stocks to investors while Gomez and CRG were selling the same issues on the market.

         A.        Transactions in Tracker Securities

         In September 1994, Veitia and Fondo (controlled by Gomez, P. 4)4 arranged for Fondo to appear to purchase 785,000 shares of stock in Tracker Corporation of America ("Tracker") in a Regulation S transaction (which is supposed to be restricted to offshore investors) at a substantial discount from the market price. Part of the agreement was for Fondo to pay Tracker's $450,000 bill to CRG. (P. 47). Leonard Aronoff ("Aronoff'), who was both CRG's corporate counsel and "attorney-in-fact" for Fondo and Oportunidad, opened U.S. and Canadian bank and brokerage accounts for the Gomez defendants to use to trade U.S. securities, beginning with the Tracker transactions. (P. 49). The securities were deposited in Fondo brokerage accounts in Fannie's name. However, Fondo paid nothing for the Tracker stock. Instead, the purchase was funded by defendants Arnold Zousmer, Charles J. Lidman and three of their associates in a manner arranged by CRG (P. 48), and by the proceeds of sales of the stock. (P.
53). Roughly 40 days later,

-------------------
     4 Paragraph 4 of the Complaint warrants some emphasis since Gomez failed to mention it in his motion or memorandum for the proposition that Gomez controlled Fondo and Oportunidad. Instead, the paragraph is mentioned once only for the proposition that Fondo worked at CRG's direction. (Gomez Mem., p. 5).

Aronoff caused 516,400 shares of the stock to be registered in CRG's name and 58,560 shares in the names of the five U.S. investors who funded Fannie's seeming purchase. Some of CRG's shares were later deposited with Spratt and Skalko. (P. P. 50-52). CRG, Spratt and Skalko realized profits of approximately $1.8 million by selling unregistered stock in the United States (P. 55), profits which could not have been realized without the active cooperation of Fondo and Gomez in allowing Fondo to be used as a cover for ownership of Tracker stock by U.S. defendants.

         The Complaint also alleges that Fondo again "fronted" for CRG by appearing to purchase Form S-8 Tracker stock, which is stock used to compensate employees, among others. Tracker purported to sell Fondo 170,000 of these shares for $1 per share, but 11 days later, CRG and its associates compensated Fondo for the purchase. A few days later, Fondo sold the stock and delivered the proceeds nearly $420,000 -- back to CRG and its associates. (P. P. 56-59). Again, Fannie's willing participation was essential so that CRG could disguise its ownership of Tracker stock in order eventually to take advantage of CRG's promotional activities and sell the securities.

         B.        Transactions in Delta Securities

         Fondo and Oportunidad shared in $2.5 million realized selling Delta Petroleum Corp. ("Delta") securities. (P. 66). In September 1995, Delta issued CRG 256,000 shares of Delta stock which was restricted, limiting resale to certain specified conditions under Rule 144 of the Securities Act for two years. Two months later, CRG "sold" 117,000 shares of the stock to Fondo, as an offshore purchaser. The purpose of this transaction was to appear to convert the Delta stock to Regulation S stock, which eliminated the more restrictive Rule 144 holding period. In a blatant example of the fraudulent nature of this scheme, and in violation of the specific provisions of Regulation S, CRG and Aronoff provided Delta with a $702,000 canceled check 5 from Fondo to CRG as evidence the sale of stock to Fondo was lawful. However, on the same day Fondo wrote a check to CRG, CRG wrote a check to Fondo for the identical amount. In other words, the purported Regulation S sale was a sham. (P. P. 67-69). This sham transaction was essentially duplicated a few weeks later so that all of the remaining Rule 144 stock sold to CRG by Delta could be converted to Regulation S stock and sold in the market more quickly. In this instance, however, even the formalities of stock ownership were not followed, as the stock was converted to free-trading in CRG's name, not Fannie's without a peep of protest from Fondo. (P. P. 75-76).

         Oportunidad was used, as a front for CRG in early 1996 when, at CRG's suggestion, Delta sold Oportunidad 115,000 shares of stock, purportedly under Regulation S. This stock, too, was converted to CRG's use to cover short positions in Delta which CRG took while promoting Delta in its publications. Oportunidad collected over $703,000 from the sale of the stock, including a profit of nearly $154,000. These proceeds were used to purchase $1.6 million of Delta convertible stock, in which Fondo and Oportunidad realized profits of over $800,000. (P. P. 177-83). One may fairly infer that the profits from these sales likely were a payoff to the Gomez defendants for joining the CRG defendants in violating the securities laws in the sale of Tracker, Delta and other securities.

         C.       Transactions in Ammonia Hold Securities

         CRG promoted Ammonia Hold from February 1996 through at least December 1996. During that time, CRG acquired and then sold over one million shares of Ammonia Hold securities in a series of transactions utilizing Fondo and Oportunidad to unlawfully avoid registration requirements of the securities laws. CRG, Spratt, Skalko, Fondo and Oportunidad jointly realized profits of more than $4.7 million trading Ammonia Hold. (P. P.
87). CRG utilized Fondo in several unlawful Regulation S transactions to secure more than 300,000 shares of purportedly free-trading stock as payment under the marketing contract it signed with Ammonia Hold. (P. P. 88-90, 91-94). CRG also used Fondo as a front to buy nearly 500,000 shares of stock at an 85 percent discount to the market price, in purported reliance on Regulations D and S (P.
P. 95-99), and another 100,000 heavily discounted shares in purported reliance on Regulation S. (P. P. 100-102). These complicated and unlawful schemes were designed to provide defendants with freely tradable Ammonia Hold stock. Fondo, CRG, Spratt and Skalko all realized substantial profits from the sale of such stock, taking advantage of CRG's touting and the scalping scheme.

         D.        Transactions in IMTECH Securities

         The role of the Gomez defendants in the scheme to violate the securities laws in the sale of the stock of Information Management Technologies Corp. ("IMTECH") was similar to their role in the Delta scheme: Appear to be the purchaser of securities as offshore entities to meet the requirements of Regulation S, and avoid Commission registration requirements, while CRG actually paid for the stock.

         On September 26, 1995, five days after retaining CRG as its public relations agent, IMTECH agreed to sell Fondo a debenture convertible to IMTECH stock at a substantial discount to the market price. Spratt began shorting IMTECH stock in anticipation of covering the short with the cheap IMTECH stock which Fondo would obtain by converting the debenture. CRG and defendant New Concepts, both domestic entities, covered Fannie's costs of the debentures. (P.
P. 109-11). In December, Fondo exercised its right to convert the debenture to stock pursuant to Regulation S, obtaining the stock at a 63 percent discount to the market price.

Spratt continued building the CRG/New Concepts short position. In mid-February, IMTECH and Aronoff had the Regulation S restriction lifted from the stock and nearly all of it was "sold" to Spratt to cover the short position in the CRG/New Concepts account. CRG and New Concepts split approximately $430,000 in the IMTECH transaction. (P. P. 112-15).

         Virtually the same scheme was employed again beginning in December 1995, only the IMTECH stock was bought directly pursuant to Regulation S in the name of Oportunidad, rather than through a debenture sold to Fondo. Again, CRG and New Concepts covered the cost of acquisition of the stock. Again, the restrictive legend was cancelled two months later and the stock used to cover a short position created by Spratt on behalf of CRG and New Concepts. This time, CRG and New Concepts split profits of over $446,000. (11116-20). Again, the Gomez defendants were integral to CRG and New Concepts being able to sell short IMTECH securities while promoting the company, confident they had the stock (which should have been registered, but was not) in hand to cover the short when it became prudent to do so.

         E.        Transactions in Foreland Securities

         In April 1996, Foreland Corporation ("Foreland") retained CRG to perform promotional activities, which it did from approximately June 1996 through at least December 1996. During the period in which CRG was promoting Foreland, CRG, Fondo and Spratt realized a combined profit of over $1.5 million selling Foreland securities. (1125).

         Fondo acquired 650 convertible preferred shares with Regulation S restrictions from Foreland, half of which it soon converted into 15 1,73 5 purportedly unrestricted shares, most of which Spratt used to cover an existing short position in Foreland common stock and Skalko used to cover a short position maintained by Pow Wow. After Foreland's registration statement was declared effective, Fondo converted its remaining 325 share of convertible preferred stock into another 15 1,73 5 shares of common stock, most of which Spratt used again to cover a short position. By acting as a front for the CRG defendants, who therefore, had a ready supply of securities they controlled to cover their short positions while promoting Foreland, Fondo realized a net profit of approximately $585,000. (P. P. 127-130).

         F. Global Intellicom. Jreck Subs and Sobik's Subs Transactions The Gomez defendants, operating at the direction of the CRG defendants, also purchased securities of Global Intellicom, Inc. ("Global Intellicom"), Jreck Subs, Inc. ("Jreck") and Sobik's Subs, Inc. ("Sobik's") in order to provide the defendants more profits from CRG's scalping scheme than CRG realized in its own name. Thus, the defendants realized a net profit of over $500,000 from the sale of Global Intellicom through Oportunidad and Fondo (P. 147), netted nearly $740,000 selling Jreck stock through Fondo (P. 164), and Oportunidad realized over $1.2 million in profits from selling 233,000 shares of free or steeply discounted Sobik's stock which Oportunidad was provided by Skalko's investment entity, defendant Pow Wow. (P. 170). In each of these instances, the stocks were sold in the name of the Gomez defendants while the CRG defendants were promoting the stocks in CRG publications. The highly coordinated nature of these transactions, as well as the apparently free transfer of Sobik's stock to Oportunidad, permit the inference that these activities were coordinated as part of the overall scalping scheme to promote securities through CRG publications while selling stock through New Concepts, CRG, Fondo and Oportunidad.

III       THIS COURT PLAINLY HAS PERSONAL JURISDICTION OVER GOMEZ
Only Gomez, among the Gomez defendants, asserts an absence of "minimum contacts" with the forum - in this case, the United States to warrant jurisdiction over him under the Fifth Amendment to the United States Constitution. The short answer to this contention is that Gomez, through the Costa Rican corporate defendants which he controlled, bought and sold securities of United States companies on exchanges in the United States, maintained brokerage and bank accounts in the United States, and reasonably expected to enjoy the protection of U.S. laws in these securities and banking transactions. These "contacts" are more than ample to sustain the jurisdiction of this Court. "Traditional notions of fair play and substantial justice" would be offended by not requiring Gomez to stand before the bar of this Court to defend himself against allegations that this very conduct undermined the securities laws of this country.

         A.        The Applicable Standards

The applicable standards in establishing whether the court has jurisdiction over a defendant consistent with Due Process are whether (a) the nonresident has "purposefully directed" his activities so as to establish minimum contacts with the forum; (b) whether the litigation arises from those activities; and (c) whether the exercise of jurisdiction would offend "traditional notions of fair play and substantial justice." Burger King Corp. v. Rudzewicz, 471 U.S. 462, 472
(1985); SEC v. Carrillo, 115 F.3d 1540, 1542 (11th Cir. 1997); Sculptchair. Inc.
v Century Arts, Ltd., 94F.3d623, 63 (11th Cir.1996). In essence, the inquiry is whether the defendant's contacts with the forum are such that he "should reasonably anticipate being haled into court there. ' Sculptchair , 94 F.3d at 63 1, citing Francosteel Corp. v. M/V Charm, 19 F.3d

624, 627 (11th Cir. 1994). In addressing these issues, the court "must construe all reasonable inferences in favor of the plaintiff." Carrillo, 115 F.3d at 1542.
         The applicable forum for minimum contacts purposes in a case brought under the federal securities laws is the United States. Carrillo, 115 F.3d at 1544.

         B. Gomez' Conduct Requires the Exercise of this Court's Jurisdiction The allegations of the Complaint, and all reasonable inferences which may be construed therefrom, plainly establish the jurisdiction of this Court over Gomez.5 As described in Section II above, Gomez controlled Fondo and Oportunidad which, in turn, opened and maintained bank and brokerage accounts in the United States, acquired securities directly from U.S. corporations in the United
States, retained Aronoff as an agent in the United States, and enjoyed the benefits of U.S. securities laws and U.S. exchanges by buying and selling securities in the United States. Gomez, as the person alleged to have controlled Fondo and Oportunidad, is subject to this Court's jurisdiction because he directed these activities in the United States.6

         Gomez intentionally caused these activities to be undertaken in the United States. They could not have been undertaken elsewhere, since the activities involved securities traded on U.S. exchanges. There is no question that these activities "involved some purposeful availment of the privilege of conducting activities within the forum, thereby invoking the benefits and protections Of its laws." Sculptchair , 94 F.3d at 63 1. Nor can Gomez complain that after enjoying the profits and privileges of buying and selling U.S. securities on U.S. exchanges he could not reasonably anticipate being hated into a U.S. court to answer charges based on that buying and selling. Id.

------------
     5 None of the Gomez defendants has come forward with affidavits or other evidence to contest Jurisdiction. The defendants' jurisdictional arguments are based entirely on the adequacy of the Complaint. Affidavits and any other extra-complaint evidence should have been offered by the defendants in their moving papers, when the plaintiff could respond, and should be ignored if offered as part of the defendants' reply.

     6 Corporate insiders such as Gomez are liable for the unlawful activities undertaken by the corporate entity. See Plaintiff's Mem. in Opposition to Motions of CRG, Stratcomm, Gulf Atlantic, Veitia, Spratt, Skalko and Pow-Wow, pp. 9-12, and incorporated herein by reference.

         Far fewer "minimum contacts" sustained jurisdiction against a Costa Rican corporation and two of its officers who were charged with fraudulent sales of unregistered securities of the Costa Rican company in the United States. SEC
v. Carrillo, 115 F.3 d 1540 (11th Cir. 1997). The only "contacts" alleged by the Commission were that the defendants placed advertisements promoting the securities in the in-flight magazines of two airlines that served the United States (one of them a Costa Rican airline) and arranged for two favorable articles about the securities to be written in the Costa Rican airline's magazine. The District Court also found that the defendants mailed information, including prospectuses and offering materials, to persons in the United States who initially bought the defendant's securities in Costa Rica, and that payments for later investments were deposited in accounts at the Miami branch of a Costa Rican bank. At least one stock certificate was mailed to a U.S. investor. Carrillo, 115 F. 3d at 1544. These relatively limited contacts were held sufficient to establish jurisdiction because they were "related to, and gave rise to, the causes of action for fraudulent offer and sale of unregistered securities because they were the means by which the alleged offers and sales were carried out." Id. at 1545.

     Maintenance of U.S. bank and brokerage accounts employed in the allegedly fraudulent transactions also were deemed "availment and invocation of the benefits of the forum's laws." Carillo, 115 F.3d at 1546, citing Chase & Sanborn Corp. v. Granfinanciera, S.A., 835 F.2d 1341,

     1345-47 & n. 10 (11th Cir. 198 8)7; Perkins v. Benguet Consolidated Mining Co., 342 U.S. 437, 448 (1952) (maintaining bank accounts in the forum); In the Matter of Enforcement of an SEC Subpoena v. Knowles, 87 F.3d 413, 419 (10th Cir.
1996).8
         The conduct in Carrillo involved Costa Rican securities, with apparently only sporadic and limited sale's in the United States. Gomez, by contrast, ordered extensive buying and selling of multiple U.S. securities in the United States, often purchased directly from U.S. companies, over a period of at least two years. These transactions were on U.S. exchanges, executed through U.S, brokers, and the proceeds were deposited in U.S. banks. In addition, the Complaint alleges that the companies Gomez controlled enjoyed a profitable, although unlawful, relationship with CRG a company whose principal headquarters are in the Middle District of Florida. All of the unlawful acts alleged in the Complaint arose directly from these multiple U.S. contacts.

         The Eleventh Circuit also disposed of arguments by the individual defendants in Carrillo that there was no jurisdiction over them. They, like Gomez, argued that "mere employees" are not subject to suit merely because jurisdiction lies against the corporation that employs them citing, as does Gomez, Calder v. Jones, 465 U.S. 783 (1984). Also, as in Carrillo, Gomez's argument "overlooks the clear import of the Supreme Court's decision.. " Carrillo, 115 F.3d at 1547. In Carrillo, as here, "construing all reasonable inferences in favor of the SEC," reveals that Gomez "effectively controlled the operations of the corporation." Id. To paraphrase Calder, 465

---------------
     7 "[Defendants] conducted numerous international business transactions utilizing their bank accounts in Miami, New York, Chicago and San Francisco. . . Sufficient contacts exist in this case with the entire United States and with the forum state."

     8 "Those contacts admitted by Knowles involve an ongoing business relationship and a brokerage account. They are sufficient to support the exercise of specific personal jurisdiction because the underlying SEC investigation concerns these admitted contacts."

U.S. at 790, in this case, Gomez is a primary participant in an alleged wrongdoing directed at U.S. residents, and jurisdiction over him is proper on that basis. As in Knowles, the contacts by Gomez with the United States, individually and as he directed the activities of his companies, "involve activities that are the very source of the SEC's interest in the two corporations." Personal jurisdiction over Gomez "would extend at least as far as matters relating to the activities of the two corporations in the forum in which he was a primary participant." 87 F.3d at 418. See also Perez-Rubio v. Wyckoff, 718 F. Supp. 217, 230 (S.D. N.Y. 1989) (Because off-shore individuals knew their conduct in connection with company operations would have effects in the United States, personal jurisdiction was proper).
         There is no case for the proposition that exercise of jurisdiction over Gomez would offend traditional notions of fair play and substantial justice. Gomez injected his companies into the stream of securities trading in the United States. He was a central player in a major fraud involving millions of dollars, many of which went to Gomez through the companies he controlled. "Modem methods of transportation and communication" have substantially ameliorated the burden on Gomez to litigate in the United States, Carrillo, 115 F.3d at 1547, quoting Sculptchair , 94 F.3d at 632. The Eleventh Circuit also has recognized the forum's "obvious interest in stamping out the type of nefarious economic chicanery alleged." Carrillo, 115 F.3d at 1547 quoting Sculptchair , 94 F.3d at
632. Additionally, the Commission has a strong interest in litigating this case in this forum because it has no other means of obtaining relief against Gomez. Carrillo, 115 F. 3d at 1547.

         Gomez' claim that jurisdiction over him is unconstitutional is based on an obvious fallacy. He relies for his proposition solely on the paragraphs of the Complaint which specifically mention

Gomez by name, and ignores both the many other paragraphs that identify activities by Fondo and Oportunidad and paragraph four, which plainly alleges that Gomez controlled both Fondo and Oportunidad. Neither Fondo nor Oportunidad contests this Court's jurisdiction, and Gomez has not offered any evidence, in the form of affidavits, for example, to overcome the allegations of paragraph four in the Complaint that he controlled Fondo and Oportunidad.9

         Under the authorities of this Circuit, this Court plainly has jurisdiction over Gomez.

IV       THE COMPLAINT PROPERLY ALLEGES A SCHEME TO DEFRAUD
         BY THE GOMEZ DEFENDANTS

         The Gomez defendants move to dismiss the Complaint pursuant to Rules 12(b)(6) (failure to state a claim) and 9(b) (failure to plead fraud with particularity). Neither argument is meritorious.

         A.        The Applicable Legal Standards
                  1.       Rule 12(b)(6)

     A motion filed under Fed. R. Civ. Proc. 12(b)(6) challenges the legal sufficiency of the allegations of the complaint. "[A] complaint should not be dismissed for failure to state a claim unless it appears beyond doubt that the plaintiff can prove no set of facts in support of his claim which would entitle him to relief " Conley v. Gibson 355 U.S. 41 (1957); Harper v. Blockbuster Entertainment Corp., 139 F.3d 1385, 1387 (11th Cir. 1998) cert. denied, _U.S. _, 119 S.Ct. 509 (1998). In deciding a motion to dismiss, the Court must accept the plaintiffs factual

---------------
     9 Gomez' contention at p. 5 of his memorandum that "the SEC does not claim that Mr. Gomez directed, controlled, or knowingly participated in the alleged fraudulent scheme" is dead wrong. The Complaint alleges that Gomez controlled Fondo and Oportunidad and describes an active role by both companies. Although Veitia masterminded the scheme, there is no law, and none cited by Gomez, for the proposition that active accomplices are not liable for fraud merely because they carry out a scheme devised by another. See pp. 17-20 herein.

allegations as true and construe the complaint in the light most favorable to the plaintiff. Scheuer v. Rhodes, 416 U.S. 232 (1974); Miller v. U.S. Dept. of Agric. Farm Services Agency, 143 F.3d 1413, 1414 (11th Cir. 1998); Howry v. Nisus, Inc., 910 F. Supp. 576 (M.D. Fla. 1995). The court may examine only the four comers of the complaint in deciding a motion to dismiss. Raber v. Osprey Alaska, Inc., 187 F.R.D. 675 (M.D. Fla. 1999), citing Rickman v. Precisionaire, Inc., 902 F. Supp. 232 (M.D. Fla. 1995). The test a complaint must meet to survive a motion to dismiss is exceedingly low. In re Southeast Banking Corp., 69 F.3d 1539, 1551 (11th Cir. 1995). Rule 12(b)(6) motions are viewed with disfavor and rarely granted. Future Tech International, Inc. v. Tae E Media, Ltd., 944 F. Supp. 1538 (S.D. Fla. 1996).

                  2.        Rule 9(b)

     Fed. R. Civ. Proc. 8(a) embodies the principle of notice pleading, which requires only that a complaint include "a short and plain statement of the claim showing that the pleader is entitled to relief " Fed. R. Civ. Proc. 9(b) provides that "in all averments of fraud ... the circumstances constituting fraud. shall be stated with particularity." The two rules must be read together. "Rule 9(b) must not be read to abrogate Rule 8. [A] court considering a motion to dismiss for failure to plead fraud with particularity should always be careful to harmonize the directives of Rule 9(b) with the broader policy of notice pleading." Friedlander v. Nuns, 755 F.2d 810, 813 n. 3 (11th Cir. 1985). Therefore, a complaint need allege fraud only with particularity sufficient to permit "the person charged with fraud. [to] have a reasonable opportunity to answer the complaint and adequate information to frame a response." In re U.S. Oil and Gas Litigation 1988 WL 28544 (S.D. Fla. 1988); SEC v. Physicians Guardian Unit, 1999 WL 997317 (M.D. Fla. 1999). The complaint must include "some delineation of the underlying acts and transactions which are asserted to constitute fraud." Future Tech, 944 F. Supp. 1538 quoting Merrill Lynch v. Del Valle, 528 F. Supp. 147 (S.D. Fla. 198 1), but "pleading of detailed evidentiary matter" is not necessary. In re First Merchants Acceptance Corp. Securities Litigation, 1998 WL 781118 (N.D. Ill. 1998).

     The degree of specificity required by Rule 9(b) will vary according to the background of the parties and the information available to them at the time of pleading. In re Sahlen & Associates, Inc. Securities Litigation, , 773 F. Supp. 3 42 (S.D. Fla. 199 1), quoting Summer v. Land & Leisure, Inc., 571 F. Supp. 380 (S.D. Fla. 1983). Less specificity is required when the alleged fraud occurred over an extended period of time and involved numerous overt acts. Anthony Distributors, Inc. v. Miller Brewing Co., 904 F. Supp. 1363 (M.D. Fla. 1995); Bill Buck Chevrolet v. GTE Florida, Inc., 54 F.Supp.2d 1127 (M.D. Fla. 1999). When, as here, the chief defendants decline to testify on constitutional grounds or, in the case of Gomez, decline to provide testimony or documents when they are beyond the plaintiffs subpoena power, the leniency granted the plaintiff is even broader. Indeed, pleadings on information and belief are permitted when "the necessary information ties within defendants' control." Kowal v. MCI Communications Corporation, 16 F. 3d 1271, 1279 (D.C. Cir. 1994).

         B.  The Complaint States a Cause of Action Against the Gomez Defendants

     The Gomez defendants all argue that the Commission has failed to state facts sufficient to allege that they engaged in a scheme to defraud in connection with the purchase or sale of securities in violation of the antifraud provisions of the securities laws. (Gomez Mem. p. 10;

Fondo and Oportunidad Mem. p. 3).10 This proposition is based on the false and unsupported contention that because the Commission called Fondo and Oportunidad "nominees" of CRG, these defendants could not also be buyers or sellers of securities. This false proposition then forms the basis of another: That since neither Fondo nor Oportunidad (nor Gomez, because Gomez never recognizes he is alleged to be in control of Fondo and Oportunidad) were buyers or sellers of securities, neither could make a false statement or material omission in connection with the purchase or sale of a security or otherwise be a primary violator of the securities laws.

         Of course, a review of the Complaint establishes that the Commission has alleged that Fondo and Oportunidad, under Gomez's control, bought and sold securities in their own names, albeit as part of the fraudulent scheme directed by CRG. Fondo and Oportunidad are not alleged to be fictional or paper entities, but real companies controlled by Gomez. There is no suggestion that Fondo and Oportunidad failed to take title to the securities bought and sold in their name, only that, as part of the scheme, they acted at the direction of Veitia, Spratt, Skalko and CRG. The Supreme Court has long made clear in applying the antifraud and registration provisions of the securities laws "that transactions other than traditional sales of securities are within the scope" of the definitions of buy, sell and offer in the securities laws. See, e.g., Section 2(a)(3) of the Securities Act [15 U.S.C. 77b(a)(3)]; Pinter v. Dahl, 406 U.S. 622, 643 (1988), citing United States v. Naftalin, 441 U.S. 768, 773 (1979). In
this case, Fondo and Oportunidad retained title to the securities in brokerage accounts in their names until they were sold, a traditional, but not indispensable, element of "purchase" and "sale." Id.

------------
     10 Beginning at these pages, the Gomez and Fondo/Oportunidad memoranda make identical arguments.

As is most dramatically described in the cases of Delta and IMTECH but replicated in other transactions, Fondo and Oportunidad permitted CRG and its associated defendants to pay for and direct trading in stocks bought by the Costa Rican companies, and coordinated their purchases and sales to maximize mutual profit from the scalping scheme. Any fair reading of the Complaint, let alone one affording all inferences in favor of the plaintiff, as is required, makes plain that the scheme described is one in which Fondo, Oportunidad and, as the defendant directly controlling them, Gomez, were active participants who willfully bought and sold stock to forward the unlawful scheme. In the course of making these purchases and sales of securities, Fondo and Oportunidad omitted to disclose to sellers, including issuers, and to buyers their participation in the fraudulent scheme. Among the omissions were that (a) Fondo and Oportunidad were acting on behalf of CRG, a domestic U.S. company; (b) that, therefore, the securities Fondo and Oportunidad purchased should not have been restricted under Regulation S, but should have been registered with the Commission or not sold at all; and (c) that these purchases and sales of unregistered (and registered) securities were part of a coordinated effort in conjunction with CRG in which securities were promoted to the public by CRG while the CRG and Gomez defendants sold the promoted securities and shared the profits. The Gomez defendants also affirmatively misrepresented to issuers that they were offshore purchasers of securities entitled to the benefits of Regulation S when in fact CRG either paid for the securities or coordinated the timing of their purchase and sale to maximize profits on the scalping scheme.

         Ail of the above is sufficiently described in the Complaint. The Gomez defendants are alleged to have engaged in a fraudulent scheme with respect to the offer, purchase and sale of eight specific securities (1200) and the unlawful sale of unregistered securities of six issuers

(P. 214). There is no impermissible "bunching" of the defendants as claimed in the Gomez defendants' memorandum. Rather, appropriate distinctions are made based on the facts alleged. Thus, the CRG defendants are alleged to be liable for fraud in connection with the purchase or sale of 14 securities (P. 199), but defendants Michael Parnell, Ammonia Hold, Inc. and Jack R. Rodriguez are alleged to be liable in connection with only one. (P. P. 206, 202).

         The Complaint alleges that the Gomez defendants are primary violators of the securities laws and describes willful acts undertaken by them in furtherance of the fraud. This is not a case of aiding and abetting a principal wrongdoer, as was addressed in Central Bank of Denver, N.A. v. First Interstate Bank of Denver, N.A., 511 U.S. 164, 177-78 (1994), cited by the defendants. Rather, the Gomez defendants willfully violated the securities laws directly in the purchase and sale of securities through their own accounts, even if coordinated and directed with or by other defendants. The fact that some defendants acted "in concert with and at the direction of' codefendants does not shield them from liability as principal violators of the securities laws. In re Blech Securities Litigation, 961 F. Supp. 569, 581 (S.D. N.Y. 1997). As the Supreme Court recognized in Central Bank, "secondary actors" in a securities fraud may be held liable as a primary violator if they employ a manipulative device or make a material misstatement or omission on which a purchaser or seller of securities relies. The court noted that "in any complex securities fraud, moreover, there are likely to be multiple violators. " Central Bank, 511 U.S. at 19 1. The Complaint alleges such activity by the Gomez defendants, even if they were working under the coordination of CRG.

         C.        The Complaint Alleges Facts Sufficient to Plead Scienter

         The actions alleged in the Complaint - misrepresenting to issuers that Fondo and Oportunidad were the true buyers of unregistered securities and coordinating sales with the CRG defendants to share with them the scalping profits -- are willful acts that evidence the defendants' extreme recklessness and conscious disregard of bedrock securities laws. These facts establish the requisite scienter for securities fraud. See Bryant v. Avado Brands Inc., 187 F.3d 1271, 1286 (11th Cir. 1999) (a securities fraud plaintiff must plead scienter with facts that give rise to a strong inference that the defendant acted in a severely reckless fashion); Beck v. Manufacturers Hanover Trust Co., 820 F.2d 46, 50 (2d Cir. 1987) (A plaintiff need only identify circumstances that indicate conscious behavior by the defendants to satisfy the pleading requirements of scienter).

     Certainly, the allegations constitute circumstantial evidence of scienter, and it is well settled that scienter may be inferred from circumstances. "The proof of scienter required in [securities] fraud cases is often a matter of inference from circumstantial evidence. [W]e have noted elsewhere that circumstantial evidence can be more than sufficient." Herman & MacLean v. Huddleston, 459 U.S. 375, 390-91 n.30 (1983). See SEC v. Adler, 137 F.3d 1325,
1340 (11' Cir. 1998) (evidence of suspicious timing of communications and trading may support an inference of scienter). Moreover, Rule 9(b) does not require that scienter be pled with particularity. Stem v. Leucadia National Corp., 844 F.2d 997, 1003-04 (2d Cir.), cert. denied, 488 U.S. 852 (1988)
(knowledge and intent may be alleged generally; great specificity not required in pleading scienter). "A strong inference of scienter can be established by showing conscious misbehavior or recklessness on the part of the defendant." In re Blech Securities Litigation, , 961 F. Supp. 569, 581 (S.D. N.Y. 1997), citing Shields v. Citytrust Bancorp., Inc., 25

F. 3d 1124, 1128 (2d Cir. 1994) (sham transactions "in concert with and under the direction of' another defendant held to sufficiently allege scienter).

         The Complaint adequately alleges scienter by describing willful, reckless conduct not just once, but in connection with eight different securities over a two year period. Scienter is adequately alleged eight-fold. 11

         D. Market Impact Is Not Required Where Market Manipulation is Not
            Alleged

     The Gomez defendants assert that the Commission must allege a specific market impact by the defendants' wrongful conduct. The defendants are wrong. The cases they cite for the proposition, United States v. Charnay, 537 F. 2d 341 (9th Cir.), cert. denied, 429 U.S. 1000 (1976), and In re Blech Securities Litigation, 928 F. Supp. 1279 (S.D.N.Y. 1996), each involved complaints alleging the defendants unlawfully manipulated a market for securities. The courts there held that market manipulation requires market impact. The instant Complaint does not allege that any defendant was actually able to manipulate the market price of any security, and manipulation is not part of the alleged fraud. In a case such as this one, in which the fraudulent scheme is based on material misrepresentations or omissions, the Commission "is not required to prove that any investor actually relied on the misrepresentations or that the misrepresentations caused any investor to lose money." SEC v. Blavin, 760 F.2d 706, 711 (6 th Cir. 1985); -SEC V. Rana Research, Inc., 8 F. 3 d 13 5 8, 13 64
(9th Cir. 1993).
-----------------
     11 The Gomez defendants assert repeatedly that the Complaint alleges "passive" roles. In fact, while the Complaint alleges they worked at the direction of the CRG defendants, they were active in the fraud, as by appearing to be purchasers of unregistered stock while accepting payment from CRG, instructing brokers to buy and sell stock in coordination with CRG, and serving as the bank for CRG trading profits from time to time in anticipation of the next fraudulent scheme, as was the case in Delta securities. (P. P. 80).

          E.       The Complaint Pleads Fraud With Particularity

         The Complaint alleges violations of the antifraud provisions by the Gomez defendants in the purchase or sale of eight securities. With respect to each security, the participation of Fondo and/or Oportunidad - both of which are alleged to be controlled by Gomez - are described with reasonable particularity. Certainly, the allegations are sufficient to put the Gomez defendants on notice as to what conduct is being alleged against them, which is the standard for application of the particularity standard of Rule 9(b).

         The contention that "there are simply no allegations that Fondo and Oportunidad knew of the touting scheme or that their transactions were a part of it" is controverted by a fair reading of the Complaint, which alleges eight transactions in which Fondo or Oportunidad bought and sold securities on their own behalf or that of CRG timed specifically to take advantage of CRG's stock promotions and scalping. In nearly every instance, Fondo and Oportunidad were introduced to the issuers through CRG. None of the Gomez defendants has come forward with affidavits or admissible evidence to contest knowledge of the fraud, which is both specifically alleged and fairly inferred in the Complaint.

         The Complaint never alleges that CRG Veitia, Spratt or Skalko are liable for the acts of the Gomez defendants as "control persons" under Section 20 of the Exchange Act [15 U.S.C. ss. 78t]. Gomez controlled Oportunidad and Fondo. The Gomez defendants acted willfully to associate with CRG and coordinate the fraud at CRG's overall direction', as the Complaint alleges. Since "control person" liability is not alleged, it is irrelevant that the Complaint does not claim that Fondo or Oportunidad were established or owned by CRG or that Fondo or Oportunidad are not alleged to have been created solely for the purpose of effecting Regulation S transactions.

The Gomez defendants are direct violators of the securities laws, as alleged in the Complaint, as are the CRG defendants. Neither is alleged to be a "control person" of the other.12

     The specific allegations against the Gomez defendants are in stark contrast to the pleadings described in the cases cited by the defendant in which motions to dismiss under Rule 9(b) were granted. "Plaintiffs have pleaded no facts linking Jofen directly to any individual 'fraudulent' trades on behalf of the Edward Blech Trust and in furtherance of the alleged scheme," the Court declared in In re Blech Securities Litigation, 961 F. Supp. 569, 581 (S.D. N.Y. 1997). "The Complaint also fails to allege any particular facts indicating the direct participation of Wen, or the trust of which he was the trustee... in the scheme to defraud." Id. The "complaint is bereft of any detail concerning who was involved in each allegedly fraudulent activity, how the alleged fraud was perpetrated, or when the allegedly fraudulent statements were made." Sears v. Liken, 912 F. 2d 889, 893 (7th Cir. 1990). "The Amended Complaint is devoid of specific allegations with respect to the separate Defendants." Brooks v. Blue Cross and Blue Shield of Florida, Inc., 116 F. 3d 1364, 1381 (11th Cir. 1997).

         The same plainly cannot be said of the instant Complaint, which describes in fair detail the participation of the Gomez defendants in fraudulent practices with respect to eight securities. This action is more in keeping with the pleadings against another defendant in Blech which were

-----------------
     12 Stratcomm and Veitia are alleged to be liable for securities law violations both directly and as control persons of CRG.

deemed sufficient.13

          F.      Violations of Registration Provisions Are Sufficiently Alleged

     The attack on allegations that the Gomez defendants violated Section 5 of the Securities Act by selling unregistered securities is a confused mess. The defendants state the elements of the offense with reasonable accuracy, and acknowledge that scienter is not among those elements. (Gomez Mem., p. 16; Fondo and Oportunidad Mem., pp. 10- 11). They then proceed to contend that, nevertheless, scienter is required because the defendants employed the offer and sale of unregistered stock as part of their scheme to defraud.
     Of course, the offer and sale of unregistered stock stands alone as a violation of the securities laws, without regard to the companion misrepresentations and omissions about the relationship between the Gomez and the CRG defendants which were instrumental to the fraudulent scheme involving the scalping of unregistered and registered securities. The leading case cited by the Gomez defendants eviscerates their contrary contentions. In SEC v. Softpoint, Inc., 958 F. Supp. 846, 859-61 (S.D.N.Y. 1997), aff'd, d, 159 F. 3d
1348 (2d Cir. 1998), the defendant was found to have violated Section 5 without reference to issues of scienter, despite the fact that he sold

---------------
     13 "The Second Amended Complaint, as it relates to Madonia, does not suffer from the same problems that plague the complaint against Jofen. While the trust controlled by Jofen and those controlled by Madonia are included in general references to the 'Blech Trusts' in some of (the] paragraphs of the Complaint, the Complaint does set forth particular acts of the Madonia trusts that indicate direct participation in a scheme to manipulate the price of The Blech securities. These allegations against Madonia are not merely 'lumped' together with the general allegations against the 'Blech Trusts,' and thus the policy concerns that counsel dismissal of the claims against Wen do not apply to Madonia." Blech, 961 F.Supp. at 581, unregistered, non-exempt securities as part of a larger fraudulent scheme.14 The remaining district court cases cited by the defendants are simply irrelevant to any issue because they did not involve violations of Section 5 of the Securities Act. In United States v. Mulheren, 938 F. 2d 364, 368 (2d Cir. 199 1), the Court reversed a criminal conviction for violating Rule label, an offense for which scienter is required, holding that scienter had not been proven. No sales of unregistered securities were involved in the case. The same is true of the conduct and ruling in Dietrich v. Bauer, 1999 WE 12643 8 at * 13 (S.D.N.Y.
1999). The last authority cited by the defendants, In the Matter of Candie's Inc., SEC Rel. No. 33-7263, 1996 WL 75741 (S.E.C.) at *4, merely describes conduct similar to that of the Gomez defendants and explains in announcing a settlement with the respondents that such conduct violates Section 5.
         To the extent that the misrepresentations and omissions related to the offer and sale of unregistered securities are part and parcel of the defendants' fraudulent conduct, scienter has been sufficiently alleged, as described above in Section IV.C. In any event, violations of Section 5 as alleged in the Complaint do not require scienter, as the defendants acknowledge, and stand separately from the fraud allegations.

CONCLUSION

         For the reasons stated above, as well as those in companion memoranda filed this date opposing other motions to dismiss the Complaint, the motions of the Gomez defendants to

--------
        14 Later in the opinion, the court described the fraudulent scheme as one "facilitating the sale of unregistered shares." Softpoint, , 961 F. Supp. at 863.

dismiss should be denied.

                                        Respectfully submitted


                                        ____________________________________
                                        James A. Kidney (Trial Counsel)
                                        Jeffrey P. Weiss
                                        William McGovern

                                        Attorneys for Plaintiff
                                        U.S. Securities and Exchange Commission
                                        Mail Stop 8-8
                                        450 Fifth Street,N.W.
                                        Washington , D.C. 20549-0808
                                        (202)942-4797  (Kidney)
                                        (202)942-9581  (Kidney fax)

Date: January 28,2000                   kidneyj@sec.gov



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